   As filed with the Securities and Exchange Commission on October 14, 2003.

                                                    Registration No. 333-107711
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                ----------------

                                Amendment No. 2

                                       to
                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                      ACCESS INTEGRATED TECHNOLOGIES, INC.
                 (Name of small business issuer in its charter)

            Delaware                         7379                     22-3720962
   (State or jurisdiction of     (Primary Standard Industrial      (I.R.S. Employer
 incorporation or organization)   Classification Code Number)   Identification Number)

                                 55 Madison Avenue, Suite 300
                                     Morristown, NJ 07960
                                        (973) 290-0080

        (Address and telephone number of principal executive offices and principal place of business)

                                ----------------

                                  A. DALE MAYO
                      Chief Executive Officer and President
                      Access Integrated Technologies, Inc.
                          55 Madison Avenue, Suite 300
                              Morristown, NJ 07960
                                 (973) 290-0080
            (Name, address and telephone number of agent for service)

                                ----------------

                   Copies of all communications to be sent to:

 STEPHEN R. CONNONI, ESQ.                          RICHARD F. HOROWITZ, ESQ.
Kirkpatrick & Lockhart LLP                      Heller, Horowitz & Feit, P.C.
   599 Lexington Avenue                              292 Madison Avenue
 New York, NY 10022-6030                             New York, NY 10017
    (212) 536-4040                                     (212) 685-7600

                Approximate date of proposed sale to the public:
   As soon as practicable after this registration statement becomes effective.

   If this Form is filed to register securities for an offering to be made on a continuous or delayed basis, check the following box. |X|

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

   If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|
                                ----------------


                                                   CALCULATION OF REGISTRATION FEE
===================================================================================================================================
Title of Class of                                             Proposed                   Proposed
Securities to be                 Amount to be             Maximum Offering          Maximum Aggregate            Amount ($) of
Registered                        Registered               Price Per Share          Offering Price (2)       Registration Fee (3)
-----------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock,
 par value $0.001......      1,380,000 shares (1)               $5.00                   $6,900,000                  $558.21
-----------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock,
 par value $0.001,
 issuable upon exercise
 of the underwriter's
 warrants (4)..........        120,000 shares                   $6.25                    $750,000                   $60.68
===================================================================================================================================


(1) Includes shares that the underwriter has the option to purchase solely in order to cover any overallotments.

(2) Bona fide estimates for computation of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.
(3) An initial registration fee of $650.00 was paid, via wire transfer, on July 31, 2003, of which $513.72 was then due. The numbers of the shares of Class A Common Stock, and of Class A Common Stock issuable upon exercise of the underwriter's warrants, are being increased from 1,150,000 to 1,380,000 and from 100,000 to 120,000, respectively, and the additional aggregate registration fee of $105.17 due in connection herewith has been applied against the $136.28 balance of the initial registration fee.

(4) Pursuant to Rule 416 under the Securities Act of 1933, as amended, the Registrant is also registering such additional indeterminate number of shares of Class A Common Stock as may become issuable by virtue of anti-dilution provisions contained in the warrants.

   The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
===============================================================================

[Inside Front Cover]

[Textual summary providing flow chart data related to our colocation facilities, managed services . . .]

[Graphic depiction of data center infrastructure components, including generators, uninterrupted power source, EMC2 Symmetrix Disk Storage]

PROSPECTUS


                 Subject to Completion. Dated October 14, 2003

                                1,200,000 Shares


                   [Access Integrated Technologies, Inc. LOGO]


                              Class A Common Stock

                                ----------------


   This is an initial public offering of 1,200,000 shares of Class A Common Stock of Access Integrated Technologies, Inc.


   No public market currently exists for our shares. We are seeking to list our shares of Class A Common Stock for trading on the American Stock Exchange. We have filed an application to be listed on the American Stock Exchange under the symbol "AIX".

   It is expected that the initial public offering price will be between $4.00 and $6.00 per share.


   See "Risk factors" beginning on page 6 for a discussion of factors that you should consider before buying shares of our Class A Common Stock.

   Completion of this offering is subject to our acquisition of the capital stock of Hollywood Software, Inc., which is scheduled to close on the completion of this offering. See "Risk factors" relating to our acquisition of Hollywood Software, Inc. on pages 7 and 8.

                                ----------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                ----------------

                                                                 Per Share    Total
                                                                 ---------    -----
   Public offering price .....................................       $          $
   Underwriting discounts and commissions ....................       $          $
   Proceeds, before expenses, to Access Integrated
    Technologies, Inc. .......................................       $          $


   The underwriter may, for 30 days after the date of this prospectus, purchase up to an additional 180,000 shares of Class A Common Stock from us at the initial public offering price, less underwriting discounts, to cover overallotments, if any.

                                ----------------

   The underwriting agreement provides that the shares of Class A Common Stock are being offered on a firm-commitment basis, such that the underwriter will purchase all 1,200,000 offered shares if any of such shares are purchased. The underwriter expects to deliver the shares against payment therefor in New York, New York on November __, 2003.

                                ----------------

                            JOSEPH GUNNAR & CO., LLC

                            ________________, 2003.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

                               PROSPECTUS SUMMARY


   You should read the following summary together with the more detailed information regarding our company and the Class A Common Stock being offered and the financial statements and notes to those statements appearing elsewhere in this prospectus, including the "Risk factors" beginning on page 6. Unless otherwise specifically indicated, the information contained in this prospectus gives effect to the one-for-five reverse split of all outstanding shares of our common stock, effective as of September 18, 2003, and assumes that the underwriter's overallotment option is not exercised.

   We were organized in March 2000 and have been in the business of operating Internet data centers, or IDCs. IDCs are facilities that, for monthly and variable fees, provide our customers with: a secure location for their computer and telecommunications equipment; access to voice and data transmission services from a choice of network providers; services to monitor their computer and telecommunications equipment; and services to store, back-up and protect their programs and data. Our IDCs provide fail-safe environments for our customers' equipment by using back-up generators as well as back-up battery power and specialized air conditioning systems. Our customers include major and mid-level network and Internet service providers, such as KMC Telecom, AT&T, OnFiber Communications, NorVergence and Zone Telecom, as well as various users of network services. The network and Internet service providers named above comprised approximately 17%, 21%, 10%, 10% and 11%, respectively, of our revenues for the fiscal year ended March 31, 2003 and approximately 35%, 15%, 8%, 11% and 7%, respectively, of our revenues for the three months ended June 30, 2003.


   We currently operate nine IDCs in eight states. After developing our first two data centers, which are located in Jersey City, New Jersey and Brooklyn, New York, we acquired an additional IDC, located in Manhattan, New York, in December 2001 and six more in November 2002.

   We are actively seeking to expand into two additional and interrelated business areas and we expect these new businesses, enhanced by our IDC business activities, to become our primary focus. In February 2003, we organized Access Digital Media, Inc., or AccessDM. AccessDM is our 80%-owned subsidiary that has completed its development and final testing of proprietary software designed to enable worldwide delivery of digital data -- including movies, advertisements and alternative content such as concerts, seminars and sporting events -- to movie theaters and other venues having digital projection equipment. On July 17, 2003, we signed an agreement to acquire the capital stock of Hollywood Software, Inc., or Hollywood SW, the leading developer of proprietary transactional support software for movie distributors in the U.S., to complement AccessDM's digital content delivery software.

   Following our acquisition of Hollywood SW, we expect to be able to offer interrelated services that use aspects of each of our businesses and that have been specifically tailored for the delivery and management of digital content to entertainment venue operators. We believe that our ability to offer a wide range of services will differentiate us from other service providers, including digital media distributors.

   The following outlines some recent events involving our company referred to throughout this prospectus:

   o We have agreed to acquire Hollywood SW for a purchase price, payable upon and subject to the completion of this offering, of 400,000 shares of Class A Common Stock, $3 million of 8% promissory notes and $2.5 million of cash (of which $50,000 has been paid);


   o We issued, in June and July 2003, five-year promissory notes (which bear interest at 8% per year) in the aggregate principal amount of $1.23 million, of which approximately $437,000 will be used to pay outstanding capital lease obligations;


   o We have agreed to issue, upon and subject to the completion of this offering, 8,700 shares of Class A Common Stock to the vendor that assisted us in developing AccessDM's digital content delivery software. See "Business -- Access Digital Media, Inc. -- Formation/background"; and


   o We have agreed to issue, upon and subject to the completion of this offering, 2,206,990 shares of Class A Common Stock to MidMark Equity Partners II, L.P., a principal stockholder of ours, in exchange for all of its outstanding shares of Series A and Series B Preferred Stock, including accrued dividends thereon, and through the exercise and exchange of certain warrants held by it. See "Related party transactions."

   Our principal executive offices are at 55 Madison Avenue, Suite 300, Morristown, NJ 07960, and our telephone and telecopier numbers at such offices are (973) 290-0080 and (973) 290-0081, respectively. Our e-mail address is investor@accessitx.com and our web site address is www.accessitx.com. Information accessed on or through our web site does not constitute a part of this prospectus. The terms we, us, the company, our company and AccessIT used in this prospectus refer to Access Integrated Technologies, Inc. and, unless otherwise indicated, its 80%-owned subsidiary, Access Digital Media, Inc.

                                  THE OFFERING


Class A Common Stock offered by us. . . . . . . .  1,200,000 shares

Common stock equivalents presently outstanding. .  5,121,473 shares (1)

Common stock equivalents to be outstanding
 immediately after this offering  . . . . . . . .  7,298,078 shares
                                                   (1)(2)

Overallotment option. . . . . . . . . . . . . . .  180,000 shares


Use of proceeds . . . . . . . . . . . . . . . . .  We anticipate using the net proceeds of
                                                   this offering for:

                                                      o Payment of the remaining
                                                        cash portion of the
                                                        purchase price for
                                                        Hollywood SW and related
                                                        transaction expenses;

                                                      o Repayment of $1 million
                                                        of secured indebtedness
                                                        incurred in connection
                                                        with a previous
                                                        acquisition;

                                                      o Working capital for
                                                        general business
                                                        purposes; and

                                                      o Marketing costs for
                                                        AccessDM.

Proposed American Stock Exchange symbol . . . . .  "AIX"

---------------

(1) Reflects 2,475,077 outstanding shares of our Class A Common Stock, 1,005,811 outstanding shares of our Class B Common Stock, which are convertible into 1,005,811 shares of Class A Common Stock, and 3,226,538 outstanding shares of our Series A Preferred Stock and 4,976,391 outstanding shares of our Series B Preferred Stock, which, prior to the completion of this offering, are convertible into 645,307 shares of Class C Common Stock (excluding accrued dividends on such preferred stock) and 995,278 shares of Class D Common Stock (excluding accrued dividends on such preferred stock), respectively; excludes up to 1,418,194 shares of Class A Common Stock issuable upon the exercise of outstanding warrants and options. See "Related party transactions" and "Description of securities."

(2) Includes (i) 400,000 shares of Class A Common Stock issuable, upon and subject to the completion of this offering, in connection with our purchase of Hollywood SW (see "Business -- Hollywood Software"), (ii) notwithstanding footnote (1) above, 1,500 shares of Class A Common Stock issuable upon the expected exercise, at $0.05 per share, of certain of our warrants, whose exercise period expires on the completion of this offering (see "Description of securities -- warrants in connection with promissory notes"), (iii) 8,700 shares of Class A Common Stock issuable, upon and subject to the completion of this offering, in connection with the development of software for our subsidiary, AccessDM (see "Business -- Access Digital Media, Inc.") and (iv) 2,206,990 shares of Class A Common Stock issuable, upon and subject to the completion of this offering, to a principal stockholder of ours in exchange for all of its outstanding shares of Series A and Series B Preferred Stock (presently convertible into 1,640,585 shares of Class A Common Stock included in footnote 1 above), including accrued dividends thereon, and through the exercise and exchange of certain warrants held by it (see "Related party transactions").


ACCESS INTEGRATED TECHNOLOGIES(SM), ACCESSCOLO(SM), ACCESSCOLOCENTER(SM), ACCESSSTORAGE(SM), ACCESSSTORAGE ON DEMAND(SM), ACCESSSTORE(SM), ACCESSSECURE(SM), ACCESSSAFE(SM), ACCESSPORTAL(SM), ACCESSMANAGED STORAGE(SM), ACCESSDATA(SM), ACCESSCONTENT(SM), ACCESSBUSINESS CONTINUANCE(SM), ACCESSBACKUP(SM), ACCESS DIGITAL MEDIA(IM), ACCESSVAULT(SM) AND ACCESSDATA VAULT(SM) ARE OUR SERVICE MARKS. WE HAVE FILED APPLICATIONS TO REGISTER ALL SUCH SERVICE MARKS. THIS PROSPECTUS REFERS TO THE TRADENAMES, SERVICE MARKS AND TRADEMARKS OF OTHER COMPANIES. THESE REFERENCES ARE MADE WITH DUE RECOGNITION OF THE RIGHTS OF THESE COMPANIES AND WITHOUT ANY INTENT TO MISAPPROPRIATE THESE NAMES OR MARKS.

                         SUMMARY FINANCIAL INFORMATION

   The following tables summarize operating data of our company and should be read in conjunction with the "Management's discussion and analysis of financial condition and results of operations" section and our consolidated financial statements and the notes to those statements appearing elsewhere in this prospectus. In the first table, the data in the first three columns have been derived from our audited financial statements. The fourth column sets forth pro forma condensed combined financial data for the fiscal year ended March 31, 2003, after giving effect to the transactions discussed in the overview of the pro forma data beginning on page P-1 of this prospectus. In the second table, the data in the first two columns have been derived from our unaudited financial statements for the three months ended June 30, 2002 and 2003, respectively. The third column sets forth pro forma condensed combined financial data for the three months ended June 30, 2003, after giving effect to the transactions discussed in the overview of the pro forma data beginning on page P-1 of this prospectus. For a discussion of the adjustments made in presenting such pro forma financial data, see the "Selected historical and pro forma financial data" section and the pro forma condensed combined financial data appearing elsewhere in this prospectus.


                                                                                         Fiscal Year
                                                                                       Ended March 31,
                                                                            -------------------------------------
                                                                             (in thousands, except share and
                                                                                       per share data)
                                                                              2001          2002          2003            2003
                                                                           ----------    ----------    ----------   ---------------
                                                                                                                      (pro forma,
                                                                                                                    as adjusted)(2)
Consolidated statements of operations data (1):
Revenues ...............................................................   $       71    $    1,911    $    4,228      $    7,108
Gross profit (loss) ....................................................         (439)           78         1,127           3,392
Loss from operations ...................................................       (3,204)       (3,417)       (2,964)         (3,944)
Net loss ...............................................................       (2,880)       (3,610)       (3,404)         (4,791)
Net loss available to common stockholders ..............................   $   (2,880)   $   (3,933)   $   (4,261)     $   (5,864)
Net loss available to common stockholders per common share
  Basic and diluted.....................................................   $    (0.94)   $    (1.21)   $    (1.41)     $    (0.89)
                                                                           ==========    ==========    ==========      ==========
Weighted average number of common shares outstanding
  Basic and diluted.....................................................    3,072,300     3,238,084     3,027,865       6,600,455

                                                                                                     Three Months Ended
                                                                                                          June 30,
                                                                                         ------------------------------------------
                                                                                          (in thousands, except share and
                                                                                                    per share data)
                                                                                            2002          2003            2003
                                                                                         ----------    ----------   ---------------
                                                                                                                      (pro forma,
                                                                                                                    as adjusted)(2)
Consolidated statements of operations data (1):
Revenues.............................................................................    $      888    $    1,421      $    1,715
Gross profit.........................................................................           183           552             802
Loss from operations.................................................................          (692)         (631)           (994)
Net loss.............................................................................          (803)         (832)         (1,243)
Net loss available to common stockholders............................................    $     (998)   $   (1,148)     $   (1,685)
Net loss available to common stockholders per common share
  Basic and diluted..................................................................    $    (0.33)   $    (0.38)     $    (0.26)
                                                                                         ==========    ==========      ==========
Weighted average number of common shares outstanding
  Basic and diluted..................................................................     3,042,841     3,021,577       6,594,167


   The following table summarizes our balance sheet data at June 30, 2003. The "pro forma" column gives effect to our issuance in July 2003 of promissory notes in the aggregate principal amount of $175,000, with attached warrants with an estimated value of $87,500, and our assumed payment of approximately $437,000 in capital lease obligations from the proceeds of the June and July 2003 issuances of such notes in the total principal amount of $1.23 million. In addition to the foregoing, the "pro forma, as adjusted" column assumes (i) the sale of 1,200,000 shares of our Class A Common Stock in this offering at an assumed initial public offering price of $5.00 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, (ii) our repayment of $1 million in previously incurred secured indebtedness from the net proceeds of this offering, (iii) our acquisition of the capital stock of Hollywood SW and (iv) the issuance of 2,206,990 shares of Class A Common Stock, upon and subject to the completion of this offering, to a principal stockholder of ours in exchange for all of its outstanding shares of Series A and Series B Preferred Stock, including accrued dividends thereon, and through the exercise and exchange of certain warrants held by it (see "Related party transactions"). See "Use of proceeds."


                                                                                                      At June 30, 2003
                                                                                         ------------------------------------------
                                                                                                       (in thousands)
                                                                                                                       Pro forma,
                                                                                          Actual    Pro forma (2)   as adjusted (2)
                                                                                         -------    -------------   ---------------
Consolidated balance sheet data:
Cash and cash equivalents............................................................    $ 1,407       $1,145           $ 1,976
Working capital (deficit)............................................................       (406)        (405)              604
Total assets.........................................................................     10,124        9,862            18,763
Current portion of notes payable.....................................................      1,325        1,325               839
Capital lease obligations............................................................        437           --                --
Long-term debt, net of current portion...............................................      2,165        2,253             4,744
Total liabilities....................................................................      5,884        5,535             8,136
Mandatorily redeemable, convertible preferred stock..................................      3,137        3,137                --
Total stockholders' equity...........................................................    $ 1,103       $1,190           $10,627

---------------
(1) The company acquired one IDC from, and assumed certain liabilities of, BridgePoint International (USA) Inc., or BridgePoint, on December 21, 2001. The company acquired six IDCs from, and assumed certain liabilities of, R.E. Stafford, Inc. d/b/a/ ColoSolutions, or ColoSolutions, on November 27, 2002. See "Business -- IDCs." The above historical financial data are derived from our audited and unaudited financial statements and reflect the results of operations of the acquired IDCs of BridgePoint and ColoSolutions from the respective dates of such acquisitions. The information regarding net loss available to common stockholders per common share and weighted average number of common shares outstanding for the fiscal years ended March 31, 2001, 2002 and 2003, and for the three months ended June 30, 2002 and 2003, gives effect to the one-for-five reverse stock split of our common stock, effective as of September 18, 2003.

(2) See notes to our unaudited pro forma condensed combined financial data beginning on page P-6 of this prospectus.

                                   RISK FACTORS

   An investment in our Class A Common Stock involves a high degree of risk and uncertainty. You should carefully consider the risks described below and the information contained elsewhere in this prospectus before deciding to invest. The risks described below are not the only ones facing our company. Additional risks not presently known to us or that we presently consider immaterial may also adversely affect our company. If any of the following risks occur, our business, financial condition, results of operation and prospects could be materially adversely affected.

                 Risks relating to our existing and new businesses

We have incurred losses since our inception and our financial condition has limited our development and resulted in a going concern qualification from our auditors.


   We have generated limited revenues to date, have incurred losses and generated negative cash flows since our inception and have financed our operations principally through borrowings and equity investments. We incurred net losses of $2.9 million, $3.6 million and $3.4 million in the fiscal years ended March 31, 2001, 2002 and 2003, respectively. We incurred a net loss of $832,000 in the three-month period ended June 30, 2003. To date, we have incurred uninterrupted quarterly losses from operations. As of June 30, 2003, we had a working capital deficit of $406,000 and cash and cash equivalents of $1.4 million, we had an accumulated deficit of $10.7 million and, from inception through such date, we had used $6 million in cash for operating activities. Our net losses and negative cash flows are likely to continue for the foreseeable future. Our financial condition has limited somewhat the development of our business, required an increase in our debt and resulted in a going concern explanatory paragraph in the report on our consolidated financial statements for the fiscal years ended March 31, 2002 and 2003 from our independent auditors.

   A high percentage of the costs of our data centers (all of which we lease) are fixed and our profitability, accordingly, is dependent upon us achieving a sufficient volume of business from our customers to help offset those costs. If we cannot achieve a high enough volume, we likely will incur additional net and operating losses. We may be unable to continue our business as presently conducted unless we obtain funds from additional financings. Moreover, if we cannot complete this offering, we will not be able to close our acquisition of Hollywood SW. See "Risk factors" relating to our acquisition of Hollywood SW beginning on page 7.


   Our net losses and negative cash flows may increase as and to the extent that we increase the number and, possibly, the size of our data centers, increase our sales and marketing activities, enlarge our customer support and professional services and acquire additional businesses. These efforts may prove to be more expensive than we currently anticipate, which could further increase our losses. We must significantly increase our revenues in order to become profitable. We cannot predict when, or if, we will become profitable. Even if we achieve profitability, we may not be able to sustain it. If we cannot generate operating income or positive cash flows in the future, we will be unable to meet our working capital requirements, subject to any ability to obtain debt or equity financings.


Our experience in operating data centers is limited, which may negatively affect our ability to generate sufficient revenues to achieve profitability.


   We were incorporated on March 31, 2000; our first Internet data center, or IDC, became operational in December 2000. Our operating history through June 30, 2003 consisted of less than three years of IDC operations. We have a limited history upon which an evaluation of our business and prospects can be based. In addition, the overall business of operating IDCs is relatively new, having developed, to our knowledge, as recently as only 1995. Our lack of operating experience could result in: increased operating and capital costs; an inability to effect a viable growth strategy; service interruptions for our customers; and an inability to attract and retain customers. In addition, our long-term business strategy calls for us over time to offer higher margin, value-added services to our customers. We do not have meaningful experience in developing, implementing or marketing these services. Accordingly, our IDCs may not generate sufficient revenues for us to achieve profitability. We cannot assure you that we will be successful in providing additional services or, even if we do provide them, that they will not result in additional losses.

We will have two subsidiaries conducting business in areas in which we have little experience and in which we may not be successful because those areas may not complement our data center operations.

   In addition to our data center operations, we have determined to expand into two new business areas: (a) providing back office transactional software for distributors and exhibitors of filmed and digital entertainment through our acquisition of Hollywood SW and (b) providing software and systems for the delivery of digital entertainment, such as movies, to movie theaters and other venues through our 80%-owned subsidiary, Access Digital Media, Inc. See "Business -- Hollywood Software" and " -- Access Digital Media, Inc." We have little experience in these new areas of business. Neither of these new businesses is directly related to our data center operations and we cannot assure you that either will complement our data center operations, or vice versa. We also cannot assure you that we will be able successfully to operate these businesses, particularly in the case of Hollywood SW. Our efforts to expand into these two new business areas may prove costly and time-consuming and may divert a considerable amount of resources from our data center operations.

Our acquisition of Hollywood SW is conditioned on our receipt of at least $3 million in net proceeds from this offering and the satisfaction of other conditions, which, if they are not satisfied, would prevent this offering from being consummated.


   The closing of our acquisition of Hollywood SW is subject to several conditions, the principal one of which is our receipt of at least $3 million in net proceeds from this offering. Assuming an initial public offering price of $5.00 per share, we estimate the net proceeds of this offering will be $4.28 million. See "Use of proceeds." The remaining cash portion of the purchase price for Hollywood SW is $2.45 million. In addition, we estimate that the expenses related to this transaction will be $155,000. We cannot assure you that we will receive net proceeds of at least $3 million or be able to satisfy the other conditions to closing of the acquisition or that the sellers will sell their capital stock. Because this offering is conditioned upon our acquisition of Hollywood SW, it will not be completed if either we or the sellers of Hollywood SW do not, for any reason, close on the sale of Hollywood SW.


You will incur ownership dilution as a result of our proposed acquisition of Hollywood SW.

   The purchase price for Hollywood SW consists of cash, 8% promissory notes and shares of our Class A Common Stock. The sellers of Hollywood SW's common stock will be issued restricted shares of our Class A Common Stock that may not be sold or otherwise disposed of during a lock-up period of up to 18 months from the date of this prospectus. We have agreed to ensure that such shares have a prescribed value by, if necessary, issuing to them additional shares of Class A Common Stock if the value of our Class A Common Stock declines below certain levels. We have agreed also to pay the sellers an additional purchase price for each of the three years after the closing of the Hollywood SW acquisition if certain annual earnings targets for Hollywood SW's business are achieved, consisting of additional cash, notes payable and shares of Class A Common Stock. See "Business -- Hollywood Software." As a result of the shares of our Class A Common Stock that we will, and may additionally issue, you will experience ownership dilution.

Our acquisition of Hollywood SW involves other risks, including our inability to integrate successfully its business and our assumption of liabilities.

   We may not be able to integrate successfully the acquired business into our existing business. We cannot assure you that we will be able to market the services provided by Hollywood SW with the other services we provide to customers of our data centers. Further, integrating Hollywood SW's business may involve significant diversion of our management time and resources and be costly. Our acquisition of Hollywood SW also involves the risks that the assets acquired may prove to be less valuable than we expected and/or that we may assume unknown or unexpected liabilities, costs and problems. In addition, three customers accounted for approximately 52% and 60% of its revenues for the fiscal year ended March 31, 2003 and the three months ended June 30, 2003, respectively. In entering into the Hollywood SW stock purchase agreement, we relied on limited representations and warranties of the sellers of Hollywood SW's capital stock. Although we have contractual and other legal remedies for losses that we may incur as a result of breaches of their agreements, representations and warranties, we cannot assure you that our remedies will adequately cover any losses that we incur.

If we default on the payment of the notes, we may lose ownership of Hollywood
SW.


   The notes that we will issue as part of the purchase price of Hollywood SW, as well as our obligation to pay the sellers of Hollywood SW any additional purchase price, will be secured by the purchased shares of Hollywood SW's capital stock. If we were to default on those notes, at any time during their five-year term, the sellers could seek to recover the portion of the amount owed to them by taking a variety of remedial measures, including a sale of shares of the capital stock of Hollywood SW securing the notes, to recover such amounts. In that event, we would not own all, and may not own even most, of the shares of Hollywood SW. In addition, as a result of the security interests that we have granted and other related terms of our acquisition, we will not be able to sell the capital stock or any of the assets of Hollywood SW without obtaining the prior consent of the sellers.

Because Hollywood SW has no patents with respect to its software products, it faces competition from other companies.

   Hollywood SW depends for its success on the proprietary nature of its back office transactional software for distributors in the U.S. Hollywood SW, however, has no patents with respect to its software. See "Business -- Hollywood Software." Because there is no patent protection in respect of Hollywood SW's software, other companies are not prevented from developing and marketing similar software. We cannot assure you, therefore, that we will not face more competitors or that we can compete effectively against any companies that develop similar software. We also cannot assure you that Hollywood SW can compete effectively or not suffer from pricing pressure with respect to its existing and developing products that could adversely affect its ability to generate revenues. If and to the extent that Hollywood SW cannot compete effectively or it suffers from pricing pressure, these problems will become our problems as the new owners of Hollywood SW.

Access Digital Media, Inc. is an early-stage company and may not be able to market successfully its digital content delivery services.


   Access Digital Media, Inc., or AccessDM, our 80%-owned subsidiary, is an early-stage company. It is expected to provide software and systems for the delivery of digital content to movie theaters and other venues. We recently completed development of a working version of this software, with final testing completed in September 2003. We did not, however, have the personnel to develop this type of software and we hired outside consultants to assist us. In addition, we may never be successful in developing software that is commercially saleable or that our customers will buy. Moreover, other companies that are attempting to develop similar software may be able to market and sell their versions before or more cost-effectively than we can.


Because the use of AccessDM's services largely depends on the expanded use of digital presentations requiring electronic delivery, if such expanded use does not occur, no viable market for AccessDM's services may develop.


   Even if we were among the first to develop software and systems for the delivery of digital content to movie theaters and other venues, the demand for them will largely depend on a concurrent expansion of the digital presentation at theaters, which may not occur for several years. See "Business -- Access Digital Media, Inc." There can be no assurance, however, that major movie studios that currently rely on traditional distribution networks to provide physical delivery of digital files will adopt a different method, particularly electronic delivery, of distributing digital content to movie theaters. If the development of digital presentations and changes in the way digital files are delivered does not occur, there may be no viable market for AccessDM's software and systems.

We may continue to have customer concentration in our data center operations and the loss of one or more of our largest customers could have a material adverse effect on us.

   We expect that we will rely, at least in the near future, upon a limited number of data center customers for a substantial percentage of our revenues on a per facility basis and may continue to have customer concentration company-wide. In fiscal year 2003, our four largest IDC customers accounted for approximately 60% of our revenues (our largest customer, KMC Telecom, accounted for approximately 17% of our revenues for such year). For the three-month period ended June 30, 2003, our four largest IDC customers accounted for approximately 69% of our revenues (our largest customer, KMC Telecom, accounted for approximately 35% of our revenues for such period). A loss of or decrease in business from one or more of our largest customers for any reason could have a material adverse effect on our business, financial condition and results of operations. In addition, because customers entering into contracts covering multiple facilities may have a significant impact on our revenues, they may obtain pricing concessions from us that reduce our gross profit margins.


An inability to obtain necessary financing would have a material adverse effect on our financial condition, operations and prospects.


   The extent of our capital requirements is uncertain. Our capital requirements may vary significantly from what we currently project and be affected by unforeseen delays and expenses. The problems, delays, expenses and difficulties frequently encountered by similarly-situated companies, as well as changes in economic, regulatory or competitive conditions, may lead to cost increases that make the net proceeds of this offering (plus any operating cash and cash on hand) insufficient to fund our operations for the next 12 months and beyond. If we encounter any of these problems or difficulties or have underestimated our operating losses or capital requirements, we may require significantly more financing than we currently anticipate. We cannot assure you that we will be able to obtain any required additional financing on terms acceptable to us, if at all. We will be restricted on the type and amount of additional indebtedness that we may incur as a result of our acquisition of Hollywood SW; as part of the purchase price for that acquisition, we will issue secured promissory notes to the sellers that will be senior to all indebtedness during the term of those notes with certain exceptions. See "Business -- Hollywood Software." An inability to obtain necessary financing would have a material adverse effect on our financial condition, operations and prospects.


Our plan to acquire additional businesses involves risks, including our inability successfully to complete an acquisition, our assumption of liabilities, dilution of your investment and significant costs.


   We intend to make further acquisitions of similar or complementary businesses or assets, including additional IDCs, although there are no acquisitions identified by us as probable at this time. Even if we identify appropriate acquisition candidates, we may be unable to negotiate successfully the terms of the acquisitions, finance them, integrate the acquired business into our then existing businesses and/or attract and retain customers. Completing an acquisition and integrating an acquired business, including our recently acquired businesses, may require a significant diversion of management time and resources and involves assuming new liabilities. Any acquisition also involves the risks that the assets acquired may prove less valuable than expected and/or that we may assume unknown or unexpected liabilities, costs and problems. These risks exist in connection with our proposed acquisition of Hollywood SW. See "Risk factors" relating to our acquisition of Hollywood SW on pages 7 and 8. Any acquisition of additional IDCs could require us to retrofit facilities to meet our standards and may pose difficulties in assimilating customers, technology and personnel from acquired businesses. We may also experience unforeseen delays and expenses in adding IDCs. If we make one or more significant acquisitions in which the consideration consists of our capital stock, your equity interest in our company could be diluted, perhaps significantly. If we were to proceed with one or more significant acquisitions in which the consideration included cash, we could be required to use a substantial portion of our available cash, including any remaining net proceeds of this offering, or obtain additional financing to consummate them.


We expect competition to be intense and if we are unable to compete successfully, our business and results of operations will be seriously harmed.

   The market for colocation facilities and managed services, although relatively new, is competitive, evolving and subject to rapid technological and other changes. We expect the intensity of competition to increase in the future. There are no significant barriers to entry into the market for outsourced data center facilities and companies willing to expend the necessary capital to create facilities similar to ours can compete in our market. Increased competition may result in reduced revenues and/or margins and loss of market share, any of which could seriously harm our business. Historically, many companies that had substantially greater resources than us did not succeed in the data center and managed services business. In order to compete effectively, we must differentiate ourselves from existing providers of space for communications equipment and web-hosting companies.

   Many of our current and potential competitors have longer operating histories and greater financial, technical, marketing and other resources than us, which may permit them to adopt aggressive pricing policies. As a result, we may suffer from pricing pressures that could adversely affect our ability to generate revenues and our results of operations. Many of our competitors also have significantly greater name and brand recognition and a larger customer base than us. We may not be able to compete successfully with our competitors. If we are unable to compete successfully, our business and results of operations will be seriously harmed.


We face the risks of an early-stage company in a new and rapidly evolving market and may not be able successfully to address such risks and ever be successful or profitable.

   We have encountered and will continue to encounter the challenges, uncertainties and difficulties frequently experienced by early-stage companies in new and rapidly evolving markets, including a lack of operating experience; net losses; lack of sufficient customers; insufficient revenues and cash flow to be self-sustaining; necessary capital expenditures; an unproven business model; a changing business focus; and difficulties in managing potentially rapid growth. This will be particularly the case as and to the extent that we change our business focus to new areas. See "Business -- business strategy." We cannot assure you that we will ever be successful or profitable.


Many of our corporate actions may be controlled by our officers, directors and principal stockholders; these actions may benefit these principal stockholders more than our other stockholders.


   Our directors, executive officers and principal stockholders will beneficially own, in the aggregate, approximately 68% of our outstanding common stock immediately after completion of this offering. In particular, A. Dale Mayo, our President and Chief Executive Officer, holds 1,005,811 shares of Class B Common Stock, which represent approximately 55% of our total voting stock (61% immediately after completion of this offering). These stockholders, and Mr. Mayo himself, will have significant influence over our business affairs, with the ability to control matters requiring approval by our stockholders, including elections of directors and approvals of mergers or other business combinations. Our Class B Common Stock entitles the holder to ten votes per share. The shares of Class A Common Stock have one vote per share. See "Description of securities -- common stock." Also, certain corporate actions directed by our officers may not necessarily inure to the proportional benefit of other stockholders of our company; under his employment agreement, for example, Mr. Mayo is entitled to receive cash bonuses based on our revenues, regardless of our earnings, if any. See "Management -- employment agreements."

We have a new management team and our success will significantly depend on our ability to hire and retain key personnel.


   All of our senior management team joined us in 2000. Although our management team has significant business experience, most of the members of the team have worked together for only a limited period. Our ability effectively to execute our business plan depends, in large part, on our management team's ability to operate well together; otherwise, our business, results of operations and prospects may be materially and adversely affected.

   Our success will depend in significant part upon the continued services of our key technical, sales and senior management personnel. If we lose one or more of our key employees, we may not be able to find a suitable replacement(s) and our business and results of operations could be adversely affected. In particular, our performance depends significantly upon the continued service of A. Dale Mayo, our President and Chief Executive Officer, whose experience and relationships in the movie theater industry are integral to our business, particularly in the business areas of Hollywood SW and AccessDM. Although we have obtained a $5 million key-man life insurance policy in respect of Mr. Mayo, the loss of his services would have a material and adverse effect on our business, operations and prospects. We also will rely on the experience and expertise of Russell J. Wintner, whom we expect to become AccessDM's President and Chief Operation Officer, and the two co-founders of Hollywood SW, David Gajda and Robert Jackovich, who will continue to manage Hollywood SW's day-to-day operations. See "Management." In addition, our future success will depend upon our ability to hire, train, integrate and retain qualified new employees.

Service and other interruptions could lead to significant costs and disruptions that could reduce our revenues and harm our reputation and financial results.

   Our facilities and our customers' equipment are vulnerable to damage from human error, physical or electronic security breaches, power loss, other facility failures, fire, earthquake, water damage, sabotage, vandalism and similar events. In addition, our customers would be adversely affected by the failure of carriers to provide network access to our facilities as a result of any of these events. Moreover, we use an internally-developed, standard facility design and are installing substantially the same equipment at each of our facilities; flaws in our design or equipment would affect most (or even all) of our facilities. Any of these events or other unanticipated problems could interrupt our customers' ability to provide services from our facilities. This could damage our reputation, make it difficult to attract new and retain customers and cause our customers to terminate their contracts with us and to seek damages. Any of these events could have a material adverse effect on our business, financial condition and prospects.

We depend on relationships with third parties, which, if not maintained, may adversely affect our ability to provide services to our data centers.

   We are not a communications carrier and, therefore, we rely substantially on third parties to provide our customers with access to voice, data and Internet networks. We must maintain relationships with third-party network providers in order to offer our data center customers access to a choice of networks. Many carriers have their own data center facilities and may be reluctant to provide network services at our data centers. As a result, some carriers may choose not to connect their services to our data centers. We do not own any real property and depend on our ability to negotiate favorable lease terms with the owners of our data center facilities. The use of our IDCs is limited to the extent that we do not extend or renew our leases, in which case we might not be able to accommodate our customers, particularly if we were unable to relocate timely to a comparable facility.

   The availability of an adequate supply of electrical power and the infrastructure to deliver that power is critical to our ability to attract and retain customers and achieve profitability. We rely on third parties to provide electrical power to our data centers, and cannot be certain that these parties will provide adequate electrical power or that we will have the necessary infrastructure to deliver such power to our customers. If the electrical power delivered to our facilities is inadequate to support our customers' requirements or if delivery is not timely, our results of operations and financial condition may be materially and adversely affected.

   We depend on ManagedStorage International, Inc., or MS, to provide managed storage services to our customers. We have entered into an agreement with MS, under which we are permitted to market and resell MS's hardware and software products under AccessStorage-on-Demand(SM). The agreement expires on July 16, 2004 and may be automatically extended for additional one-year periods unless we or MS provides written notice prior to the expiration of the term. We cannot assure you that MS will not seek to terminate this agreement. See "Business -- IDCs."

We may have difficulty collecting payments from some of our customers and incur costs as a result.

   We anticipate that a number of our customers will be start-up companies. In addition, many of our customers are telecommunications companies, and many telecommunications companies have been experiencing significant financial difficulties. There is a risk that these companies will experience difficulty paying amounts owed to us, and we might not be able to collect on a timely basis all monies owed to us by some of them. Although we intend to remove customers that do not pay us in a timely manner, we may experience difficulties and costs in collecting from or removing these customers.

If we do not respond to future advances in technology and changes in customer demands, our financial condition, prospects and results of operations may be adversely affected.

   The demand for our data centers will be affected, in large part, by future advances in technology and changes in customer demands. Our success will also depend on our ability to address the increasingly sophisticated and varied needs of our existing and prospective customers. Although we have wireless communications capabilities at our facilities, further development of this technology could lead to a reduced need for our other products and services. If future advances in technology result in substantial changes in the standard size specifications of our customers' equipment, and thereby result in the need for different dimensions of cage or cabinet space, we may incur additional costs to retrofit our facilities. As a result, our financial condition, prospects and results of operations may be adversely affected.


We may be subject to environmental risks relating to the on-site storage of diesel fuel and batteries.


   Our data centers contain tanks for the storage of diesel fuel for our generators and significant quantities of lead acid batteries used to provide back-up power generation for uninterrupted operation of our customers' equipment. We cannot assure you that our systems will be free from leaks or that use of our systems will not result in spills. Any leak or spill, depending on such factors as the nature and quantity of the materials involved and the environmental setting, could result in interruptions to our operations and the incurrence of significant costs, particularly to the extent we incur liability under applicable environmental laws. This could have a material adverse effect on our business, financial condition and results of operations.

                        Risks relating to this offering

The liquidity of our Class A Common Stock is uncertain; the offering price has been determined by negotiation and may not be indicative of prices that will prevail in the trading market.

   Prior to this offering, there has not been a public market for our Class A Common Stock. We cannot predict the extent, if any, to which an active trading market for our Class A Common Stock will develop or be sustained. The public offering price for the shares has been determined by negotiation between us and the underwriter, does not necessarily bear any relation to the company's assets, book value, results of operations or financial condition, or to any other recognized criterion of value and, therefore, may not be indicative of prices that will prevail in the trading market. See "Determination of offering price." You may be unable to resell your shares of Class A Common Stock at or above their offering price.

Substantial resales of our Class A Common Stock could depress our stock price.


   Upon completion of this offering, the 1,200,000 (1,380,000 if the underwriter's overallotment option is exercised in full) shares of Class A Common Stock being sold in this offering will be immediately eligible for resale in the public market, unless purchased by any of our affiliates. Substantially all of the capital stock (i.e., 96% on a fully-diluted basis) held by our existing stockholders are subject to agreements with the underwriter restricting their ability to transfer stock for periods ranging from 12 to 18 months from the date of this prospectus. When these agreements expire, up to an additional 6,098,078 shares will be eligible for resale in the public market, including 4,730,103 shares held by our directors, executive officers and principal stockholders. See "Shares eligible for future resale."


   The market price for our Class A Common Stock could decline, perhaps significantly, as a result of resales of a large number of shares of Class A Common Stock in the public market after this offering or even the perception that such resales could occur. In addition, we have a substantial number of options and warrants outstanding that may be exercised in the future. The holders of these warrants, as well as holders of our outstanding shares of Class A Common Stock, have piggy-back registration rights and the holder of shares of Class A Common Stock issuable in exchange for its shares of preferred stock and certain warrants has demand and piggy-back registration rights. See "Related party transactions" and "Description of securities -- registration rights." These factors could also make it more difficult for us to raise funds through future offerings of our equity securities.

You will incur substantial dilution as a result of this offering and certain future equity issuances.


   The initial public offering price is significantly higher than the per share as adjusted, pro forma net tangible book value of our common stock. Investors purchasing Class A Common Stock in this offering will, on a pro forma, as adjusted basis, incur immediate and substantial dilution of $5.04 per share. See "Dilution." In addition, we have a substantial number of options and warrants to acquire shares of Class A

Common Stock outstanding at exercise prices significantly below the initial public offering price. To the extent that these options or warrants are exercised, there will be further dilution to investors in this offering.

Our management may fail to use the net proceeds from this offering effectively, which could have a material adverse effect on our business, financial condition, prospects and results of operations.


   We will use a substantial portion of the net proceeds (i.e., approximately $2.6 million) of this offering to acquire Hollywood SW. Our management will have discretion, however, in applying the remainder of the net proceeds. Allocation of the net proceeds is subject to future economic conditions, our financial condition, changes in our business plan and our responses to competitive pressures. See "Use of proceeds." Accordingly, our management could apply the net proceeds in a manner that investors did not expect. The failure of our management effectively to use these net proceeds could have a material adverse effect on our business, financial condition, prospects and results of operations.


Provisions of our certificate of incorporation and Delaware law could make it more difficult for a third party to acquire us.

   Provisions of our certificate of incorporation, as well as of Section 203 of the Delaware General Corporation Law, or the DGCL, could make it more difficult for a third party to acquire us, even if doing so might be beneficial to our stockholders.

   Our certificate of incorporation authorizes the issuance of 15,000,000 shares of preferred stock. The terms of our preferred stock may be fixed by the company's board of directors without further stockholder action. The terms of any outstanding series or class of preferred stock may include priority claims to assets and dividends and special voting rights, which could adversely affect the rights of holders of our Class A Common Stock. The future issuance(s) of preferred stock could make the takeover of the company more difficult, discourage unsolicited bids for control of the company in which our stockholders could receive premiums for their shares, dilute or subordinate the rights of holders of Class A Common Stock and adversely affect the trading price of our Class A Common Stock.

   Under Section 203 of the DGCL, Delaware corporations whose securities are listed on a national securities exchange, like the AMEX, may not engage in business combinations such as mergers or acquisitions with any interested stockholder, defined as an entity or person beneficially owning 15% or more of our outstanding common stock without obtaining certain prior approvals. As a result of the application of Section 203, potential acquirers of the company may be discouraged from attempting to effect an acquisition transaction with the company, thereby depriving holders of the company's securities of opportunities to sell or otherwise dispose of the securities at prices above prevailing market prices.

We may not be able to maintain listing on the AMEX, which may adversely affect the ability of purchasers in this offering to resell their securities in the secondary market.

   Even if our Class A Common Stock qualifies for initial listing on the AMEX, we cannot assure you that the company will meet the criteria for continued listing on the AMEX. If the company were unable to meet the continued listing criteria of the AMEX and became delisted, trading of the Class A Common Stock could thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or, if available, the NASD's Electronic Bulletin Board. In such case, an investor would likely find it more difficult to dispose of, or to obtain accurate market quotations for, the company's securities.


   If the shares of Class A Common Stock were delisted from the AMEX, they may become subject to Rule 15g-9 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which imposes sales practice requirements on broker-dealers that sell such securities to persons other than established customers and "accredited investors." Application of this Rule could adversely affect the ability and/or willingness of broker-dealers to sell the company's securities and may adversely affect the ability of purchasers in this offering to resell their securities in the secondary market.

                           FORWARD-LOOKING STATEMENTS

   This prospectus contains forward-looking statements. These forward-looking statements include statements about our plans, objectives, strategies, expectations and intentions and other statements that are not historical facts. When we use the words "expects," "anticipates," "intends," "plans," "could," "might," "believes," "seeks," "estimates" and words of similar import, we generally are identifying forward-looking statements. Because forward-looking statements involve various risks and uncertainties, there are many factors that could cause actual results to differ materially from those expressed or implied by such statements, including the risk factors discussed above.

                                USE OF PROCEEDS


   The estimated net proceeds to us of this offering, assuming an initial public offering price of $5.00 per share and after deducting underwriting discounts and commissions and offering expenses payable by us, will be $4.78 million. We intend to use approximately $500,000 of the net proceeds from our issuances in June and July 2003 of 8% promissory notes in the aggregate principal amount of $1.23 million to pay a portion of our offering expenses. Accordingly, such expenses have not been deducted in calculating the net proceeds to us from this offering. The balance of our offering expenses will be paid from the gross proceeds of this offering. We anticipate using the estimated net proceeds as follows:

                                                               Dollar
    Use                                                        amount     Percentage
    ---                                                      ----------   ----------
    Payment of the remaining cash portion of the
      purchase price for Hollywood SW and related
      transaction expenses...............................    $2,605,000        55%
    Repayment of secured indebtedness incurred in
      connection with a previous acquisition.............     1,000,000        21%
    Working capital for general business purposes .......     1,072,000        22%
    Marketing costs for AccessDM ........................       100,000         2%
                                                             ----------       ---
      Total..............................................    $4,777,000       100%
                                                             ==========       ===

   We cannot assure you that the above amounts will be allocated specifically as set forth above. Allocation of the net proceeds will be subject to economic conditions, our financial condition, changes in our business plan and strategy and our response to competitive pressures. Our management will have discretion to apply net proceeds from this offering in a manner other than as set forth above. However, completion of this offering is subject to our acquisition of Hollywood SW, and 55% of the estimated net proceeds are to be used for such purpose. The indebtedness to be repaid is due and payable on November 27, 2003, bears interest at the rate of 9% per year and is secured by all of the assets underlying the IDCs purchased by us from R.E. Stafford, Inc. d/b/a ColoSolutions, or ColoSolutions. If the underwriter's overallotment option is exercised, we anticipate using the additional net proceeds for general business purposes. Pending their ultimate application, the net proceeds will be invested in interest-bearing securities guaranteed by the U.S. government or its agencies.


                        DETERMINATION OF OFFERING PRICE

   Prior to this offering, there has been no public market for the shares of our Class A Common Stock. The public offering price for the shares of our Class A Common Stock has been determined by negotiation between our company and the underwriter. Among the factors considered in determining the public offering price were our results of operations, our financial position and prospects, the experience of our management, our revenues and other operating information and the price-earnings ratios, price-sales ratios, market prices of securities, and financial and operating information of companies engaged in businesses similar to ours. The estimated initial public offering price range set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors.

                                 CAPITALIZATION

   The following table sets forth our capitalization as of June 30, 2003:

    (i)   on an actual basis;

    (ii) on a "pro forma" basis to reflect our issuance in July 2003 of promissory notes (which bear interest at 8% per year) in the aggregate principal amount of $175,000, with attached warrants with an estimated value of $87,500, as well as our assumed payment of $437,000 in capital lease obligations from the proceeds of the June and July 2003 issuances of such notes in the total principal amount of $1.23 million; and


    (iii) on an "as adjusted" basis to reflect (in addition to the foregoing pro forma adjustments) (a) the receipt by us of the estimated net proceeds of this offering (assuming an initial public offering price of $5.00 per share), (b) the repayment of $1 million in previously incurred secured indebtedness using a portion of the net proceeds of this offering, (c) our issuance of 400,000 shares of Class A Common Stock and $3 million of promissory notes as part of the purchase price for Hollywood SW (see "Business -- Hollywood Software") and
          (d) our issuance of 2,206,990 additional shares of Class A Common Stock to MidMark Equity Partners II, L.P., a principal stockholder of ours, in exchange for all of its outstanding shares of Series A and Series B Preferred Stock, including accrued dividends thereon, and through the exercise and exchange of certain warrants (see "Related party transactions").


   You should read this information together with the financial statements and the notes to those statements appearing elsewhere in this prospectus.


                                                                                                        As of June 30, 2003
                                                                                                -----------------------------------
                                                                                                   (dollar amounts in thousands)
                                                                                                                         Pro forma,
                                                                                                 Actual     Pro forma   as adjusted
                                                                                                --------    ---------   -----------
Notes payable, net of current portion.......................................................    $  2,165    $  2,253      $  4,744
Capital lease obligations, including current portion........................................    $    437          --            --
Current portion of notes payable............................................................    $  1,325    $  1,325      $    839
                                                                                                --------    --------      --------
Redeemable, convertible preferred stock (Series A and B), par value $.001; 8,500,000 shares authorized; 8,202,929 shares issued and outstanding, actual and pro forma; no shares
  issued, pro forma, as adjusted............................................................    $  3,137    $  3,137      $     --
Stockholders' equity:
  Common stock (Classes A, B, C and D), par value $.001; 80,000,000 shares authorized;
  3,021,577 shares (Class A and B) issued and outstanding, actual and pro forma; 6,594,167
  shares issued and outstanding, pro forma, as adjusted.....................................           3           3             7
Additional paid-in capital..................................................................      11,831      11,918        21,351
Deferred stock-based compensation...........................................................          (5)         (5)           (5)
Accumulated deficit.........................................................................     (10,726)    (10,726)      (10,726)
                                                                                                --------    --------      --------
 Total stockholders' equity.................................................................       1,103       1,190        10,627
   Total capitalization.....................................................................    $  8,167    $  7,905      $ 16,210
                                                                                                ========    ========      ========


---------------

   The table above assumes that no stock options or warrants outstanding as of June 30, 2003 or granted thereafter are exercised except, as reflected in the pro forma, as adjusted column, for certain warrants to be exercised by a principal stockholder of ours (see "Related party transactions"). In addition to the shares of capital stock outstanding, we may issue shares of our common stock under the following plans and arrangements:

   o 306,397 shares of Class A Common Stock subject to stock options granted under our 2000 Stock Option Plan and 293,603 shares available for future issuance under such Plan;

   o 120,000 shares of Class A Common Stock reserved for issuance upon exercise of the underwriter's warrants; and


   o 460,805 shares of Class A Common Stock reserved for issuance upon execution of warrants (whose exercise period expires on completion of this offering), the proceeds of which are to be used as working capital for general corporate purposes.

   See "Description of securities" and "Underwriting."


                                    DILUTION

   At June 30, 2003, the historical net tangible book value of our company was $2.17 million, or approximately $0.72 per share, based on 3,021,577 shares of our common stock then outstanding. Net tangible book value per share represents the amount of our total tangible assets less our total liabilities, divided by the number of shares of our common stock deemed outstanding. In arriving at the historical net tangible book value, intangible assets of approximately $2,071,000 were deducted. At June 30, 2003, the pro forma net tangible book value of our company was $2.26 million, or approximately $0.75 per share. Pro forma net tangible book value per share has been calculated after giving effect to our issuance in July 2003 of promissory notes (which bear interest at 8% per year) in the aggregate principal amount of $175,000, with attached warrants with an estimated value of $87,500, as well as our assumed payment of $437,000 in capital lease obligations from the proceeds of the June and July 2003 issuances of such notes in the total principal amount of $1.23 million. Our as adjusted pro forma net tangible book value at June 30, 2003 would have been $5.44 million, or approximately $0.88 per share, based on 6,194,167 shares of our common stock deemed outstanding before giving effect to the Hollywood SW acquisition, an increase of $0.13 per share attributable to new investors. The increase in pro forma net tangible book value attributable to new investors has been calculated after giving effect to
(i) the estimated net proceeds from this offering of $4.28 million, (ii) the repayment of a 9% promissory note in the principal amount of $1 million and
(iii) the issuance of 2,206,990 additional shares of Class A Common Stock, upon and subject to the completion of this offering, to a principal stockholder of ours in exchange for all of its outstanding shares of Series A and Series B Preferred Stock, including accrued dividends thereon, and through the exercise and exchange of certain warrants held by it (see "Related party transactions"). After giving effect to the Hollywood SW acquisition, which includes the issuance of 400,000 shares of Class A Common Stock and promissory notes in the aggregate principal amount of $3 million, as well as a cash payment (including transaction expenses) of $2.65 million, the adjusted pro forma net tangible book value as of June 30, 2003 would have been ($279,000), or approximately ($0.04) per share, based on 6,594,167 shares of our common stock deemed outstanding. This would represent an immediate decrease in our pro forma net tangible book value of approximately $0.79 per share to existing stockholders and an immediate dilution of approximately $5.04 per share to new investors purchasing shares in this offering. The following table illustrates the per share dilution:

Assumed initial public offering price per share .............             $ 5.00
Pro forma net tangible book value per share as of June 30,
  2003.......................................................    $ 0.75
Increase in pro forma net tangible book value per share
  attributable to new investors..............................    $ 0.13
Decrease in pro forma net tangible book value attributable
  to Hollywood SW acquisition................................    $(0.92)(1)
As adjusted pro forma net tangible book value per share
  after this offering........................................             $(0.04)
Dilution per share to new investors .........................             $ 5.04


---------------
(1) The decrease in pro forma net tangible book value per share attributable to the Hollywood SW acquisition reflects the acquisition of its intangible assets, which include goodwill, non-compete agreements, customer relationships and capitalized software costs totaling $7.75 million, and the payment of the purchase price described above.


   The table below sets forth, as of June 30, 2003, on an as adjusted basis to give effect to the sale of the 1,200,000 shares of Class A Common Stock offered by this prospectus at the assumed initial public offering price of $5.00 per share, the following information for both our existing stockholders and new investors purchasing shares in this offering:

   o the number of shares of capital stock purchased from us;

   o the total consideration paid to us; and

   o the average price paid per share.


                                                                            Shares purchased      Total consideration      Average
                                                                          -------------------     ---------------------   price per
                                                                           Number     Percent     Amount($)     Percent     share
                                                                          ---------   -------    -----------    -------   ---------
Existing stockholders.................................................    4,662,166      80%     $12,422,750       67%      $2.66
New investors.........................................................    1,200,000      20%       6,000,000       33%      $5.00
                                                                          ---------              -----------
   Total..............................................................    5,862,166     100%     $18,422,750      100%
                                                                          =========     ===      ===========      ===


   The calculations in the above table assume (i) no exercise of any then outstanding options or warrants and (ii) the conversion of all outstanding shares of our Series A and Series B Preferred Stock into 1,640,585 shares of common stock. As of June 30, 2003, there were outstanding options and warrants to purchase 1,859,999 shares of our Class A Common Stock, with a weighted average exercise price of $1.18 per share (of which warrants covering 1,553,600 shares, 587,968 of which were then exercisable, had exercise prices of $0.05 per share). To the extent that any shares of Class A Common Stock are issued pursuant to the exercise of options or warrants, there may be further dilution to new investors.

                                DIVIDEND POLICY


   We have never paid any cash dividends on our common stock or preferred stock and do not anticipate paying any on the common stock in the foreseeable future. Any future payment of dividends on our common stock will, subject to the immediately following sentence, be in the sole discretion of our board of directors. We have agreed to issue, upon and subject to the completion of this offering, approximately 103,000 shares of our Class A Common Stock as payment of accrued dividends on the outstanding shares of our Series A and Series B Preferred Stock held by the holder thereof. See "Related party transactions."

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

   The summary below sets forth certain selected historical financial data. The financial data below should be read in conjunction with the historical financial statements and the notes thereto of our company and of Hollywood SW appearing elsewhere in this prospectus.

   The company. The following tables set forth selected historical financial data of our company at and for each of the fiscal years ended March 31, 2001, 2002 and 2003, which have been derived from our audited consolidated financial statements, and at and for the three-month period ended June 30, 2003 and for the three-month period ended June 30, 2002. The financial data for the three months ended June 30, 2003 and 2002 have not been audited by independent auditors. However, in the opinion of management, such financial data includes all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the information set forth therein. Interim results are not necessarily indicative of results for the entire year. When you read the selected financial data below, it is important that you also read the company's audited and unaudited consolidated financial statements and the notes to those statements appearing elsewhere in this prospectus, as well as the section of this prospectus entitled "Management's discussion and analysis of financial condition and results of operations."

                      Access Integrated Technologies, Inc.
                (in thousands, except share and per share data)


                                                                                                        Fiscal Year Ended
                                                                                                            March 31,
                                                                                              -------------------------------------
                                                                                                 2001          2002         2003
                                                                                              ----------    ----------   ----------
Consolidated statements of operations data (1):
  Revenues................................................................................    $       71    $    1,911   $    4,228
  Costs of revenues.......................................................................           510         1,833        3,101
                                                                                              ----------    ----------   ----------
  Gross profit (loss).....................................................................          (439)           78        1,127
  Selling, general and administrative expenses............................................         2,417         2,267        2,305
  Non-cash stock-based compensation.......................................................           294           235           99
  Depreciation and amortization...........................................................            54           993        1,687
  Loss from operations....................................................................    $   (3,204)   $   (3,417)  $   (2,964)
  Interest income.........................................................................           126            30           13
  Interest expense........................................................................            --           (83)        (364)
  Non-cash interest expense...............................................................            --          (140)        (282)
  Other income............................................................................           198             -            8
  Net loss before income taxes............................................................    $   (2,880)   $   (3,610)  $   (3,589)
  Income tax benefit .....................................................................            --            --          185
  Net loss................................................................................    $   (2,880)   $   (3,610)  $   (3,404)
  Preferred stock accretion (2)...........................................................            --          (323)        (857)
  Net loss available to common stockholders...............................................    $   (2,880)   $   (3,933)  $   (4,261)
                                                                                              ==========    ==========   ==========
  Net loss available to common stockholders per common share
   Basic and diluted......................................................................    $    (0.94)   $    (1.21)  $    (1.41)
                                                                                              ==========    ==========   ==========
  Weighted average number of common shares outstanding
   Basic and diluted (3)..................................................................     3,072,300     3,238,084    3,027,865

                                                                        Three Months Ended June 30,
                                                                        ---------------------------
                                                                           2002            2003
                                                                        ----------      ----------
Consolidated statements of operations data (1):
  Revenues.....................................................         $      888      $    1,421
  Costs of revenues............................................                705             869
                                                                        ----------      ----------
  Gross profit.................................................                183             552
  Selling, general and administrative expenses.................                553             558
  Non-cash stock-based compensation............................                 23               6
  Depreciation and amortization................................                299             619
  Loss from operations.........................................         $     (692)     $     (631)
  Interest income..............................................                  3               1
  Interest expense.............................................                (66)           (116)
  Non-cash interest expense....................................                (48)            (80)
  Other income (expense).......................................                 --              (6)
  Net loss.....................................................         $     (803)     $     (832)
  Preferred stock accretion (2)................................               (195)           (316)
  Net loss available to common stockholders....................         $     (998)     $   (1,148)
                                                                        ==========      ==========
  Net loss available to common stockholders per common share
   Basic and diluted...........................................        $    (0.33)     $    (0.38)
                                                                        ==========      ==========
  Weighted average number of common shares outstanding
   Basic and diluted (3).......................................         3,042,841       3,021,577


---------------
(1) The company acquired one IDC from, and assumed certain liabilities of, BridgePoint International (USA) Inc., or BridgePoint, on December 21, 2001. The company acquired six IDCs from, and assumed certain liabilities of, R.E. Stafford, Inc. d/b/a/ ColoSolutions, or ColoSolutions, on November 27, 2002. See "Business -- IDCs." The above financial data are derived from our audited and unaudited financial statements and reflect the results of operations of the acquired IDCs of BridgePoint and ColoSolutions from the respective dates of such acquisitions.

(2) Reflects the accretion of our Series A and Series B Preferred Stock to their estimated redemption values, as well as the accretion of the beneficial conversion feature of our Series A Preferred Stock and the cumulative dividends on the Series A and Series B Preferred Stock.
(3) The information regarding net loss per common share and weighted average number of common shares outstanding for the fiscal years ended March 31, 2001, 2002 and 2003, and for the three-month periods ended June 30, 2002 and 2003 gives effect to the one-for-five reverse stock split of our common stock, effective as of September 18, 2003.


                                                                                                  At March 31,
                                                                                            -------------------------
                                                                                                                        At June 30,
                                                                                            2001      2002      2003        2003
                                                                                           ------    ------    ------   -----------
Consolidated balance sheet data:
  Cash and cash equivalents.............................................................   $2,001    $1,001    $  956     $ 1,407
  Working capital (deficit).............................................................      845       378      (954)       (406)
  Total assets..........................................................................    7,104     8,616     9,894      10,124
  Current portion of notes payable......................................................       --       333     1,152       1,325
  Capital lease obligations.............................................................       --       440       513         437
  Long-term debt, net of current portion................................................       --       921     1,730       2,165
  Total liabilities.....................................................................    1,596     3,652     5,355       5,884
  Mandatorily redeemable, convertible preferred stock...................................       --       251     2,911       3,137
    Total stockholders' equity .........................................................   $5,508    $4,713    $1,628     $ 1,103

   Hollywood Software. The following tables set forth selected historical financial data of Hollywood SW at and for each of the two fiscal years ended March 31, 2002 and 2003 and at and for the three-month period ended June 30, 2003 and for the three-month period ended June 30, 2002. The financial data for the three months ended June 30, 2003 and 2002 have not been audited by independent auditors. However, in the opinion of management, such financial data includes all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the information set forth therein. Interim results are not necessarily indicative of results for the entire year. Such data have been derived from, and should be read in conjunction with, the audited and unaudited financial statements of Hollywood SW and the notes to those statements appearing elsewhere in this prospectus.

                            Hollywood Software, Inc.
                (in thousands, except share and per share data)


                                                           Fiscal Year Ended
                                                               March 31,
                                                       -------------------------
                                                          2002           2003
                                                       -----------   -----------
Statements of operations data:
  Revenues.........................................    $     1,891   $     1,908
  Cost of revenues.................................            368           319
                                                       -----------   -----------
  Gross profit.....................................          1,523         1,589
  Research and development.........................            387           289
  Selling, general and administrative expenses.....          1,176         1,131
                                                       -----------   -----------
  Income (loss) from operations....................            (40)          169
  Other income (expense)...........................              3            (2)
  Net income (loss)................................    $      (38)   $       118
  Net income (loss) per share -- basic and diluted.    $     (.00)   $       .01
                                                       ===========   ===========
  Weighted average number of common shares
   outstanding
    Basic..........................................    10,000,000    10,000,000
    Diluted .......................................    10,000,000    10,293,167

                                                          Three Months Ended
                                                               June 30,
                                                      --------------------------
                                                         2002           2003
                                                      -----------   ------------
Statements of operations data:
  Revenues........................................    $       582   $        294
  Cost of revenues................................            130             44
                                                       -----------   -----------
  Gross profit....................................            452            250
  Research and development........................             56            148
  Selling, general and administrative expenses....            250            215
                                                      -----------   ------------
  Income (loss) from operations...................            146           (113)
  Net income (loss)...............................    $       103   $       (102)
  Net income (loss) per share -- basic and diluted    $       .01   $       (.01)
                                                      ===========   ============
  Weighted average number of common shares
   outstanding
    Basic.........................................     10,000,000     10,000,000
    Diluted ......................................     10,293,167     10,000,000


                                                               At March 31,
                                                               -------------
                                                                               At June 30,
                                                              2002     2003        2003
                                                              ----    ------   -----------
Balance sheet data:
Cash and cash equivalents.................................    $235    $  262      $ 186
  Working capital (deficit)...............................     (90)      (65)      (127)
  Total assets............................................     864     1,114        944
  Long-term obligations...................................       8        --         --
  Total liabilities.......................................     537       669        601
  Total stockholders' equity..............................    $327    $  445      $ 343









Selected unaudited pro forma condensed combined financial data

   The following tables set forth selected unaudited pro forma condensed combined financial data of our company for the fiscal year ended March 31, 2003, and at and for the three-month period ended June 30,

2003, after giving effect to the transactions discussed in the overview of the pro forma data beginning on page P-1 of this prospectus. The acquisition of Hollywood SW is expected to be accounted for using the purchase method of accounting and, accordingly, the assets, liabilities and results of operations of Hollywood SW will be included in the company's consolidated financial statements subsequent to the acquisition date.


   The following selected unaudited financial data should be read in conjunction with the audited and unaudited historical financial statements of our company, Hollywood SW and ColoSolutions and the unaudited pro forma combined consolidated financial information, including the notes thereto, appearing elsewhere in this prospectus. The unaudited pro forma condensed combined information is presented for illustrative purposes only and is not necessarily indicative of the results of operations or financial position that would have occurred if the transactions had been completed at the dates indicated, nor is it necessarily indicative of future results of operations or financial position of the combined company.


         Selected unaudited pro forma condensed combined financial data
                (in thousands, except share and per share data)


                                          Fiscal Year Ended   Three Months Ended
                                           March 31, 2003        June 30, 2003
                                          -----------------   ------------------
Pro forma condensed combined
  statement of operations data (1):
  Revenues............................       $    7,108           $    1,715
  Cost of revenues....................            3,716                  913
                                             ----------           ----------
  Gross profit........................            3,392                  802
  Research and development............              289                  148
  Selling, general and administrative
   expenses...........................            3,760                  766
  Depreciation and amortization.......            3,188                  876
  Loss from operations................           (3,944)                (994)
  Interest expense....................             (599)                (145)
  Net loss ...........................           (4,791)              (1,243)
                                             ----------           ----------
  Preferred stock accretion...........           (1,073)                (442)
  Net loss available to common
   stockholders.......................           (5,864)              (1,685)
  Net loss available to common
   stockholders per common share
   Basic and diluted(1)...............            (0.89)               (0.26)
  Weighted average number of common
   shares for net loss per share
   computations -- basic and diluted..        6,600,455            6,594,167

                                                                     At June 30,
                                                                         2003
                                                                     -----------
Pro forma condensed combined balance sheet data (1):
  Cash and cash equivalents.......................................     $ 1,976
  Working capital.................................................         604
  Total assets....................................................      18,763
  Current portion of notes payable ...............................         839
  Long-term debt, net of current portion..........................       4,744
  Total liabilities...............................................       8,136
  Mandatorily redeemable, convertible preferred stock.............          --
  Total stockholders' equity......................................      10,627


---------------
(1) See notes to our unaudited pro forma condensed combined financial data beginning on page P-6 of this prospectus.

                          MANAGEMENT'S DISCUSSION AND
           ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


   The following discussion should be read in conjunction with the financial statements and related notes appearing elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in those forward-looking statements as a result of factors described within this prospectus and other factors. We refer you to the section encaptioned "forward-looking statements" on page 14 of this prospectus.


Overview

   We were incorporated on March 31, 2000 as AccessColo, Inc. In 2001, we changed our name to Access Integrated Technologies Inc, or AccessIT. We have been in the business of operating Internet data centers, or IDCs. IDCs are facilities that, for monthly and other fees, provide our customers with: a secure environment for their computer and telecommunications equipment; access to voice and data transmission services from a choice of network providers; and managed services to monitor their computer and telecommunications equipment and to store, back-up and protect their programs and data.

   We currently operate nine IDCs, or AccessColocenters(SM), located in eight states: Arkansas, Kansas, Maine, New Hampshire, New Jersey, New York, Texas and Virginia. We developed our first two data centers, located in Jersey City, New Jersey and Brooklyn, New York in the second half of 2000. We subsequently acquired seven additional IDCs: we acquired one IDC, located in Manhattan, New York City, at a cost of $800,000 in December 2001; and we acquired the other six in one transaction, at a cost of $3.5 million in November 2002. The seven IDCs that we acquired were accounted for as business combinations under Statement of Financial Accounting Standards No. 141, "Business Combinations." From our inception through June 30, 2003, all of our revenues have been derived from monthly license fees and fees from other ancillary services provided by us at these IDCs. We do not intend to build any additional IDCs. Instead, we intend to continue expanding our IDC footprint by acquiring additional, operational IDCs from third parties. We incurred net losses of $2.9 million, $3.6 million and $3.4 million in the fiscal years ended March 31, 2001, 2002 and 2003, respectively, and a net loss of $832,000 in the three months ended June 30, 2003, which resulted in an accumulated deficit of $10.7 million as of June 30, 2003. We anticipate that, with the acquisition of Hollywood Software, Inc., or Hollywood SW, and the operation of Access Digital Media, Inc., our company's results of operations will improve. As we grow, however, our facility operating costs and general and administrative expenses will also increase for the foreseeable future. To achieve and sustain profitable operations, we will need to generate more revenues than we have in prior years.

Critical accounting policies and use of estimates

   Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Our most significant estimates relate to revenue recognition, depreciation of fixed assets and amortization of intangible assets. Actual results could differ from these estimates. On an on-going basis, we evaluate our estimates, including those related to the carrying values of our fixed assets and intangible assets. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances made, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates under different assumptions or conditions.

   We believe that the following critical accounting policies and estimates affect our more significant estimates and judgments used in the preparation of our consolidated financial statements.

Revenue recognition

   Revenues consist of license fees for colocation space, riser access charges, electric and cross-connect fees, and non-recurring equipment installation fees. Revenues from colocation, riser access charges, electric and cross-connect fees are billed monthly and, in accordance with Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements," are recognized ratably over the terms of the contracts, generally two to nine years. Certain customer contracts contain periodic increases in the amount of license fees to be paid, and those amounts are recognized as license fee revenues on a straight-line basis over the term of the contracts. Installation fees are recognized on a time and materials basis in the period in which the services were provided and represent the culmination of the earnings process as no significant obligations remain. Amounts such as prepaid license fees and other amounts which are collected prior to satisfying the above revenue recognition criteria are classified as deferred revenues. Amounts satisfying the above revenue recognition criteria prior to billing are classified as unbilled revenues.

Business combinations and intangible assets


   We have adopted SFAS No. 141 and SFAS No. 142, "Goodwill and other Intangible Assets." SFAS No. 141 requires all business combinations to be accounted for using the purchase method of accounting and that certain intangible assets acquired in a business combination must be recognized as assets separate from goodwill. SFAS No. 142 addresses the recognition and measurement of goodwill and other intangible assets subsequent to their acquisition. SFAS No. 142 also addresses the initial recognition and measurement of intangible assets acquired outside of a business combination, whether acquired individually or with a group of other assets. This statement provides that intangible assets with indefinite lives and goodwill will not be amortized but will be tested at least annually for impairment. If an impairment is indicated, then the asset will be written down to its fair value, typically based upon its future expected discounted cash flows. As of each of March 31, 2003 and June 30, 2003, our intangible assets consisted of a customer agreement determined to be a finite-lived intangible asset, which is estimated to have a useful life of three years, consistent with the term of such agreement.


Property and equipment

   Property and equipment are stated at cost, less accumulated depreciation. Depreciation is recorded using the straight-line method over the estimated useful lives of the respective assets. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the improvement. Maintenance and repair costs are charged to expense as incurred. Major renewals, improvements and additions are capitalized.

Impairment of long-lived assets

   Our company reviews the recoverability of its long-lived assets on a periodic basis in order to identify business conditions which may indicate a possible impairment. The assessment for potential impairment is based primarily on our ability to recover the carrying value of our long-lived assets from expected future undiscounted cash flows. If the total of expected future undiscounted cash flows is less than the total carrying value of the assets, a loss is recognized for the difference between the fair value (computed based upon the expected future discounted cash flows) and the carrying value of the assets.

Description of line items

   The following is a description of certain line items from our statements of operations:

   o Our revenues include charges for monthly license fees for colocation space, electric fees, riser access charges and installation fees.

   o Our cost of revenues consists of facility operating costs such as rent, utilities, real estate taxes, repairs and maintenance, insurance and other related expenses.

   o Selling, general and administrative expenses consist primarily of salaries and related personnel costs, professional fees, advertising and marketing costs, and our corporate headquarters facility costs.

   o Non-cash, stock-based compensation represents the value of employee and non-employee stock options and restricted stock grants, amortized over the vesting periods (if any).

   o Non-cash interest expense represents the accretion of the value of warrants attached to our one- and five-year promissory notes.

   o Income tax benefit represents the net proceeds from the sale of the company's New Jersey net operating loss carryforwards, or NOLs.

New subsidiary

   Access Digital Media, Inc., or AccessDM, a Delaware corporation, was formed in February 2003 as a wholly owned subsidiary. AccessDM has completed development of its proprietary software enabling the delivery of digital content -- such as movies, advertising, trailers and alternative content such as concerts, seminars and sporting events -- to movie theaters and other venues equipped with digital projection equipment.

   AccessDM has been, and will continue in the foreseeable future to be, financed principally by AccessIT, which owned all of AccessDM's capital stock at June 30, 2003. In March 2003, we engaged The Casey Group, Inc., a software consulting company, to help develop software designed to enable the delivery of digital content. As compensation for assisting us in the development of the software, the cost of which The Casey Group determined to be $174,000 (subject to a final valuation analysis), we have agreed to issue to The Casey Group 8,700 shares of our Class A Common Stock, subject to and upon completion of this offering before December 31, 2003. If we do not complete this offering by December 31, 2003, we may be required to pay, in lieu of issuing shares of our Class A Common Stock, $43,500 to The Casey Group. Also, in September 2003, as a result of the final testing of the software, we issued 750,000 shares of AccessDM's common stock to The Casey Group, representing, after giving effect to such issuance, 20% of AccessDM's outstanding capital stock. The operations of AccessDM will be controlled by AccessIT, and certain members of the senior management of AccessIT are also members of the senior management of AccessDM. All intercompany transactions between AccessIT and AccessDM are intended to be conducted as transactions on competitive terms, including the terms of any future investments by AccessIT in AccessDM and the terms of any intercompany sales. See "Business -- Access Digital Media, Inc."

Pending acquisition


   On July 17, 2003, we signed a stock purchase agreement with Hollywood SW and its stockholders. Pursuant to this agreement, we have agreed to acquire all of Hollywood SW's capital stock in exchange for an initial purchase price consisting of $2.5 million in cash, $50,000 of which we paid in July 2003, $3 million in 8% promissory notes and 400,000 shares of our Class A Common Stock. We may pay an additional purchase price in each of the three years following the closing of the Hollywood SW acquisition if certain annual earnings targets are achieved. We also have agreed to issue additional shares of our Class A Common Stock if the value of our Class A Common Stock declines below a certain level. See "Business -- Hollywood Software." We have incurred approximately $155,000 in transaction costs associated with this acquisition. For the fiscal years ended March 31, 2002 and 2003, Hollywood SW had revenues of approximately $1.9 million in each year and had net income (loss) of ($38,000) and $118,000, respectively. For the three months ended June 30, 2003, Hollywood SW had revenues of $294,000 and a net loss of ($102,000). We believe that completion of this acquisition is probable.


Results of operations

Year ended March 31, 2002 compared to year ended March 31, 2003


   Revenues. Our total revenues were $4.2 million for the fiscal year ended March 31, 2003 compared to $1.9 million for the year ended March 31, 2002, an increase of 121%. This increase was primarily attributable to the $1.5 million in incremental revenues derived from the six additional data centers that we acquired in fiscal year 2003, as well as a full year of operations from the IDC that we acquired in fiscal year 2002. In December 2001, we acquired one data center located in Manhattan, NY and, in November 2002, we acquired six data centers at various locations in the United States. Our average revenue per square foot for colocation space as of March 31, 2003 had increased by 10% from March 31, 2002, primarily due to contracts that we acquired in November 2002 as part of our acquisition of six data centers from ColoSolutions. The remainder of our increase in revenues came from new customers at our first two data centers, principally including AT&T, NorVergence and Con Edison Communications.

   Cost of revenues. Our cost of revenues was $3.1 million for the year ended March 31, 2003 compared to $1.8 million for the year ended March 31, 2002, an increase of 69%. This increase was primarily attributable to $1 million of additional rent, utilities, real estate taxes and other operating expenses of the seven locations acquired by us in the last two fiscal years. The remaining increase of $300,000 was due to increases in utilities, repairs and maintenance and other expenses at our two initial AccessColocenters(SM). Our IDC located in Brooklyn, NY became operational during the year ended March 31, 2002 and we have experienced higher operating costs as that location became increasingly utilized, consistent with the increase in customer activity.

   Selling, general and administrative expenses. Our selling, general and administrative expenses were approximately $2.3 million for each of the years ended March 31, 2002 and 2003. Advertising and marketing expenditures declined by $200,000 in fiscal year 2003 due, in part, to the recognition in fiscal year 2002 of $143,000 of previously deferred sales commissions in respect of a former customer. This decline was partially offset by smaller increases in personnel, insurance and other costs, and also the establishment in our latest fiscal year of a reserve for doubtful accounts of $12,000. As of each of March 31, 2002 and 2003, we had 11 employees, one of whom was part-time.

   Non-cash, stock-based compensation. We recorded non-cash, stock-based compensation of $235,000 and $99,000 for the years ended March 31, 2002 and 2003, respectively. These amounts primarily represent the fair value of stock options granted to non-employees in exchange for goods and services, amortized over the three-year vesting period of the options. The types of services performed by non-employees in exchange for stock options included advisory services on real estate matters, and advertising and marketing. The fair value of these stock options was determined using the Black-Scholes option-pricing model. Also included in such expense for the year ended March 31, 2003 is $48,000 related to our grant of a total of 60,000 shares of our Class A Common Stock to four of our employees.

   Depreciation and amortization. Depreciation and amortization were $993,000 and $1.7 million for the years ended March 31, 2002 and 2003, respectively, an increase of 70% in 2003. The increase is primarily attributable to the $900,000, or 14%, increase in property and equipment, and the addition of $2.7 million of intangible assets due to our November 2002 acquisition of six additional IDCs. Also contributing to this increase was our first full year of ownership of the IDC that we acquired in December 2001.

   Interest expense. Interest expense was $83,000 and $364,000 for the years ended March 31, 2002 and 2003, respectively. The increase was due to the $1.82 million of five-year promissory notes, that we issued in the second half of fiscal 2002, and an additional $1.36 million of such notes that we issued in fiscal 2003, bringing the aggregate principal of such notes to $3.175 million, at March 31, 2003. The five-year promissory notes bear interest at 8% per year, with interest payable quarterly. Additionally, we issued a secured $1 million note payable in connection with our November 2002 acquisition of six IDCs. This note payable has a one-year term and bears interest at an annual rate of 9%, payable quarterly.

   Non-cash interest expense. Non-cash interest expense was $140,000 and $282,000 for the years ended March 31, 2002 and 2003, respectively. Non-cash interest expense results from the accretion of the value of warrants attached to our one- and five-year promissory notes (which bear interest at 8% per year). The increase in non-cash interest expense is due to the initial issuance of such notes in the second half of fiscal 2002, and the issuance of an additional $1.36 million of such notes with attached warrants in fiscal 2003.

   Income tax benefit. During the year ended March 31, 2002, we participated in the New Jersey Technology Tax Transfer program, through which technology-oriented businesses may sell their New Jersey NOLs to other companies. In December 2002, we received $185,000, net of fees and expenses, from the sale of our New Jersey NOLs.

   Gross profit. Gross profit was $78,000 and $1.1 million for the years ended March, 31, 2002 and 2003, respectively. The increase was attributable to a $530,000 increase at our Jersey City, New Jersey IDC as a result of customer additions, and $500,000 was attributable to gross profit generated at the six IDC locations we acquired in November 2002.

   Net loss. As a result of the foregoing, the Company had net losses of ($3.6 million) and ($3.4 million) for the fiscal years ended March 31, 2002 and 2003, respectively.


Three months ended June 30, 2002 compared to three months ended June 30, 2003

   Revenues. Our revenues were $1.4 million for the three months ended June 30, 2003 as compared to $888,000 for the corresponding period of 2002, an increase of 60%. This increase was primarily attributable to the $463,000 in incremental revenues derived from the six additional data centers that we acquired in November 2002 from ColoSolutions. Our average revenue per square foot for colocation space as of June 30, 2003 had increased by 7% from June 30, 2002, primarily due to the contracts we acquired in November 2002 as part of our acquisition of the six data centers from ColoSolutions. The remainder of our increase in revenues came primarily from additional datacenter space licensed by NorVergence, an existing customer.

   Cost of revenues. Our cost of revenues was $869,000 for the three months ended June 30, 2003 compared to $705,000 for the corresponding period of 2002, an increase of 23%. The increase was primarily attributable to $114,000 of additional rent, utilities, real estate taxes and other operating expenses from the six data centers that we acquired in November 2002. The remaining increase of $50,000 was primarily due to increased utilities and repairs and maintenance at our Brooklyn, NY AccessColocenter(SM), as that location became operational during the fiscal year ended March 31, 2002 and is experiencing higher operating costs as that location becomes increasingly utilized, consistent with the increase in customer activity.

   Selling, general and administrative expenses. Our selling, general and administrative expenses were $553,000 and $558,000 for the three month periods ended June 30, 2002 and 2003, respectively. Personnel costs increased by $18,000 due to higher revenue-based bonuses paid to our Chief Executive Officer, and we increased our allowance for doubtful accounts by $5,000 in our current fiscal year. Advertising and marketing expenses declined by $14,000 in the three-month period ended June 30, 2003 from the corresponding period due to spending reductions. As of each of June 30, 2002 and 2003, our company employed 11 employees, one of whom was part-time.

   Non-cash, stock-based compensation. We recorded non-cash, stock-based compensation of $23,000 and $6,000 for the three months ended June 30, 2002 and 2003, respectively. These amounts primarily represent the fair value of stock options granted to non-employees in exchange for goods and services, amortized over the three-year vesting period of the options. The decrease is due to the completion of vesting of the majority of these stock options. The services performed by non-employees in exchange for such stock options included advisory services on real estate matters, and advertising and marketing. The fair value of these stock options was determined using the Black-Scholes option-pricing model.

   Depreciation and amortization. Depreciation and amortization was $299,000 and $619,000 for the three months ended June 30, 2002 and 2003, respectively, an increase of 107%. The increase is primarily attributable to the $836,000, or 12%, increase in property and equipment, and the addition of $2.7 million of intangible assets as a result of the November 2002 acquisition of six IDCs.

   Interest expense. Interest expense was $66,000 and $116,000 for the three months ended June 30, 2002 and 2003, respectively. The increase was due to an additional $2.155 million principal amount of five-year promissory notes issued since July 2002, bringing the aggregate principal amount of such notes to $4.230 million, at June 30, 2003. The five-year promissory notes bear interest at an 8% annual rate, with interest payable quarterly.

   Non-cash interest expense. Non-cash interest expense was $48,000 and $80,000 for the three months ended June 30, 2002 and 2003, respectively. Non-cash interest expense resulted from the accretion of the value of warrants attached to our one- and five-year promissory notes (which bear interest at 8% per year). The increase in non-cash interest expense is due to the issuance of an additional $2.155 million in principal amount of such notes with attached warrants since July 2002.

   Gross profit. Gross profit was $183,000 and $552,000 for the three months ended June 30, 2002 and 2003, respectively, reflecting an increase of 202%. The increase was attributable primarily to $349,000 of gross profit generated at the six IDC locations that we acquired in November 2002.

   Net loss. As a result of the foregoing, the Company had net losses of ($803,000) and ($832,000) for the three months ended June 30, 2002 and 2003, respectively.


Liquidity and capital resources

   We have incurred operating losses and negative cash flows in each year since we commenced our operations. Since our inception, we have financed our operations substantially through the private placement of shares of our common and preferred stock and the issuance of our one- and five-year promissory notes (which bear interest at 8% per year). From inception through June 30, 2003, we had raised approximately $8 million, $4.5 million and $4.2 million through sales of our common stock, preferred stock and promissory notes, respectively. Additionally, in November 2002, we issued a $1 million secured note (which bears interest at 9% per year) to a seller in connection with the acquisition of six IDCs from ColoSolutions. We have no borrowings or line of credit arrangements with banks or other financial institutions.


   The estimated net proceeds of this offering will be $4.28 million, of which $1,172,000 is intended to be used for general business purposes. If the underwriters overallotment option is exercised, the additional estimated net proceeds of $801,000 also is intended to be used for general business purposes. See "Use of proceeds."


   On July 17, 2003, we signed an agreement to purchase all of the outstanding capital stock of Hollywood Software, or Hollywood SW. As part of the purchase price for the acquisition of Hollywood SW, we will issue, $3 million of 8% promissory notes to the sellers, which notes will be secured and senior, with certain exceptions, to all indebtedness during the term of those notes. Our obligations to repay our promissory notes and to pay any additional purchase price will be secured by a pledge of all of Hollywood SW's capital stock. See "Business -- Hollywood Software."


   As of June 30, 2003, we had cash and cash equivalents of $1.4 million. Our working capital deficiency at June 30, 2003 was ($406,000). As of March 31, 2002 and 2003, we had cash and cash equivalents of $1 million and $956,000, respectively; as of March 31, 2002, we also had restricted cash of $951,000 covering a mechanic's lien in connection with a litigation instituted against us, which was subsequently released. Our working capital (deficiency) at March 31, 2002 and 2003 was $378,000 and ($954,000), respectively.


   During the year ended March 31, 2003, we raised $125,000, $2.5 million and $1.4 million through sales of our common stock, preferred stock and promissory notes, respectively, and we repaid promissory notes in the principal amount of $333,000. During the year ended March 31, 2002, we raised $2 million and $3.1 million through the sales of our preferred stock and promissory notes, respectively, and we repaid promissory notes in the principal amount of $1 million.


   During the three months ended June 30, 2002, we raised $125,000 and $260,000 through sales of common stock and promissory notes, respectively, and we repaid promissory notes of $333,000 in principal. In June and July 2003, we issued promissory notes (which bear interest at 8% per year) in the aggregate principal amount of $1.23 million, $1.055 million of which was raised in June 2003 and $175,000 of which was raised in July 2003; approximately $437,000 of the proceeds from the issuance of the promissory notes is expected to be used to pay capital lease obligations, $49,000 of which was paid in July 2003, $48,000 of which was paid in August 2003 and $62,000 of which was paid in September 2003.


   Our operating activities resulted in net cash outflows of $456,000 and $470,000 for the three months ended June 30, 2002 and 2003, respectively. Our operating activities resulted in net cash outflows of $2.62 million and $761,000 for the years ended March 31, 2002 and 2003, respectively. The
$1.86 million improvement in 2003 was primarily due to a decrease in loss from operations, a $400,000 security deposit paid in the prior year and an improved accounts receivable position.

   Investing activities used net cash of $143,000 and $58,000 for the three months ended June 30, 2002 and 2003, respectively, due to additions and improvements to our IDCs. Investing activities used net cash of

$2.2 million and $2.6 million for the years ended March 31, 2002 and 2003, respectively. Net cash used in investing activities for the year ended
March 31, 2002 was primarily attributable to the funding of a letter of credit (restricted cash) in the amount of $951,000 to cover a mechanic's lien in connection with a litigation instituted by one of the company's former contractors. In July 2002, the litigation was settled for a cash payment of $750,000 and the restricted cash was released back to the company. The other components of net cash used in investing activities for the year ended
March 31, 2002 were approximately $813,000 in construction-related additions to the company's initial two IDCs and the initial purchase price of $455,000 for our Manhattan, NY IDC. Net cash used in investing activities for the year ended March 31, 2003 was primarily in connection with the cash portion of the purchase price of six additional IDCs acquired in November 2002 for $2.3 million. Additions and improvements to existing data centers of $290,000 accounted for the remaining cash used in investing activities for the year ended March 31, 2003. We anticipate that we will experience an increase in our capital expenditures consistent with the anticipated growth in our operations, infrastructure and personnel.


   We have agreed, subject to the completion of this offering, to pay the underwriter an advisory fee of $4,167 per month for the 12-month period beginning upon the completion of this offering.

   Financing activities contributed cash of $19,000 and $979,000 for the three months ended June 30, 2002 and 2003, respectively. Most of the cash contributed during the three months ended June 30, 2002 was used to repay our remaining one-year promissory notes totaling $333,000 in principal. Cash contributed during the three months ended June 30, 2003 will be used for repayment of capital lease obligations, IPO related expenses, and for general working capital purposes. Net cash provided by financing activities in each of these periods was primarily from the sales of promissory notes. Financing activities contributed cash of $3.8 million and $3.4 million for the years ended March 31, 2002 and 2003, respectively. This contributed cash was used to finance the IDC acquisitions we have effected, and for general working capital purposes. Net cash provided by financing activities in each of these periods was primarily from the sales of preferred stock and promissory notes.


   We have acquired equipment under long-term capital lease obligations that expire at various dates through December 2006. As of June 30, 2003, we had an outstanding balance of $437,000 in capital lease obligations. These capital lease obligations covered computer and power generating equipment at our data centers and our corporate office. All our capital lease obligations were secured by equipment at the following locations and in the following principal amounts: certain storage equipment at our Jersey City, New Jersey AccessColocenter(SM) in the remaining principal amount of $169,000; telephone equipment at our executive offices in the remaining principal amount of $30,000: generators at our Manhattan, New York AccessColocenter(SM) in the remaining principal amount of $61,000; and Caterpillar generators at six of our IDCs in the remaining principal amount of $177,000. As of June 30, 2003, minimum future capital lease payments (including interest) for the years ended June 30, 2004, 2005, 2006 and 2007 were $128,000, $90,000, $9,000 and $5,000, respectively. In July 2003, we repaid the capital lease covering generators at our Manhattan, New York AccessColocenter(SM) for $49,000. In August 2003, we entered into an agreement to pay a capital lease covering certain storage equipment at our Jersey City, New Jersey AccessColocenter(SM) for payments totaling $228,000 including all principal and interest currently due. Payments of $48,000 and $62,000 were made in August 2003 and September 2003, respectively, and a final payment of $118,000 is expected to be made in October 2003.

   In September 2003, in connection with our initial public offering and in order to simplify our capital structure, we entered into an agreement, the Exchange Agreement, under which the holder of our outstanding Series A and Series B Preferred Stock has agreed to (1) convert all 8,202,929 shares of Series A and Series B Preferred Stock held by it into 1,640,585 shares of Class A Common Stock; (2) exchange warrants exercisable, subject to certain future conditions, for up to 951,041 shares of Class A Common Stock, for 320,000 shares of Class A Common Stock; (3) exercise warrants currently exercisable for up to 144,663 shares of our Class A Common Stock (143,216 shares on a cashless-exercise basis); and (4) accept 103,189 shares of our Class A Common Stock as payment of all accrued dividends on shares of Series A and Series B Preferred Stock held by the holder. The number of shares of Class A Common Stock to be issued as payment of accrued dividends has been calculated assuming that the effective date of this offering will be November 5, 2003 and the offering price will be $5.00 (rather than the contractual provision of converting accrued dividends into shares of Class A Common Stock at the conversion price). Any variation in the offering price will, therefore, affect the number of shares of Class A Common Stock to be issued as payment of accrued dividends. The transactions contemplated by the Exchange Agreement will be effectuated subject to and upon completion of the offering. A valuation of the warrants being exchanged and the corresponding shares issued for them will be performed to determine if any dividend charge will be required to be recorded as a result of this transaction. We have estimated that the fair value of the shares of Class A Common Stock to be issued to the holder is less than or equal to the fair value of the warrants to be exchanged and, therefore, we believe no related dividend charge will result from this transaction.

   Other significant commitments consist of obligations under non-cancelable operating leases that totaled $19 million as of March 31, 2003 and June 30, 2003 and are payable in varying monthly installments through 2015. As of June 30, 2003, minimum future operating lease payments for the years ended June 30, 2004, 2005, 2006, 2007, 2008 and thereafter (in total) were
$2,196,000, $2,227,000, $2,190,000, $2,146,000, $2,174,000 and $7,615,000,
respectively.


   Our consolidated financial statements appearing elsewhere in this prospectus have been prepared assuming that we will continue as a going concern and reflect an expectation of continuity of operations, realization of assets and the satisfaction of liabilities and commitments in the normal course of business. We had an accumulated deficit of approximately $10.7 million as of June 30, 2003. The cash required to fund our planned operations for the next
12 months exceeds the cash anticipated to be generated from our planned operations. Our actual working capital requirements will depend on various factors, including our ability to maintain our IDC customer base and attract new customers, the progress of the development of AccessDM's business, the completion of the acquisition of Hollywood SW, the level of resources we are able to allocate to the development of greater marketing and sales capabilities and the status of our competitors. We expect to incur costs and expenses in excess of expected revenues and negative cash flows for the foreseeable future as we continue to execute our business strategy of becoming a leading provider of digital content to entertainment venue operators. We are seeking additional financing through this offering. In the event our operations are not profitable, we do not generate sufficient cash to fund our business, and/or if we fail to consummate this offering or another financing, we will need to reduce our corporate overhead expenses, including the potential reduction of some personnel associated with the anticipated growth of the business.


   The factors noted in the above paragraph raise substantial doubt concerning our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should we be unable to continue as a going concern. Our ability to continue as a going concern is dependent upon the support of our stockholders, creditors and our ability to close debt or equity transactions to raise cash, including this offering. Additional funding may not be available when needed or on terms acceptable to us, which could have a material adverse effect on our business, financial condition and results of operations.

   Our management believes that if this offering is completed, the net proceeds therefrom, combined with our cash on hand and cash receipts from existing and acquired operations, will be sufficient to permit us to continue our operations for at least 12 months from the date of this prospectus.

Related party transactions

   In April 2000, A. Dale Mayo, a founder and our President and Chief Executive Officer, and Brett E. Marks, a founder and an executive officer and director of our company, invested $200,000 and $100,000, respectively, in Fibertech & Wireless, Inc., a holding company formed on March 29, 2000 with no material assets or business activity, and received 10,000,000 and 5,000,000 shares, respectively, of the common stock of Fibertech & Wireless, Inc. Upon the merger of Fibertech & Wireless, Inc. into AccessColo, Inc. in September 2000, each of such shares was exchanged for 0.6205 of a share of common stock of AccessColo, Inc., and resulted in A. Dale Mayo owning 1,241,000 shares of our Class A Common Stock and Brett E. Marks owning 620,500 shares of our Class A Common Stock. We changed our name from AccessColo, Inc. to Access Integrated Technologies, Inc. in November 2001.

   Kevin Booth, a co-founder and director of our company (and a former employee), and Kevin Farrell, a co-founder and our Senior Vice President -- Data Center Operations, each received 400,000 shares of our Class A Common Stock in April 2000, upon formation of AccessColo, Inc. and in connection with their employment and status as co-founders. At the time of their receipt of such shares, our company was a subsidiary of Fibertech & Wireless, Inc. See "Business."

   In October 2001, A. Dale Mayo returned 153,333 shares of our Class B Common Stock and Brett E. Marks, Kevin Booth and Kevin Farrell returned 76,667, 85,000 and 85,000 shares, respectively, of our Class A Common Stock and received no consideration from us for such returned shares.

   In December 2002, A. Dale Mayo returned 30,000 shares of our Class B Common Stock and Brett E. Marks, Kevin Booth and Kevin Farrell returned 10,000, 10,000 and 10,000 shares, respectively, of our Class A Common Stock and received no consideration from us for such returned shares.


   In connection with the execution of one of our long-term real property leases, A. Dale Mayo and Brett E. Marks posted a letter of credit in the aggregate amount of $525,000 in June 2000. This letter of credit was reduced by one-third in each of the three successive years and terminated in July 2003. We reimbursed Messrs. Mayo and Marks for the issuance costs of approximately $10,000 for the letter of credit.

   A. Dale Mayo and Brett E. Marks invested $250,000 and $125,000, respectively, in our offering of one-year 8% notes and received warrants to purchase 4,601 and 2,301 shares, respectively, of our Class A Common Stock at $0.05 per share. These notes were repaid prior to March 31, 2002. Messrs. Mayo and Marks invested $250,000 and $125,000, respectively, in our offering of five-year 8% promissory notes and received warrants to purchase 25,000 and 12,500 shares, respectively, of Class A Common Stock at $0.05 per share. In September 2003, all of the warrants that were attached to our one-year and five-year promissory notes held by Messrs. Mayo and Marks were exercised. As of March 31, 2002 and 2003, the principal due to these executive officers of $375,000 is included in notes payable.

   Warren H. Colodner, a former director of our company, is a partner in the law firm of Kirkpatrick & Lockhart LLP, which provides legal services to us, including handling legal matters related to our planned initial public offering. For the years ended March 31, 2002 and 2003, we purchased approximately $213,000 and $124,000, respectively, of legal services from this firm. Mr. Colodner was granted options to purchase 4,000 shares of our Class A Common Stock.

   Robert Davidoff, a director of our company, is the general partner of CMNY Capital II, L.P., which holds 157,927 shares of our Class A Common Stock, and a director of Sterling/Carl Marks Capital, Inc., which holds 51,025 shares of our Class A Common Stock. CMNY Capital II, L.P. also invested $1 million in our offering of one-year promissory notes, which was repaid in March 2002, and invested $1 million in our offering of five-year promissory notes, which is outstanding at October 10, 2003. The warrants attached to such one-year and five-year notes were exercised in August 2003 and are included in the share numbers above. Mr. Davidoff has also been granted options to purchase 4,000 shares of Class A Common Stock.


   Harvey Marks, a member of our board of advisors, is the father of Brett E. Marks, one of our founders and executive officers, and is a partner in an entity that performs real estate services for us. We incurred real estate commissions of $26,000 related to services provided by this entity during the fiscal year ended March 31, 2002. Harvey Marks also has been granted options to purchase 41,025 shares of our Class A Common Stock at a weighted average exercise price of $6.83 per share.


   Wayne Clevenger and Matthew Finlay, two of our directors, are directors of MidMark Equity Partners II, L.P. , or MidMark, which holds all of our outstanding preferred stock and related contingent warrants. MidMark also purchased $333,000 of one-year notes, which was repaid in April 2002, and was issued 6,902 of the one-year notes warrants. We pay MidMark a management fee of $50,000 per year. In addition, we paid a $75,000 investment banking fee in connection with the issuance of the Series A and Series B Preferred Stock financings.


   In September 2003, we entered into the Exchange Agreement with MidMark in connection with its agreement to convert all of its shares of preferred stock. See "--Liquidity and capital resources."

   John L. O'Hara, a member of our board of advisors, is the President of John O'Hara Contracting, Inc., which performs construction and other work at our IDCs. Mr. O'Hara has invested $50,000 in our five-year notes, and holds 5,000 five-year note attached warrants. This contractor has been paid $194,000 and $18,000 for the years ended March 31, 2002 and 2003, respectively. In addition, John O'Hara Contracting, Inc. owns 8,000 shares of our Class A Common Stock, issued as partial consideration for work performed during the fiscal year ended March 31, 2001.

   Edward H. Herbst, a member of our board of advisors, is a partner in Herbst-Musciano Architects/Planners, an architectural services firm that performs work at our IDCs. This firm was paid $5,000 for the fiscal year ended March 31, 2002. In addition, Mr. Herbst holds options to purchase 600 shares of our Company's Class A Common Stock at an exercise price of $12.50 per share.

   In January 2003, our board of directors approved the purchase of two separate ten-year, term life insurance policies on the life of A. Dale Mayo. Each policy carries a death benefit of $5 million, and we are the beneficiary of each policy. Under one of the policies, however, the proceeds will be used to repurchase, after reimbursement of all premiums paid by us, some or all of the shares of our capital stock held by Mr. Mayo's estate at the then-determined fair market value.


   On the closing of the Hollywood SW acquisition, we will purchase all of the outstanding capital stock of Hollywood SW from its stockholders, David Gajda and Robert Jackovich. Messrs. Gajda and Jackovich will continue as executive officers of Hollywood SW, under new employment agreements, and will receive initially an aggregate of 400,000 shares of our Class A Common Stock, less any shares that may be issued, at their direction, to certain optionees of Hollywood SW. See "Business -- Hollywood Software."


   Hollywood SW and Hollywood Media Center, LLC, a limited liability company that is 95% owned by David Gajda, one of the sellers of Hollywood SW, entered into a Commercial Property Lease, dated January 1, 2000, for 2,115 square feet of office space at 1604 Cahuenga Blvd., Hollywood, CA. Under the terms of our acquisition of Hollywood SW, we will assume Hollywood SW's obligations under this lease, including the monthly rental payments of $2,335. The term of the lease expires on December 31, 2003. The company presently expects to extend this lease for at least one additional year on substantially similar terms. Mr. Gajda will be the President of Hollywood SW following its acquisition by us.


   In connection with Russell J. Wintner's employment arrangement with AccessDM, AccessIT has agreed to pay Mr. Wintner a finder's fee of between $10,000 to $25,000 upon the closing of the Hollywood SW acquisition based on the amount of time he spends in connection with the completion of that acquisition.

   We entered into a consulting agreement with Kevin A. Booth, a co-founder and director of our company, following the termination of his employment with our company as of July 5, 2003. Under the terms of the agreement, Mr. Booth will provide consulting services to our company in connection with this offering and our acquisition of Hollywood SW, for which we pay him $10,500 per month (plus any reasonable out-of-pocket expenses) for the period beginning on July 5, 2003 through September 30, 2003. We also will pay Mr. Booth a $10,000 bonus if this offering is completed and Mr. Booth may also receive such additional bonus as may be determined by our Chief Executive Officer in his sole discretion. After September 30, 2003, we may, in our sole discretion, retain Mr. Booth's services for future projects on mutually agreed to terms. Mr. Booth has agreed that the term of his confidentiality, non-solicitation and non-compete agreement, which he entered into as of April 10, 2000, will remain in effect through July 4, 2004.

Quantitative and Qualitative Disclosures About Market Risk


   Our business is currently principally in the United States. As a result, our financial results are not affected by factors such as changes in foreign currency exchange rates or economic conditions in foreign markets. We do not engage in hedging transactions to reduce our exposure to changes in currency exchange rates, although if the geographical scope of our business broadens, we may do so in the future.


   Our exposure to market risk for changes in interest rates relates primarily to the increase or decrease in the amount of interest income that we can earn on our invested cash. Because we currently do not have any variable rate debt, there is no risk associated with fluctuating interest expense. We do not plan to use any derivative financial instruments. We plan to help ensure the safety and preservation of invested principal funds by limiting default risks, market risk and investment risk. We plan to mitigate our default risk by investing generally in low-risk securities.

Recent Accounting Pronouncements

   In August 2001, the Financial Accounting Standards Board, or the FASB, issued SFAS No. 143, "Accounting for Asset Retirement Obligations." This statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. It applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and/or the normal operation of long-lived assets, except for certain obligations of lessees. Our adoption of SFAS No. 143 in June 2002 did not have a material effect on our results of operations, financial position or cash flows.


   In April 2002, the FASB issued SFAS No. 145, "Recission of FASB Statements No. 4, 44, 64, Amendment of FASB No. 13 and Technical Corrections." This statement eliminates the requirement that gains and losses from the extinguishment of debt be aggregated and classified as an extraordinary item, net of the related income tax, in certain instances. In addition, SFAS No. 145 requires that capital leases that are modified so that the resulting lease agreement is classified as an operating lease be accounted for in the same manner as sale-lease back transactions. SFAS No. 145 is generally effective for transactions occurring after May 15, 2002. Our adoption in June 2002 of SFAS No. 145 did not have a material impact on our results of operations, financial position or cash flows.

   In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force ("EITF") Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS
No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. EITF 94-3 allowed for an exit cost liability to be recognized at the date of an entity's commitment to an exit plan. SFAS No. 146 also requires that liabilities recorded in connection with exit plans be initially measured at fair value.
The provisions of SFAS No. 146 are effective for exit or disposal activities that were initiated after December 31, 2002, with early adoption encouraged. Adoption of SFAS No. 146 will impact the types and timing of costs associated with any future exit activities. Our adoption of SFAS No. 146 in January 2003 did not have a material impact on our results of operations, financial position or cash flows.


   In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosures," which amends SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 148 provides alternate methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require more prominent and frequent disclosures in the financial statements about the effects of stock-based compensation. The company has adopted the disclosure provisions of SFAS No. 148 for the year ended March 31, 2003. We expect to continue to account for our stock options under APB Opinion No. 25.


   In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative as discussed in SFAS No. 133. In addition, it clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, except as specifically noted in SFAS No. 149. SFAS No. 149 should be applied prospectively. At this time, the adoption of SFAS No. 149 is not expected to impact materially the company's financial condition or results of operations.


   In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities. For nonpublic entities, mandatorily redeemable financial instruments are subject to the provisions of this Statement for the first fiscal period beginning after December 15, 2003. Although SFAS No. 150 would have an impact on the Company's Series A and Series B Preferred Stock, we entered into an agreement with the holder of all our outstanding shares of Series A and Series B Preferred Stock in September 2003, under which the holder has agreed to exchange, subject to completion of this offering, all of its shares of Preferred Stock for shares of Class A Common Stock, including accrued dividends thereon, and to exercise or exchange certain warrants held by it.
See "Related party transactions."

   In November 2002, the EITF reached a consensus on EITF 00-21, "Revenue Arrangements with Multiple Deliverables," related to the separation and allocation of consideration for arrangements that include multiple deliverables. EITF 00-21 requires that when the deliverables included in this type of arrangement meet certain criteria they should be accounted for separately as separate units of accounting. This may result in a difference in the timing of revenue recognition but will not result in a change in the total amount of revenues recognized in a bundled sales arrangement. The allocation of revenues to the separate deliverables is based on the relative fair value of each item. If the fair value is not available for the delivered items then the residual method must be used. This method requires that the amount allocated to the undelivered items in the arrangement is their full fair value. This would result in the discount, if any, being allocated to the delivered items. This consensus is effective prospectively for arrangements entered into in fiscal periods beginning after June 15, 2003. We do not expect the adoption of EITF 00-21 to have a material impact on our consolidated financial statements.

   In November 2002, the FASB issued FASB Interpretation ("FIN") No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness to Others, an interpretation of FASB Statements Nos. 5, 57 and 107 and a rescission of FASB Interpretation No. 34." FIN No. 45, among other things, clarifies that a guarantor is required to recognize, at inception of a guarantee, a liability for the fair value of the obligation undertaken. The initial recognition and measurement provisions of the Interpretation are applicable for guarantees issued or modified after December 31, 2002 and we do not expect them to have a material effect on our financial statements.


   In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities -- an Interpretation of Accounting Research Bulletin No. 51." FIN No. 46 requires the primary beneficiary to consolidate a variable interest entity (VIE) if it has a variable interest that will absorb a majority of the entity's expected losses if they occur, receive a majority of the entity's expected residual returns if they occur, or both. FIN No. 46 applies immediately to VIEs created after January 31, 2003 and to VIEs in which the entity obtains an interest after that date. The adoption of FIN No. 46 in February 2003 did not have a material impact on our results of operations, financial position or cash flows.

                                    BUSINESS


   We were organized on March 31, 2000 and have been in the business of operating Internet data centers. Internet data centers are facilities leased by us through which we, for monthly and variable fees, provide our customers with: a secure location for their computer and telecommunications equipment; access to voice and data transmission services from a choice of network providers; services to monitor their computer and telecommunications equipment; and services, to store, back-up and protect their programs and data. Our Internet data centers, or AccessColocenters(SM) or IDCs, provide fail-safe environments for our customers' equipment by using back-up power generators as well as back-up battery power and specialized air conditioning systems. Our customers include major and mid-level network and Internet service providers, such as KMC Telecom, AT&T, OnFiber Communications, NorVergence and Zone Telecom, as well as various users of network services.
The network and Internet service providers named above comprised approximately 17%, 21%, 10%, 10% and 11%, respectively, of our revenues for the fiscal year ended March 31, 2003 and approximately 35%, 15%, 8%, 11% and 7%, respectively, of our revenues for the three months ended June 30, 2003.

   We currently operate nine IDCs in eight states: Arkansas, Kansas, Maine, New Hampshire, New Jersey, New York, Texas and Virginia. We developed our first two IDCs, which are located in Jersey City, New Jersey and Brooklyn, New York. Subsequently, we acquired seven additional IDCs; we acquired one IDC, located in Manhattan, New York, in December 2001; we acquired the other six in November 2002. As of October 10, 2003, we had 62 contracts with 43 separate customers, under which such customers pay us average monthly fees of approximately $8,000, ranging from $400 to $75,000 (for one of our customers), with average remaining terms of approximately 33 months. In August 2003, we also entered into an agreement with a company that operates data centers, which provides us with the option, subject to certain conditions, to cause its lease of such centers to be assigned to us.


   We were incorporated as AccessColo, Inc. and, in September 2000, our then parent, Fibertech & Wireless, Inc., a holding company formed on March 29, 2000 with no material assets or business activity, merged with and into us. In November 2001, we changed our name from AccessColo, Inc. to Access Integrated Technologies, Inc.

   Our company is actively seeking to expand into two new and interrelated business areas relating to the delivery and management of digital content to entertainment venues worldwide. We expect these new businesses, enhanced by our IDC business activities, to become our primary focus.


   In February 2003, we organized Access Digital Media, Inc., or AccessDM. AccessDM is an 80%-owned subsidiary of ours that has developed proprietary software designed to enable worldwide delivery of digital data -- including movies, advertisements and alternative content such as concerts, seminars and sporting events -- to movie theaters and other venues having digital projection equipment. We anticipate that the demand for services delivering digital content will increase as distributors, movie theaters and other entertainment venues increasingly employ a digital format for their presentations for reasons of cost savings, added flexibility and improved image quality. Our delivery services are expected to consist of: secure storage of digital content on our equipment; secure transmission of such content to locations having digital projection equipment; and tracking of the delivered digital content.


   On July 17, 2003, we signed an agreement to acquire the capital stock of Hollywood Software, Inc., or Hollywood SW, the leading developer of proprietary transactional support software for movie distributors in the U.S. Hollywood SW's licensed software records and manages information relating to the planning, booking and scheduling of movies, as well as their financial results. We believe that this acquisition will complement AccessDM's digital content delivery software by enabling Hollywood SW's customers to track and manage digital content delivery to entertainment venue operators. We will use a substantial portion of the net proceeds of this offering to complete our acquisition of Hollywood SW.

   Following our acquisition of Hollywood SW, we expect to be able to offer interrelated services that use aspects of each of our businesses and that have been specifically tailored for the delivery and management of digital content to entertainment venue operators. We believe that our ability to offer a wide range of services will differentiate us from other service providers, including digital media distributors.

Business strategy

   The principal elements of our business strategy are to:

o Market digital content delivery services as a complement to our other interrelated services by using our management's experience and relationships

   We will seek to use the software developed by AccessDM to complement, and be complemented by, the various products and services offered by Hollywood SW and our IDCs. In doing so, we will make modifications and enhancements requested by our customers. In addition, our management team, including A. Dale Mayo, our Chief Executive Officer, and Russell J. Wintner, expected to become the President and Chief Operating Officer of AccessDM, have considerable experience in the motion picture exhibition industry; we intend to take advantage of their experience and relationships to promote and effectuate AccessDM's business plan.

o  Expand our service and product offerings through additional acquisitions

   We have acquired, and expect to continue to acquire, assets and businesses for income and/or strategic purposes. We will seek to expand our service and product offerings by acquiring additional cash-flow positive businesses in strategic markets, including businesses providing complementary services and products and additional data center operations.

   We will continue to seek acquisitions of related and/or complementary businesses that will allow us to enhance and/or expand our existing services and products. Our acquisition of Hollywood SW will provide us with industry-leading software and project management capability in the entertainment industry that complements the digital content delivery service of AccessDM and Hollywood SW will benefit from the use of our IDCs and related service offerings.

   We also intend to increase the number of our IDCs by acquiring additional data center operations and/or related businesses that are cash-flow positive, have excess capacity for future growth and/or are located in strategic geographic locations. Our management has tentatively identified several operations consisting of between one and four data centers as potential targets.

   There can be no assurance we will actually acquire any related and/or complementary businesses or additional IDCs. In seeking these acquisitions, however, we will focus on businesses that can provide such additional services and products as hosting services, system integrators, disaster recovery solutions, software development, application service provider solutions, system monitoring and management, network design and/or development and voice and data bandwidth services. The types of services and products that we may acquire will depend, among other things, on our working capital and the purchase price of these businesses and/or operations. Depending upon our then financial condition, including our cash availability and projected revenues, we presently expect to finance, in whole or in part, acquisitions through public or private offerings of our securities. In addition, we may seek bank financing to the extent reasonably available and permitted by any agreements to which we are then a party.


o Enter into key strategic relationships in order to expand our sales reach, increase revenues and provide additional services

   In order to expand our ability to market our IDC network and related service offerings, we have entered into both formal agreements and informal sales, marketing and referral relationships with various bandwidth providers and system integrators and service providers. These agreements provide us with the ability to provide various services to our data centers, primarily including disaster recovery solutions, software development, system monitoring and management, and voice and data bandwidth services. We intend to enter into additional strategic and commercial relationships with communications service providers and application service providers, through which we will seek to attract additional IDC customers. By entering into these relationships, we have gained and expect to gain access to other companies' sales forces to market our services without having to expand our own sales force. We believe that these relationships could accelerate our revenue growth, support the AccessColocenter(SM) branding process, decrease the cost of sales, extend our sales reach and lead to greater network provider diversity at our facilities.

Access Digital Media, Inc.

 Formation/Background

   Access Digital Media, Inc., or AccessDM, is our 80%-owned subsidiary. We organized it to develop and provide software and systems enabling the worldwide delivery of digital content -- such as movies, advertising, trailers and alternative content, including concerts, seminars and sporting events -- to movie theaters and other venues having digital projection equipment. We have, with the assistance of a vendor engaged by us, developed digital content delivery software that has undergone final testing. We intend to make additional modifications and enhancements to increase such software's functionality and marketability. AccessDM is an example of how our company's IDCs can be used to increase our product and service offerings. See
" -- Business Strategy." We expect AccessDM to use our IDCs to store and, through its software, deliver digital content to movie theaters and other venues. We expect the demand for systems that deliver digital content to increase as the movie, advertising and entertainment industries continue to convert to a digital format. We believe that such industries will continue to convert to a digital format in order to achieve cost savings, greater flexibility and/or improved image quality. AccessDM's software will use our IDCs and their managed data storage services to deliver digital content using satellite and land-based transmission providers. AccessDM also intends to co-market its products and services with those of Hollywood SW, although the products and services of each may be provided independently.


   AccessDM has been, and will continue in the foreseeable future to be, financed principally by AccessIT. We incorporated AccessDM as a wholly owned Delaware subsidiary in February 2003. On July 23, 2003, we agreed to issue shares of capital stock to The Casey Group, Inc., a software consulting company, as compensation for its assistance in developing software enabling the delivery of digital content. We have agreed to issue 8,700 shares of our Class A Common Stock to The Casey Group if this offering is completed by December 31, 2003. If this offering is not completed by December 31, 2003, The Casey Group may require us to pay to it $43,500 in lieu of such 8,700 shares. In September 2003, we issued 750,000 shares of AccessDM's common stock, representing, after giving effect to such issuance, 20% of AccessDM's capital stock, following the final testing of our software.


   All software developed for or on behalf of AccessDM is the exclusive property of AccessDM, and The Casey Group has agreed not to develop a substantially similar product for three years. The operations of AccessDM will be controlled by AccessIT, and certain members of the senior management of AccessIT are also members of the senior management of AccessDM. Russell J. Wintner, who is expected to become AccessDM's President and Chief Operating Officer, will, upon his employment, receive options to purchase 200,000 shares of AccessDM's common stock and options to purchase 25,000 shares of AccessIT's Class A Common Stock at their then fair market values. Mr. Wintner is expected to receive compensation that is comparable to our senior vice presidents and he also will be paid a finder's fee in connection with our acquisition of Hollywood SW. See "Related party transactions." All intercompany transactions between AccessIT and AccessDM are expected to be conducted on competitive terms, including the terms of any future AccessIT investments in AccessDM and the terms of any intercompany sales.

   The software developed with The Casey Group is operational and we have begun to commercially market it. AccessDM, however, has not yet generated any revenues from the sale of this software and we anticipate that AccessDM will not generate any revenues in the current fiscal year, and will generate minimal revenue, if any, in fiscal year 2005. No assurance, therefore, can be given that AccessDM will ever be able to generate any revenues. In addition, based on customer needs and preferences, we may adapt or tailor the developed software.

 AccessDM's market opportunity


   We believe that digital content delivery eventually will replace the current method used for film delivery. Existing film delivery generally involves the time-consuming, somewhat expensive and cumbersome process of receiving bulk printed film, rebuilding the film into shipping reels, packaging the film reels into canisters and physically delivering the reels (by traditional ground modes of transportation) to movie theaters. We believe that the expanding use of digital movie projection equipment will lead to an increasing need for digital content delivery services. We have organized AccessDM to store and securely deliver, via electronic transmission (through copper wire, fiber optics or satellite), digital content, including movies, advertisements, alternative content and educational products.

   The movie exhibition industry now has the capability to present advertisements, trailers and alternative entertainment in a digital format and in a commercially viable manner. We believe the presentation of alternative entertainment at movie theaters can both expand their hours of operation and increase their occupancy rates. Movie theater owners may also be able to profit from the presentation of new and/or additional advertising in their theaters.


   Both the National Association of Theater Owners, or NATO, and Digital Cinema Initiatives, LLC, a consortium of seven major Hollywood studios, have publicly announced their intention jointly to develop and set universal standards and to develop a business model designed to allow the movie industry to effect a general transition to digital presentations. According to NATO, these standards and the business model are expected to be completed in the Spring of 2004. During 2003, there were approximately 160 high-end digital projectors and more than 2,700 digital installed advertiser screens worldwide according to Screen Digest. We believe that AccessDM's growth will correspond to growth in the digital movie, alternative entertainment and advertisement markets.


 AccessDM's products and services

   AccessDM's principal service offering is the secure and reliable distribution of digital content through our IDC platform. We will name our services "Digital Express e-Courier Services." See "--AccessDM's intellectual property." This service entails AccessDM's obtaining a digital master of an audio and/or visual presentation from the content owner, storing and delivering the digital content and tracking and confirming its delivery. AccessDM expects to offer its delivery service to the owners of digital content through a broad choice of bandwidth providers within each platform (i.e., copper wire, fiber optics or satellite). We intend to use our existing and any additional IDCs to accommodate the services to be provided by AccessDM.

   For entities, like theaters, that receive digital content, AccessDM may also develop a series of interfaces that work with third-party playback devices to enable theaters and other venues to receive error-free programming through an automated system. Initially, AccessDM may develop a simple in-theater playback device of its own to facilitate initial testing and implementation. Existing companies (e.g., Thomson, Avica, EVS and Kodak), however, have already developed these devices and we expect new hardware companies will eventually develop these playback devices as well. Consequently, developing and providing an in-theater playback device will not be a principal service of AccessDM.

   AccessDM expects to charge its customers a one-time set-up fee based on the size of its content file; a distribution or delivery fee based on the size of its content file and the number of destinations to which the content file will be delivered; a customization fee, if required; and a fee for changes to the content file or the destination(s) to which the content file is to be delivered. We anticipate that AccessDM will also provide professional consulting services to users of its delivery services.

   AccessDM intends to co-market its services and products with the products and services offered by Hollywood SW. Although the services of each could be used independently, using AccessDM's delivery service in conjunction with the services of Hollywood SW would enable owners of digital content to deliver securely such content to their customers and, thereafter, to manage and track data regarding the presentation of the digital content, including different forms of audio and/or visual entertainment. We believe that no other company presently provides such combined services.

 AccessDM's intellectual property


   Although it has developed, through The Casey Group, proprietary software, AccessDM currently owns no registered forms of intellectual property. AccessDM expects to seek servicemark registrations in respect of the name AccessDM and the phrases "Digital Express e-Courier Services" and "The courier for the digital era." AccessIT has applied for trademark protection of the name Access Digital Media.

 AccessDM's target customers

   We desire to provide AccessDM's services ultimately to major movie studios, particularly through relationships that we and Hollywood SW have developed or may develop with these studios. AccessDM's initial marketing focus, however, will be on independent studios and distributors, alternative content providers and advertising agencies. We believe that our initial target customers have made progress in developing digital presentations but that high-quality delivery services are currently unavailable to them. Over time, we believe that major movie studios will expand beyond their traditional distribution methods, involving the physical delivery of digital files, to include electronic digital content delivery for the reasons discussed above. See
"-- AccessDM's market opportunity." AccessDM currently has no customers.

 AccessDM's competition

   Companies that have developed forms of digital content delivery to entertainment venues include:

   o Regal Entertainment Group, which has developed a system for delivering certain digital content to its own theaters, including non-motion picture content and advertising;

   o National Cinema Network, a wholly owned subsidiary of AMC Entertainment that has developed a system known as Digital Theatre Distribution System for delivering advertising to movie theaters;

   o Boeing Digital Cinema, which has provided satellite-only delivery of major motion pictures on a limited basis to in-theater systems owned by The Boeing Company; and

   o Technicolor Digital Cinema, an affiliate of the Thomson company, has concentrated on an in-theater system to manage content file(s) that are delivered physically, and not electronically, to theaters.


   AccessDM has only recently completed, with the assistance of The Casey Group, development and testing of software that will enable the delivery of digital content. Although AccessDM currently does not have any customers, we believe that AccessDM, through its technology and management experience, and the expected acquisition of Hollywood SW, can differentiate itself from these companies by providing a competitive alternative to their forms of digital content delivery.


 AccessDM's sales and marketing

   AccessDM intends to market its products and services primarily through networking and relationship-building activities, supported by presentations at industry trade shows and similar events. We believe that the entertainment business is largely based on and driven by personal and business relationships. We have, therefore, selected two individuals -- A. Dale Mayo and Russell J. Wintner -- who have significant experience and relationships in the movie and emerging entertainment markets -- to lead AccessDM's marketing efforts.

   A. Dale Mayo, AccessDM's Chief Executive Officer, is a co-founder and the Chief Executive Officer of AccessIT, and previously co-founded and developed Clearview Cinema Group, Inc., or Clearview, a large theater circuit in the New York metropolitan area which was later sold to Cablevision Cinemas, LLC. In his tenure as the Chief Executive Officer of Clearview, Mr. Mayo developed close working relationships with many of the top theater operators in the United States, as well as heads of distribution in Hollywood and New York.
Mr. Mayo is on the advisory board of the Will Rogers Motion Picture Pioneers Foundation. See "Management."

   Russell J. Wintner, who is expected to become AccessDM's President and Chief Operating Officer, is a member of the Society of Motion Picture and Television Engineers, and serves on the Digital Cinema Group standards committee; he is a board member of NATO and a member of its Technical Committee that is working directly with Digital Cinema Initiatives, a consortium of seven major
Hollywood studios created to develop standards and a business model for the digital cinema industry. Mr. Wintner frequently sits on industry panels at seminars and conventions. See "Management."

   We expect to co-market the services of AccessDM to the current and prospective customers of Hollywood SW, using marketing and sales efforts and resources of both companies. As the digital content

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industry continues to develop, and the services of AccessDM are refined, we may engage in other marketing methods, such as advertising and service bundling, and may hire additional sales personnel.

Hollywood Software

 Acquisition

   On July 17, 2003, we entered into an agreement to purchase all the capital stock of Hollywood SW from David Gajda and Robert Jackovich, or the sellers. Hollywood SW is the leading developer of proprietary transactional software for movie distributors in the U.S.


   The closing of the Hollywood SW acquisition is subject to several conditions, the principal one of which is our receipt of at least $3 million in net proceeds from this offering. Other material conditions to the closing include all representations and warranties being true and correct in all material respects; the termination of Hollywood SW's option plan; the listing of our Class A Common Stock for trading on a national securities exchange; the execution of employment agreements with David Gajda, Hollywood SW's President, and Robert Jackovich, Hollywood SW's Chief Technology Officer; and the execution of an agreement in connection with the security interests granted in respect of the promissory notes. We expect to close the acquisition at the time of completion of this offering. We will use $2.45 million of the net proceeds of this offering to pay the remaining cash portion of the purchase price of Hollywood SW. We paid $50,000 in cash to the sellers in July 2003. The balance of the purchase price will be paid by our issuing 8% promissory notes in the aggregate principal amount of $3 million and 400,000 shares of our restricted Class A Common Stock. Under the Hollywood SW acquisition agreement, we have agreed to issue to the sellers an aggregate of 400,000 shares of our Class A Common Stock, less the number of shares to be issued by us, at the direction of the sellers, to certain optionees of Hollywood SW. We will provide the sellers and the optionees with a price guarantee of $3.60 per share because these shares may not be resold during the 18-month lock-up period commencing on the effective date of the registration statement of which this prospectus forms a part, subject to certain exceptions. See "Shares eligible for future resale." As and to the extent that the sellers and the optionees become able to resell their shares without contractual or legal restriction (other than volume restrictions under Rule 144(e) of the Securities Act), we will be required to issue additional shares of our Class A Common Stock if the market price of the Class A Common Stock is less than $3.60. The number of additional shares will be equal to the number of saleable shares multiplied by the quotient obtained by dividing (a) the difference between $3.60 and the market price by (b) the market price. For this purpose, market price means the average closing price of our Class A Common Stock for a set number of days prior to the date on which the shares could have been freely sold by the sellers. In no event, however, will we be required to issue more than 80,000 additional shares of our Class A Common Stock. Our price guarantee will operate even if the sellers and optionees do not resell any shares when they are able to do so.


   The purchase price for Hollywood SW is subject to increase during each of the three years after the closing of the acquisition if Hollywood SW achieves fixed annual targets of earnings before interest, income taxes, depreciation and amortization expense, or EBITDA; any additional payment is to be made in the same proportionate combination of cash, promissory notes and shares of our Class A Common Stock as the purchase price payable at closing, prior to giving effect to any direct payments of cash and shares made to the optionees.

   o In each of the three years after the closing of the Hollywood SW acquisition, we will be required to pay an additional purchase price if EBITDA for such year exceeds $1 million.

   o Even if EBITDA does not exceed $1 million for such year, we will be required to pay an additional purchase price for any subsequent year in such three-year period if EBITDA for the subsequent year exceeds
     $1 million plus 120% of the shortfall from the immediately prior year.

   o If, for example, Hollywood SW's EBITDA in the first year were $800,000, then no additional purchase price would be payable in the first year and none would be payable for the second year unless Hollywood SW's EBITDA for the second year exceeded $1.24 million (i.e., $1 million plus 120% of $200,000, the shortfall from the first year).

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   o Assuming Hollywood SW's EBITDA in the first year were $800,000, if
     Hollywood SW's EBITDA for the second year is only $1.1 million, then no additional purchase price would be payable in the second year (i.e., because there would be a shortfall of $140,000 between EBITDA in the second year and the new earnings target of $1.24 million). An additional purchase price also would not be payable in the third year unless Hollywood SW's EBITDA for the third year exceeded $1.168 million (i.e., $1 million plus 120% of $140,000, the shortfall from the prior year).

In each year that the applicable EBITDA target is achieved, we will pay an additional purchase price of $0.67 for each $1.00 in excess of the applicable EBITDA target.

   Under the terms of the promissory notes, the principal amount of $3 million and interest at the rate of 8% per year are due and payable in 20 equal quarterly installments commencing on the first day of the first full month after the closing of the Hollywood SW acquisition. All or part of any of the promissory notes may be prepaid at any time without premium or penalty. We have agreed not to incur any indebtedness other than the following: purchase money indebtedness; indebtedness subordinate and junior in payment to the sellers' notes; indebtedness used to repay the sellers' notes; indebtedness incurred in connection with the acquisition of all or substantially all of the assets or equity of a business that is unsecured or secured only by such assets or equity, is in a principal amount not greater than 50% of the acquisition price and does not provide for amortization less favorable to the company than equal monthly installments over a five-year period; indebtedness of up to $1 million provided by a bank or institutional lender, which may be secured by our company's assets; and indebtedness incurred solely to repay or refinance any of the foregoing permitted indebtedness. Our obligations to repay the promissory notes and to pay any additional purchase price will be secured by a pledge of all of Hollywood SW's capital stock.


   We expect that all current employees of Hollywood SW will continue as employees of Hollywood SW after its acquisition by us. Upon our acquisition of Hollywood SW, Mr. Gajda and Mr. Jackovich will enter into employment agreements with Hollywood SW, and confidentiality and non-compete agreements with AccessIT, under which they will agree not to compete with the business of Hollywood SW for any period during which they receive any severance payments from Hollywood SW. See "Management -- employment agreements." Our stock purchase agreement with the sellers separately prohibits their competition with the business of Hollywood SW for the period of five years from the closing of the acquisition.


   In connection with this offering, the sellers and Hollywood SW have agreed to cooperate with us and the underwriter in completing this public offering, including assisting us with, and providing any materials necessary in, the preparation of the registration statement of which this prospectus forms a part. The sellers and we have agreed to indemnify each other for any losses incurred as a result of breaches by the other of any of its/his agreements, representations or warranties, subject to certain exceptions and limitations.

 Hollywood SW's market opportunity

   Hollywood SW is the leading developer of proprietary transactional software for movie distributors in the U.S. Hollywood SW's software products enable its customers to record and manage information relating to the planning, booking and scheduling of movies in movie theaters, as well as to track the financial operating results of exhibited movies.

   The customers for Hollywood SW's existing software and consulting services consist principally of distributors and exhibitors of filmed entertainment. Hollywood SW has focused on licensing its products to North American feature film distributors and movie theater chains.


   We believe that Hollywood SW's products have become the generally accepted method used by film distributors to manage and track data regarding the presentation of filmed entertainment. We believe also that distributors using Hollywood SW's distribution software system, so called TDS2000, have, for the period 1999 through 2002, generated approximately 36%, cumulatively, of U.S. theater box office revenues. In addition to providing its system currently to analog film industry customers, we believe that Hollywood SW can easily adapt this system to serve the expanding digital entertainment industry as well. Because of its established leadership position, we expect that Hollywood SW's products and services to be accepted as an important component in the digital content delivery and management business.


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   We believe that the anticipated transition to digital content delivery will require a high degree of coordination among content providers, customers and intermediary service providers. Producing, buying and delivering media content through worldwide distribution channels is a highly fragmented and inefficient process that we expect to become streamlined and enhanced through the continuing development of and general transition to digital forms of media. Hollywood SW's principal objective is to provide its transactional software to current film industry customers and, through AccessDM's digital content delivery software, to the expanding digital entertainment industry.

 Hollywood SW's products and services

   Hollywood SW has developed software applications that are available to customers of varying sizes, through both software licenses and its application service provider, or ASP service. Current proprietary software products of Hollywood SW consist of the TDS2000 -- Theatrical Distribution System, or TDS2000, which manages key operational and financial elements of film distribution for film distributors and studios; EMS -- Exhibition Management System, or EMS, which manages key operational and financial elements of film exhibition for theater circuits; MPPS -- Motion Picture Planning System, or MPPS, which uses various film criteria and historical performance data to plan and initiate film release strategies; and the Media Manager System, or MMS, which facilitates the planning and tracking of newspaper advertising campaigns.

   These products are provided to film distributors and theater circuits through either software licenses or Hollywood SW's ASP service. Under a software license, a customer pays a significant up-front license fee and, depending on the agreement, may make periodic payments for the right to use Hollywood SW's software on its computer systems. Customers also pay software maintenance fees under separate annual support agreements, under which Hollywood SW provides maintenance services and technical support. The license arrangement is designed primarily for larger customers with sufficient capital and the resources to own and manage complex database applications. Under its ASP service, a customer makes periodic payments under an annual service agreement for the right to access and use Hollywood SW's software through the Internet. The ASP service is designed primarily for medium- to smaller-sized distributors and exhibitors.

 Hollywood SW's intellectual property

   Although Hollywood SW currently holds no patents or registered trademarks or service marks, it does have intellectual property consisting of

   o licensable software products, including TDS2000;


   o internet data services, including the On-Line Release Schedule (as described below, "--Hollywood SW's other data services"), HollywoodSoftware.com, RightsMart.com, TheatricalDistribution.com and Indie-Coop.com;

   o domain names, including EPayTV.com, EpayTV.net, HollywoodSoftware.com, HollywoodSoftware.net, Indie-Coop.com, Indie-Coop.net, IPayTV.com; PersonalEDI.com, RightsMart.com, RightsMart.net,
     TheatricalDistribution.com and Vistapos.com;

   o unregistered trademarks and service marks, including Coop Advertising V1.04, EMS, EMS ASP, Exhibitor Management System, Hollywood Software, Inc., HollywoodSoftware.com, Indie Co-op, Media Manager, On-Line Release Schedule, RightsMart; TDS2000 and TheatricalDistribution.com.;

   o know-how; and

   o logos, including those in respect of Hollywood Software, TDS2000 and EMS.


 Domestic theatrical distribution

   Hollywood SW's first, and most mature, software product, TDS2000, enables U.S. film distributors to plan, book and account for theatrical film releases. It also allows distributors to collect and analyze related financial operations data. We believe that TDS2000 has become the U.S. industry standard in recording and monitoring domestic distribution of theatrical films. According to the 2003 edition of Screen Digest, Hollywood SW has "a virtual monopoly on the accounting software for tracking and controlling the releases

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of film prints to distributors." TDS2000 is currently licensed to several distributors, including 20th Century Fox, Paramount Pictures, Artisan Entertainment Films and Lions Gate Films; these distributors comprised 15%, 8%, 6%, 3% and 4%, respectively, of Hollywood SW's revenues for the fiscal year ended March 31, 2003, and 36%, 14%, 4%, 0% and 3%, respectively, of Hollywood SW's revenues for the three months ended June 30, 2003. Also, several distributors subscribe to Hollywood SW's ASP service, including IFC Films, First Look/Overseas Film Group, Newmarket Films and Gold Circle Films; these distributors comprised 9%, 3%, 2% and 8%, respectively, of Hollywood SW's revenues for the fiscal year ended March 31, 2003, and 4%, 4%, 9% and 10%, respectively, of Hollywood SW's revenues for the three months ended
June 30, 2003. In addition, Hollywood SW licenses to customers other distribution-related software, including MPPS and MMS, that further automate and manage related aspects of film distribution, including advertising, strategic theater selection and competitive release planning. We do not expect any of these customers to terminate their relationship with Hollywood SW as a result of its acquisition by us.


   Hollywood SW generates revenues from its software products through various fees: software license fees, ASP service fees, software maintenance fees, software development fees and consulting service fees. Under its software license arrangements, significant up-front fees are paid and periodic payments are generally made upon the occurrence of certain milestones: for example, execution of the license agreement, delivery of the software and acceptance on use of the software by the customer. Software maintenance fees are paid under separate annual support agreements, under which Hollywood SW provides maintenance services and technical support. Under Hollywood SW's ASP service, periodic payments are made for the right to access and use Hollywood SW's software through the Internet, based on the occurrence of certain milestones. Maintenance services are included as part of the annual service agreement for Hollywood SW's ASP service. Customers that license Hollywood SW's products also may pay for product feature enhancements, which include software developments; Hollywood SW has generated a significant portion of its revenues from consulting fees that it charges (on an hourly basis) for implementation of the applicable product and training of the personnel of the licensed or ASP service customers.

 International theatrical distribution

   Hollywood SW intends to enhance TDS2000 to cover and support international theatrical film distribution. We believe that many U.S.-based studio distributors are re-evaluating their general strategy of distinguishing between domestic and international film distribution operations and are considering a move toward worldwide theatrical distribution under a unitary operational structure. We believe that this strategic change, if it were to occur, would likely create international demand for Hollywood SW's software applications. Hollywood SW is currently working separately with the Walt Disney Company and 20th Century Fox to analyze the benefits of replacing their international distribution systems. Separately, Hollywood SW is working with 20th Century Fox to document the specifications for a viable international version of TDS2000.

 Film exhibition

   Hollywood SW also has developed the Exhibitor Management System, or EMS, a web-enabled application. This web-enabled theater management application is designed to manage certain aspects of theater operations, record all transactions with film distributors, and consolidate transactional data from each theater's box office ticketing and concession software. EMS is currently licensed to five customers.

 Hollywood SW's other data services

   Hollywood SW, through the sales efforts of Movieline International, currently offers the On-Line Release Schedule, which provides automated, real-time industry data on a subscription basis. The On-Line Release Schedule debuted in October 2001. Twenty film distributors and exhibitors currently subscribe to the On-Line Release Schedule.

   Widespread use of Hollywood SW's products and services, if it were to occur, would enable Hollywood SW to collect industry data and provide additional value-added services. Hollywood SW also may use EMS,

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which operates directly with various box office ticketing systems, to gather and sell film performance and demographic data.

 Hollywood SW's competition

   Within the major movie studios and exhibition circuits, Hollywood SW's principal competitors for its products are in-house development teams, which generally are assisted by outside contractors and other third-parties. We believe that Hollywood SW's TDS2000 software is currently the preferred solution for U.S. film distributors. Most distributors that do not use the TDS2000 software use their own systems. Internationally, Hollywood SW is not aware of any significant similar software on the market. Hollywood SW's film exhibition product, EMS, competes principally with customized solutions developed by the large exhibition circuits and at least one other competitor that has been targeting mid- to small-sized exhibitors.

 Hollywood SW's marketing sales and business development

   Hollywood SW's senior management team is involved in its sales and business development efforts. Hollywood SW intends to co-market its products and services with the services of AccessDM, although each will be able to market their products and services independently. Although new customers are generated usually through referrals, Hollywood SW also selectively advertises in trade journals and its representatives regularly attend trade shows, such as ShowEast and ShowWest.

IDCs

 Market opportunity/Industry background

   Shift to outsourcing. We believe that the overall market for IDC services has been largely driven by the rapid growth in Internet usage and a significant shift by companies to outsourcing, or engaging third parties to provide, their data center services. These services are not the principal focus of these companies, divert them from their core businesses and require significant investment.

   A fragmented industry presents consolidation opportunities. We believe that currently there is no significant concentration of ownership of independent and carrier-owned data centers and that many smaller operators are attempting either to exit the data center business or become part of larger organizations. Tier1Research's January 2003 Internet Data Center Supply Update, which included a survey of 133 data center operators in the U.S. -- consisting both of those operated by carrier-owned operators and those operated by independent non-carrier operators -- reported an average of only
3.5 data centers per operator. In addition, various investors, landlords, entrepreneurs and communications carriers that have entered the data center business are exploring ways to obtain an improved return on their investments. We believe that, because we have considerable experience in acquiring IDCs, these events present a valuable opportunity to us.

   Data center utilization rates are improving. We believe there was an overbuilding of data centers that occurred as a result of the increased demand from Internet-based companies in 1999 and 2000. Many of these Internet-based companies, however, did not become, or did not continue to be, data center tenants when they went out of business. According to Tier1Research, the average utilization rate (the amount of data center square footage used compared to available square footage) in January 2003 was approximately 33% in the U.S. and 32% worldwide, reflecting an improvement in domestic and foreign utilization rates from 27.3% each for the six months ended January 2003. Tier1Research projects that utilization rates will increase even more rapidly during 2003.

   Growth in data use is driving complex data management services. We believe that the demand for services that store data will continue to grow as a result of increasing amounts of stored data, increasing storage complexity, increasing value of certain information and a potential shortage of in-house information technology personnel. In February 2003, Gartner Dataquest estimated that aggregate revenues generated by providers of outsourced managed data storage services in North America could approach $17 billion by 2006, up from $12.2 billion in 2001, representing a 7% compounded annual growth rate. Since September 11, 2001,

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we believe that there has been an increasing awareness of the need for the back-up and disaster recovery services that data centers can provide.

 Our IDCs

   We operate IDCs through which we provide our customers with secure and fail-safe locations for their computer and telecommunications equipment, access to voice and data transmission services from a choice of network providers, and services to monitor their computer and telecommunications equipment and to store, back-up and protect their programs and data, including our AccessStorage-On-Demand(SM) managed storage services, which store and copy data.


   The company currently operates nine IDCs, called AccessColocenters(SM), in eight states: Arkansas, Kansas, Maine, New Hampshire, New Jersey, New York, Texas and Virginia. The company's AccessColocenters(SM) serve a variety of customers, including traditional voice and data transmission providers, long distance carriers and commercial businesses. The company provides IDC services under agreements generally having terms of from one to ten years. As of October 10, 2003, we had 62 contracts, with 43 separate customers, requiring payment of average monthly fees of approximately $8,000, ranging from $400 to $75,000 (for one of our customers), with average remaining terms of 33 months.


   We developed our first two IDCs -- in Jersey City, New Jersey and Brooklyn, New York -- and acquired the additional seven; one in December 2001 and six more in November 2002.

   On December 21, 2001, we acquired one IDC from BridgePoint International
(USA) Inc., or BridgePoint, consisting principally of customer contracts, leasehold improvements, furniture and fixtures, machinery and equipment used at the IDC, which is located in Manhattan, New York. The company purchased this IDC for an initial purchase price of $335,000. The company agreed to pay an additional purchase price of $500,000 to be paid (under certain circumstances) in 12 monthly installments of $41,667 after the closing of the acquisition. After payment by the company of two of the installments, the company and BridgePoint's parent, Bridgepoint International (Canada) Inc., had a dispute that was resolved by our payment of $200,000, or roughly half of the remaining purchase price payments. In connection with the acquisition, we assumed obligations arising under data center customer agreements and a capital lease of certain machinery and equipment.


   On November 27, 2002, the company acquired six IDCs from Ronald Stafford, Scott Wilmont, R.E. Stafford, Inc. d/b/a ColoSolutions and Colo Solutions Global Services, Inc., collectively, ColoSolutions, consisting principally of customer contracts, leasehold improvements and machinery and equipment used at the six IDCs. The six IDCs are located in Little Rock, Arkansas; Manchester, New Hampshire; Portland, Maine; Roanoke, Virginia; Waco, Texas; and Wichita, Kansas. The company purchased these IDCs for $3.5 million, $1 million in the form of a 9% one-year promissory note secured by the assets underlying the IDCs purchased by us from ColoSolutions and is due and payable on November 27, 2003. A portion of the net proceeds of this offering will be used to repay this note. See "Use of proceeds." In connection with this acquisition, we assumed obligations arising under data center customer agreements, the leases in respect of the six IDCs and capital leases of certain machinery and equipment.

   In August 2003, the company entered into an agreement with Universal Access, Inc., or UA, whereby the company has the option to license data center space, at prescribed rates, in any one or more of ten specified UA data centers nationwide. The company, in turn, may license the space it licenses from UA to the company's customers under separate agreements. The term of the agreement with UA is initially for six months, and will automatically be extended to two years if the company licenses 750 or more square feet in the aggregate, across all UA data centers. If the company licenses 1,500 or more square feet at a single UA data center, the company has the option to demand that UA's data center lease, in its entirety, be assigned by its landlord to the company. Although UA has agreed to assist the company in obtaining such assignment, there can be no assurance that the company can successfully negotiate an assignment with the respective landlord(s). In the event that a UA data center lease is assigned to the company, UA and the company have agreed on some of the terms under which UA would license space from the company in order for UA to continue operations in the data center. As of October 10, 2003, the company had not licensed any space under the UA agreement.


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   We do not intend to build any additional IDCs. Instead, we intend to continue to expand our IDC base by acquiring additional existing, operational IDCs from third parties.


   Our overall utilization rate as of October 10, 2003 was 25%; our utilization rate would have been 39% if the results of our Brooklyn, New York facility, which was the first IDC we built, were not included. The purchase prices that we paid for our additional IDCs reflected such overall 25% utilization rate and, therefore, we believe present us with an opportunity to increase significantly our results of operations, largely because the variable costs in adding new customers are relatively low.

 IDCs colocation services


   We provide our customers with flexible space in our IDCs to house data and voice transmission equipment, as well as their computer equipment. Our customers can choose from a variety of space offerings, including a single-locking cabinet, a private cage (under 500 square feet) or a private suite (over 500 square feet). Colocation services require an initial installation fee and a monthly charge based on the size of the space offering selected by the customer. The terms of our IDC customer agreements, covering 40 separate customers, generally range from one to ten years.

 IDC's power availability

   Our colocation service fees typically include a charge for a minimum amount of electrical power (i.e., a certain number of amps) connected to a back-up generator so that power can be provided even if electricity from the electrical company is lost or becomes unavailable. We, however, provide our customers with access to additional amperage for AC and/or DC power. Additional power availability is provided for an initial installation fee and a separate monthly charge. We currently bill seven customers for additional power availability.

   Cross-Connect/Direct Interconnections Customers have the ability to connect cables (both fiber and copper) directly to another IDC customer for voice and data transmission services. These cross-connect services are provided for an initial installation fee and a separate monthly charge. We currently bill 13 customers for cross-connect services.

   "Smart Hands" Services. We offer our so-called "Smart Hands" service, which provides customers with access to our IDC staff for a variety of tasks when their own staff is not on site. These tasks may include equipment rebooting, power cycling, card swapping and performing emergency equipment replacements. Services are available on demand or by customer contract and are provided for set hourly fees.

   Riser Access. Customers have the ability to use our risers, which are pipes used to connect cables (both fiber optic and copper) from our customers' computer equipment to other companies' computer equipment located outside of our IDCs but within the building that our IDC is located. To do so, they must pay a monthly charge to use a portion of our risers. We currently bill five customers for use of our risers.

 IDC's managed storage services

   We offer managed storage services that use hardware and software from such industry leaders as EMC, Brocade, StorageTek and Veritas. We presently have one customer for such services. Our managed storage services, known as AccessStorage-on-Demand(SM), are generally priced on a per gigabyte of usage basis and include the following:

   o AccessStore(SM): Provides customers with reliable primary data storage that is connected to their computers.

   o AccessBackup(SM): Provides customers that have their computers located within one of our IDCs with a tape back-up copy of their data that can then be sent to the customer's computer if the customer's data is lost, damaged or inaccessible.

   o AccessBusinessContinuance(SM): Provides a choice of services designed with a high level of access to data to maintain customer systems. Services include remote tape back-up, up-to-the-minute copies and

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     restoration of customers' data and automatic switchover to a remote server in the event a customer's server crashes.

   o AccessData Vault(SM): Enables our customers, in a cost-effective manner, to protect and back-up their data. It combines advanced data storage and recovery software with the security of our IDCs. It allows users to schedule data back-up time and frequencies and is fully automated after initial set-up. During the back-up process, it compresses and encrypts the user's data and transmits the data to our IDC for storage on our EMC Symmetrix Storage Array. It also detects ongoing changes to files and backs-up only those changes, making daily back-ups more efficient.

   Our managed storage services, or AccessStorage-on-Demand(SM), are provided through a non-exclusive Distribution Agreement that we entered into with ManagedStorage International, Inc., or ManagedStorage, on July 16, 2001. Under the agreement, ManagedStorage agreed to grant us certain rights to market and resell its hardware and software products under our AccessStorage-on-Demand(SM) brand. We agreed to purchase, through ManagedStorage, certain equipment, pay ManagedStorage a one-time set-up and configuration fee and pay ManagedStorage a variable monthly fee based on subscriber use of the software products. The Distribution Agreement expires on July 16, 2004, but it will automatically be extended for additional one-year periods unless we or ManagedStorage provide
90 days' written notice prior to the expiration of the term or any extension period.

   All managed storage services are available separately or may be bundled together with other services. Monthly pricing is based on the type of storage (tape or disk), the capacity used and the level of the access required.

   Our managed storage services are designed to provide the following benefits to customers:

   o Choice of IDC products and services

   o Choice of bandwidth providers

   o Access to easily expandable storage and disaster recovery solutions

   o Reliable, fail-safe environments

   o Rapid speed of implementation

 Our IDC customers

   Our AccessColocenters(SM) provide services to a variety of customers, including traditional voice and data transmission providers, long distance carriers and commercial businesses.


   Our principal customers include KMC Telecom, AT&T, NorVergence, OnFiber Communications and Zone Telecom, which comprised approximately 17%, 21%, 10%, 10% and 11%, respectively, of our revenues for the fiscal year ended March 31, 2003 and approximately 35%, 15%, 11%, 8% and 7%, respectively, for the three months ended June 30, 2003.


 Sales and business development

   We market our services through a program using a variety of media and channels, including a small direct sales force, sales channels and referral programs.


   Our IDC direct sales force presently consists of our President and five other employees. This team is supported by both our operations and legal personnel.


   Our sales channels and referral programs include:


   o Providers of complementary services, including system integrators, such as The Casey Group (a 20% stockholder of AccessDM) and CoreServe;


   o Communications carriers, such as Qwest, Cogent, Con Edison Communications and others that sell their bandwidth services to our customers;

   o Landlords, real estate brokers and other IDC providers;

   o Colocation brokers and on-line directories;


   o Storage hardware and software vendors, such as Brocade Communications Systems, Inc., VERITAS Software and EMC(2) Corporation, with which we share leads and opportunities; and

   o AccessDM and Hollywood SW will co-market IDC services as an integral component of or complement to their own services.

   Our principal marketing objective for our IDCs is to develop sales opportunities by increasing market awareness of our products and services and of the potential cost-savings and other benefits of using our IDC services rather than attempting to replicate the services internally. Our marketing strategy includes an active public relations campaign, print advertisements, online advertisements, trade shows, speaking engagements, strategic partnerships and ongoing customer and vendor communications programs. We are focusing our marketing efforts on public relations, developing referral relationships and participating in industry conferences and similar events.

Research and development

   AccessIT has not expended any monies on research and development activities during either of its past two fiscal years in connection with its IDC business.

Employees

   Immediately after our acquisition of Hollywood SW, we expect to have 21 employees, one of whom will be part-time. Six of our employees will be in sales and marketing, six will be in research and development and technical services and nine will be in accounting and administration. None of such employees is represented by a labor union; we believe that our employee relations are satisfactory.

Properties

   The company's executive offices are located in Morristown, New Jersey. Our nine IDC facilities are located in Jersey City, New Jersey; the Manhattan and Brooklyn Boroughs of New York City; Portland, Maine; Manchester, New Hampshire; Roanoke, Virginia; Wichita, Kansas; Little Rock, Arkansas; and Waco, Texas. Our executive offices and all of our IDC facilities are leased. We do not own any real property.

   We are a party to separate leases for each of our nine IDC facilities. These leases cover an aggregate square footage of 67,200, under which we are paying an aggregate monthly rent of $192,000. The rental periods remaining on these leases range from approximately three months (under our Roanoke, Virginia facility lease, the term of which we intend to extend if our customer at that facility renews its agreement with us) to 13 years and, with the exception of our leases for the Jersey City, New Jersey and Brooklyn, New York facilities, which expire in 2009 and 2016, respectively, include options to renew the leases. The lease of our executive offices expires on May 31, 2005, has a five-year renewal option, covers 5,237 square feet and has a monthly rent of $12,219. We believe that we have sufficient space to conduct our business for the foreseeable future. All of our leased properties are, in the opinion of our management, in satisfactory condition and adequately covered by insurance.

   In connection with our acquisition of Hollywood SW, we will assume the obligations of Hollywood SW under a Commercial Property Lease, dated January 1, 2000, between Hollywood SW and Hollywood Media Center, LLC, or HMC, the landlord. The lease is for the executive offices of Hollywood SW, has a monthly rent of $2,335 and covers 2,115 square feet. The lease expires on December 31, 2003. We expect to extend this lease for at least one year on substantially similar terms. HMC is a limited liability company 95% owned by David Gajda, one of the sellers of the capital stock of Hollywood SW. See "Related party transactions."

   In August 2003, we entered into an agreement with UA, which provides us with an option to license data center space in any one or more of ten specified UA data centers nationwide. We, in turn, may license the UA space to our customers under separate agreements. We also have the option, subject to certain conditions, to cause the UA's data center lease to be assigned to us by its landlord. As of October 10, 2003, we had not licensed any data center space under our agreement with UA. See "IDCs -- Our IDCs.

                                   Management

Directors, executive officers and key employees


   The following table sets forth information concerning our directors, executive officers, key employees and members of our board of advisors as of September 30, 2003.



Name                                                  Age     Position(s)
----                                                  ---     -----------
A. Dale Mayo......................................    62      President, Chief Executive Officer and Chairman of
                                                               our Board of Directors

Jeff Butkovsky....................................    43      Senior Vice President -- Managed Services

Kevin J. Farrell..................................    42      Senior Vice President -- Data Center Operations and a director

Brett E. Marks....................................    41      Senior Vice President -- Business Development and a director

Gary S. Loffredo..................................    38      Senior Vice President -- Business Affairs; General Counsel; and
                                                               Secretary; and a director

Brian D. Pflug....................................    37      Senior Vice President -- Accounting and Finance

Kevin A. Booth....................................    34      Director

Robert Davidoff...................................    76      Director

Wayne L. Clevenger................................    60      Director

Matthew W. Finlay.................................    36      Director

Gerald C. Crotty..................................    51      Director

David Gajda*......................................    47      Key employee

Robert Jackovich*.................................    43      Key employee

Russell J. Wintner**..............................    51      Key employee

Edward H. Herbst..................................    60      Member of our board of advisors

John L. O'Hara....................................    50      Member of our board of advisors

Harvey Marks......................................    72      Member of our board of advisors

Cary C. Jones.....................................    65      Member of our board of advisors


---------------
* Presently, the stockholders and executive officers of Hollywood Software, Inc., or Hollywood
    SW.
** Expected to become President and Chief Operating Officer of AccessDM, our 80%-owned subsidiary, upon completion of this offering.


   The following biographical information about our directors, advisors, executive officers and key employees is based solely on information provided to us by them. There are no familial relationships between or among any of our directors, board of advisors members, executive officers and key employees, except for Brett E. Marks, one of our directors, who is the son of Harvey Marks, a member of our board of advisors.


   A. Dale Mayo is a co-founder of the company and has been Chairman, President and Chief Executive Officer since our inception on March 31, 2000. From
January to March 2000, Mr. Mayo explored various business opportunities, including data center operations. From December 1998 to January 2000, he had been the President and Chief Executive Officer of Cablevision Cinemas, LLC. In December 1994, Mr. Mayo co-founded Clearview Cinema Group, Inc., which was sold to Cablevision Cinemas in 1998. Mr. Mayo was also the founder, chairman and chief executive officer of Clearview Leasing Corporation, a lessor of computer peripherals and telecommunications equipment founded in 1976. Mr. Mayo began his career as a computer salesman with IBM in 1965.

   Jeff Butkovsky has been our Senior Vice President -- Managed Services since October 2000. Previously, Mr. Butkovsky had served as Eastern Regional Director for LogicStream, Inc., a managed service provider and colocation company from March 2000 to October 2000. He served as a sales executive with Auspex Systems, Inc., a network attached storage company, from June 1999 to March 2000. Mr. Butkovsky was employed by Micron Electronics Incorporated from May 1996 to June 1999, where he was the Northeast Regional Director.

   Kevin J. Farrell is a co-founder of our company and has been Senior Vice President -- Data Center Operations and a director since our inception on March 31, 2000. From December 1998 to March 2000, he had served as Director of Operations of Gateway Colocation, LLC, of which he was also a co-founder, where he was responsible for the completion of 80,000 square feet of carrier-neutral colocation space and supervised infrastructure build-out, tenant installations and daily operations. Prior to joining Gateway, Mr. Farrell had served, from 1993 to 1998, as Building Superintendent and Director of Facility Maintenance at the Newport Financial Center in Jersey City, NJ. He is a former officer of the International Union of Operating Engineers.

   Brett E. Marks is a co-founder of our company and has been Senior Vice President -- Business Development and a director since our inception on March 31, 2000. From December 1998 to March 2000, Mr. Marks had been Vice President of Real Estate and Development of Cablevision Cinemas, LLC. From June 1998 until December 1998, he was Vice President of First New York Realty Co., Inc. In December 1994, Mr. Marks co-founded, with Mr. Mayo, Clearview Cinema Group, Inc. and was instrumental in the site selection process that helped to increase its number of theater locations.

   Gary S. Loffredo has been Senior Vice President -- Business Affairs; General Counsel; and Secretary and a director since September 2000. From March 1999 to August 2000, he had been Vice President, General Counsel and Secretary of Cablevision Cinemas, LLC. At Cablevision Cinemas, Mr. Loffredo was responsible for all aspects of the legal function, including negotiating and drafting commercial agreements, with emphases on real estate, construction and lease contracts. He was also significantly involved in the business evaluation of Cablevision Cinemas' transactional work, including site selection and analysis, negotiation and new theater construction oversight. Mr. Loffredo was an attorney at the law firm of Kelley Drye & Warren LLP from September 1992 to February 1999.

   Brian D. Pflug has been Senior Vice President -- Accounting and Finance since January 2003. From September 2000 to December 2002, he had been our Vice President -- Controller. From July 1998 to September 2000, Mr. Pflug was the Controller of Cablevision Cinemas, LLC, where he was responsible for all accounting functions, including financial reporting, payroll and accounts payable. Prior to that, Mr. Pflug was employed for four years at GPU, Inc. (which later merged with FirstEnergy Corp.), a large energy provider, in the areas of the Securities and Exchange Commission reporting and accounting research. Mr. Pflug began his career as an auditor at Coopers & Lybrand and is a Certified Public Accountant.


   Kevin A. Booth is a co-founder of our company and has been a director since our inception on March 31, 2000. Since July 2003, Mr. Booth has provided consulting services in connection with this offering and our acquisition of Hollywood SW. See "Related party transactions." From January 2000 until July 2003, Mr. Booth had been our Senior Vice President -- Corporate Development and from April 2000 to December 2002, he was our Senior Vice President -- Finance. From April 1999 to March 2000, Mr. Booth was Director of Finance at Gateway Colocation, LLC. Prior to joining Gateway Colocation, LLC, he held vice president positions in the mergers and acquisitions groups of two large New York City-based real estate firms: The Witkoff Group, from May 1998 to April 1999, and Insignia Financial Group, from June 1996 to April 1998.
Mr. Booth, a Certified Public Accountant, began his career with KPMG. Mr. Booth has agreed to resign as a member of our board of directors upon completion of this offering.


   Robert Davidoff has been a director since July 2000 and was the Chairman of our Compensation Committee from November 2000 to July 2003. Mr. Davidoff currently serves on our Audit Committee. Since 1990, Mr. Davidoff has been a Managing Director of Carl Marks & Co., Inc. and, since 1989, the General Partner of CMNY Capital II, L.P., a venture capital affiliate of Carl Marks & Co. Since 1998, Mr. Davidoff has served as a director of Sterling/Carl Marks Capital, Inc. He is also the Chairman and Chief Investment Officer of CM Capital Corporation, the firm's leveraged buyout affiliate. Mr. Davidoff is a director of Hubco Exploration, Inc., Rex Stores Corporation and Marisa Christina, Inc. Mr. Davidoff served as a director of Clearview Cinema Group, Inc. from December 1994 to December 1998.

   Wayne L. Clevenger has been a director since October 2001. Mr. Clevenger has served on our Compensation Committee since February 2002. He has more than 20 years of private equity investment experience. He has been a Managing Director of MidMark Equity Partners II, L.P., or MidMark, and its predecessor company since 1989. Mr. Clevenger was President of Lexington Investment Company from 1985 to 1989, and, previously, had been employed by DLJ Capital Corporation (Donaldson, Lufkin & Jenrette) and INCO Securities Corporation, the venture capital arm of INCO Limited. Mr. Clevenger served as a director of Clearview Cinema Group, Inc. from May 1996 to December 1998.

   Matthew W. Finlay has been a director since October 2001 and was a member of our Audit Committee from February 2002 to July 2003. Mr. Finlay currently serves on our Compensation Committee. He is a director of MidMark, which he joined in 1997. Previously, he had been a Vice President with the New York merchant banking firm Juno Partners and its investment banking affiliate, Mille Capital, from 1995 to 1997. Mr. Finlay began his career in 1990 as an analyst with the investment banking firm Southport Partners.

   Gerald C. Crotty has been a director since August 2002 and has served on our Audit Committee since July 2003. Mr. Crotty co-founded and, since June 2001, has directed, Weichert Enterprise LLC, a private and public equity market investment firm. Weichert Enterprise oversees the holdings of Excelsior Ventures Management, a private equity and venture capital firm that Mr. Crotty co-founded in 1999. From 1991 to 1998, he held various executive positions with ITT Corporation, including President and Chief Operating Officer of ITT Consumer Financial Corp. and Chairman, President and Chief Executive Officer of ITT Information Services, Inc. Mr. Crotty also serves as a director of AXA Premier Funds Trust.

   David Gajda is a co-founder of Hollywood SW and has been its Chief Executive Officer since its inception in 1997. Prior to co-founding Hollywood SW, Mr. Gajda owned and managed a strategic consulting company, DWG International Inc., from 1990 to 1997. At DWG, he helped many entertainment companies develop their three- to five-year strategic systems plans. Following the completion of our acquisition of Hollywood SW, Mr. Gajda will be the President and Chief Operating Officer of Hollywood SW.

   Robert Jackovich is a co-founder of Hollywood SW and has been its President and Chief Technology Officer since its inception in 1997. Prior to co-founding Hollywood SW, Mr. Jackovich was the Chief Information Officer of Savoy Pictures, Inc., from 1993 to 1996, where he managed and facilitated the efforts associated with establishing the organization and systems of this start-up film distribution studio. Following the completion of our acquisition of Hollywood SW, Mr. Jackovich will resign as President and remain as the Chief Technology Officer of Hollywood SW.

   Russell J. Wintner is expected to become President and Chief Operating Offer of AccessDM following completion of this offering. Mr. Wintner was the President of WinterTek, Inc., a digital media consultant to various clients, from November 2002 to July 2003. From November 2000 to November 2002, he served as Principal, Exhibitor Relations, Alternative Programming and
Marketing for Technicolor Digital Cinema, LLC. From October 1999 until
November 2000, Mr. Wintner founded and served as President of WinterTek, Inc. In 1996, he co-founded CineComm Digital Cinema, LLC and served as its President of Exhibition and Alternative Programming and Chief Operating
Officer until October 1999.


   Edward H. Herbst, a member of our board of advisors, has been a partner in the architectural firm Herbst-Musciano Architects/Planners for the past 14 years. Mr. Herbst is a Registered Architect and a Professional Planner.

   John L. O'Hara, a member of our board of advisors, has served as President of John L. O'Hara Company, Inc., which is a construction management company, for the past five years.

   Harvey Marks, a member of our board of advisors, is a founder of Telecom Realty, and has served as its President since April 2000. Prior to that, Mr. Marks served as Executive Vice President of First New York Realty, which he founded in 1986. Mr. Marks is a licensed real estate broker.

   Cary C. Jones, a member of our board of advisors, is a founder of VFD Incorporated, which provides engineering consulting services, and has served as its Vice President since 1995. Mr. Jones is a Professional Engineer in the State of New Jersey.

Board of directors

   Under our bylaws, our board of directors must have at least two but not more than ten members. Our board of directors currently has nine members and is elected annually by the plurality vote of our stockholders. Vacancies and newly-created directorships resulting from an increase in the authorized number of directors may be filled by a majority vote of the directors then in office, even if less than a quorum. All members of our board of directors hold office until the next annual meeting of stockholders and the election and qualification of their successors, or until their earlier death, resignation or removal. Our officers, subject to the terms of any applicable employment agreements, serve at the discretion of our board of directors.

   We also have a board of advisors, whose four members are Edward H. Herbst, an architectural/design consultant; Cary C. Jones, an engineering consultant; John L. O'Hara, a construction consultant; and Harvey Marks, a site selection consultant. Mr. Marks is the father of Brett E. Marks, who is our Senior Vice President -- Business Development and a director. No compensation has been paid to any of these members for their services as members of the board of advisors.


   Our board of directors presently has two independent directors -- Robert Davidoff and Gerald C. Crotty. The independent directors are persons who are neither officers nor employees of the company and whom our board of directors has affirmatively determined have no material relationship with us that would interfere with their exercise of independent judgment. Our board of directors intends to meet at least quarterly and the independent directors serving on our board of directors intend to meet in executive session (i.e., without the presence of any non-independent directors) at least once a year.


   Our board of directors has three standing committees, consisting of an audit committee, a compensation committee and a nominating committee.

Audit committee

   The audit committee consists of Messrs. Davidoff and Crotty. The audit committee intends to meet at least quarterly with our management and our independent public accountants to review and help ensure the adequacy of our internal controls and to review the results and scope of the accountants' auditing engagement and other financial reporting and control matters. Both Messrs. Davidoff and Crotty are financially literate, and Mr. Davidoff is financially sophisticated, as those terms are defined under the rules of the AMEX. Mr. Davidoff is also a financial expert, as such term is defined under the Sarbanes-Oxley Act of 2002.


   The audit committee will adopt a formal written charter specifying: (i) the scope of the audit committee's responsibilities and how it is to carry out those responsibilities, including structure, processes and membership requirements; (ii) the audit committee's responsibility for ensuring its receipt from the outside auditor of a formal written statement delineating all relationships between the auditor and the company, consistent with Independence Standards Board Standard 1, adopted in January 1999 by the Independence Standards Board (the private sector standard-setting body governing the independence of auditors from their public company clients) and the committee's responsibility for actively engaging in communications with the auditor with respect to any relationships or services that may impact the objectivity and independence of the auditor and for taking, or recommending that the entire board of directors take, appropriate action to oversee the independence of the outside auditor; and (iii) the outside auditor's ultimate accountability to the board of directors and the audit committee, as representatives of our company's stockholders, and these stockholder representatives' ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor (or to nominate the outside auditor for stockholder approval in a proxy statement). Our audit committee will review and reassess the adequacy of its written charter on an annual basis.


   The audit committee will adopt guidelines and procedures: (i) making it directly responsible for the appointment, compensation and oversight of the work of any public accounting firm engaged by it (including resolution of any disagreements between management and the firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and each such public accounting firm will report directly to the audit committee;
(ii) providing for the (a) receipt, retention and treatment of complaints received by the company regarding accounting, internal accounting controls or auditing matters and (b) confidential, anonymous submission by company employees of concerns regarding questionable accounting or auditing matters; (iii) affording it the authority to engage independent counsel and other advisers, as it may determine to be necessary to carry out its duties; and (iv) providing for appropriate funding for payment of: (a) the public accounting firm engaged by the company for the purpose of rendering or issuing an audit report and (b) any advisers engaged by the audit committee as described under clause (iii) above.

   The audit committee will also be responsible for the review, approval and oversight of all related party transactions between the company and its officers, directors, employees and principal stockholders.

Compensation committee

   The compensation committee consists of Messrs. Mayo, Finlay and Clevenger. The compensation committee approves the compensation package of our Chief Executive Officer and reviews and recommends to our board of directors the levels of compensation and benefits payable to our other executive officers, reviews general policy matters relating to employee compensation and benefits and recommends to the entire board of directors, for its approval, stock option grants and discretionary bonuses to our officers, employees, directors and consultants.

Nominating committee


   The nominating committee consists of Messrs. Mayo and Davidoff. The nominating committee evaluates and approves nominations for annual election to, and to fill any vacancies on, our board of directors.


   We intend, after the completion of this offering, to appoint only independent directors to our audit committee. Whether a director is independent will be determined in accordance with the applicable rules of the AMEX and the Exchange Act.

Code of ethics

   We intend to adopt a code of ethics, as contemplated by Section 406 of the Sarbanes-Oxley Act of 2002 and to include it on our website, www.accessitx.com. We will disclose any amendment to, or waiver of, a provision of our code of ethics on a Form 8-KSB filed with the Securities and Exchange Commission or on our website by posting such information within five days after such amendment or waiver.

Executive compensation

   The following table sets forth information for fiscal years 2003, 2002 and 2001 in respect of the compensation earned by our Chief Executive Officer and our four other most highly compensated executive officers during fiscal year 2003 (the "Named Executives"). We awarded or paid compensation for services rendered by them in all capacities to the company during the applicable fiscal years.

                           Summary compensation table

                                           Annual Compensation                      Long-Term Compensation
                            -------------------------------------------------     ----------------------------
                                                                                  Restricted      Securities
        Name and            Fiscal                              Other Annual         Stock        Underlying          All Other
  Principal Position(s)      Year    Salary($)     Bonus($)   Compensation(1)    Awards($)(2)    Options(#)(3)   Compensation($)(4)
  ---------------------     ------   ---------     --------   ---------------    ------------    -------------   ------------------
A. Dale Mayo............     2003     $250,000     $147,973       $14,400             --                --             $16,453(5)
Chief Executive              2002     $200,000     $ 66,875       $14,400             --                --             $ 7,435(5)
Officer and President        2001     $121,154(6)  $  2,472       $10,800(6)          --                --             $ 2,927(5)

Gary S. Loffredo........     2003     $150,000     $  7,500       $10,000             --            20,000             $22,065(7)
Senior Vice President--      2002     $150,000     $ 12,500       $10,000             --            20,000             $ 6,646
Business Affairs;            2001     $ 72,116(6)  $ 50,000       $ 5,833(6)          --            70,000             $ 1,496
General Counsel; and
Secretary

Jeff Butkovsky..........     2003     $125,000     $ 10,000       $ 5,400             --            20,000             $15,673(8)
Senior Vice President--      2002     $125,000     $  7,500       $    --             --            10,000             $ 3,780
Managed Services             2001     $ 49,038(6)  $     --       $    --             --            25,000             $ 1,171

Brett E. Marks..........     2003     $100,000     $  6,000       $ 9,600             --                --             $   377
Senior Vice President--      2002     $100,000     $  2,500       $ 9,600             --                --             $   524
Business Development         2001     $ 80,769(6)  $     --       $ 7,200(6)          --                --             $    43

Kevin J. Farrell........     2003     $100,000     $ 10,000       $ 7,200             --                --             $ 5,502
Senior Vice President--      2002     $100,000     $ 10,000       $ 7,200             --                --             $ 5,089
Data Center Operations       2001     $100,000     $     --       $ 7,200             --                --             $ 1,965

---------------
(1) Reflects car allowances paid by the company.
(2) We have not made any restricted stock awards.
(3) Reflects stock options granted under our 2000 Stock Option Plan to Messrs. Loffredo and Butkovsky.
(4) Includes the company's matching contributions under its 401(k) plan and the premiums for group term life insurance paid by the company. Under the company's 401(k) plan, the company automatically matches 50% of employee contributions up to the lesser of 15% of the employee's pay (on a per-payroll period basis) or the statutory annual limit set by the Internal Revenue Service.
(5) Includes premiums for a ten-year term life insurance policy in the benefits amount of $5 million, under which the company is the beneficiary and the proceeds of which are to be used to repurchase, after reimbursement of all premiums paid by the company, sharesof our capital stock held by Mr. Mayo's estate.
(6) Reflects amounts that we paid for a period consisting of less than a full year.
(7) Includes $16,000 of shares of Class A Common Stock issued by the company to Mr. Loffredo in December 2002, which shares were valued by an independent appraiser and are not subject to any contractual restrictions.
(8) Includes $12,000 of shares of Class A Common Stock issued by the company to Mr. Butkovsky in December 2002, which shares were valued by an independent appraiser and are not subject to any contractual restrictions.

   The following table sets forth information concerning stock options granted to the Named Executives during fiscal year 2003.

                    Stock option grants in last fiscal year

                                                                                             Individual Grants
                                                                            ---------------------------------------------------
                                                                                             % of
                                                                             Shares      Total Options
                                                                           Underlying     Granted to
                                                                             Options     Employees in    Exercise    Expiration
    Name                                                                   Granted(#)     Fiscal Year    Price($)       Date
    ----                                                                   ----------    -------------   --------    ----------
    A. Dale Mayo .......................................................         --           --              --             --
    Gary S. Loffredo ...................................................     20,000           28%          $2.50     12/18/2012
    Jeff Butkovsky .....................................................     10,000           14%          $7.50      7/12/2012
                                                                             10,000           14%          $2.50     12/18/2012
    Brett E. Marks .....................................................         --           --              --             --
    Kevin J. Farrell ...................................................         --           --              --             --

   The following table sets forth information regarding the number of stock options exercised by the Named Executives during fiscal year 2003 and, as of March 31, 2003, the number of securities underlying unexercised stock options and the value of the in-the-money options held by the Named Executives. We have not granted any stock appreciation rights.

                 Aggregate option exercises in last fiscal year
                        and fiscal year-end option values

                                                             Number of Securities          Value of Unexercised
                                                            Underlying Unexercised         In-the-Money Options
                                                            Options at FY-End (#)            at FY-End ($)(1)
                                                          -------------------------     ---------------------------
                                             Shares
                                           Acquired on       Value
Name                                      Exercise (#)    Realized($)   Exercisable    Unexercisable    Exercisable   Unexercisable
----                                      ------------    -----------   -----------    -------------    -----------   -------------
A. Dale Mayo ..........................        --             --               --              --            --               --
Gary S. Loffredo ......................        --             --           53,333          56,667           $ 0          $50,000
Jeff Butkovsky ........................        --             --           20,000          35,000           $ 0          $25,000
Brett E. Marks ........................        --             --               --              --            --               --
Kevin J. Farrell ......................        --             --               --              --            --               --

---------------
(1) Based on the fair market value of a share of our Class A Common Stock as of March 31, 2003 (as determined by our board of directors).


   The following table sets forth certain information, as of October 10, 2003, regarding the shares of our common stock authorized for issuance under our only equity compensation plan.


                      Equity compensation plan information

                                                         Number of shares of                                  Number of shares of
                                                        common stock issuable        Weighted average             common stock
                                                           upon exercise of          exercise price of        remaining available
Plan                                                   outstanding options (#)    outstanding options ($)   for future issuance (#)
----                                                   -----------------------    -----------------------   -----------------------
Equity compensation plan approved by our
  stockholders:
 Amended and Restated 2000
   Stock Option Plan...............................            306,397                     $6.90                    293,603

Stock option plan


   Our board of directors adopted our 2000 Stock Option Plan, or the Plan, on June 1, 2000 and, in July 2000, the company's stockholders approved the Plan by written consent. Under the Plan, which was amended and restated in January 2003 and September 2003, we grant both incentive and non-statutory stock options to our employees, non-employee directors and consultants. The primary purpose of the Plan is to enable us to attract, retain and motivate our employees, non-employee directors and consultants. The Plan, as amended, authorizes up to 600,000 shares of our Class A Common Stock for issuance upon the exercise of options granted under the Plan. As of October 10, 2003, stock options covering 306,397 shares of our Class A Common Stock had been granted under the Plan. We intend to grant, prior to and/or immediately after the completion of this offering, additional options to purchase up to approximately 100,000 shares of Class A Common Stock.


   Under the Plan, stock options covering no more than 100,000 shares may be granted to any participant in any single calendar year and no participant may be granted incentive stock options with an aggregate fair market value, as of the date on which such options were granted, of more than $100,000 becoming exercisable for the first time in any given calendar year. Options granted under the Plan expire ten years following the date of grant (or such shorter period of time as may be provided in a stock option agreement or five years in the case of incentive stock options granted to stockholders who own greater than 10% of the total combined voting power of the company) and are subject to restrictions on transfer. Options granted under the Plan vest generally over three-year periods. The Plan is administered by our board of directors.

   The Plan provides for the granting of incentive stock options with exercise prices of not less than 100% of the fair market value of our common stock on the date of grant. Incentive stock options granted to holders of more than 10% of the total combined voting power of the company must have exercise prices of not less than 110% of the fair market value of our common stock on the date of grant. Incentive and non-statutory stock options granted under the Plan are subject to vesting provisions, and exercise is subject to the continuous service of the optionee. The exercise prices and vesting periods (if any) for non-statutory options are set in the discretion of our board of directors. Upon a change of control of our company, all options (incentive and non-statutory) that have not previously vested will become immediately and fully exercisable. In connection with the grants of options under the Plan, we and the participants have executed stock option agreements setting forth the terms of the grant.

Employee Benefit Plans

   In July 2002, we terminated our then existing benefits plans, including medical, dental and disability, and our 401(k) plan, and joined a Professional Employer Organization, or a PEO. Through the PEO, the company purchases all of its benefits and payroll services, along with other PEO member companies. For tax filing and for benefits purposes, the employees of our company are considered to be employees of the PEO.

   Through the PEO, the company has a 401(k) plan that permits eligible employees to contribute up to 15% of their compensation, not to exceed the statutory limit. The company automatically matches 50% of all our employees' contributions. Employee contributions, employer matching contributions and related earnings vest immediately. Total expenses for our prior 401(k) plan and the PEO 401(k) plan were $43,000 and $37,000 for the fiscal years ended March 31, 2002 and 2003, respectively.

Employment agreements


   A. Dale Mayo. In July 2000, we entered into an employment agreement with A. Dale Mayo, which was amended on December 1, 2000. The amended employment agreement provides for our payment of an annual base salary of $250,000 and annual bonuses equal to 3.5% of our annual gross revenues up to $10 million and 2% of any annual gross revenues in excess of $10 million. The employment agreement expires on July 1, 2004; however, it will be automatically renewed for successive one-year terms unless written notice is given by either the company or Mr. Mayo at least six months prior to the end of the term (as it may be extended) that such party desires to terminate the agreement. We and Mr. Mayo have agreed that his employment term will be extended through September 30, 2006 and his combined annual salary and bonus will be limited to $1.2 million. Under his employment agreement, Mr. Mayo has agreed to not disclose or use any confidential information of the company and, for a period of one year after the termination or expiration of his agreement, not to compete with the company, within certain geographical limitations. We may terminate Mr. Mayo's employment if Mr. Mayo is convicted of theft or embezzlement, fraud, unauthorized appropriation of any assets or property or any felony involving dishonesty or moral turpitude. In the event of such termination, the company will pay only any earned but unpaid salary up to the date of termination. If the company terminates Mr. Mayo for any other reason, Mr. Mayo will be entitled to receive his salary until the scheduled expiration of the agreement, during which time Mr. Mayo will be obligated to seek other employment.

   Kevin J. Farrell. In April 2000, we entered into an employment agreement with Kevin Farrell. The employment agreement provides for our payment of an annual base salary of $100,000. A bonus may be granted in the sole discretion of our board of directors. The employment agreement expires on December 31, 2003; however, it will be automatically renewed for successive one-year terms unless written notice is given by either the company or Mr. Farrell at least 120 days prior to the end of the term (as it may be extended) that such party desires to terminate the agreement. No such notice has been given in 2003. Mr. Farrell's employment will terminate on his death, disability or termination for cause (as defined therein). In addition, Mr. Farrell has entered into a confidentiality, non-solicitation and non-compete agreement with us, under which Mr. Farrell has agreed to not disclose or use any confidential information of the company, to assign all intellectual property made, developed or conceived by Mr. Farrell in connection with his employment by the company and to not compete with, or to solicit employees from, the company for a period of one year after his employment agreement is terminated or expires.

   Upon its acquisition, Hollywood Software, Inc., or Hollywood SW (which will then become our wholly owned subsidiary), will enter into employment agreements with David Gajda and Robert Jackovich.


   David Gajda. Under his employment agreement with Hollywood SW, Mr. Gajda will serve as the President and Chief Operating Officer of Hollywood SW. The employment agreement provides for the payment by Hollywood SW of an annual base salary of $175,000 plus a bonus, if and as determined in the sole discretion of Hollywood SW's board of directors based upon any performance targets that may be adopted by that board. The employment agreement expires on October 31, 2005; however, it will be automatically renewed for successive one-year terms unless written notice is given by either Hollywood SW or Mr. Gajda at least 90 days prior to the end of the term (as it may be extended) that such party desires to terminate the agreement. Mr. Gajda's employment will terminate on his death, disability, by Mr. Gajda for good reason (as defined therein) or by Hollywood SW for cause (as defined therein). If Mr. Gajda's employment is terminated by him for good reason or by Hollywood SW without cause, Mr. Gajda is entitled to receive his base salary until the expiration of his employment term. In addition, Mr. Gajda will enter into a confidentiality, non-solicitation and non-compete agreement with our company, under which Mr. Gajda will agree to keep secret and treat confidentially all confidential information of the company, to assign to our company all intellectual property made, developed or conceived by him in connection with his employment by Hollywood SW and to not compete with the business of Hollywood SW or to solicit employees from our company or Hollywood SW for any period during which he receives severance payments from Hollywood SW. These restrictions are in addition to those contained in the Hollywood SW stock purchase agreement. See "Business -- Hollywood Software."


   Robert Jackovich. Under his employment agreement with Hollywood SW,
Mr. Jackovich will serve as the Chief Technology Officer of Hollywood SW. The employment agreement provides for the payment by Hollywood SW of an annual base salary of $175,000 plus a bonus, if and as determined in the sole discretion of Hollywood SW's board of directors based upon any performance targets that may be adopted by that board. The employment agreement expires on October 31, 2005; however, it will be automatically renewed for successive one-year terms unless written notice is given by either Hollywood SW or Mr. Jackovich at least 90 days prior to the end of the term (as it may be extended) that such party desires to terminate the agreement. Mr. Jackovich's employment will terminate on his death, disability, by Mr. Jackovich for good reason (as defined therein) or by Hollywood SW for cause (as defined therein). If Mr. Jackovich's employment is terminated by him for good reason or by Hollywood SW without cause, Mr. Jackovich is entitled to receive his base salary until the expiration of his employment term. In addition, Mr. Jackovich will enter into a confidentiality, non-solicitation and non-compete agreement with our company, under which Mr. Jackovich will agree to keep secret and treat confidentially all confidential information of the company, to assign to our company all intellectual property made, developed or conceived by him in connection with his employment by Hollywood SW and to not compete with the business of Hollywood SW or to solicit employees from our company or Hollywood SW for any period during which he receives severance payments from Hollywood SW. These restrictions are in addition to those contained in the Hollywood SW stock purchase agreement. See "Business -- Hollywood Software." If, however, Mr. Jackovich's employment is terminated by Hollywood SW without cause or by him for good reason, he may work for a consulting company or a company in the film production, exhibition or distribution business if such company does not provide outsourced solutions similar to those of Hollywood SW to third parties.


Directors' compensation


   Our directors do not presently receive any cash compensation for serving as directors or participating on any committee of our board of directors, but are reimbursed for the out-of-pocket expenses that they incur in attending board meetings. Non-employee directors are eligible for grants under our 2000 Stock Option Plan and, to date, two present directors and one former director have been granted options covering an aggregate of 10,000 shares of Class A Common Stock for services provided by them as directors.


                           Related party transactions

   Promoters. In April 2000, A. Dale Mayo, a founder and our President and Chief Executive Officer, and Brett E. Marks, a founder and an executive officer and director of our company, invested $200,000 and $100,000, respectively, in Fibertech & Wireless, Inc, a holding company formed on March 29, 2000 with no material assets or business activity, and received 10,000,000 and 5,000,000 shares, respectively, of the common stock of Fibertech & Wireless, Inc. Upon the merger of Fibertech & Wireless, Inc. into AccessColo, Inc. in September 2000, each of such shares was exchanged for
0.6205 of a share of common stock of AccessColo, Inc., and resulted in A. Dale Mayo owning 1,241,000 shares of our Class A Common Stock and Brett E. Marks owning 620,500 shares of our Class A Common Stock. We changed our name from AccessColo, Inc. to Access Integrated Technologies, Inc.

   Kevin Booth, a co-founder and director of our company (and a former employee), and Kevin Farrell, a co-founder and our Senior Vice President -- Data Center Operations, each received 400,000 shares of our Class A Common Stock in April 2000, upon formation of AccessColo, Inc. and in connection with their employment and status as co-founders. At the time of their receipt of such shares, our company was a subsidiary of Fibertech & Wireless, Inc. See "Business."

   In October 2001, A. Dale Mayo returned 153,333 shares of our Class B Common Stock and Brett E. Marks, Kevin Booth and Kevin Farrell returned 76,667, 85,000 and 85,000 shares, respectively, of our Class A Common Stock and received no consideration from us for such returned shares.

   In December 2002, A. Dale Mayo returned 30,000 shares of our Class B Common Stock and Brett E. Marks, Kevin Booth and Kevin Farrell returned 10,000, 10,000 and 10,000 shares, respectively, of our Class A Common Stock and received no consideration from us for such returned shares.

   Series A and B Preferred Stock Financings. In October 2001, MidMark Equity Partners II, L.P., or MidMark, invested $2 million in the company for 3,226,538 shares of our Series A Preferred Stock, which are convertible into 645,307 shares of our Class C Common Stock. MidMark additionally received certain contingent warrants to purchase up to 430,205 shares of our Class A Common Stock. In connection with its investment, MidMark was afforded the right to designate two persons for election to our board of directors and veto rights in respect of certain corporate actions by us. Midmark's two director designees are Wayne L. Clevenger and Matthew W. Finlay. The contractual provisions affording Midmark its board designation and veto rights will terminate on completion of this offering.


   In connection with its purchase of shares of our Series A Preferred Stock, we paid MidMark a $75,000 investment banking fee and, in October 2001, entered into a consulting agreement with MidMark. Under the consulting agreement, we have agreed to pay $50,000 per year for strategic advice and management consulting services. In fiscal year 2003, we paid MidMark $50,000 in consulting fees. The consulting agreement terminates on the earlier of the sixth anniversary of the consulting agreement and the date on which no officer of MidMark serves on our board of directors.


   In November 2002, MidMark invested an additional $2.5 million in the company for 4,976,391 shares of our Series B Preferred Stock, which are convertible into 995,278 shares of our Class D Common Stock.

MidMark additionally received certain warrants to purchase up to 680,091 shares of our Class A Common Stock. In connection with its purchase of shares of our Series B Preferred Stock, we paid MidMark a $75,000 investment banking fee.


   Series A and B Preferred Stock Conversion. In September 2003, we entered into an exchange agreement with MidMark, under which we agreed to issue 2,206,990 additional shares of Class A Common Stock to MidMark in exchange for all of its outstanding shares of Series A and Series B Preferred Stock, including accrued dividends thereon, and through the exercise and exchange of certain warrants. Upon and subject to the completion of this offering, MidMark will (i) convert all 8,202,929 shares of its Series A and Series B Preferred Stock into 1,640,585 shares of Class A Common Stock; (ii) exchange warrants that were exercisable, subject to certain future conditions, for up to 951,041 shares of Class A Common Stock, for 320,000 shares of Class A Common Stock;
(iii) exercise a warrant currently exercisable for up to 144,663 shares of Class A Common Stock (143,216 shares on a cashless-exercise basis); and (iv) accept 103,189 shares of Class A Common Stock as payment of all accrued dividends on shares of Series A and Series B Preferred Stock held by such stockholder. The number of shares of Class A Common Stock to be issued as payment of accrued dividends has been calculated assuming that the effective date of this offering will be November 5, 2003 and the offering price will be $5.00 (rather than the contractual provision of converting accrued dividends into shares of Class A Common Stock at the conversion price). Any variation in the offering price will, therefore, affect the number of shares of Class A Common Stock to be issued as payment of accrued dividends. Upon issuance by us of these shares, 2,206,990 additional shares will be entitled to piggy-back registration rights, 1,743,774 of which shares will also be entitled to demand registration rights. See "Description of securities -- general."

   Debt financings. From December 2001 to February 2002, we borrowed from, and issued one-year promissory notes (bearing interest at 8% per year) to, A. Dale Mayo, our President and Chief Executive Officer, Brett E. Marks, an executive officer and director of our company, CMNY Capital II, L.P., or CMNY, whose General Partner is Robert Davidoff, a director of our company, MidMark, a principal stockholder of our company, two of whose designees, Wayne L. Clevenger and Matthew Finlay, serve on our board of directors, and other investors in the aggregate principal amount of $1.345 million. In connection with these one-year notes, we granted to these investors ten-year warrants with an exercise price of $0.05 per share to purchase up to an aggregate of 25,305 shares of our Class A Common Stock, which warrants, unless exercised before the completion of this offering, will be cancelled by the company. As of October 10, 2003, Messrs. Mayo and Marks and CMNY and MidMark had exercised all of the warrants attached to the one-year notes held by them and purchased an aggregate of 20,705 shares of Class A Common Stock. The net proceeds of these note issuances were used primarily to fund our acquisition of a data center located in Manhattan, New York from BridgePoint International (USA) Inc. and the costs of such acquisition.

   From March 2002 to August 2002, we borrowed from, and issued five-year promissory notes (each bearing interest at 8% per year) to, Mr. Mayo, Mr. Marks, CMNY, John L. O'Hara, a member of our board of advisors, and several other investors in the aggregate principal amount of $3.175 million. From June 2003 to July 2003, we borrowed from, and issued five-year promissory notes (each bearing interest at 8% per year) to, Mr. O'Hara and several other investors in the aggregate principal amount of $1.23 million. In connection with these five-year notes, we granted to these investors ten-year warrants with an exercise price of $0.05 per share to purchase up to an aggregate of 440,500 shares of our Class A Common Stock, which warrants, unless exercised before the completion of this offering, will be cancelled by the company. As of October 10, 2003, Messrs. Mayo, Marks and O'Hara and CMNY had exercised all of the warrants attached to the five-year notes held by them and purchased an aggregate of 142,500 shares of Class A Common Stock. The net proceeds of the five-year note issuances were used to repay the one-year notes and to fund our working capital requirements.

   Guarantees. In connection with the execution of one of the company's long-term real property leases, A. Dale Mayo and Brett E. Marks, two of our company's co-founders and executive officers, posted a letter of credit in the aggregate amount of $525,000 in July 2000. This letter of credit was reduced by one-third in each of the three successive years and terminated in June 2003. The company reimbursed Messrs. Mayo and Marks for the issuance costs of approximately $10,000 for the letter of credit.

   Consulting arrangement. Harvey Marks, a member of our board of advisors, is the father of Brett E. Marks, who is our Senior Vice President -- Business Development and one of our directors. Under a consulting agreement, dated
June 1, 2000, Harvey Marks has provided certain real estate advisory services to us in connection with the build-out of our data center facilities. Since June 2000, the company has paid him $26,000 for such services. The company has additionally granted to him options to purchase 41,025 shares of Class A Common Stock at a weighted average exercise price of $6.83 per share.

   Construction services. John L. O'Hara, a member of our board of advisors, is the President of John O'Hara Company, Inc. Under a stock subscription agreement, dated August 30, 2000, we issued 8,000 restricted shares of our Class A Common Stock to John O'Hara Company, Inc. as partial consideration for certain construction services it provided to us. John O'Hara Company, Inc. has been paid $194,000 and $18,000 for the fiscal years ended March 31, 2002 and 2003, respectively. In addition, Mr. O'Hara has purchased $50,000 of our five-year notes, and holds warrants to purchase 5,000 shares of our Class A Common Stock.

   Edward H. Herbst, a member of our board of advisors, is a partner at Herbst-Musciano Architects/Planners, an architectural services firm that has performed certain services at our IDCs. We have paid Mr. Herbst's firm $5,000 for services performed by it for our company for the year ended March 31, 2002. The company has additionally granted to Mr. Herbst options to purchase 600 shares of our Class A Common Stock at an exercise price of $12.50 per share.


   Insurance. In January 2003, our board of directors approved the purchase of two separate ten-year term life insurance policies on the life of A. Dale Mayo, each carrying a death benefit of $5 million and under each of which the company is the beneficiary. Under one of the policies, the proceeds will be used to repurchase, after reimbursement of all premiums paid by the company, shares of our capital stock held by Mr. Mayo's estate. See "Management -- executive compensation."


   Hollywood SW acquisition. On the closing of the Hollywood SW acquisition, we will purchase all of the outstanding capital stock of Hollywood SW from its stockholders, David Gajda and Robert Jackovich. Messrs. Gajda and Jackovich will continue as executive officers of Hollywood SW, under new employment agreements, and will receive initially an aggregate of 400,000 shares of our Class A Common Stock, less any shares that may be issued, at their direction, to certain optionees of Hollywood SW. See "Business -- Hollywood Software."

   Hollywood SW lease. Hollywood SW and Hollywood Media Center, LLC, a limited liability company that is 95% owned by David Gajda, one of the sellers of Hollywood SW, entered into a Commercial Property Lease, dated January 1, 2000, for 2,115 square feet of office space at 1604 Cahuenga Blvd., Hollywood, CA. Under the terms of our acquisition of Hollywood SW, we will assume Hollywood SW's obligations under this lease, including the monthly rental payments of $2,335. The term of the lease expires on December 31, 2003. The company expects to extend this lease for at least one year on substantially similar terms. Mr. Gajda will be the President of Hollywood SW following its acquisition by us.

   Wintner finder's fee. In connection with Russell J. Wintner's employment arrangement with AccessDM, AccessIT has agreed to pay Mr. Wintner a finder's fee of between $10,000 to $25,000 upon the closing of the Hollywood SW acquisition based on the amount of time he spends in connection with the completion of that acquisition.

   Consulting arrangement. We entered into a consulting agreement with Kevin A. Booth, a co-founder and director of our company, following the termination of his employment with our company as of July 5, 2003. Under the terms of the agreement, Mr. Booth will provide consulting services to our company in connection with this offering and our acquisition of Hollywood SW, for which we pay him $10,500 per month (plus any reasonable out-of-pocket expenses) for the period beginning on July 5, 2003 through September 30, 2003. We also will pay Mr. Booth a $10,000 bonus if this offering is completed and Mr. Booth may also receive such additional bonus as may be determined by our Chief Executive Officer in his sole discretion. After September 30, 2003, we may, in our sole discretion, retain Mr. Booth's services for future projects on mutually agreed to terms. Mr. Booth has agreed that the term of his confidentiality, non-solicitation and non-compete agreement, which he entered into as of April 10, 2000, will remain in effect through July 4, 2004.

                             Principal stockholders

   The following table sets forth information regarding the beneficial ownership of our Class A Common Stock as of the date of this prospectus, and beneficial ownership as adjusted to reflect the effect of this offering, by:

   o each person that we know owns more than 5% of our common stock;

   o each of the Named Executive Officers and each of our current directors;
     and

   o all of our current executive officers and directors as a group.

   Pursuant to rules issued under the Securities Exchange Act of 1934, as amended, or the Exchange Act, a person is deemed to be a beneficial owner of an equity security if such person has or shares the power to vote or to direct the voting of such security and/or to dispose or to direct the disposition of such security. More than one person may be deemed to be a beneficial owner of the same equity security. In general, a person is deemed to be a beneficial owner of any equity security that the person has the right to acquire within 60 days of a determination date. Except as otherwise specifically noted, we believe that the persons named below have sole dispositive and voting power with respect to the shares of Class A Common Stock indicated as owned by them, except to the extent shared with spouses under applicable law. Unless otherwise noted, the business address for each person named below, for purposes hereof, is c/o Access Integrated Technologies, Inc., 55 Madison Avenue, Morristown, NJ 07960.


                                                                                                Beneficially owned shares (1)
                                                                                         ------------------------------------------
                                                                                                                          After the
                                                                                             Prior to the offering         offering
                                                                                          -----------------------------   ---------
Name and address of beneficial owner                                                           Number           Percent    Percent
------------------------------------                                                     -------------------    -------   ---------
A. Dale Mayo (3).....................................................................         10,087,707(2)      54.7%       61.6%
                                                                                            (voting power)
                                                                                              1,035,412          20.1%       14.1%
                                                                                         (economic interest)
Brett E. Marks (4)...................................................................           533,563          10.4%        7.3%
Kevin A. Booth.......................................................................           305,000           6.0%        4.2%
Kevin J. Farrell.....................................................................           305,000           6.0%        4.2%
Gary S. Loffredo (5).................................................................            96,667           1.9%        1.3%
Jeff Butkovsky (5)...................................................................            38,333             *           *
David Gajda..........................................................................                --            --         5.5%(6
c/o Hollywood Software, Inc.
  1604 North Cahuenga Blvd., Suite 115
  Hollywood, CA 90028
Robert Jackovich.....................................................................                --            --         5.5%(6
c/o Hollywood Software, Inc.
  1604 North Cahuenga Blvd., Suite 115
  Hollywood, CA 90028
Robert Davidoff (5) (7)..............................................................             2,000             *           *
Wayne L. Clevenger (8)...............................................................                --            --          --
Matthew W. Finlay (8)................................................................                --            --          --
Gerald C. Crotty.....................................................................                --            --          --
MidMark Equity Partners II, L.P. (2)(9)..............................................         6,017,213(2)       32.4%       13.5%
 177 Madison Avenue                                                                         (voting power)
 Morristown, NJ 07960                                                                         1,792,150          34.0%       30.3%
                                                                                         (economic interest)
All current executive officers and directors as a group
  (11 persons) (3)(4)(5).............................................................         2,371,161          44.7%       37.0%

                                                       (footnotes on next page)

---------------
*   Less than 1%.
(1) Assumes the conversion of all outstanding shares of our preferred stock into shares of common stock.


(2) We note that A. Dale Mayo, our Chief Executive Officer and President, owns 1,005,811 shares of Class B Common Stock, each share of which entitles him to ten votes (i.e., voting power equal to 10,058,100 shares, or 55% of our voting power). MidMark Equity Partners II, L.P., or MidMark, owns 3,226,538 shares of Series A and 4,976,391 shares of Series B Preferred Stock, which are convertible into 645,307 shares ofClass C and 995,278 shares of Class D Common Stock, respectively. MidMark is presently entitled to four votes for each share of Class C Common Stock deemed to be held by it and 3.3 votes for each share of Class D Common Stock deemed to be held by it (i.e., aggregate voting power equal to 5,865,645 shares, or 32% of our voting power). Upon and subject to completion of this offering, all shares of MidMark's Series A and Series B Preferred Stock will be converted into shares of Class A Common Stock and, thereafter, will entitle the holder of those shares to only one vote per share. See "Related party transactions."
(3) Includes 100,000 shares of Class B Common Stock transferred by Mr. Mayo to his wife, Sueanne Mayo, as to all of which shares he disclaims beneficial ownership.
(4) Includes 17,764 shares of Class A Common Stock transferred by Mr. Marks to his wife, Illissa Marks, as to all of which shares he disclaims beneficial ownership.
(5) Includes the following shares of Class A Common Stock that may be acquired upon the exercise of stock options that are or will be vested and exercisable on or before November 22, 2003 under our 2000 Stock Option
    Plan: Mr. Loffredo -- 76,667; Mr. Butkovsky -- 23,333; Mr. Davidoff -- 2,000; and all of our current executive officers and directors as a group -- 137,186. Excludes the following shares of Class A Common Stock covered by stock options that may become exercisable after such date: Mr. Loffredo -- 33,333; Mr. Butkovsky -- 31,667; and all of our current executive officers and directors as a group -- 89,000.
(6) Messrs. Gajda and Jackovich will initially be issued an aggregate of up to 400,000 shares of our Class A Common Stock (i.e., 5.5% collectively following completion of this offering). Such number of shares will be reduced by the number of shares of Class A Common Stock that are issued by us, at their direction, to certain optionees of Hollywood SW, pursuant to the stock purchase agreement signed by both of them in connection with our acquisition of Hollywood SW. Excludes any price protection and additional earnout shares that may be issued to them under the terms of the Hollywood SW acquisition. See "Business -- Hollywood Software."
(7) Excludes 157,927 shares of Class A Common Stock beneficially owned by CMNY Capital II, L.P., for which Mr. Davidoff serves as a Director, and 51,025 shares of Class A Common Stock beneficially owned by Sterling Equities/Carl Marks Capital, Inc., for which Mr. Davidoff serves as a Director, as to all of which shares he disclaims beneficial ownership.
(8) Excludes (i) prior to the offering, 1,792,150 shares beneficially owned by MidMark (see footnote 9 below) and (ii) after the offering, 2,206,990 shares of common stock to be issued to MidMark in connection with its agreement to convert all of its shares of preferred stock into common stock, including accrued dividends thereon, and through the exercise and exchange of certain warrants held by MidMark (see "Related party transactions"), for which Mr. Clevenger serves as a Managing Director and Mr. Finlay serves as a Director, as to all of which shares each disclaims beneficial ownership.
(9) The general partner of MidMark is MidMark Advisors II, LLC, the Managing Members of which are Wayne L. Clevenger, Denis Newman and Joseph R. Robinson. Reflects (i) prior to the offering, 1,640,585 shares of Class A Common Stock, into which the 8,202,929 shares of Series A and Series B Preferred Stock held by MidMark are convertible, and 151,565 shares of Class A Common Stock that may be acquired upon the exercise of warrants that may be exercised on or before November 22, 2003 and (ii) after the offering, 2,206,990 shares of Class A Common Stock to be issued to MidMark in connection with its agreement to convert all of its shares of preferred stock into common stock, including accrued dividends thereon, and through the exercise and exchange of certain warrants certain warrants held by MidMark (see "Related party transactions").

Lock-up agreements


   The underwriting agreement between us and the underwriter of this offering requires holders of all outstanding shares of our common stock and preferred stock issued prior to the date of this prospectus and persons who have been granted options or warrants to purchase shares of our Class A Common Stock prior to such date not to, directly or indirectly, offer, sell, announce an intention to sell, contract to sell, pledge, hypothecate, grant an option to purchase, or otherwise dispose of any shares of our common stock or any securities convertible into or exercisable for shares of our common stock for a period of 18 months following the date of this prospectus without the prior written consent of the underwriter. The period will be 12 months following the date of this prospectus, however, for stockholders that own 20,000 shares of our common stock or less, and stockholders that own more than 20,000 shares of our common stock will be permitted to sell up to 10,000 shares per quarter beginning 12 months following the date of this prospectus. In addition, those persons who will receive shares of our Class A Common Stock in connection with our acquisition of Hollywood SW have agreed to the same lock-up period; however, we have agreed that, subject to the underwriter's agreement, they will be released from their lock-up restrictions with respect to at least 50,000 shares per quarter if any of our other stockholders that hold at least 100,000 shares are permitted to sell any of their shares during the lock-up period. As of the date of this prospectus, holders of the company's common stock, preferred stock, warrants and options representing approximately 96% of our outstanding capital stock, determined on an as if converted, fully-diluted basis, have executed and delivered to the underwriter appropriate lock-up agreements. In addition, the underwriter has agreed that the shares of Class A Common Stock underlying the warrants granted to it by the company in connection with this offering may not be sold or otherwise disposed of by it for a period of six months following the date of this prospectus.

                           Description of securities

   The following summary description of our capital stock is not intended to be complete and is subject, and qualified in its entirety by reference, to our amended and restated certificate of incorporation and our bylaws, copies of each of which are filed as exhibits to the registration statement of which this prospectus forms a part.


   On July 28, 2003, our board of directors approved a transaction to issue one share in exchange for each five shares of common stock held by our stockholders of record on July 28, 2003, giving effect, subject to stockholder approval, to a one-for-five reverse stock split. On September 17, 2003, our stockholders, by written consent, approved this reverse stock split effective as of September 18, 2003.

   On September 17, 2003, in connection with our agreement with the only holder of shares of our preferred stock (see "Related party transactions"), our board of directors approved an amendment, upon and subject to the completion of this offering, of our amended and restated certificate of incorporation to, among other matters, eliminate the designations for our Series A and Series B Preferred Stock and our Class C and Class D Common Stock into which such Preferred Stock is presently convertible. Our board of directors will continue to retain the authority to fix and designate all of the powers, preferences and rights, and the qualifications, limitations and restrictions of our preferred stock and to divide our preferred stock into one or more classes and designate all of the powers, preferences and rights. Our board of directors also approved giving effect to the one-for-five reverse stock split as of September 18, 2003. Our stockholders approved this amendment and the effective date of the reverse stock split, by written consent, on September 17, 2003.
The description of our capital stock below gives effect to this amendment of our certificate of incorporation and the agreement of the holder of our outstanding shares of Preferred Stock to exchange such shares into shares of Class A Common Stock and exercise and exchange certain of its warrants, or the Exchange.


   All outstanding common stock and common stock equivalent shares and per share amounts in our accompanying consolidated financial statements and the notes thereto have been retroactively adjusted to give effect to the reverse stock split.

General

   We have authorized capital stock consisting of 80,000,000 shares of common stock, par value $0.001 per share, and 15,000,000 shares of preferred stock, par value $0.001 per share. Of our authorized shares of common stock, 40,000,000 shares are designated as Class A and 15,000,000 are designated as Class B. Of our authorized shares of preferred stock, no shares are designated or issued.


   We have reserved 600,000 shares of Class A Common Stock authorized for issuance under our 2000 Stock Option Plan, of which stock options covering 306,397 shares of our Class A Common Stock had been granted as of October 10, 2003; 1,500 shares of our Class A Common Stock for issuance upon the exercise of warrants granted in connection with our issuances of one- and five-year promissory notes (which warrants, unless exercised prior to the completion of this offering, will be cancelled by us); 400,000 shares of our Class A Common Stock to be issued initially in connection with our acquisition of Hollywood SW and 80,000 shares of our Class A Common Stock for potential issuance in connection with our price guarantee in respect of the initially-issued shares (see "Business -- Hollywood Software"); and 8,700 shares of our Class A Common Stock to be issued to The Casey Group upon the completion of this offering in connection with its assistance in the development of software for Access Digital Media, Inc., our 80%-owned subsidiary (see "Business -- Access Digital Media, Inc.").


   Holders of a majority of our outstanding shares of capital stock present or represented by proxy at any meeting of our stockholders constitute a quorum. If a quorum exists, holders of a majority of the voting power of the shares of capital stock present at the meeting may generally approve matters coming before any stockholders meeting. The affirmative vote of the holders of a majority of the voting power of the outstanding shares of our capital stock is required to approve significant corporate transactions, including a liquidation, merger or sale of substantially all of our assets. The holder of our Class B Common Stock is entitled to ten votes per share. See "Principal stockholders."

Common stock

   Voting rights. Holders of our common stock are entitled to the following vote(s) per share on all matters submitted to a vote of our stockholders: the Class A Common Stock, one vote per share; and the Class B Common Stock, ten votes per share. The holders of our outstanding shares of common stock vote together as a single class on all matters submitted to a vote (or consent) of our stockholders.

   Conversion. Each outstanding share of Class B Common Stock may be converted into one share of Class A Common Stock at any time, and from time to time, at the option of the holder of such share.

   Dividends; Liquidation; Preemptive Rights. Holders of our common stock are entitled to receive dividends only if, as and when declared by our board of directors out of funds legally available for that purpose. See "Dividend policy." In the event of our liquidation, dissolution or winding-up, holders of our common stock are entitled, subject to any priorities due to any holders of our preferred stock, ratably to share in all assets remaining after payment of our liabilities. Holders of our common stock have no preemptive rights or other rights to subscribe for shares or securities convertible into or exchangeable for shares of our common stock.

Preferred stock

   Our amended and restated certificate of incorporation authorizes the issuance of up to 15,000,000 shares of preferred stock. Our board of directors, within the limitations set forth in our certificate of incorporation, is authorized to issue preferred stock from time to time in one or more series or classes and to fix the number of shares, fix or alter the dividend rights, dividend rates, rights and terms of redemption, redemption price or prices, liquidation preference, conversion rights, voting rights and any other rights, preferences or limitations of any unissued shares of preferred stock, and to fix and amend the number of shares constituting any issued or unissued series or class and the designation thereof, or any of the foregoing. To the extent that shares of preferred stock with voting rights are issued, such issuance would affect the voting rights of the holders of our common stock by increasing the number of outstanding shares entitled to vote and, if applicable, by creating separate class or series voting rights. Additionally, the issuance of preferred stock, in certain circumstances, may have the effect of delaying, deterring or preventing a change of control of our company, may discourage bids for our common stock at a premium over market price and may adversely affect the market price, and the voting and other rights of the holders, of our common stock. Upon completion of this offering, no shares of our preferred stock will be outstanding.

Options

   We have adopted a stock option plan under which we have reserved 600,000 shares of our Class A Common Stock for issuance upon the exercise of stock options. Options vest generally over a three-year period. See "Management -- stock option plan."

Warrants


   Warrants in connection with promissory notes. In December 2001 through February 2002, we issued ten-year warrants to purchase up to 25,305 shares of our Class A Common Stock, with exercise prices of $0.05 per share, in connection with our issuance of one-year promissory notes (each bearing interest at 8% per year) in the aggregate principal amount of $1.345 million. From March 2002 through August 2002, we issued ten-year warrants to purchase up to 317,500 shares of our Class A Common Stock, with exercise prices of $0.05 per share, in connection with our issuance of five-year promissory notes (each bearing interest at 8% per year) in the aggregate principal amount of $3.175 million. In June and July 2003, we issued an aggregate principal amount of $1.23 million in five-year promissory notes to, among other things, help fund the costs of this offering and, in connection therewith, issued ten-year warrants to purchase up to 123,000 shares of our Class A Common Stock, with exercise prices of $0.05 per share. The exercise price and the number of shares of our Class A Common Stock issuable upon the exercise of these warrants are subject to adjustments upon stock dividends, subdivisions, stock splits or combinations in respect of our capital stock. All of these warrants will be cancelled by us unless exercised prior to the completion of this offering. As of October 10, 2003, of the 460,805 total warrants issued, warrants to purchase 459,305 shares of Class A Common Stock had been exercised.


   None of the warrants described above confer upon the holders any voting, dividend or other rights as a stockholder of our company.

Registration rights


   Immediately after this offering and after giving effect to the Exchange, the owners of 6,098,078 shares of our common stock issued or issuable upon the exercise of warrants will be entitled to registration of those shares under the Securities Act of 1933, as amended, or the Securities Act. Under the terms of agreements between us and the holders of those registrable securities, if we propose to register any of our securities under the Securities Act, either for our own account (excluding this offering) or for the account of other security holders exercising registration rights, such owners are entitled to notice of such registration and, subject to customary underwriting cutbacks, to include their shares in the registration. Additionally, of the 6,098,078 shares entitled to registration, the owner of 1,743,774 of such shares will be entitled to demand registration rights pursuant to which it may require us on two occasions, commencing 180 days following this public offering, to file a registration statement under the Securities Act with respect to its shares of common stock; we would then be required to use our reasonable efforts to effect the registration. Further, the owners of the above-referenced 6,098,078 shares may require us to file an unlimited number of registration statements on Form S-3 (to the extent that we are eligible to use such Form). The company has agreed to pay all registration rights expenses, except for underwriting discounts, selling commissions and counsel fees of, the seller in excess of $20,000 in connection with each applicable registration of shares. In connection with our acquisition of Hollywood SW, we will initially issue 400,000 shares of our Class A Common Stock and, potentially, additional price protection and earnout shares, which will be afforded the registration rights described above, other than the demand registration rights.


   All of the above registration rights terminate with respect to each holder if and when, after the completion of this public offering, such stockholder either holds less than 1% of our outstanding common stock or is eligible to sell all of his or its registrable securities under Rule 144(d) of the Securities Act within any three-month period without volume restrictions or under Rule 144(k) of the Securities Act. Accordingly, if a holder is not an "affiliate" of ours, then such holder's registration rights will terminate no later than two years after its purchase of the applicable registrable shares.

Anti-takeover law

   Delaware takeover statute. We are subject to Section 203 of the Delaware General Corporation Law, or DGCL Section 203, which regulates corporate business combinations and similar events. DGCL Section 203 prevents certain Delaware corporations, including those whose securities are listed on a national securities exchange, like the AMEX, from engaging in a business combination with any interested stockholder during the three-year period following the date that such stockholder became an interested stockholder, unless appropriate approvals by its board of directors or stockholders have been obtained. For purposes of DGCL Section 203, a business combination includes a merger or consolidation involving our company and the interested stockholder or the sale of 10% or more of our assets to an interested stockholder. In general, DGCL Section 203 defines an interested stockholder of us as any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with, controlling or controlled by such entity or person. A Delaware corporation may opt out of DGCL Section 203 through an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from amendments approved by the holders of a majority of its outstanding voting shares. We have not opted out of DGCL Section 203.

Director and officer liability and indemnification

   Our amended and restated certificate of incorporation eliminates the monetary liability of our directors to the fullest extent permitted by the DGCL. Consequently, no director will be personally liable to us or our stockholders for monetary damages resulting from his or her conduct as a director of our company, except liability for:

   o any breach of the director's duty of loyalty to the company or its stockholders;

   o any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

   o any acts under Section 174 of the DGCL; or

   o any transaction from which the director derives an improper personal benefit.

   Additionally, under recent Delaware court decisions, a director's liability may not be limited or eliminated for a "conscious disregard of a known risk" that calls into question whether the director acted in good faith.

   Our amended and restated certificate of incorporation and bylaws both provide for indemnification of our directors, officers and other authorized persons, which may include employees and agents, to the maximum extent permitted by Delaware law. Our directors and officers may also be protected against costs and liabilities that they incur by virtue of serving in those capacities under a liability insurance policy maintained by us, which provides coverage up to $5 million.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of a small business issuer, like our company, pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                       Shares eligible for future resale

   Prior to this offering, there has been no public market for our common stock, including our Class A Common Stock. Resales of a substantial amount of our Class A Common Stock in the public market, or even the perception that such resales may occur, could adversely affect the market price of our Class A Common Stock prevailing from time to time and could impair our ability to raise additional capital through future sales of equity securities.

   Upon completion of this offering and after giving effect to the Exchange, there will be 7,298,078 shares of our common stock outstanding, consisting of the 1,200,000 shares of Class A Common Stock being offered in this prospectus, 5,696,578 restricted shares of common stock issued, 400,000 restricted shares of our Class A Common Stock to be issued in connection with our acquisition of Hollywood SW and 1,500 restricted shares of our Class A Common Stock issuable upon the expected exercise of warrants granted in connection with our issuances of one- and five-year notes. In addition, we have reserved up to 600,000 shares of common stock for issuance under our 2000 Stock Option Plan, of which 306,397 shares were subject to outstanding options and 293,603 shares were available for future issuance as of October 10, 2003.


   The shares of Class A Common Stock being offered by this prospectus will be freely tradable without restriction or further registration under the Securities Act by all persons other than our affiliates. The restricted shares will be freely tradable if subsequently registered under the Securities Act or as and to the extent permitted by Rules 144 or 701 or some other exemption from registration under the Securities Act, subject to the lock-up restrictions agreed to by our existing stockholders, optionees and warrantholders.

   In general, under Rule 144, if one year has elapsed since the date of the acquisition of restricted shares by a holder from Access Integrated Technologies, Inc. or from an affiliate of Access Integrated Technologies, Inc., the holder is entitled to resell, in the public market, within any three-month period, the number of shares of common stock that does not exceed the greater of 1% of the total number of our then outstanding shares of common stock or the average weekly trading volume of our common stock during the four calendar weeks preceding the date on which notice of the sale is filed with the Securities and Exchange Commission. Resales under Rule 144 are subject also to requirements as to the manner of sale, notice and availability of current public information about Access Integrated Technologies, Inc. If two years have elapsed, a holder, other than an affiliate of Access Integrated Technologies, Inc., is entitled to resell restricted shares in the public market under Rule 144(k), without regard to the Rule's volume limitation or manner of sale, current public information or notice requirements.

   Rule 701 permits our employees, officers, directors and consultants who purchased shares under a written compensatory plan to resell such shares in reliance upon Rule 144, but without compliance with certain of its restrictions. Rule 701 provides that, commencing 90 days after an issuer becomes subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, affiliates of an issuer may resell their Rule 701 shares under Rule 144 without complying with the holding-period requirement and non-affiliates may resell such shares in reliance on Rule 144 without complying with the holding-period, current public information, volume limitation or notice requirements of Rule 144.


   Of our outstanding shares of restricted common stock, _________ shares will be eligible for resale under Rule 144 under the Securities Act 90 days after the date of this prospectus, subject to the lock-up provisions described below.

   The underwriting agreement between us and the underwriter of this offering requires holders of all of our outstanding shares of common stock and preferred stock issued prior to the date of this prospectus and persons who have been granted options or warrants to purchase shares of our Class A Common Stock prior to such date not to, directly or indirectly, offer, sell, announce an intention to sell, contract to sell, pledge, hypothecate, grant any option to purchase, or otherwise dispose of any shares of our common stock or any securities convertible into or exercisable for shares of our common stock for a period of 18 months following the date of this prospectus without the prior written consent of the underwriter. However, the period will be 12 months following the date of this prospectus for stockholders that own 20,000 shares of our common stock or less, and stockholders that own more than 20,000 shares of our common stock will be permitted to sell up to 10,000 shares per quarter beginning 12 months following the date of this prospectus. In addition, those persons who will receive shares of our Class A Common Stock in connection with our acquisition of Hollywood SW have agreed to the same lock-up period; however, we have agreed that, subject to the underwriter's agreement, they will be released from their lock-up restrictions with respect to at least 50,000 shares per quarter if any of our other stockholders that hold at least 100,000 shares are permitted to sell any of their shares during the lock-up period. As of the date of this prospectus, holders of the company's common stock, preferred stock, warrants and options representing approximately 96% of our outstanding capital stock, determined on an as if converted, fully-diluted basis, have executed and delivered to the underwriter lock-up agreements. The shares of Class A Common Stock being offered by this prospectus will not be subject to any lock-up provisions and will be freely tradable.

                                  Underwriting


   Subject to the terms and conditions of the underwriting agreement between us and the underwriter named below, the underwriter has agreed to purchase from us, and we have agreed to sell to the underwriter, the number of shares of Class A Common Stock set forth opposite the underwriter's name, at the initial public offering price per share less the underwriting discounts and commissions (i.e., 9% of the initial public offering price) set forth on the cover page of this prospectus.

                                                                                 Number
        Underwriter                                                            of shares
        -----------                                                            ---------
        Joseph Gunnar & Co., L.L.C. ........................................   1,200,000



   The underwriting agreement sets forth the obligation of the underwriter to pay for and accept delivery of the shares and provides that the underwriter will purchase all of the shares, if any of the shares are purchased.

   The underwriter proposes to offer the shares of Class A Common Stock directly to the public at the initial public offering price per share set forth on the cover page of this prospectus and to selected dealers at such price less a concession not in excess of $0.__ per share. The underwriter may allow, and these dealers may re-allow, a concession not in excess of $0.__ per share to other dealers. After this offering, the public offering price, concession and re-allowance may be changed.


   We have granted to the underwriter an option, exercisable during the 30-day period after the date of this prospectus, to purchase up to 180,000 additional shares of Class A Common Stock at the initial public offering price per share less the underwriting discounts and commissions set forth on the cover page of this prospectus. The underwriter may exercise this option only to cover overallotments, if any, made in connection with the sale of the shares of Class A Common Stock offered by this prospectus.

   We have agreed to pay to the underwriter a non-accountable expense allowance equal to 2% of the gross proceeds of this offering (including any overallotment shares) to cover the underwriting costs and due diligence expenses relating to this offering, $50,000 of which we have already paid. We have also agreed to pay the reasonable expenses of underwriter's counsel up to $25,000 (excluding reasonable expenses of such counsel in connection with state securities law filings), all of which has been paid.


   We have agreed to permit the underwriter to have a non-voting observer attend meetings of our board of directors for a period of two years from and after the effective date of the registration statement of which this prospectus forms a part. The underwriter's observer will be reimbursed for all out-of-pocket expenses incurred in connection with his attendance at meetings of our board of directors and will receive such cash compensation equal to any payable by us to our outside directors for attendance at such meetings. The underwriter's observer shall also be entitled to the same coverage under our directors' and officers' insurance policy that is extended to our officers and directors. None of the members of our board of directors is a representative of the underwriter.


   The underwriter has engaged a finder/due diligence consultant, Synergy Capital, LLC, and shall be responsible for any fees payable as a result of such engagement. We have no direct relationship with such consultant. However, a Managing Director of the parent company of the finder/due diligence consultant is the President of Sterling/Carl Marks Capital, Inc., one of our stockholders, and of which Robert Davidoff, one of our directors, is a director. We have granted the underwriter, for a period of two years from the effective date of the registration statement of which this prospectus forms a part, the right of first refusal to act as lead manager or investment banker with respect to any underwritten public distribution of our securities (valued at 1% for purposes of the underwriter's compensation). The underwriter will have the right to lead manage a public financing transaction involving gross proceeds of $25 million or less (unless such transaction is to be lead managed by a major-bracket underwriting firm, in which event the underwriter will have the right to participate as a co-manager), and to be a member of the selling group with respect to a public financing transaction involving gross proceeds in excess of $25 million. Additionally, we have retained the underwriter as an investment banking advisor, on a non-exclusive basis, for the 12-month period commencing upon the completion of this offering. For such services, we have agreed to pay the underwriter a monthly fee of $4,167. Also, if (but only if) we engage the underwriter in connection with a transaction involving the acquisition of 20% or more of the stock of, or assets of, any company by us or of our company by another company, or any merger or other business combination involving our company, we have agreed to pay the underwriter a success-based fee equal to 5% of the first $5 million in total consideration, 4% of the next $5 million in total consideration and 3% of the total consideration above $10 million.


   In connection with this offering, we have agreed to sell warrants to the underwriter for a nominal price. The underwriter's warrants entitle it to purchase up to 120,000 shares of our Class A Common Stock (subject to increase and decrease by reason of anti-dilution provisions contained in the warrants and to decrease if exercised via cashless exercise). The shares issuable upon exercise of the underwriter warrants will be in all respects identical to the shares offered to you. The underwriter's warrants will be limited to a term of four years from the date of this prospectus and will become exercisable commencing only 12 months after the completion of this offering at a per share exercise price equal to 125% of the initial public offering price per share set forth on the cover page of this prospectus. The underwriter's warrants may not be sold, assigned, transferred, pledged or hypothecated except to the officers, directors or members of the underwriter and to members of the selling group and/or their officers or partners. In accordance with the terms of the underwriting agreement, we are registering the shares issuable upon exercise of the underwriter's warrants under the registration statement of which this prospectus forms a part, and we have agreed to file such post-effective amendments that may be required in order to permit the public resale of the shares issued or issuable upon exercise of the underwriter's warrants at our expense. During the term of the underwriter's warrants, the holder(s) of the warrants will be given the opportunity to profit from a rise in the market price of our Class A Common Stock, which may result in a dilution of the interests of our stockholders. As a result, we may find it more difficult to raise additional equity capital if it should be needed for our business while the underwriter's warrants are outstanding. The holder(s) of the underwriter's warrants might be expected to exercise them at a time when we would, in all likelihood, be able to obtain additional equity capital on terms more favorable to us than those provided by the underwriter's warrants. Any profit realized on the sale of the shares issuable upon the exercise of the underwriter's warrants may be deemed to be additional underwriting compensation.


   We and the underwriter have agreed to indemnify each other against, or to contribute to losses arising out of, untrue statements or omissions of material facts contained in this prospectus and the registration statement of which the prospectus forms a part in connection with this offering. We and the underwriter are each aware that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and, therefore, unenforceable. As a result of our agreement to maintain the effectiveness of the registration statement of which this prospectus forms a part in order to permit the public resale of the shares underlying the underwriter's warrants, we will remain subject to liability under the Securities Act even well after we have received and applied the net proceeds of this offering.

   The underwriter may engage in overallotment, stabilizing transactions, syndicate and covering transactions in accordance with Regulation M under the Securities Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a prescribed maximum and may begin before the effective date of the registration statement of which this prospectus forms a part. Covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover short positions. Such overallotment and covering transactions may cause the price of our Class A Common Stock to be higher than it would be in the absence of such transactions. These transactions may be effected on the AMEX and, if commenced, may be discontinued at any time.

   The preceding description includes a summary of the principal terms of the underwriting agreement and the underwriter's warrant agreement and does not purport to be complete. The underwriting agreement and the underwriter's warrant agreement are filed as exhibits to the registration statement of which this prospectus forms a part and should be referenced for the complete contents of these documents.

   Prior to this offering, there has been no public trading market for our Class A Common Stock. The public offering price of the shares of Class A Common Stock offered in this prospectus was determined by negotiation between us and the underwriter. Factors considered in determining the initial public offering price, in addition to prevailing market conditions, included the history of and prospects for the industry in which we operate, an assessment of our management, our prospects, our financial condition, our capital structure and such other factors as were deemed relevant. We cannot assure you that an active trading market will develop or be sustained upon the completion of this offering or that the market price of our Class A Common Stock will not decline below the initial public offering price.

   This prospectus will be delivered by mail only.

                                 Transfer agent

   The transfer agent for our Class A Common Stock will be American Stock Transfer & Trust Company.

                                 Legal matters

   The validity of the shares of Class A Common Stock being sold in this offering will be passed on for us by Kirkpatrick & Lockhart LLP of New York, NY. A partner of this law firm is a former director of our company and has been granted options to purchase 4,000 shares of our Class A Common Stock, one-half of which have an exercise price of $12.50 per share and the other half of which have an exercise price of $5.00 per share.

   Legal matters related to this offering will be passed on for the underwriter by Heller, Horowitz & Feit, P.C. of New York, NY.

                                    Experts

   The consolidated financial statements of Access Integrated Technologies, Inc. at March 31, 2002 and 2003 and for each of the two fiscal years in the period ended March 31, 2003 included in this prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to the company's ability to continue as a going concern as described in Note 1 to the consolidated financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   The financial statements of Hollywood Software at March 31, 2003 and 2002 and for each of the two fiscal years in the period ended March 31, 2003 appearing elsewhere in this prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report thereon, and are included in reliance upon said report given upon the authority of such firm as experts in accounting and auditing.

   The financial statements of R.E. Stafford, Inc. d/b/a Colo Solutions at and for the fiscal year ended December 31, 2001, and at November 27, 2002 and for the period January 1, 2002 to November 27, 2002, appearing elsewhere in this prospectus have been audited by Bray, Beck & Koetter, independent auditors, as set forth in their reports thereon, and are included in reliance upon said reports given on the authority of such firm as experts in accounting and auditing.

                      Where you can find more information

   We have filed with the Securities and Exchange Commission, or the Commission, a registration statement on Form SB-2 under the Securities Act of 1933, as amended, with respect to the shares of Class A Common Stock being offered for sale in this offering. This prospectus, filed as a part of the registration statement, does not contain all of the information set forth in the registration statement, portions of which have been omitted in accordance with the rules and regulations of the Commission. For further information with respect to us and the Class A Common Stock we are offering, we refer you to the registration statement. Statements made in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to a copy of the contract or other document filed as an exhibit to the registration statement and each such statement is qualified in its entirety by such reference. The registration statement, including exhibits and schedules, may be inspected without charge at the Public Reference Room of the Commission, Judiciary Plaza Building, 450 Fifth Street, N.W., Washington DC 20549. Copies may be obtained, at prescribed rates, from the Public Reference Room of the Commission at Room 1024, Judiciary Plaza Building, 450 Fifth Street, N.W. Washington DC 20549. You may obtain information regarding the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Commission maintains a web site that contains registration statements, reports, proxy statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's web site is www.sec.gov.


   As a result of this offering, we will become subject to the reporting and other requirements of the Exchange Act. For as long as we are subject to the reporting requirements of the Exchange Act, we will provide our stockholders with annual reports containing audited financial statements and interim quarterly reports containing unaudited financial information.

                          Index to financial statements

Audited consolidated financial statements of Access
Integrated Technologies, Inc.:


Report of Independent Auditors........................................... F-2

Consolidated balance sheets as of March 31, 2002 and 2003................ F-3

Consolidated statements of operations for the years ended
March 31, 2002 and 2003 ................................................. F-4

Consolidated statements of stockholders' equity for the
years ended March 31, 2002 and 2003...................................... F-5

Consolidated statements of cash flows for the years ended
March 31, 2002 and 2003.................................................. F-6

Notes to consolidated financial statements .........................F-7 - F-33

Unaudited consolidated financial statements of Access
Integrated Technologies, Inc.:

Consolidated balance sheet as of June 30, 2003............................ F-34

Consolidated statements of operations for the
three months ended June 30, 2002 and 2003 ................................ F-35

Consolidated statements of stockholders' equity for the
three months ended June 30, 2003.......................................... F-36

Consolidated statements of cash flows for the
three months ended June 30, 2002 and 2003................................. F-37

Notes to consolidated financial statements ........................F-38  - F-46


Audited financial statements of Hollywood Software, Inc.:

Report of Independent Certified Public Accountants........................ F-47

Balance sheets as of March 31, 2002 and 2003.............................. F-48

Statements of operations for the years ended
March 31, 2002 and 2003................................................... F-49

Statements of stockholders' equity for the years ended
March 31, 2002 and 2003................................................... F-50

Statements of cash flows for the years ended
March 31, 2002 and 2003................................................... F-51

Notes to financial statements.......................................F-52 - F-62

Unaudited financial statements of Hollywood Software, Inc.:

Balance sheet as of June 30, 2003......................................... F-63

Statements of operations for the three months ended
June 30, 2002 and 2003.................................................... F-64

Statement of stockholders' equity for the three months ended
June 30, 2003............................................................. F-65

Statements of cash flows for the three months ended
June 30, 2002 and 2003.................................................... F-66

Notes to financial statements.......................................F-67 - F-77


Audited financial statements of R.E. Stafford, Inc.
d/b/a Colo Solutions:

Report of Bray, Beck & Koetter............................................ F-78

Balance sheet as of November 27, 2002 .................................... F-79

Statement of operations and location equity for the
period January 1, 2002 to November 27, 2002............................... F-80

Statement of cash flows for the period January 1, 2002
to November 27, 2002...................................................... F-81

Notes to financial statements.......................................F-82 - F-86

Audited financial statements of R.E. Stafford, Inc.
d/b/a Colo Solutions:

Report of Bray, Beck & Koetter............................................ F-87

Balance sheet as of December 31, 2001..................................... F-88

Statement of operations and location equity
for the year ended December 31, 2001...................................... F-89

Statement of cash flows for the year ended
December 31, 2001......................................................... F-90

Notes to financial statements.......................................F-91 - F-95

Unaudited pro forma consolidated combined financial data............P-1 - P-9

                         Report of Independent Auditors



To the Shareholders of
Access Integrated Technologies, Inc.:



In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Access Integrated Technologies, Inc. (formerly known as AccessColo, Inc.) as of
March 31, 2002 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred significant net losses since inception and it is not generating positive cash flows from operations. In addition, the Company will require additional capital resources to achieve its long-term business objectives and is dependent upon obtaining such financing. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.






PricewaterhouseCoopers LLP
Florham Park, New Jersey
July 17, 2003

Access Integrated Technologies, Inc.
(fka AccessColo, Inc.)

Consolidated Balance Sheets
(In thousands except share data)
----------------------------------------------------------------------------------------------------------------------

                                                                                                    March 31,
                                                                                                2002          2003
Assets
    Current assets
      Cash and cash equivalents                                                               $  1,001       $    956
      Restricted cash                                                                              951              -
      Accounts receivable                                                                          129             41
      Prepaids and other current assets                                                            211            287
      Unbilled revenue                                                                               -             43
                                                                                              --------       --------
        Total current assets                                                                     2,292          1,327

    Property and equipment, net                                                                  5,498          5,133
    Intangible asset, net                                                                            -          2,309
    Deferred costs                                                                                 245            212
    Unbilled revenue, net of current portion                                                        48            444
    Security deposits                                                                              533            469
                                                                                              --------       --------
        Total assets                                                                          $  8,616       $  9,894
                                                                                              ========       ========
Liabilities, Mandatorily Redeemable Convertible Preferred Stock and Stockholders' Equity
    Current liabilities
      accounts payable and accrued expenses                                                   $    535       $    792
      Accrued construction costs                                                                   487              -
      Current portion of notes payable                                                             333          1,152
      Bridgepoint acquisition payable                                                              417              -
      Current portion of capital leases                                                            133            261
      Deferred revenue                                                                               9             76
                                                                                              --------       --------
        Total current liabilities                                                                1,914          2,281

    Notes payable, net of current portion                                                          921          1,730
    Customer security deposits                                                                      98            138
    Deferred revenue, net of current portion                                                         -            287
    Capital leases, net of current portion                                                         307            252
    Deferred rent expense                                                                          412            667
                                                                                              --------       --------
        Total liabilities                                                                        3,652          5,355
                                                                                              --------       --------
    Commitments and contingencies

    Mandatorily redeemable convertible preferred stock
      Series A mandatorily redeemable convertible preferred stock, $0.001 par value,
        3,500,000 shares authorized 3,226,538 shares issued and outstanding                        251            879
        as of March 31, 2002 and 2003
      Series B mandatorily redeemable convertible preferred stock, $0.001 par value, 5,000,000 shares authorized; 4,976,391 shares issued and
        outstanding as of March 31, 2003                                                             -          2,032

    Stockholders' equity
      Class A common stock, $0.001 par value per share; 40,000,000 shares authorized; 1,958,770 and 2,015,770 shares issued and outstanding as of
        March 31, 2002 and 2003, respectively                                                        2              2
      Class B common stock, $0.001 par value per share; 15,000,000 shares authorized;
        1,067,811 and 1,005,811 shares issued and outstanding as of March 31, 2002 and
        2003, respectively                                                                           1              1
      Additional paid-in capital                                                                11,277         11,530
      Deferred stock-based compensation                                                            (77)           (11)
      Accumulated deficit                                                                       (6,490)        (9,894)
                                                                                              --------       --------
        Total stockholders' equity                                                               4,713          1,628
                                                                                              --------       --------
           Total liabilities, mandatorily redeemable convertible preferred stock
           and stockholders' equity                                                           $  8,616       $  9,894
                                                                                              ========       ========

          See accompanying notes to consolidated financial statements.

Access Integrated Technologies, Inc.
(fka AccessColo, Inc.)


Consolidated Statements of Operations
(In thousands except share and per share data)
----------------------------------------------------------------------------------------------------------

                                                                                     Year Ended
                                                                                      March 31,
                                                                                2002            2003
Revenues                                                                    $     1,911       $     4,228

Cost of revenues (exclusive of depreciation shown below)                          1,833             3,101
                                                                            -----------       -----------
    Gross profit                                                                     78             1,127

Operating expenses
    Selling, general and administrative (excludes non-cash stock-based
      compensation of $235 in 2002 and $99 in 2003)                               2,267             2,305
    Non-cash stock-based compensation                                               235                99
    Depreciation and amortization                                                   993             1,687
                                                                            -----------       -----------

      Total operating expenses                                                    3,495             4,091
                                                                            -----------       -----------
Loss from operations                                                             (3,417)           (2,964)

Interest income                                                                      30                13
Interest expense                                                                    (83)             (364)
Non-cash interest expense                                                          (140)             (282)
Other income                                                                          -                 8
                                                                            -----------       -----------
      Net loss before income taxes                                               (3,610)           (3,589)

Income tax benefit                                                                    -               185
                                                                            -----------       -----------
Net Loss                                                                         (3,610)           (3,404)

Accretion related to redeemable convertible preferred stock                        (251)             (628)
Accretion of preferred dividends                                                    (72)             (229)
                                                                            -----------       -----------
Net loss available to common stockholders                                   $    (3,933)      $    (4,261)
                                                                            ===========       ===========
Net loss available to common stockholders per common share
    Basic and diluted                                                       $     (1.21)      $     (1.41)
                                                                            ===========       ===========
Weighted average number of common shares outstanding
    Basic and diluted                                                         3,238,084         3,027,865
                                                                            ===========       ===========

          See accompanying notes to consolidated financial statements.

Access Integrated Technologies, Inc.
(fka AccessColo, Inc.)

Consolidated Statements of Stockholders' Equity
(In thousands, except share data)
----------------------------------------------------------------------------------------------------------------------------------

                                                                      Class A                     Class B               Additional
                                                                   Common Stock                 Common Stock              Paid-In
                                                              Shares         Amount        Shares         Amount          Capital
Balances as of March 31, 2001                                2,205,437     $        2     1,221,144     $        1         8,679
Shares forfeited by founders                                  (246,667)             -      (153,333)             -             -
Issuance of warrants to purchase common stock
    (attached to Series A Preferred Stock)                           -              -             -              -           719
Beneficial conversion feature on Series A Preferred Stock            -              -             -              -         1,078
Issuance of warrants to purchase common stock
    (attached to notes payable)                                      -              -             -              -         1,034
Stock-based compensation, net of forfeitures                         -              -             -              -            18
Amortization of stock-based compensation                             -              -             -              -             -
Accretion of preferred stock to redemption amount                    -              -             -              -          (251)
Net loss                                                             -              -             -              -             -
                                                             ---------     ----------    ----------     ----------    ----------

Balances as of March 31, 2002                                1,958,770              2     1,067,811              1        11,277

Issuance of common stock for cash                               20,000              -             -              -           125
Exercise of warrants to purchase common stock                    5,000              -             -              -             -
Issuance of warrants to purchase common stock
    (attached to Series B Preferred Stock)                           -              -             -              -           343
Issuance of warrants to purchase common stock
    (attached to notes payable)                                      -              -             -              -           680
Conversion of Class B Common Stock to Class A Common Stock      62,000              -       (62,000)             -             -
Cancellation of stock issued for goods and services            (30,000)             -             -              -          (300)
Contribution of Class A Common Stock from founders             (60,000)             -             -              -           (48)
Issuance of Class A Common Stock to employees                   60,000              -             -              -            48
Stock-based compensation                                             -              -             -              -            51
Forfeiture of non-employee stock options                             -              -             -              -           (18)
Amortization of stock-based compensation                             -              -             -              -             -
Accretion of preferred stock to redemption amount                    -              -             -              -          (628)
Net loss                                                             -              -             -              -             -
                                                             ---------     ----------    ----------     ----------    ----------

Balances as of March 31, 2003                                2,015,770     $        2     1,005,811     $        1    $   11,530
                                                             =========     ==========    ==========     ==========    ==========

Access Integrated Technologies, Inc.
(fka AccessColo, Inc.)

Consolidated Statements of Stockholders' Equity - (Continued)
(In thousands, except share data)
---------------------------------------------------------------------------------------------------------
                                                                Deferred
                                                                  Stock-                       Total
                                                                  Based        Cumulative   Stockholders'
                                                               Compensation      Deficit       Equity
Balances as of March 31, 2001                                  $     (294)    $   (2,880)    $    5,508
Shares forfeited by founders                                            -              -              -
Issuance of warrants to purchase common stock
    (attached to Series A Preferred Stock)                              -              -            719
Beneficial conversion feature on Series A Preferred Stock               -              -          1,078
Issuance of warrants to purchase common stock
    (attached to notes payable)                                         -              -          1,034
Stock-based compensation                                              (18)             -              -
Amortization of stock-based compensation                              235              -            235
Accretion of preferred stock to redemption amount                       -              -           (251)
Net loss                                                                -         (3,610)        (3,610)
                                                               ----------     ----------     ----------

Balances as of March 31, 2002                                         (77)        (6,490)         4,713

Issuance of common stock for cash                                       -              -            125
Exercise of warrants to purchase common stock                           -              -              -
Issuance of warrants to purchase common stock
    (attached to Series B Preferred Stock)                              -              -            343
Issuance of warrants to purchase common stock
    (attached to notes payable)                                         -              -            680
Conversion of Class B Common Stock to Class A Common Stock              -              -              -
Cancellation of stock issued for goods and services                     -              -           (300)
Contribution of Class A Common Stock from founders                      -              -            (48)
Issuance of Class A Common Stock to employees                           -              -             48
Stock-based compensation                                               (3)             -             48
Forfeiture of non-employee stock options                               18              -              -
Amortization of stock-based compensation                               51              -             51
Accretion of preferred stock to redemption amount                       -              -           (628)
Net loss                                                                -         (3,404)        (3,404)
                                                               ----------     ----------     ----------

Balances as of March 31, 2003                                  $      (11)    $   (9,894)    $    1,628
                                                               ==========     ==========     ==========

          See accompanying notes to consolidated financial statements.

Access Integrated Technologies, Inc.
(fka AccessColo, Inc.)

Consolidated Statements of Cash Flows
(In thousands)
-----------------------------------------------------------------------------------------------------

                                                                                    March 31,
                                                                              2002             2003
Cash flows from operating activities
    Net loss                                                                $(3,610)         $(3,404)
    Adjustments to reconcile net loss to net cash used in operating activities
      Depreciation and amortization                                             993            1,687
      Non-cash stock-based compensation                                         235               99
      Non-cash interest expense                                                 140              282
      Changes in operating assets and liabilities
        Accounts receivable                                                    (122)              88
        Prepaids and other current assets                                       (54)             (76)
        Other assets                                                           (462)            (342)
        Accounts payable and accrued expenses                                    89              257
        Deferred revenue                                                       (125)             354
        Other liabilities                                                       295              295
                                                                            -------          -------

      Net cash used in operating activities                                  (2,621)            (760)
                                                                            -------          -------

Cash flows from investing activities
    Purchases of property and equipment                                        (813)            (327)
    Settlement of Bridgepoint obligation                                          -             (200)
    Settlement of Tower obligation                                                -             (750)
    Increase (decrease) in restricted cash                                     (951)             951
    Acquisition of data centers                                                (455)          (2,309)
                                                                            -------          -------

      Net cash used in investing activities                                  (2,219)          (2,635)
                                                                            -------          -------

Cash flows from financing activities
    Net proceeds from issuance of preferred stock                             1,797            2,375
    Net proceeds from issuance of notes payable and warrants                  3,087            1,360
    Repayment of notes payable                                               (1,012)            (333)
    Principal payments on capital leases                                        (32)            (177)
    Proceeds from issuance of common stock                                        -              125
                                                                            -------          -------

      Net cash provided by financing activities                               3,840            3,350
                                                                            -------          -------

Net decrease in cash and cash equivalents                                    (1,000)             (45)

Cash and cash equivalents at beginning of year                                2,001            1,001
                                                                            -------          -------

Cash and cash equivalents at end of year                                    $ 1,001          $   956
                                                                            =======          =======

          See accompanying notes to consolidated financial statements.

Access Integrated Technologies, Inc.
(fka AccessColo, Inc.)

Notes to Consolidated Financial Statements
(In thousands, except share and per share data)
--------------------------------------------------------------------------------

1.       Nature of Operations and Basis of Presentation

         Nature of Operations
         Access Integrated Technologies, Inc. ("AccessIT" or the "Company"), formerly known as AccessColo, Inc. ("AccessColo"), was incorporated in Delaware on March 31, 2000. Access Digital Cinema, Inc. a wholly-owned subsidiary of AccessIT, was incorporated in Delaware on February 4, 2003 and in May 2003 was renamed Access Digital Media, Inc. ("AccessDM"). AccessIT and Access Digital are referred to herein collectively as the "Company". The Company designs, builds, and operates a national platform of carrier-diverse Internet Data Centers ("IDCs") in which the Company's customers have access to: secure, flexible space for installing network and server equipment; multiple fiber providers for connecting to the Internet and/or other carrier networks; and a broad range of value-added data center services including the Company's AccessStorage-on-Demand managed storage service ("MSS") solutions. The Company's IDCs, called AccessColocenters, are designed to serve a variety of customers, including traditional voice/data competitive local exchange carriers ("CLECs"), other integrated communication providers ("IXPs"), Internet Service Providers ("ISPs"), Application Service Providers ("ASPs"), Streaming and Content Delivery Service Providers ("CDSPs"), storage outsourcers, and small and medium sized enterprises. AccessDM was formed to utilize AccessIT's existing infrastructure to store and distribute digital content to movie theaters and other remote venues. The Company currently operates nine IDC's located in eight states: Arkansas, Kansas, Maine, New Hampshire, New Jersey, New York, Texas and Virginia.

         Basis of Presentation
         The accompanying consolidated financial statements have been prepared on the assumption that the Company will continue as a going concern. During the years ended March 31, 2002 and 2003, the Company incurred losses of $3,610 and $3,404 respectively, and negative cash flows from operating activities of $2,621 and $760, respectively. In addition, the Company has an accumulated deficit of $9,894 as of March 31, 2003. The Company will require additional financing to support its ongoing operations and further service development efforts. Management expects that the Company will continue to generate operating losses and negative cash flows for the foreseeable future due to the continued efforts related to the identification of acquisition targets, marketing and promotional activities and the development of relationships with other businesses. These matters raise substantial doubt regarding the Company's ability to continue as a going concern. The Company is attempting to raise additional capital from various sources. There is no assurance that such financing will be completed as contemplated or under terms acceptable to the Company or its existing shareholders. The accompanying consolidated financial statements do not reflect any adjustments which may result from the outcome of such uncertainties.

2.       Summary of Significant Accounting Policies

         Cash and Cash Equivalents
         The Company considers all highly liquid instruments with a maturity from the date of purchase of three months or less to be cash equivalents. Cash equivalents consist of money market mutual funds.

Access Integrated Technologies, Inc.
(fka AccessColo, Inc.)

Notes to Consolidated Financial Statements
(In thousands, except share and per share data)
--------------------------------------------------------------------------------

         Financial Instruments and Concentration of Credit Risk
         Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash and cash equivalents to the extent these exceed federal insurance limits and accounts receivable. Risks associated with cash and cash equivalents are mitigated by the Company's investment policy, which limits the Company's investing of excess cash and cash equivalents to only money market mutual funds.

         The Company places its cash with high credit quality financial institutions. These balances, as reflected in the financial institution's records, are insured in the U.S. by the Federal Deposit Insurance Corporation for up to $100. As of March 31, 2003, uninsured cash balances in the U.S. aggregated $856 with one financial institution.

         The Company's customer base is primarily composed of businesses throughout the United States. As of March 31, 2003, four customers accounted for 21%, 17%, 11% and 10% of revenues, respectively, and four customers accounted for 16%, 13%, 12% and 10% of accounts receivable, respectively. As of March 31, 2002, three customers accounted for 31%, 11% and 10% of revenues, respectively, and four customers accounted for 22%, 18%, 17% and 13% of accounts receivable, respectively. No other single customer accounted for greater than 10% of accounts receivable or revenues during the years ended March 31, 2002 and 2003. As of March 31, 2002 and 2003, the Company had established bad debt reserves of $0 and $12, respectively.

         Property and Equipment
         Property and equipment are stated at original cost. Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets as follows:

         Computer equipment             3-5 years
         Machinery and equipment        3-6 years
         Furniture and fixtures         3-6 years

         Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the improvement. Maintenance and repair costs are charged to expense as incurred. Major renewals, betterments and additions are capitalized. Included in property and equipment as of March 31, 2002 and 2003 was $400 and $100, respectively, of construction services for which the Company issued common stock as consideration (see Note 9).

         Fair Value of Financial Instruments
         The carrying amounts of the Company's financial instruments, which include cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and other obligations, approximate their fair value due to the short-term maturities of the related instruments. Based on borrowing rates currently available to the Company for loans with similar terms, the carrying value of long-term debt and capital lease obligations approximates fair value. The carrying value of the Company's Series A and Series B mandatorily redeemable convertible preferred stock is recorded below its liquidation value (See Note 5). The fair value of the Company's outstanding preferred securities is not readily determinable since there is no market for such securities.

Access Integrated Technologies, Inc.
(fka AccessColo, Inc.)

Notes to Consolidated Financial Statements
(In thousands, except share and per share data)
--------------------------------------------------------------------------------

         Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" as of April 1, 2002. SFAS No. 144 supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and of Long-Lived Assets to be Disposed Of", and portions of Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," and amends Accounting Research Bulletin No. 51, "Consolidated Financial Statements". SFAS No. 144 generally conforms, among other things, impairment accounting for assets to be disposed of, including those in discontinued operations. The Company reviews the recoverability of its long-lived assets on a periodic basis in order to identify business conditions which may indicate a possible impairment. The assessment for potential impairment is based primarily on the Company's ability to recover the carrying value of its long-lived assets from expected future undiscounted cash flows. If the total expected future undiscounted cash flows is less than the carrying amount of the assets, a loss is recognized for the difference between the fair value (computed based upon the expected future discounted cash flows) and the carrying value of the assets.

         Intangible Assets
         The Company has adopted SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and other Intangible Assets." SFAS No. 141 requires all business combinations to be accounted for using the purchase method of accounting and that certain intangible assets acquired in a business combination must be recognized as assets separate from goodwill. SFAS No. 142 addressed the recognition and measurement of goodwill and other intangible assets subsequent to their acquisition. SFAS No. 142 also addresses the initial recognition and measurement of intangible assets acquired outside of a business combination whether acquired individually or with a group of other assets. This statement provides that intangible assets with indefinite lives and goodwill will not be amortized but will be tested at least annually for impairment. If an impairment is indicated then the asset will be written down to its fair value typically based upon its future expected discounted cash flows. Intangible assets of the Company as of March 31, 2003 consist of a customer agreement determined to be a finite-lived intangible asset amortized over its useful life, which is estimated to be three years (see Note 7).

         Revenue Recognition
         Revenues consist of license fees for colocation, riser access charges, electric and cross connect fees, and non-recurring installation and consulting fees. Revenues from colocation, riser access charges, electric and cross connect fees are billed monthly and, in accordance with Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements," are recognized ratably over the term of the contract, generally two to nine years. Installation fees are recognized on a time and materials basis in the period in which the services were provided and represent the culmination of the earnings process as no significant obligations remain. Amounts collected prior to satisfying the above revenue recognition criteria are classified as deferred revenue. Amounts satisfying the above revenue recognition criteria prior to billing are classified as unbilled revenue.

Access Integrated Technologies, Inc.
(fka AccessColo, Inc.)

Notes to Consolidated Financial Statements
(In thousands, except share and per share data)
--------------------------------------------------------------------------------

         Income Taxes
         The Company accounts for income taxes under the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized based upon the differences arising from the carrying amounts of the Company's assets and liabilities for tax and financial reporting purposes using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period when the change in tax rates is enacted. A valuation allowance is established when it is determined that it is more likely than not that some portion of the deferred tax assets will not be realized.

         The Company has a tax net operating loss ("NOL"). A full valuation allowance has been applied against this NOL and its other deferred tax assets.

         Net Loss Per Share Available to Common Stockholders
         Computations of basic and diluted net loss per share of common stock have been made in accordance with SFAS No. 128, "Earnings Per Share". Basic net loss per share is computed by dividing net loss available to common stockholders (the numerator) by the weighted average number of common shares outstanding (the denominator) during the period. Shares issued during the period are weighted for the portion of the period that they are outstanding. The computation of diluted net loss per share is similar to the computation of basic net loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued. The Company has incurred a net loss for the years ending March 31, 2002 and 2003, therefore, the impact of dilutive potential common shares has been excluded from the computation as it would be anti-dilutive.

         The following outstanding stock options and warrants (prior to the application of the treasury stock method), and redeemable convertible preferred stock (on an as-converted basis) were excluded from the computation of diluted net loss per share:

                                                                    2002              2003

         Stock options                                             242,957           306,397
         1-Year Notes Warrants                                      25,305            25,305
         5-Year Notes Warrants                                     181,500           312,500
         2001 Warrants                                             430,205           430,205
         Contingent Warrants A-C                                         -           680,092
         Mandatorily redeemable convertible preferred stock      3,226,538         8,202,929

Access Integrated Technologies, Inc.
(fka AccessColo, Inc.)

Notes to Consolidated Financial Statements
(In thousands, except share and per share data)
--------------------------------------------------------------------------------

         Stock-Based Compensation
         At March 31, 2003, the Company has stock based employee compensation plans which are described more fully in Note 6. The Company accounts for its stock based employee compensation plans in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations. As such, compensation is recorded on the date of grant only if the current fair value of the underlying stock exceeds the exercise price. The Company has adopted the disclosure standards of SFAS No. 123, "Accounting for Stock-Based Compensation", which requires the Company to provide pro forma net loss and earnings per share disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method of accounting for stock options as defined in SFAS No. 123 had been applied. The following table illustrates the effect on net loss if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock based employee compensation for the years ended March 31, 2002 and 2003:

                                                                                   2002          2003
         Net loss as reported                                                    $(3,610)       $(3,404)
         Deduct:  Total stock-based employee compensation expense
           determined under fair value based method, net of related income
           tax benefits                                                             (444)          (524)
                                                                                 -------        -------

         Pro forma net loss                                                      $(4,054)       $(3,928)
                                                                                 =======        =======

         Basic and diluted net loss available to common
           stockholders per share
             As reported                                                         $ (1.21)       $ (1.41)
             Pro forma                                                           $ (1.35)       $ (1.58)

         The fair value of each stock option granted during the year is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions:

                                                                                 2002       2003
         Expected life (years)                                                     10         10
         Expected volatility                                                      110%       110%
         Expected dividend yield                                                    0%         0%
         Risk-free interest rate                                                 5.66%      5.26%
         Weighted average fair value per share of employee options granted
           during the year                                                      $0.94      $1.05

         Advertising Costs
         The Company has incurred advertising costs of $7 and $6, respectively, during the fiscal years ended March 31, 2002 and 2003. Advertising costs are expensed as incurred.

Access Integrated Technologies, Inc.
(fka AccessColo, Inc.)

Notes to Consolidated Financial Statements
(In thousands, except share and per share data)
--------------------------------------------------------------------------------

         Use of Estimates
         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company's most significant estimates related to revenue recognition, depreciation of fixed assets and amortization of intangible assets. Actual results could differ from those estimates.

         Risk and Uncertainties
         The Company is subject of all of the risks inherent in an early stage business in the collocation, managed storage, and software development industry. These risks include, but are not limited to, limited operating history, limited senior management resources, rapidly changing technology business environments, the need for substantial cash investments to fund its operations, reliance on third parties, the competitive nature of the industry, development and maintenance of efficient information technologies, and uncertainty regarding the protection of proprietary intellectual properties.

         Reclassification
         Certain prior year amounts have been reclassified to conform to current year presentation.

         Recent Accounting Pronouncements
         In August 2001, the Financial Accounting Standards Board, or FASB, issued SFAS No. 143, "Accounting for Asset Retirement Obligations." This statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. It applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and/or the normal operation of long-lived assets, except for certain obligations of lessees. Our adoption of SFAS No. 143 in June 2002 did not have a material effect on our results of operations, financial position or cash flows.

         In April 2002, the FASB issued SFAS No. 145, "Recission of FASB Statements No. 4, 44, 64, Amendment of FASB No. 13 and Technical Corrections." This statement eliminates the requirement that gains and losses from the extinguishment of debt be aggregated and classified as an extraordinary item, net of the related income tax, in certain instances. In addition, SFAS No. 145 requires that capital leases that are modified so that the resulting lease agreement is classified as an operating lease be accounted for in the same manner as sale-lease back transactions. SFAS No. 145 is generally effective for transactions occurring after May 15, 2002. Our adoption of SFAS No. 145 in June 2002 did not have a material impact on our results of operations, financial position or cash flows.

Access Integrated Technologies, Inc.
(fka AccessColo, Inc.)

Notes to Consolidated Financial Statements
(In thousands, except share and per share data)
--------------------------------------------------------------------------------

         In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force ("EITF") Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. EITF 94-3 allowed for an exit cost liability to be recognized at the date of an entity's commitment to an exit plan. SFAS No. 146 also requires that liabilities recorded in connection with exit plans be initially measured at fair value. The provisions of SFAS No. 146 are effective for exit or disposal activities that were initiated after December 31, 2002, with early adoption encouraged. The adoption of SFAS No. 146 will impact the types and timing of costs associated with any future exit activities. Our adoption of SFAS No. 146 in January 2003 did not have a material impact on our results of operations, financial position or cash flows.

         In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosures," which amends SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS 148 provides alternate methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require more prominent and frequent disclosures in the financial statements about the effects of stock-based compensation. The company has adopted the disclosure provisions of SFAS 148 for the year ended March 31, 2003. The company expects to continue to account for stock options under APB Opinion No. 25.

         In April 2003, the FASB issued Statement of Financial Accounting Standards No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under Statement of Financial Accounting Standards No. 133. SFAS No. 149 clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative as discussed in SFAS No. 133. In addition, it clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, except as specifically noted in SFAS No.
         149. SFAS No. 149 should be applied prospectively. At this time, the adoption of SFAS No. 149 is not expected to materially impact the Company's financial condition or results of operations.

         In May 2003, the FASB Issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities. For nonpublic entities, mandatorily redeemable financial instruments are subject to the provisions of this Statement for the first fiscal period beginning after December 15, 2003. The Company has not yet evaluated its mandatorily redeemable financial instruments and related financial instruments for purposes of determining the impact of SFAS No. 150.

Access Integrated Technologies, Inc.
(fka AccessColo, Inc.)

Notes to Consolidated Financial Statements
(In thousands, except share and per share data)
--------------------------------------------------------------------------------

         In November 2002, the EITF reached a consensus on EITF 00-21, "Revenue Arrangements with Multiple Deliverables," related to the separation and allocation of consideration for arrangements that include multiple deliverables. The EITF requires that when the deliverables included in this type of arrangement meet certain criteria they should be accounted for separately as separate units of accounting. This may result in a difference in the timing of revenue recognition but will not result in a change in the total amount of revenues recognized in a bundled sales arrangement. The allocation of revenues to the separate deliverables is based on the relative fair value of each item. If the fair value is not available for the delivered items then the residual method must be used. This method requires that the amount allocated to the undelivered items in the arrangement is their full fair value. This would result in the discount, if any, being allocated to the delivered items. This consensus is effective prospectively for arrangements entered into in fiscal periods beginning after June 15, 2003. We do not expect the adoption of EITF 00-21 to have a material impact on our consolidated financial statements.

         In November 2002, the FASB issued FASB Interpretation ("FIN") No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness to Others, an interpretation of FASB Statements Nos. 5, 57 and 107 and a rescission of FASB Interpretation No. 34." This Interpretation, among other things, clarifies that a guarantor is required to recognize, at inception of a guarantee, a liability for the fair value of the obligation undertaken. The initial recognition and measurement provisions of the Interpretation are applicable for guarantees issued or modified after December 31, 2002 and are not expected to have a material effect on our financial statements.

         In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities -- an Interpretation of Accounting Research Bulletin No. 51." FIN No. 46 requires the primary beneficiary to consolidate a variable interest entity ("VIE") if it has a variable interest that will absorb a majority of the entity's expected losses if they occur, receive a majority of the entity's expected residual returns if they occur, or both. FIN No. 46 applies immediately to VIEs created after January 31, 2003, and to VIEs in which the entity obtains an interest after that date. The adoption of FIN No. 46 in February 2003 did not have a material impact on our results of operations, financial position, or cash flows.

3.       Consolidated Balance Sheet Components

         Principles of Consolidation
         The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, AccessDM. All intercompany transactions and balances have been eliminated.

Access Integrated Technologies, Inc.
(fka AccessColo, Inc.)

Notes to Consolidated Financial Statements
(In thousands, except share and per share data)
--------------------------------------------------------------------------------

         Cash and Cash Equivalents
         Cash and cash equivalents consisted of the following as of March 31, 2002 and 2003:

                                                   2002         2003

         Bank balances                            $  105       $  375
         Money market fund                           896          581
                                                  ------       ------

            Total cash and cash equivalents       $1,001       $  956
                                                  ======       ======

         As of March 31, 2002 and 2003, cost approximated market value of cash and cash equivalents.

         Restricted Cash
         During the year ended March 31, 2002 the Company funded a standby letter of credit of $951 to cover a mechanic's lien in connection with certain litigation which was settled in July 2002 (see Note 9).

         Prepaid Expenses and Other Current Assets
         Prepaid expenses and other current assets consist of the following as of March 31, 2002 and 2003:

                                                   2002         2003

         Insurance                               $    22      $    34
         Deposits                                     31          107
         Deferred costs, current                      91           91
         Other                                        67           55
                                                 -------      -------

                                                 $   211      $   287
                                                 =======      =======

         Property and Equipment, Net
         Property and equipment, net was comprised of the following as of March 31, 2002 and 2003:

                                                   2002         2003

         Leasehold improvements                  $ 3,838      $ 3,888
         Computer equipment                        2,143        2,651
         Machinery and equipment                     283          621
         Furniture and fixtures                      268          285
         Other                                        13           26
                                                 -------      -------

                                                   6,545        7,471

         Less - Accumulated depreciation          (1,047)      (2,338)
                                                 -------      -------

           Total property and equipment, net     $ 5,498      $ 5,133
                                                 =======      =======

Access Integrated Technologies, Inc.
(fka AccessColo, Inc.)

Notes to Consolidated Financial Statements
(In thousands, except share and per share data)
--------------------------------------------------------------------------------

         Leasehold improvements consist primarily of costs incurred in the construction of the Company's Jersey City, New Jersey and Brooklyn, New York IDCs, and from the Bridgepoint purchase price allocation. Included in leasehold improvements as of March 31, 2002 and 2003 was $400 and $100, respectively, of construction services for which the Company issued common stock as consideration. Computer equipment and software consists primarily of costs incurred for equipment and related software used in the Company's MSS business.

         Accounts Payable and Accrued Expenses
         Accounts payable and accrued expenses consisted of the following as of March 31, 2002 and 2003:

                                                            2002       2003

         Accounts payable                                  $  216     $  430
         Accrued compensation and benefits                    197        134
         Interest payable                                      19         70
         Other                                                103        158
                                                           ------     ------

           Total accounts payable and accrued expenses     $  535     $  792
                                                           ======     ======

4.       Notes Payable

         During the period from December 2001 through February 2002, the Company raised $1,345 from the issuance of 1-year subordinated promissory notes (the "1-Year Notes") with detachable warrants to several investors. Of these amounts, $333 of the notes payable were issued to two of the Company's founders, who also received warrants to purchase common stock (see Note 11). The 1-Year Notes were issued primarily to fund the Company's acquisition of a data center from Bridgepoint (see Note 7) and the related fees, costs and expenses arising from this acquisition. The 1-Year Notes have an initial term of one year from the respective dates of issuance and bear interest at an initial rate of 8% per annum. The full amount of principal and interest are due at the maturity date. However, in the event any portion of the 1-Year Notes remain outstanding on March 31, 2002, June 30, 2002 or September 30, 2002, the interest rate increases to 10%, 12% and 14%, respectively, on any unpaid principal and interest, and additional warrants will be issued in accordance with the agreement. The Company may prepay the 1-Year Notes at any time. As of March 31, 2002, the Company had repaid $1,012 of the 1-year notes, plus accrued interest of $15. In April 2003 the Company repaid the remaining $333 of the 1-year Notes, plus accrued interest of $17. The related additional warrants were waived by the noteholder in conjunction with this payment.

Access Integrated Technologies, Inc.
(fka AccessColo, Inc.)

Notes to Consolidated Financial Statements
(In thousands, except share and per share data)
--------------------------------------------------------------------------------

         In February 2002, the Company commenced an offering of 5-year subordinated promissory notes (the "5-Year Notes") with detachable warrants. Through March 31, 2002 and 2003 the Company raised an aggregate of $1,742 and $1,360, respectively, from the issuance of 5-Year Notes to several investors, including two of the Company's founders, net of issuance costs of approximately $73. Of these amounts, $375 of the notes payable were issued to two of the Company's founders during the years ended March 31, 2002. These founders also received warrants to purchase common stock (see Note 11). The 5-Year Notes were issued primarily to repay the 1-Year Notes and to fund the Company's working capital needs. The 5-Year Notes bear interest at 8% per annum with repayment terms as follows: i) for a period of two years after the issuance date, interest-only payments are to be paid quarterly in arrears and ii) for the remaining three years until the final maturity date, the Company shall pay a) quarterly payments of principal in equal installments and b) quarterly payments of interest on the remaining unpaid principal amount of the 5-Year Notes. The Company may prepay the 5-Year Notes at any time. As of March 31, 2003 there have not been any repayments of the 5-year Notes.

         Concurrent with the issuance of the 1-Year Notes and the 5-Year Notes, the Company issued 25,305 1-Year Notes warrants and 317,500 5-Year Notes warrants (see Note 6).

         In November 2002, the Company issued a $1,000 note payable as part of the purchase price for six data centers acquired from ColoSolutions, Inc. (see Note 7). The note is due in November 2003 and has an interest rate of 9%, with interest payable quarterly. The principal, including accrued interest, may be prepaid at any time.

5.       Mandatorily Redeemable Convertible Preferred Stock

         Preferred Stock
         On October 8, 2001, the Company authorized the issuance of 3,226,538 shares of the Series A Preferred Stock at approximately $0.62 per share, resulting in gross proceeds of $2,000, before considering expenses of $203. Concurrent with this issuance, the Company issued warrants to purchase up to 430,205 shares of Class A Common Stock (the "2001 Warrant"). On November 27, 2002, the Company authorized the issuance of 4,976,391 shares of the Series B Preferred Stock to the existing Series A Preferred Stock holder at approximately $0.50 per share, resulting in gross proceeds of $2,500, before considering expenses of $125. Concurrent with this issuance, the Company issued 381,909, 144,663 and 100,401 warrants to purchase Class A Common Stock ("Contingent Warrant A", "Contingent Warrant B" and "Contingent Warrant C", respectively). The issuance of the Series A Preferred Stock resulted in a beneficial conversion feature of $1,078, calculated in accordance with EITF Issue No. 00-27, "Application of Issue No. 98-5 to Certain Convertible Instruments." The beneficial conversion feature is reflected as an issuance cost and therefore has been reflected as a charge against the Series A Preferred Stock and an increase to additional paid-in capital.

Access Integrated Technologies, Inc.
(fka AccessColo, Inc.)

Notes to Consolidated Financial Statements
(In thousands, except share and per share data)
--------------------------------------------------------------------------------

         Each holder of outstanding shares of the Series A Preferred Stock and Series B Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Class C Common Stock and Class D Common Stock, respectively, into which the shares of Series A Preferred Stock and Series B Preferred Stock are convertible. The shares of Series A Preferred Stock and Series B Preferred Stock are convertible into shares of Class C Common Stock and Class D Common Stock, respectively, at a 1:1 ratio (subject to adjustments in certain events): (i) automatically in the event of a firm commitment and an underwritten public offering with gross proceeds of $15,000 or more and a total pre-offering valuation of $75,000 or more; or (ii) at any time at the holder's option. The holders of the Series A Preferred Stock and Series B Preferred Stock are entitled to an 8% cumulative dividend [Series A - $0.0496 per share, Series B - $0.0402 per share] which is payable on a share of Series A Preferred Stock and Series B Preferred Stock upon the first to occur of: (i) a liquidation or sale of the Company, (ii) a redemption of such share; (iii) upon conversion if not accounted for in calculating the number of shares of Class C Common Stock or Class D Common Stock into which the Series A Preferred Stock or Series B Preferred Stock, respectively, is convertible or (iv) when and if declared by the Company. Unpaid dividends for the Series A Preferred Stock and Series B Preferred Stock are accrued annually from the issue date of the Series A Preferred Stock and Series B Preferred Stock until such time that they are paid. No dividends shall be paid on any common stock unless the same dividends have been paid to the shareholders of the Series A Preferred Stock and Series B Preferred Stock.

         The holders of shares of Series A Preferred Stock and Series B Preferred Stock have liquidation rights senior to all other classes of stock. In the event of liquidation of the Company, the holders of the Series A Preferred Stock and Series B Preferred Stock are entitled to receive a distribution of the original price per share, as adjusted for any stock dividends, combinations or splits with respect to such shares, plus any cumulative unpaid dividends. The carrying value of the Company's Series A Preferred Stock is below its liquidation value, as the Company incurred aggregate costs of $2,000 related to the issuance of the preferred stock, of which $203 represents cash payments, $719 represents the estimated fair value of the 2001 Warrants issued as consideration for the issuance of the Company's Series A Preferred Stock and $1,078 is the beneficial conversion feature. The Company's carrying value of the Series B Preferred Stock is below its liquidation value, as the Company incurred aggregate costs of $468 related to the issuance of the preferred stock, of which $125 represents cash payments, and $343 represents the estimated fair value of Contingent Warrant A and Contingent Warrant B, issued as consideration for the issuance of the Company's Series B Preferred Stock. As of March 31, 2003, the liquidation preference of the Series A Preferred Stock and the Series B Preferred Stock was $2,231 and $2,568, respectively.

Access Integrated Technologies, Inc.
(fka AccessColo, Inc.)

Notes to Consolidated Financial Statements
(In thousands, except share and per share data)
--------------------------------------------------------------------------------

         The Series A Preferred Stock and Series B Preferred Stock is redeemable at the election of each of the holders of the then-outstanding shares of Series A Preferred Stock and Series B Preferred Stock at any time on or after the fifth anniversary of the original issuance date of the Series A Preferred Stock if certain liquidity events shall not have occurred by then, at a redemption price equal to the greater of the (i) Company's gross revenue from all sources or (ii) five times the Corporation's combined earnings from its data center operations, before deduction for certain defined expenses, for the twelve months immediately preceding the month of exercise of the redemption rights, in each case divided by the number of fully-diluted, as converted shares of common stock outstanding. The Company has the option of first redeeming only 25% of the redeemed Series A Preferred Stock and Series B Preferred Stock, with the remainder then to be redeemed in 3 annual installments. However, in the event that the Company completes an underwritten public offering of its common stock, the Company can terminate the Series A and Series B Preferred Stock redemption rights and instead issue new warrants with an exercise price of $0.01 equal to 10% of the number of shares of common stock into which the Series A and Series B Preferred Stock may be converted, respectively. Total accretion for the Series A Preferred Stock to its estimated redemption value was $251 and $628 during the years ended March 31, 2002 and 2003, respectively, of which $185 and $412 related to the accretion to the estimated redemption amount, respectively, and $66 and $216 related to the accretion of the beneficial conversion feature, respectively. There was no accretion recorded for the Series B Preferred Stock, as the estimated redemption amount was below the original carrying amount of the Series B Preferred Stock.

6.       Stockholders' Equity

         Capital Stock
         The Company is authorized to issue 95,000,000 shares of capital stock of which 40,000,000 shares were designated as Class A Common Stock, 15,000,000 shares were designated as Class B Common Stock, 10,000,000 were designated as Class C Common Stock, and 15,000,000 shares were designated as Class D Common Stock, par value $0.001 per share and 15,000,000 shares were designated as Preferred Stock, of which 3,500,000 were designated as Series A 8% Mandatorily Redeemable Convertible Preferred Stock (the "Series A Preferred Stock") and 5,000,000 shares were designated as Series B 8% Cumulative Convertible Preferred Stock, par value $0.001 (the "Series B Preferred Stock"). Each share of Class B Common Stock has voting rights equal to 10 votes to 1 vote per share for each share of the Class A Common Stock. Each share of Class C Common Stock has voting rights equal to 4 votes to 1 vote per share for each share of Class A Common Stock. Each share of Class D Common Stock has voting rights equal to 3.3 votes to 1 vote per share for each share of Class A Common Stock. Shares of Class B Common Stock, Class C Common Stock and Class D Common Stock shares may be converted into Class A Common Stock shares at any time, at the option of the holder of shares thereof. However, upon the conversion of Class B Common Stock, Class C Common Stock and Class D Common Stock shall automatically convert to Class A Common Stock.

Access Integrated Technologies, Inc.
(fka AccessColo, Inc.)

Notes to Consolidated Financial Statements
(In thousands, except share and per share data)
--------------------------------------------------------------------------------

         In April 2000, two founders of the Company purchased 1,861,500 shares of common stock, of which 620,500 were shares of Class A Common Stock and 1,241,000 were shares of Class B Common Stock. During the year ended March 31, 2001, one of the Company's founders converted 19,856 shares of Class B Common Stock into Class A Common Stock. In April 2000, two founders of the Company each received a grant of 100,000 shares of Class A Common Stock in connection with the execution of certain agreements. Additionally, each of these two founders purchased 300,000 shares of Class A Common Stock at par value. The Company recorded stock-based compensation expense of approximately $129 for these share issuances for the year ended March 31, 2001. During the year ended March 31, 2003, one of the Company's founders converted 62,000 shares of Class B Common Stock into Class A Common Stock.

         In October 2001, in connection with the sale of Series A Preferred Stock to an outside investor, the founders of the Company forfeited an aggregate of 246,667 shares of Class A Common Stock and 153,333 shares of Class B Common Stock to the Company. No consideration was paid by the Company for the return of these shares.

         During the year ended March 31, 2003, 20,000 shares of Class A Common Stock was sold to one investor, one investor exercised 5-Year Notes Warrants to purchase 5,000 shares of Class A Common Stock (see Note 6), and 30,000 shares of Class A Common Stock, previously issued to a vendor in exchange for construction services, were returned to the Company under a settlement agreement (see Note 9).

         In December 2002, the Company's founders contributed 60,000 shares of Class A Common Stock back to the Company, and those shares were simultaneously granted to certain employees of the Company at the then estimated fair value of the common stock. The Company recorded stock-based compensation expense of $48 for these share grants. In addition, the Company also agreed to pay the employees' tax on these grants, and recorded an additional $19 to Selling, General and Administrative expense for the estimated tax impact.

         Stock Option Plan
         In June 2000, the Company adopted the 2000 Stock Option Plan (the "Plan") under which incentive and nonstatutory stock options may be granted to employees, outside directors, and consultants. The purpose of the Plan is to enable the Company to attract, retain and motivate employees, directors, advisors and consultants. The Company has reserved a total of 400,000 shares of the Company's Class A Common Stock for issuance upon the exercise of options granted in accordance with the Plan. Options granted under the Plan expire 10 years following the date of grant (5 years for stockholders who own greater than 10% of the outstanding stock) and are subject to limitations on transfer. The Plan is administered by the Company's Board of Directors.

Access Integrated Technologies, Inc.
(fka AccessColo, Inc.)

Notes to Consolidated Financial Statements
(In thousands, except share and per share data)
--------------------------------------------------------------------------------

         The Plan provides for the granting of incentive stock options at not less than 100% of the fair value of the underlying stock at the grant date. Option grants under the Plan are subject to various vesting provisions, all of which are contingent upon the continuous service of the optionee. Options granted to stockholders who own greater than 10% of the outstanding stock must be issued at prices not less than 110% of the fair value of the stock on the date of grant as determined by the Company's Board of Directors. The purchase price and vesting period of nonstatutory options is at the discretion of the Company's Board of Directors. Upon a change of control, all shares granted under the Plan shall immediately vest.

         The following table summarizes the activity of the Plan:

                                                  Options Outstanding
                                                                       Weighted-
                                          Shares                        Average
                                        Available                      Exercise
                                           for          Number of      Price Per
                                          Grant           Shares         Share

         Balances, March 31, 2001        175,563         224,437        $  9.25

         Options granted                 (51,920)         51,920        $  5.85
         Options forfeited                33,400         (33,400)       $ 12.45
                                         -------         -------

         Balances, March 31, 2002        157,043         242,957        $  8.10
                                         -------         -------

         Options granted                 (78,000)         78,000        $  4.10
         Options forfeited                14,560         (14,560)       $ 11.85
                                         -------         -------

         Balances, March 31, 2003         93,603         306,397        $  6.90
                                         =======         =======

         The following table summarizes information about stock options outstanding as of March 31, 2003:

                                      Options Outstanding                Options Exercisable
                                           Weighted-
                                            Average       Weighted-     Number         Weighted-
                               Number      Remaining       Average        of            Average
                                 of       Contractual     Exercise      Shares          Exercise
         Exercise Prices       Shares        Life           Price     Exercisable        Price
             $  2.50           50,000        9.72          $ 2.50             -          $ 2.50
             $  5.00           83,397        8.33          $ 5.00        36,389          $ 5.00
             $  7.50          118,400        7.64          $ 7.50        64,267          $ 7.50
             $ 12.50           54,600        7.58          $12.50        18,200          $12.50
                              -------                                   -------

                              306,397        8.16          $ 6.90       118,856          $ 7.50
                              =======                                   =======

Access Integrated Technologies, Inc.
(fka AccessColo, Inc.)

Notes to Consolidated Financial Statements
(In thousands, except share and per share data)
--------------------------------------------------------------------------------

         Non-Employee Stock-Based Compensation
         The Company uses the fair value method to value options granted to non-employees. In connection with its grant of options to non-employees, the Company has recorded deferred stock-based compensation of $69 and $3 for the years ended March 31, 2002 and 2003, respectively. The Company has amortized $235 and $51 for the years ended March 31, 2002 and 2003, respectively, to stock-based compensation expense on an accelerated basis over the vesting period of the individual options, in accordance with FASB Interpretation No. 28, "Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans-an Interpretation of APB Opinions No. 15 and 25."

         The Company's calculations for non-employee grants were made using the Black-Scholes option pricing model with the following weighted average assumptions:
                                           Year Ended
                                            March 31,
                                         2002       2003

         Dividend yield                    0%         0%
         Expected volatility             110%       110%
         Risk-free interest rate        5.66%      5.26%
         Expected life (in years)          10         10

         Warrants
         In connection with the sale of the shares of Series A Preferred Stock, the Company issued the 2001 Warrants to purchase up to 430,205 shares of the Class A Common Stock at $0.05 per share, subject to certain call and put rights upon the occurrence of certain events. These warrants are exercisable during the period commencing on the earlier of (i) October 1, 2006, (ii) a change of control or other liquidity event of the Company, or (iii) 120 days following the Company's listing on any major U.S. stock exchange and ending on November 1, 2011. If the fair value of the Company's common stock exceeds certain target prices at certain dates between the issuance date and October 26, 2011, the 2001 Warrants will terminate in their entirety. Additionally, if the holders of shares of Series A Preferred Stock exercise their redemption rights, they may also require the Company to redeem the 2001 Warrants (the "Warrant Put Rights") using the same formula described herein for the redemption of the Series A Preferred Stock. However, in the event that the Company plans to undertake an underwritten public offering of its common stock, the Company can terminate the Warrant Put Rights and instead issue a new warrant equal to 10% of the warrant shares. Management has determined that the value of these put rights is immaterial. The value of the warrants was ascribed an estimated fair value of $719 and has been recognized as issuance cost and therefore has been charged against the carrying value of the Company's Series A Preferred Stock.

Access Integrated Technologies, Inc.
(fka AccessColo, Inc.)

Notes to Consolidated Financial Statements
(In thousands, except share and per share data)
--------------------------------------------------------------------------------

         In connection with the issuance of 1-Year Notes (see Note 4) payable to certain investors, the Company also issued to the holders of the 1-Year Notes warrants to purchase shares of the Company's Class A Common Stock (the "1-Year Notes Warrants"). As of March 31, 2002, the Company had issued an aggregate amount of 25,305 1-Year Notes Warrants to the holders of the 1-Year Notes. Of these warrants, 6,902 warrants were issued to two of the Company's founders (see Note 11). The 1-Year Notes Warrants have an exercise price of $0.05 per share and are exercisable at any time from the date of issuance through the earlier of i) 10 years from the date of issuance or ii) the closing of a firm commitment underwritten public offering of the Company's common stock. In the event the holders of the Company's Series A Preferred Stock exercise their redemption rights, certain investors holding an aggregate of 20,705 of the 1-Year Notes Warrants may, but are not obligated, require the Company, simultaneous with its redemption of the Series A Preferred Stock, to redeem their respective 1-Year Notes Warrants (the "1-Year Notes Warrants Put Rights") for cash. The purchase price for the 1-Year Notes Warrants Put Rights is based on the same formula as described herein as the Series A Preferred Stock redemption rights. However, if the Company completes an initial public offering of its' common stock before the 1-Year Notes Warrants Put Rights are exercised, such put rights will be terminated and will not be exercisable. Management has determined that the value of these put rights is immaterial. The 25,305 warrants were ascribed an estimated fair value of $127, which has been recognized as issuance cost and therefore has been charged against the carrying value of the related notes payable. During the years ended March 31, 2002, a total of $126, was amortized to non-cash interest expense to accrete the value of the notes to their face value over the expected term of the related notes. The remainder was amortized in 2003.

         In connection with the issuance of the 5-Year Notes (see Note 4) payable to certain investors, the Company also issued warrants to the holders of the 5-Year Notes to purchase shares of the Company's Class A Common Stock (the "5-Year Notes Warrants"). During the years ended March 31, 2002 and 2003, the Company issued an aggregate amount of 181,500 and 136,000 5-Year Notes Warrants, respectively, to the holders of the 5-Year Notes in the ratio of one-half of a 5-Year Note Warrant for every dollar of 5-Year Notes issued. Of these warrants, 37,500 were issued during the year ended March 31, 2002 to two of the Company's founders (see Note 11). During the year ended March 31, 2003, one investor exercised his 5-Year Notes Warrants for 5,000 shares of Class A Common Stock. The 5-Year Notes Warrants have an exercise price of $0.05 per share and are exercisable at any time from the date of issuance through the earlier of i) 10 years from the date of issuance or ii) the closing of a firm commitment underwritten public offering of the Company's common stock. In the event that the Company repays any investor's 5-Year Note (plus accrued interest) within one year of its respective issuance date, the number of Warrants granted to such investor shall be reduced by 20%. The 181,500 and 136,000 of 5-Year Note Warrants were ascribed an estimated fair value of $907 and $680, respectively, which has been recognized as issuance cost and therefore has been charged against the carrying value of the related notes payable. During the years ended March 31, 2002 and 2003, a total of $14 and $282 was amortized to non-cash interest expense to accrete the value of the notes to their face value over the expected term of the related notes.

Access Integrated Technologies, Inc.
(fka AccessColo, Inc.)

Notes to Consolidated Financial Statements
(In thousands, except share and per share data)
--------------------------------------------------------------------------------

         In connection with the issuance of the Series B Preferred Stock during the year ended March 31, 2003, the Company issued Contingent Warrant A to purchase an aggregate of 381,909 shares of Class A Common Stock at $0.05 per share, subject to certain call and put rights upon the occurrence of certain events. In the event that any portion of the 2001 Warrant is exercised, then Contingent Warrant A will be increased by 8.955% of the number of shares of Class A Common Stock so issued pursuant to the 2001 Warrant exercise, up to a maximum of 38,526 additional shares. Contingent Warrant A is exercisable during the period commencing on the earlier of (i) November 27, 2007, or (ii) a change of control or other liquidity event of the Company, and ending on November 27, 2012. If the fair value of the Company's common stock exceeds certain target prices at certain dates between the issuance date and November 26, 2012, Contingent Warrant A will terminate in its entirety. Additionally, if the holders of shares of Series B Preferred Stock exercise their redemption rights, they may also require the Company to redeem Contingent Warrant A (the "Contingent Warrant A Put Rights") using the same formula described herein for the redemption of the Series B Preferred Stock. However, in the event that the Company completes an underwritten public offering of its common stock, the Company can terminate the Contingent Warrant A Put Rights and instead issue a new warrant equal to 10% of the Contingent Warrant A shares. Management has determined that the value of these put rights is immaterial. The value of Contingent Warrant A was ascribed an estimated fair value of $249 and has been recognized as issuance cost and therefore has been charged against the carrying value of the Company's Series B Preferred Stock.

         Also, in connection with the issuance of the Series B Preferred Stock, the Company issued Contingent Warrant B to purchase an aggregate of 144,663 shares of Class A Common Stock at $0.05 per share, subject to certain call and put rights upon the occurrence of certain events. In the event that any portion of the 2001 Warrant is exercised, Contingent Warrant B will be increased by 3.4%, up to a maximum of 14,593 additional shares. Contingent Warrant B is exercisable during the period commencing on March 31, 2003 and ending on March 31, 2008. However, if the Company has met certain revenue targets by March 31, 2003, this warrant will terminate in its entirety. The Company has not met the stipulated revenue targets, and therefore Contingent Warrant B is exercisable. Additionally, if the holders of shares of Series B Preferred Stock exercise their redemption rights, they may also require the Company to redeem Contingent Warrant B (the "Contingent Warrant B Put Rights") using the same formula described herein for the redemption of the Series B Preferred Stock. However, in the event that the Company completes an underwritten public offering of its common stock, the Company can terminate the Contingent Warrant B Put Rights and instead issue a new warrant equal to 10% of the Contingent Warrant B shares. Management has determined that the value of these put rights is immaterial. The value of Contingent Warrant B was ascribed an estimated fair value of $94 and has been recognized as issuance cost and therefore has been charged against the carrying value of the Company's Series B Preferred Stock.

Access Integrated Technologies, Inc.
(fka AccessColo, Inc.)

Notes to Consolidated Financial Statements
(In thousands, except share and per share data)
--------------------------------------------------------------------------------

         Additionally, in connection with the issuance of the Series B Preferred Stock, the Company issued Contingent Warrant C to purchase an aggregate of up to 100,401 shares of Class A Common Stock at $0.05 per share, subject to certain call and put rights upon the occurrence of certain events. Contingent Warrant C is exercisable during the period commencing on November 27, 2002 and ending on November 27, 2012. Contingent Warrant C may be exercised only in the event that the 2001 Warrant is exercised. Contingent Warrant C shall be exercisable for a number of shares of Class A Common Stock equal to 23.4% of the number of shares so issued in accordance with the 2001 Warrant, up to 100,401 shares. Additionally, if the holders of shares of Series B Preferred Stock exercise their redemption rights, they may also require the Company to redeem Contingent Warrant C (the "Contingent Warrant C Put Rights") using the same formula described herein for the redemption of the Series B Preferred Stock. However, in the event that the Company completes an underwritten public offering of its common stock, the Company can terminate the Contingent Warrant C Put Rights and instead issue a new warrant equal to 10% of the Contingent Warrant C shares. No value was ascribed to Contingent Warrant C or the related put rights because of the uncertainty surrounding the exercise of the 2001 warrant.

7.       Acquisitions

         In December 2001, the Company acquired one data center from Bridgepoint for $370 in cash including acquisition costs. The asset purchase agreement also provides for additional payments to Bridgepoint totaling $500 to be made in equal monthly installments for one year, based on the satisfactory collection of accounts receivable from a specified customer. As of March 31, 2002, $83 of these payments had been made and the Company recorded the full amount of the remaining payments as purchase price. In connection with the acquisition, the Company also assumed a capital lease in amount of $135 on certain machinery and equipment (See Note 9). In June 2002, the Company and Bridgepoint became involved in a dispute over the terms of the asset purchase agreement and the contingent payments, and in January 2003, the Company and Bridgepoint settled the $417 of remaining contingent payments for a cash payment to Bridgepoint of $200. The Company has adjusted the purchase price accordingly. The acquired assets consist mainly of leasehold improvements, furniture and fixtures and machinery and equipment. The acquisition has been accounted for using the purchase method and accordingly, the purchase price has been allocated to the assets acquired based on the estimated fair values at the date of acquisition. The acquired operations have been included in the Company's results of operations since the date of acquisition. The purchase price was allocated as follows:

         Leasehold improvements          $  515
            Machinery and equipment         247
            Computer equipment               20
            Furniture and fixtures            6
                                         ------

              Total                      $  788
                                         ======

Access Integrated Technologies, Inc.
(fka AccessColo, Inc.)

Notes to Consolidated Financial Statements
(In thousands, except share and per share data)
--------------------------------------------------------------------------------

         In November 2002, the Company acquired six data centers from ColoSolutions, Inc. for $3,550, including acquisition costs and the assumption of capital leases in the aggregate amount of $249 on certain machinery and equipment (see Note 9). The purchase price consisted of cash plus a $1,000 1-Year Note payable (see Note 4). The acquired assets consist mainly of customer contracts, leasehold improvements, and machinery and equipment. The acquisition has been accounted for using the purchase method and accordingly, the purchase price has been allocated to the assets acquired based on the estimated fair values of the date of acquisition. The acquired operations have been included in the Company's results of operations since the date of acquisition. The purchase price was allocated as follows:

         Customer contracts                              $2,705
         Leasehold improvements                              87
         Machinery and equipment                            758
                                                         ------

             Total                                       $3,550
                                                         ======

         The purchase price was allocated among the identifiable tangible and intangible assets based on the fair market value of those assets. The customer contracts were valued using the income approach. Under this approach, indications of value are developed by discounting future debt-free net cash flows to measure the intrinsic value by reference to an enterprises expected annual debt-free cash flows. This analysis resulted in an allocation of approximately $2,705 to a contract intangible, which was capitalized and being amortized over three years. Total amortization expense related to this asset for the fiscal year ended March 31, 2003 was $396.

         Amortization of this asset in future years is expected to be as follows:

         Year ended March 31,
                 2004                                    $  912
                 2005                                       838
                 2006                                       558

8.       Income Taxes

         The benefit from income taxes for the years ended March 31, 2002 and 2003 consisted of the following:


                                                2002       2003

         Current                              $    -     $  185
         Deferred                                  -          -
                                              ------     ------

             Total                                 -        185
                                              ======     ======

Access Integrated Technologies, Inc.
(fka AccessColo, Inc.)

Notes to Consolidated Financial Statements
(In thousands, except share and per share data)
--------------------------------------------------------------------------------

         Net deferred tax assets consist of the following as of March 31, 2002 and 2003:

                                                                    2002          2003
         Deferred tax assets
           Net operating loss carryforwards                       $ 1,425        $ 2,183
           Amortization                                               497            514
           Depreciation                                               141            237
           Other                                                      479            659
                                                                  -------        -------

             Total deferred tax assets                              2,542          3,593

         Deferred tax liabilities
           Deferred customer acquisition cost                         (21)             -
                                                                  -------        -------

             Total deferred tax liabilities                           (21)             -
                                                                  -------        -------

         Net deferred tax assets before valuation allowance         2,521          3,593
         Valuation allowance                                       (2,521)        (3,593)
                                                                  -------        -------

             Net deferred tax asset                                 $   -          $   -
                                                                  =======        =======

         The Company has provided a valuation allowance for the full amount of its net deferred tax assets since realization of any future benefits from deductible temporary differences and net operating loss cannot be sufficiently assured at March 31, 2002 or 2003. The change in the valuation allowance in the current year is approximately $1,072.

         As of March 31, 2003, the Company has federal and state net operating loss carryforwards of approximately $5,786 available to reduce future taxable income. The federal net operating loss carryforwards will begin to expire in 2020. In the event of certain ownership changes, the Company's ability to utilize the tax benefits from net operating loss carryforwards could be substantially limited.

         During the year ended March 31, 2003, the Company received approval to sell a portion of its unused cumulative New Jersey Net Operating Loss ("NOLs") carryforwards under the State of New Jersey's Technology Business Tax Certificate Transfer Program (the "Program"). The Program allows qualified technology and biotechnology businesses in New Jersey to sell unused amounts of NOL carryforwards and defined research and development credits for cash. The Company recognized a tax benefit of approximately $185 on the sale of the NOLs, net of expenses.

Access Integrated Technologies, Inc.
(fka AccessColo, Inc.)

Notes to Consolidated Financial Statements
(In thousands, except share and per share data)
--------------------------------------------------------------------------------

         The differences between the United States federal statutory tax rate and the Company's effective tax rate are as follows as of March 31, 2002 and 2003:

                                                             2002         2003

         Tax benefit at the U.S. Statutory Federal Rate     (34.0%)      (34.0%)
         State tax benefit                                    0.0%        (3.4%)
         Change in Federal valuation allowance               31.6%        29.1%
         Disallowed interest                                  1.3%         2.7%
         Other                                                1.1%         0.5%
                                                           -------      -------

           Effective tax rate                                (0.0%)       (5.1%)
                                                           =======      =======

9.       Commitments and Contingencies

         Leases
         The Company leases its IDCs and corporate office under noncancelable operating lease agreements expiring through 2015. The IDC's lease agreements provide for base rental rates which increase at defined intervals during the term of the lease. The Company accounts for rent abatements and increasing base rentals using the straight-line method over the life of the lease. The difference between the straight-line expense and the cash payment is recorded as deferred rent expense.

         The Company leases certain equipment for use in its IDC's and corporate headquarters under noncancelable capital lease agreements that expire through 2006.

         Minimum future operating and capital lease payments as of March 31, 2003 are summarized as follows:

                                                                              Capital       Operating
                                                                               Leases         Leases
         Year ending March 31,
           2004                                                                 $ 314        $  2,195
           2005                                                                   234           2,258
           2006                                                                    42           2,222
           2007                                                                     7           2,139
           2008                                                                     -           2,167
           Thereafter                                                               -           8,161
                                                                                -----        --------

             Total minimum lease payments                                         597        $ 19,142
                                                                                             ========

         Less amount representing interest                                         84
                                                                                -----

             Present value of net minimum lease payments, including current
             maturities of $261                                                 $ 513
                                                                                =====

Access Integrated Technologies, Inc.
(fka AccessColo, Inc.)

Notes to Consolidated Financial Statements
(In thousands, except share and per share data)
--------------------------------------------------------------------------------

         Total rent expense was approximately $1,542 and $2,318 for the years ended March 31, 2002 and 2003, respectively.

         Assets recorded under capitalized lease agreements included in property and equipment consist of the following:

                                                 2002         2003

         Computer equipment                     $ 338        $ 338
         Machinery and equipment                  134          383
                                                -----        -----

                                                  472          721

         Less:  Accumulated amortization          (67)        (236)
                                                -----        -----

           Net assets under capital lease       $ 405        $ 485
                                                =====        =====

         Employment Agreements
         The Company has employment agreements with two executives which provide for compensation and certain other benefits. These agreements provide for base salaries in the aggregate of $350 as well as for bonus payments to one of the executives based on revenue results.

         Other
         During the year ended March 31, 2002, the Company became involved in a dispute with one of its contractors. The contractor filed a mechanic's lien in the amount of $951 representing the amount the contractor alleged was due under the contract. As described in Note 3, the Company has funded a standby letter of credit for $951 to cover this lien. In July 2002, the Company settled the dispute for the cash payment of $750 and the return by the contractor of $300 of common stock the Company had issued as partial consideration for construction services.


10.      Employee Benefit Plan

         In July 2002, the Company terminated its then existing benefits plans, including its 401(k) plan, and joined a Professional Employer Organization ("PEO"). Through the PEO, the Company purchases all of its benefits and payroll services, together with other PEO member companies. For tax filing and for benefits purposes, the employees of the Company are considered to be employees of the PEO.

         Through the PEO, the Company has a 401(k) Plan that allows eligible employees to contribute up to 15% of their compensation, not to exceed the statutory limit. The Company matches 50% of all employee contributions. Employee contributions, employer matching contributions and related earnings vest immediately. Total expense under this plan and the prior 401(k) plan totaled $43 and $37, respectively, for the years ended March 31, 2002 and 2003.

Access Integrated Technologies, Inc.
(fka AccessColo, Inc.)

Notes to Consolidated Financial Statements
(In thousands, except share and per share data)
--------------------------------------------------------------------------------

11.      Related Party Transactions

         In connection with the execution of one of the Company's long-term operating leases, two of the Company's founders posted a letter of credit in the amount of $525. This letter of credit is reduced each year for three years until it reaches zero in June 2003.

         Two executives of the Company were investors in the 1-Year Notes discussed in Note 4. These executives received 6,902 warrants to purchase Class A Common Stock at $0.05 per share. These notes were repaid prior to March 31, 2002. Both executives also participated in the 5-Year Notes, and received 37,500 additional warrants. As of March 31, 2002 and 2003 the principal due to these executives amounted to $375, and is included in notes payable.

         A former director of the Company is also a partner of a law firm which performs legal services for the Company. For the years ended March 31, 2002 and 2003 the Company purchased approximately $213 and $124, respectively, of legal services from this firm. The former director was granted options to purchase 4,000 shares of Class A Common Stock.

         A director of the Company is also a director of an investment firm which holds approximately 102,000 shares of the Company's Class A Common Stock. This firm also invested $1,000 in the Company's 1-Year Notes, which was repaid in March 2002, and invested $1,000 in the Company's 5-Year Notes, which is outstanding at March 31, 2003 (See
         Note 4). The director has been granted options to purchase 4,000 shares of Class A Common Stock.

         A member of the Company's board of advisors is related to one of the Company's executives, and is a partner in an entity that performs real estate services for the Company. The Company incurred real estate commissions of $26 related to services provided by this entity during the fiscal year ended March 31, 2002. This individual also has been granted options to purchase 41,025 shares of Class A Common Stock.

         Two directors of the Company are also directors of an investment firm which holds all of the Company's outstanding Preferred Stock and related contingent warrants. The Company pays this related party a management fee of $50 per year. In addition, the Company paid a $75 investment banking fee in connection with the issuance of the Series A and Series B Preferred Stock financings. This firm also invested $333 in the Company's 1-Year Notes (see Note 4), which was repaid in April 2002.

         One of the members of the Company's board of advisors owns a contracting firm that performs work at the Company's IDC's, and the owner of this company is also an investor in the Company's 5-Year Notes. This contractor has been paid $194 and $18 for the years ended March 31, 2002 and 2003, respectively, and in March 2002, the owner of this company purchased $50 of the Company's 5-Year Notes. In addition, this company owns 8,000 shares of Class A Common Stock, issued as partial consideration for work performed during the year ended March 31, 2001.

         One of the members of the Company's board of advisors owns an architectural services firm that performs work at the Company's IDC's. This firm has been paid $5 for the year ended March 31, 2002. In addition, this individual holds options to purchase 600 shares of the Company's Class A Common Stock.

Access Integrated Technologies, Inc.
(fka AccessColo, Inc.)

Notes to Consolidated Financial Statements
(In thousands, except share and per share data)
--------------------------------------------------------------------------------

         The Company has purchased two separate ten-year, term life insurance policies on the life of one of its executives. Each policy carries a death benefit of $5 million, and the Company is the beneficiary of each policy. Under one policy, however, the proceeds will be used to repurchase, after reimbursement of all premiums paid by the Company, some or all of the shares of the Company's capital stock held by the executive's estate at the then-determined fair market value.

12.      Segment Information

         The Company has adopted the provisions of SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 requires disclosures of selected segment-related financial information about products, major customers and geographic areas.

         The Company is principally engaged in the design, build-out and operation of carrier-diverse IDCs. All revenues result from the operation of these IDCs. Accordingly, the Company considers itself to operate in a single segment for purposes of disclosure under SFAS No.
         131. The Company's chief operating decision-maker evaluates performance, makes operating decisions and allocates resources based on financial data consistent with the presentation in the accompanying consolidated financial statements.

         As of March 31, 2003, the Company had operations and assets in New Jersey, New York, Arkansas, New Hampshire, Maine, Texas, Kansas and Virginia. As of March 31, 2002, all of the Company's operations and assets were based in the New York/New Jersey area.

13.      Supplemental Cash Flow Disclosure

                                                                                     March 31,
                                                                                 2002         2003

         Interest paid                                                         $   58       $   15
         Assets acquired under capital leases                                     472          242
         Liability incurred in Bridgepoint acquisition                            417            -
         Notes issued in ColoSolutions acquisition                                  -        1,000
         Adjustment to Bridgepoint purchase price                                   -          217
         Accretion on mandatorily redeemable convertible preferred stock          251          628

14.      Subsequent Events

         In May 2003, the Company and a New York based underwriter entered into a firm commitment letter of intent to undertake an initial public offering ("IPO") of the Company's common stock. Preparation for the IPO is underway, however there can be no assurance that the IPO will occur in the near term.

Access Integrated Technologies, Inc.
(fka AccessColo, Inc.)

Notes to Consolidated Financial Statements
(In thousands, except share and per share data)
--------------------------------------------------------------------------------

         In July 2003, in connection with the planned IPO, the Company's Board of Directors approved a reverse stock split where each share of Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock will be exchanged for one-fifth of a share of each respective class of common stock (the "1-5 Reverse Split"). The Series A and Series B Preferred Stock are unaffected by the 1-5 Reverse Split, until they are converted into Class C Common Stock and Class D Common Stock, respectively. The 1-5 Reverse Split is contingent upon the Company's filing of the IPO. The accompanying consolidated financial statements have been adjusted retroactively to reflect the reverse split of all outstanding common stock.

         In June and July 2003, the Company issued an additional $1,230 of 5-Year Notes to various investors, along with 123,000 5-Year Notes Warrants, for the primary purpose of funding the IPO-related fees and expenses and repaying capital lease obligations. These notes have the same terms as the previously issued 5-Year Notes (see Note 4).

         In May 2003, AccessDM authorized the issuance of 3,000,000 shares of Common Stock, $0.001 par value ("AccessDM") to the Company in exchange for $3,000.

         In July 2003, the Company entered into an agreement with an information technology consulting firm to develop the initial phase of software for use by AccessDM in the receipt, storage, and distribution of digital media. The cost of this phase of software development is $174, 25% of which is to be paid in the form of 8,700 shares of Class A Common Stock, and 75% of which is to be paid in the form of AccessDM Common Stock as of the date of the agreement. Based on the 3,000,000 shares of AccessDM Common Stock outstanding, AccessDM will issue 750,000 shares of its common stock when the software is delivered, and accepted in accordance with the terms of the agreement. If the IPO is not completed by December 31, 2003, the Company is required to pay cash in lieu of its Class A Common Stock in the amount of $43.

         Pending Hollywood Software Acquisition
         On July 17, 2003, the Company entered into an agreement to purchase substantially all of the common stock of Hollywood Software ("HS"). HS, a California corporation, is in the business of developing, distributing and licensing proprietary back office transactional software for both distributors and exhibitors of filmed and digital entertainment in the United States and Canada. The Company believes that the acquisition of HS will expand its existing capabilities and solutions, and will provide cross-marketing opportunities with its newly formed subsidiary, Access Digital Media Inc. The acquisition of HS is contingent upon the successful completion of the IPO and the receipt of IPO proceeds of at least $3,000. The Company plans to complete the acquisition concurrent with, or shortly after the IPO.
         The Company's management believes that the acquisition of HS is probable.

         The initial purchase price is $7,500 consisting of $2,500 of cash; $2,000 of the Company's Class A Common Stock valued at the IPO price, less the underwriter's discount; and $3,000 of promissory notes. In addition, a contingent purchase price is payable each year for the three years following the closing if certain earnings targets are achieved. The Company has also agreed to issue additional shares to the sellers in accordance with a formula if the Company's Class A Common Stock declines in value beyond certain levels.

Access Integrated Technologies, Inc.
(fka AccessColo, Inc.)

Notes to Consolidated Financial Statements
(In thousands, except share and per share data)
--------------------------------------------------------------------------------

         The total purchase price of $7,655, including estimated fees and expenses of the acquisition, will be allocated to the net assets acquired, including tangible and intangible assets, and liabilities assumed, based upon management's best preliminary estimate of fair value with any excess purchase price being allocated to goodwill. The preliminary allocation of the purchase price may be subject to further adjustment as the Company finalizes its allocation of the purchase price in accordance with accounting principles generally accepting in the United States of America. The estimate of fair value of the tangible and intangible assets acquired and liabilities assumed is expected to be allocated as follows:

         Tangible and intangible assets acquired
             Current assets                                        $  604
             Property and equipment, net                               31
             Capitalized software cost, net                           479
             Intangible assets                                      4,000
             Goodwill                                               3,210
                                                                   ------

               Total tangible and intangible assets acquired        8,324
                                                                   ------

         Less liabilities assumed
             Current liabilities                                      669
                                                                   ------

               Total liabilities assumed                              669
                                                                   ------

         Total purchase price                                      $7,655
                                                                   ======

         The intangible assets are expected to consist of customer contracts and non-compete agreements. These assets are expected to be amortized over their estimated useful lives of 3 and 5 years, respectively.

         The acquisition has been structured as stock purchase for tax purposes and as a result, the Company estimates that the entire amount of goodwill will be deductible and will be amortized over fifteen years for tax purposes.

         The following unaudited pro forma consolidated results of operations for the year ended March 31, 2003 assume the acquisition of Hollywood Software occurred as of April 1, 2002:

                                  March 31,
                                     2003
                                  (Unaudited)

         Revenues                  $ 6,136
         Net loss                   (4,511)

                      Access Integrated Technologies, Inc.
                          Consolidated Balance Sheets
                        (In thousands, except share data)
                                  (Unaudited)

                                                                                                    Pro forma
                                                                                         June 30,    June 30,
                                                                                           2003        2003
                                                                                         --------    --------
Assets
  Current assets
       Cash and cash equivalents                                                         $  1,407    $  1,407
       Accounts receivable                                                                     96          96
       Prepaids and other current assets                                                      395         395
        Unbilled revenue                                                                       85          85
                                                                                         --------    --------
         Total current assets                                                               1,983       1,983

  Property and equipment, net                                                               4,809       4,809
  Intangible asset, net                                                                     2,071       2,071
  Deferred costs                                                                              306         306
  Unbilled revenue                                                                            486         486
  Security deposits                                                                           469         469
                                                                                         --------    --------
         Total assets                                                                    $ 10,124    $ 10,124
                                                                                         ========    ========

Liabilities and Stockholders' Equity
  Current Liabilities
       Accounts payable and accrued expenses                                             $    767    $    767
       Current portion of notes payable                                                     1,325       1,325
       Current portion of capital leases                                                      263         263
       Deferred revenue                                                                        34          34
                                                                                         --------    --------
         Total current liabilities                                                          2,389       2,389

       Notes payable, net of current portion                                                2,165       2,165
       Customer security deposits                                                             153         153
       Deferred revenue, net of current portion                                               280         280
       Capital leases, net of current portion                                                 174         174
       Deferred rent expense                                                                  723         723
                                                                                         --------    --------
          Total liabilities                                                                 5,884       5,884
                                                                                         --------    --------

       Commitments and contingencies

  Mandatorily redeemable convertible preferred stock
       Series A mandatorily redeemable convertible preferred stock, $0.001 par value,
           3,500,000 shares authorized, 3,226,538 shares issued and outstanding             1,105         -
       Series B mandatorily redeemable convertible preferred stock, $0.001 par value,
           5,000,000 shares authorized, 4,976,391 shares issued and outstanding             2,032         -

  Stockholders' equity
       Class A common stock, $0.001 par value per share; 40,000,000 shares authorized;          2           3
           2,015,770 shares issued and outstanding as of June 30, 2003
       Class B common stock, $0.001 par value per share; 15,000,000 shares authorized;          1           1
           1,005,811 shares issued and outstanding as of  June 30, 2003
       Additional paid-in capital                                                          11,831      14,967
       Deferred stock-based compensation                                                       (5)         (5)
       Accumulated deficit                                                                (10,726)    (10,726)
                                                                                         --------    --------
          Total stockholders' equity                                                        1,103       4,240
                                                                                         --------    --------

           Total liabilities and stockholders' equity                                    $ 10,124    $ 10,124
                                                                                         ========    ========

          See accompanying notes to consolidated financial statements.

                      Access Integrated Technologies, Inc.
                      Consolidated Statements of Operations
                 (In thousands, except share and per share data)
                                   (Unaudited)

                                                                        Three Months Ended
                                                                       June 30,       June 30,
                                                                         2002           2003
                                                                     -----------    -----------
Revenues                                                             $       888    $     1,421

Costs of revenues (exclusive of depreciation shown below)                    705            869
                                                                     -----------    -----------
     Gross profit                                                            183            552

Operating expenses
     Selling, general and administrative (excludes non-cash stock-           553            558
       based compensation of $23 in 2002 and $6 in 2003)
     Non-cash stock-based compensation                                        23              6
     Depreciation and amortization                                           299            619
                                                                     -----------    -----------
          Total operating expenses                                           875          1,183
                                                                     -----------    -----------

Loss from operations                                                        (692)          (631)

Interest income                                                                3              1
Interest expense                                                             (66)          (116)
Non-cash interest expense                                                    (48)           (80)
Other income/expense, net                                                      -             (6)
                                                                     -----------    -----------

Net loss                                                                    (803)          (832)

Accretion related to redeemable convertible preferred stock                 (155)          (226)
Accretion of preferred dividends                                             (40)           (90)
                                                                     -----------    -----------

Net loss available to common stockholders                            $      (998)   $    (1,148)
                                                                     ===========    ===========

Net loss available to common stockholders per common share
  Basic and diluted                                                  $     (0.33)   $     (0.38)
                                                                     ===========    ===========

Weighted average number of common shares outstanding
  Basic and diluted                                                    3,042,841      3,021,577
                                                                     ===========    ===========


          See accompanying notes to consolidated financial statements.

                      Access Integrated Technologies, Inc.
                 Consolidated Statement of Stockholders' Equity
                        (In thousands, except share data)
                                   (Unaudited)

                                                                            Class A            Class B         Additional
                                                                         Common Stock        Common Stock       Paid-in
                                                                       Shares      Amount  Shares      Amount   Capital

 Balances as of March 31, 2003                                        2,015,770    $ 2    1,005,811      $ 1    $ 11,530

 Issuance of warrants to purchase common stock (attached to notes                                                    527
     payable)

 Amortization of stock-based compensation

 Accretion of preferred stock to redemption amount                                                                  (226)

 Net loss
                                                                      ---------    ----   ---------      ---    --------

 Balances as of June 30, 2003                                         2,015,770    $ 2    1,005,811      $ 1    $ 11,831
                                                                      =========    ====   =========      ===    ========

                                                                        Deferred
                                                                          Stock-                     Total
                                                                          Based     Accumulated  Stockholders'
                                                                       Compensation   Deficit      Equity

 Balances as of March 31, 2003                                            $ (11)     $ (9,894)      $ 1,628

 Issuance of warrants to purchase common stock (attached to notes                                       527
     payable)

 Amortization of stock-based compensation                                     6                           6

 Accretion of preferred stock to redemption amount                                                     (226)

 Net loss                                                                                (832)         (832)
                                                                           -----    ---------       -------

 Balances as of June 30, 2003                                              $ (5)    $ (10,726)      $ 1,103
                                                                           =====    =========       =======


          See accompanying notes to consolidated financial statements.

                      Access Integrated Technologies, Inc.
                      Consolidated Statements of Cash Flows
                                 (In thousands)
                                   (Unaudited)


                                                                                 Three Months Ended
                                                                                June 30,    June 30,
                                                                                  2002        2003
                                                                                --------    --------
Cash flows from operating activities
      Net loss                                                                  $  (803)    $  (832)
      Adjustments to reconcile net loss to net cash used in operating activities
          Depreciation and amortization                                             299         619
          Non-cash stock-based compensation                                          23           6
          Non-cash interest expense                                                  48          80
          Changes in operating assets and liabilities
              Accounts receivable                                                     -         (55)
              Prepaids and other current assets                                    (284)       (108)
              Other assets                                                         (246)       (178)
              Accounts payable and accrued expenses                                 237         (25)
              Deferred revenue                                                      198         (49)
              Other liabilities                                                      72          71
                                                                                -------     -------
          Net cash used in operating activities                                    (456)       (471)

Cash flows from investing activities
      Purchases of property and equipment                                          (143)        (57)
                                                                                -------     -------
          Net cash used in investing activities                                    (143)        (57)

Cash flows from financing activities
      Net proceeds from issuance of notes payable and warrants                      260       1,055
      Repayment of notes payable                                                   (333)          -
      Proceeds from issuance of common stock                                        125
      Principal payments on capital leases                                          (33)        (76)
                                                                                -------     -------
          Net cash provided by financing activities                                  19         979

Net decrease in cash and cash equivalents                                          (580)        451

Cash and cash equivalents at beginning of period                                  1,001         956
                                                                                -------     -------

Cash and cash equivalents at end of period                                      $   421     $ 1,407
                                                                                =======     =======

          See accompanying notes to consolidated financial statements.

Access Integrated Technologies, Inc.
Notes to Consolidated Financial Statements (unaudited)
(In thousands, except share and per share data)


1.       Nature of Operations and Basis of Presentation

Nature of Operations

Access Integrated Technologies, Inc. ("AccessIT" or the "Company"), was incorporated in Delaware on March 31, 2000. Access Digital Media Inc. ("AccessDM" or "Access Digital") a wholly-owned subsidiary of AccessIT, was incorporated in Delaware on February 4, 2003. AccessIT and Access Digital are referred to herein collectively as the "Company". The Company designs, builds, and operates a national platform of carrier-diverse Internet Data Centers ("IDCs") in which the Company's customers have access to: secure, flexible space for installing network and server equipment; multiple fiber providers for connecting to the Internet and/or other carrier networks; and a broad range of value-added data center services including the Company's AccessStorage-on-Demand managed storage service ("MSS") solutions. The Company's IDCs, called AccessColocenters, are designed to serve a variety of customers, including traditional voice/data competitive local exchange carriers ("CLECs"), other integrated communication providers ("IXPs"), Internet Service Providers ("ISPs"), Application Service Providers ("ASPs"), Streaming and Content Delivery Service Providers ("CDSPs"), storage outsourcers, and small and medium sized enterprises. AccessDM was formed to utilize AccessIT's existing infrastructure to store and distribute digital content to movie theaters and other remote venues. The Company currently operates nine IDC's located in eight states:
Arkansas, Kansas, Maine, New Hampshire, New Jersey, New York, Texas and
Virginia.

Basis of Presentation

The accompanying consolidated interim financial information has been prepared by AccessIT. The unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States for interim financial information and in accordance with Regulation S-B. Accordingly, they do not include all of the financial information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included.

The accompanying consolidated financial statements have been prepared on the assumption that the Company will continue as a going concern. During the year ended March 31, 2003 and the three months ended June 30, 2003, the Company incurred losses of $3,404 and $832, respectively, and negative cash flows from operating activities of $760 and $471, respectively. In addition, the Company has an accumulated deficit of $10,726 as of June 30, 2003. The Company will require additional financing to support its ongoing operations and further service development efforts. Management expects that the Company will continue to generate operating losses and negative cash flows for the foreseeable future due to the continued efforts related to the identification of acquisition targets, marketing and promotional activities and the development of relationships with other businesses. These matters raise substantial doubt regarding the Company's ability to continue as a going concern. The Company is attempting to raise additional capital from its planned Initial Public Offering ("IPO") as described in Note 8 and from other sources. There is no assurance that such financing will be completed as contemplated or under terms acceptable to the Company or its existing shareholders. The accompanying consolidated financial statements do not reflect any adjustments which may result from the outcome of such uncertainties.

Access Integrated Technologies, Inc.
Notes to Consolidated Financial Statements (unaudited)
(In thousands, except share and per share data)


The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

The results of operations for the respective interim periods are not necessarily indicative of the results to be expected for the full year. The accompanying unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and the notes thereto included in AccessIT's Form SB-2, as amended, for the year ended March 31, 2003 filed with the Securities and Exchange Commission.

2.       Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, AccessDM. All intercompany transactions and balances have been eliminated.

Net Loss per Share Available to Common Stockholders

Computations of basic and diluted net loss per share of common stock have been made in accordance with SFAS No. 128, "Earnings Per Share". Basic net loss per share is computed by dividing net loss available to common stockholders (the numerator) by the weighted average number of common shares outstanding (the denominator) during the period. Shares issued during the period are weighted for the portion of the period that they are outstanding. The computation of diluted net loss per share is similar to the computation of basic net loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued. The Company has incurred a net loss for the three months ending June 30, 2002 and 2003, therefore, the impact of dilutive potential common shares has been excluded from the computation as it would be anti-dilutive.

The following outstanding stock options and warrants (prior to the application of the treasury stock method), and redeemable convertible preferred stock (on an as-converted basis) were excluded from the computation of diluted net loss per share:


                                                                   June 30,          June 30,
                                                                     2002              2003
                                                                  ---------         ---------
     Stock options                                                  249,957           306,397
     1-Year Notes Warrants                                           25,305            25,305
     5-Year Notes Warrants                                          202,500           418,000
     2001 Warrants                                                  430,205           430,205
     Contingent Warrants A-C                                              -           680,092
     Mandatorily redeemable convertible preferred stock           3,226,538         8,202,929


Pro Forma Balance Sheet

The Pro Forma Balance Sheet gives effect to the conversion of all of the Company's outstanding shares of Series A and Series B Preferred Stock, including accrued dividends, into shares of Class A Common Stock, as well as the exercise and exchange of certain warrants (see Note 8).

Stock-Based Compensation

The Company accounts for its stock based employee compensation plan in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations. As such, compensation is recorded on the date of grant only if the current fair value of the underlying stock exceeds the exercise price. The Company has adopted the disclosure standards of SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosures," which amends SFAS No. 123, "Accounting for Stock-Based Compensation," which requires the Company to provide pro forma net loss and earnings per share disclosures for employee stock option grants as if the fair-value-based method of accounting for stock options as defined in SFAS No. 123 had been applied. The following table illustrates the effect on net loss if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock based employee compensation for the three months ended June 30, 2002 and 2003:

Access Integrated Technologies, Inc.
Notes to Consolidated Financial Statements (unaudited)
(In thousands, except share and per share data)


                                                                                         2002              2003
                                                                                        ------            ------
   Net loss as reported                                                                 $ (803)           $ (832)
   Deduct:  Total stock-based employee compensation expense determined under fair value based method, net of related income tax benefits
                                                                                          (124)             (134)
   Pro forma net loss                                                                   $ (927)           $ (966)
                                                                                        ======            ======


Basic and diluted net loss available to common stockholders per share:

   As reported                                                                         $ (0.33)         $ (0.38)
   Pro forma                                                                           $ (0.37)         $ (0.42)


3.       Notes Payable

In April 2002, the Company repaid the remaining 1-year 8% subordinated promissory notes, totaling $333, that were outstanding as of March 31, 2002

In February 2002, the Company commenced an offering of 5-year 8% subordinated promissory notes (the "5-Year Notes") with detachable warrants. During the three months ended June 30, 2002 and 2003, the Company raised an aggregate of $260 and $1,055, respectively, from the issuance of 5-Year Notes to several investors. As of June 30, 2003, $4,230 of these notes payable were outstanding, of which $375 was outstanding to two of the Company's founders. The 5-Year Notes were issued primarily to repay prior issuances of 1-Year 8% subordinated promissory notes (the "1-Year Notes") and to fund the Company's working capital needs. The 5-Year Notes bear interest at 8% per annum with repayment terms as follows: i) for a period of two years after the issuance date, interest-only payments are to be paid quarterly in arrears and ii) for the remaining three years until the final maturity date, the Company shall pay a) quarterly payments of principal in equal installments and b) quarterly payments of interest on the remaining unpaid principal amount of the 5-Year Notes. The Company may prepay the 5-Year Notes at any time. Principal repayments of the 5-Year Notes begin in March 2004. As of June 30, 2003 there have not been any repayments of the 5-year Notes.

Concurrent with the issuance of the 5-Year Notes, the Company issued a total of 423,000 5-Year Notes warrants (see Note 5), of which 26,000 and 105,500 were issued during the three months ended June 30, 2002 and 2003, respectively.

Access Integrated Technologies, Inc.
Notes to Consolidated Financial Statements (unaudited)
(In thousands, except share and per share data)


4.       Mandatorily Redeemable Convertible Preferred Stock

On October 8, 2001, the Company authorized the issuance of 3,226,538 shares of the Series A Preferred Stock at approximately $0.62 per share, resulting in gross proceeds of $2,000, before considering expenses of $203. Concurrent with this issuance, the Company issued warrants to purchase up to 430,205 shares of Class A Common Stock (the "2001 Warrant"). On November 27, 2002, the Company authorized the issuance of 4,976,391 shares of the Series B Preferred Stock to the existing Series A Preferred Stock holder at approximately $0.50 per share, resulting in gross proceeds of $2,500, before considering expenses of $125. Concurrent with this issuance, the Company issued 381,909, 144,663 and 100,401 warrants to purchase Class A Common Stock ("Contingent Warrant A", "Contingent Warrant B" and "Contingent Warrant C", respectively). The issuance of the Series A Preferred Stock resulted in a beneficial conversion feature of $1,078, calculated in accordance with EITF Issue No. 00-27, "Application of Issue No. 98-5 to Certain Convertible Instruments." The beneficial conversion feature is reflected as an issuance cost and therefore has been reflected as a charge against the Series A Preferred Stock and an increase to additional paid-in capital.

The carrying value of the Company's Series A Preferred Stock is below its liquidation value, as the Company incurred aggregate costs of $2,000 related to the issuance of the preferred stock, of which $203 represents cash payments, $719 represents the estimated fair value of the 2001 Warrants issued as consideration for the issuance of the Company's Series A Preferred Stock and $1,078 is the beneficial conversion feature. The Company's carrying value of the Series B Preferred Stock is below its liquidation value, as the Company incurred aggregate costs of $468 related to the issuance of the preferred stock, of which $125 represents cash payments, and $343 represents the estimated fair value of Contingent Warrant A and Contingent Warrant B, issued as consideration for the issuance of the Company's Series B Preferred Stock. As of June 30, 2003, the liquidation preference of the Series A Preferred Stock and the Series B Preferred Stock was $2,271 and $2,618, respectively.

The Series A Preferred Stock and Series B Preferred Stock is redeemable at the election of each of the holders of the then-outstanding shares of Series A Preferred Stock and Series B Preferred Stock at any time on or after the fifth anniversary of the original issuance date of the Series A Preferred Stock if certain liquidity events shall not have occurred by then, at a redemption price equal to the greater of the (i) Company's gross revenue from all sources or (ii) five times the Corporation's combined earnings from its data center operations, before deduction for certain defined expenses, for the twelve months immediately preceding the month of exercise of the redemption rights, in each case divided by the number of fully-diluted, as converted shares of common stock outstanding. The Company has the option of first redeeming only 25% of the redeemed Series A Preferred Stock and Series B Preferred Stock, with the remainder then to be redeemed in 3 annual installments. However, in the event that the Company completes an underwritten public offering of its common stock, the Company can terminate the Series A and Series B Preferred Stock redemption rights and instead issue new warrants with an exercise price of $0.01 equal to 10% of the number of shares of common stock into which the Series A and Series B Preferred Stock may be converted, respectively. Total accretion for the Series A Preferred Stock to its estimated redemption value was $155 and $226 during the three months ended June 30, 2002 and 2003, respectively, of which $101 and $172 related to the accretion to the estimated redemption amount, respectively, and $54 related to the accretion of the beneficial conversion feature in each period. There was no accretion recorded for the Series B Preferred Stock, as the estimated redemption amount was below the original carrying amount of the Series B Preferred Stock.

Access Integrated Technologies, Inc.
Notes to Consolidated Financial Statements (unaudited)
(In thousands, except share and per share data)


5.       Stockholders' Equity

Common Stock

In April 2002, 20,000 shares of Class A Common Stock were issued to one existing investor for proceeds of $125.

Stock Option Plan

There were no stock options granted during the three months ended June 30, 2003. Amortization of deferred stock compensation amounted to $23 and $6 for the three months ended June 30, 2002 and June 30, 2003, respectively, and has been recorded as non-cash stock compensation expense in the unaudited consolidated statements of operations.

As of June 30, 2003, there were 93,603 options available for grant under the 2000 Stock Option Plan.

In May 2003, Access Digital adopted the 2003 Stock Option Plan (the "Access Digital Plan") under which incentive and nonstatutory stock options may be granted to employees, outside directors, and consultants. The purpose of the Plan is to enable the Company to attract, retain and motivate employees, directors, advisors and consultants. Access Digital has reserved a total of 400,000 shares of the its common stock for issuance upon the exercise of options granted in accordance with the Plan. As of June 30, 2003, no stock options were issued under the Access Digital Plan. In July 2003, 800,000 stock options were issued (see Note 8).

Warrants

At June 30, 2003, the Company had warrants outstanding to purchase 430,205 shares of Class A Common Stock at a price of $0.05 per share that were issued in connection with the sale of the shares of Series A Preferred Stock (the "2001 Warrants). These warrants are exercisable during the period commencing on the earlier of (i) October 1, 2006, (ii) a change of control or other liquidity event of the Company, or (iii) 120 days following the Company's listing on any major U.S. stock exchange and ending on November 1, 2011. If the fair value of the Company's common stock exceeds certain target prices at certain dates between the issuance date and October 26, 2011, the 2001 Warrants will terminate in their entirety. Additionally, if the holders of shares of Series A Preferred Stock exercise their redemption rights, they may also require the Company to redeem the 2001 Warrants (the "Warrant Put Rights") using the same formula described herein for the redemption of the Series A Preferred Stock. However, in the event that the Company plans to undertake an underwritten public offering of its common stock, the Company can terminate the Warrant Put Rights and instead issue a new warrant equal to 10% of the warrant shares. Management has determined that the value of these put rights is immaterial. The value of the warrants was ascribed an estimated fair value of $719 and has been recognized as issuance cost and therefore has been charged against the carrying value of the Company's Series A Preferred Stock.

The Company also issued to the holders of the 1-Year Notes 25,305 warrants to purchase shares of the Company's Class A Common Stock (the "1-Year Notes Warrants"). Of these warrants, 6,902 warrants were issued to two of the Company's founders. The 1-Year Notes Warrants have an exercise price of $0.05 per share and are exercisable at any time from the date of issuance through the earlier of i) 10 years from the date of issuance or ii) the closing of a firm commitment underwritten public offering of the Company's common stock.

Access Integrated Technologies, Inc.
Notes to Consolidated Financial Statements (unaudited)
(In thousands, except share and per share data)


As of June 30, 2003, the Company had 418,000 warrants outstanding to purchase shares of Class A Common Stock at $0.05 per share that were issued in connection with the issuance of the 5-Year Notes (the "5-Year Notes Warrants"). This consists of the original 423,000 5-Year Notes Warrants, less 5,000 5-Year Notes Warrants that were exercised in May 2002. 105,500 5-Year Notes warrants were issued during the three month period ending June 30, 2003. Two of the Company's founders hold an aggregate of 37,500 5-Year Notes Warrants. The 5-Year Notes Warrants are exercisable at any time from the date of issuance through the earlier of i) 10 years from the date of issuance or ii) the closing of a firm commitment underwritten public offering of the Company's common stock. The 423,000 warrants were ascribed an estimated fair value of $2,115, which has been recognized as issuance cost and therefore has been charged against the carrying value of the related notes payable. During the three months ended June 30, 2003, a total of $80 was amortized to non-cash interest expense to accrete the value of the notes to their face value over the expected term of the related notes.

In connection with the issuance of the Series B Preferred Stock during the year ended March 31, 2003, the Company issued Contingent Warrant A to purchase an aggregate of 381,909 shares of Class A Common Stock at $0.05 per share, subject to certain call and put rights upon the occurrence of certain events. In the event that any portion of the 2001 Warrant is exercised, then Contingent Warrant A will be increased by 8.955% of the number of shares of Class A Common Stock so issued pursuant to the 2001 Warrant exercise, up to a maximum of 38,526 additional shares. Contingent Warrant A is exercisable during the period commencing on the earlier of (i) November 27, 2007, or (ii) a change of control or other liquidity event of the Company, and ending on November 27, 2012. If the fair value of the Company's common stock exceeds certain target prices at certain dates between the issuance date and November 26, 2012, Contingent Warrant A will terminate in its entirety. Additionally, if the holders of shares of Series B Preferred Stock exercise their redemption rights, they may also require the Company to redeem Contingent Warrant A (the "Contingent Warrant A Put Rights") using the same formula described herein for the redemption of the Series B Preferred Stock. However, in the event that the Company completes an underwritten public offering of its common stock, the Company can terminate the Contingent Warrant A Put Rights and instead issue a new warrant equal to 10% of the Contingent Warrant A shares. Management has determined that the value of these put rights is immaterial. The value of Contingent Warrant A was ascribed an estimated fair value of $249 and has been recognized as issuance cost and therefore has been charged against the carrying value of the Company's Series B Preferred Stock.

Also, in connection with the issuance of the Series B Preferred Stock, the Company issued Contingent Warrant B to purchase an aggregate of 144,663 shares of Class A Common Stock at $0.05 per share, subject to certain call and put rights upon the occurrence of certain events. In the event that any portion of the 2001 Warrant is exercised, Contingent Warrant B will be increased by 3.4%, up to a maximum of 14,593 additional shares. Contingent Warrant B is exercisable during the period commencing on March 31, 2003 and ending on March 31, 2008. Additionally, if the holders of shares of Series B Preferred Stock exercise their redemption rights, they may also require the Company to redeem Contingent Warrant B (the "Contingent Warrant B Put Rights") using the same formula described herein for the redemption of the Series B Preferred Stock. However, in the event that the Company completes an underwritten public offering of its common stock, the Company can terminate the Contingent Warrant B Put Rights and instead issue a new warrant equal to 10% of the Contingent Warrant B shares. Management has determined that the value of these put rights is immaterial. The value of Contingent Warrant B was ascribed an estimated fair value of $94 and has been recognized as issuance cost and therefore has been charged against the carrying value of the Company's Series B Preferred Stock.

Additionally, in connection with the issuance of the Series B Preferred Stock, the Company issued Contingent Warrant C to purchase an aggregate of up to 100,401 shares of Class A Common Stock at $0.05 per share, subject to certain call and put rights upon the occurrence of certain events. Contingent Warrant C is exercisable during the period commencing on November 27, 2002 and ending on November 27, 2012. Contingent Warrant C may be exercised only in the event that the 2001 Warrant is exercised. Contingent Warrant C shall be exercisable for a number of shares of Class A Common Stock equal to 23.4% of the number of shares so issued in accordance with the 2001 Warrant, up to 100,401 shares. Additionally, if the holders of shares of Series B Preferred Stock exercise their redemption rights, they may also require the Company to redeem Contingent Warrant C (the "Contingent Warrant C Put Rights") using the same formula described herein for the redemption of the Series B Preferred Stock. However, in the event that the Company completes an underwritten public offering of its common stock, the Company can terminate the Contingent Warrant C Put Rights and instead issue a new warrant equal to 10% of the Contingent Warrant C shares. No value was ascribed to Contingent Warrant C or the related put rights because of the uncertainty surrounding the exercise of the 2001 warrant.

Access Integrated Technologies, Inc.
Notes to Consolidated Financial Statements (unaudited)
(In thousands, except share and per share data)


6.      Supplemental Cash Flow Disclosure

                                                               June 30, 2002         June 30, 2003
                                                               -------------         -------------
Interest paid                                                       $ 62                   $93
Accretion on mandatorily redeemable convertible preferred
stock                                                               $155                  $226


7.      Related Party Transactions

In June 2003, one of the members of the Company's board of directors resigned. This individual is a partner in a law firm that is handling the Company's planned IPO.

8.      Subsequent Events

In July 2003, in connection with the Company's planned IPO, the Company's Board of Directors approved a reverse stock split where each share of Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock will be exchanged for one-fifth of a share of each respective class of common stock (the "1-5 Reverse Split"). The Series A and Series B Preferred Stock are unaffected by the 1-5 Reverse Split, until they are converted into Class C Common Stock and Class D Common Stock, respectively. The 1-5 Reverse Split is contingent upon the Company's filing of the IPO. The accompanying consolidated financial statements have been adjusted retroactively to reflect the reverse split of all outstanding common stock. In September 2003, the Company's Board of Directors and stockholders passed a resolution that the 1-5 Reverse Split is to be effective as of September 18, 2003.

In July 2003, the Company issued an additional $175 of 5-Year Notes to various investors, along with 17,500 5-Year Notes Warrants, for the primary purpose of funding the IPO-related fees and expenses and repaying capital lease obligations. These notes and related warrants have the same terms as the previously issued 5-Year Notes (see Note 3).

In July 2003, the Company entered into an agreement with an information technology-consulting firm to develop the initial phase of software for use by AccessDM in the receipt, storage, and distribution of digital media. As compensation for assisting the Company in the development of the software, the cost of which was estimated to be $174 (subject to a final valuation analysis), the Company has agreed to issue 8,700 shares of Class A Common Stock, subject to completion of the IPO, as well as 750,000 shares of Access DM common stock, representing, after giving effect to such issuance, 20% of AccessDM's outstanding capital stock. If the IPO is not completed by December 31, 2003, the Company may be required to pay cash in lieu of its Class A Common Stock in the amount of $43. In September 2003 the final testing and acceptance of the software occurred and the AccessDM shares were issued.

Access Integrated Technologies, Inc.
Notes to Consolidated Financial Statements (unaudited)
(In thousands, except share and per share data)


In July 2003, Access Digital issued 800,000 stock options to four employees of AccessIT. These stock options have an exercise price of $0.20 per share, the fair value of which has been determined by the Board of Directors.

In August 2003, the Company filed its initial registration statement on form SB-2 (the SB-2) with the Securities and Exchange Commission. The Company intends to issue 1,000,000 shares of Class A Common Stock at a price of $5.00 per share, before considering the underwriter's over-allotment and other factors.

In July 2003, we repaid the capital lease covering generators at our Manhattan, New York IDC for $49. In August 2003, we entered into an agreement to repay the capital lease covering certain data storage equipment at our Jersey City, New Jersey IDC for payments totaling $228 including all principal and interest currently due. Payments of $48 and $62 were made in August 2003 and September 2003, respectively and a final payment of $118 will be made in October 2003. The creditor will continue to perform maintenance on this equipment through May 2005, which is the original expiration of the lease.

In August 2003, two holders of 5-Year Notes Warrants exercised such warrants to purchase a total of 106,000 shares of Class A Common Stock, and one holder of 1-Year Notes Warrants exercised such warrants to purchase 6,902 shares of Class A Common Stock. The company received total proceeds of $6 from these transactions.

Between September 1, 2003 and September 17, 2003, several holders of 1-Year and 5-Year Notes Warrants exercised such warrants to purchase a total of 6,651 and 76,167 shares of Class A Common Stock, respectively. The company received total proceeds of $4 from these transactions.

In August 2003, the Company entered into an agreement with Universal Access, Inc. ("UA) (the "UA Agreement"), whereby the Company has the option to license data center space, at predetermined rates, in any of ten specified UA datacenters nationwide. The Company in turn can license the UA space to its customers under separate agreements. The term of the UA Agreement is initially six months, and will automatically extend to two years, if the Company licenses 750 or more square feet in the aggregate, across all UA datacenters. Further, if the Company leases 1,500 or more square feet at a single UA datacenter, the Company will have the option to request that the datacenter lease, in its entirety, be assigned by the landlord to the Company. While UA has agreed to assist the Company in obtaining such assignment, there can be no assurance that the Company can successfully negotiate an assignment with the respective landlord(s). In the event that a UA datacenter lease was assigned to the Company, UA and the Company have agreed on terms under which UA would lease space from the Company, in order for UA to continue operations in the datacenter. As of September 17, 2003, the Company has not licensed any datacenter space under the UA agreement.

Access Integrated Technologies, Inc.
Notes to Consolidated Financial Statements (unaudited)
(In thousands, except share and per share data)


In September 2003, in connection with the planned IPO and to simplify its capital structure, the Company entered into an agreement (the "Exchange Agreement") with the holder of the Series A and Series B Preferred Stock to 1) convert all of the outstanding shares of Series A and Series B Preferred Stock, totaling 8,202,929 preferred shares, into 1,640,585 shares of Class A Common
Stock: 2) exchange the 2001 Warrant, Contingent Warrant A, and Contingent Warrant C for 320,000 shares of Class A Common Stock; 3) exercise Contingent Warrant B to purchase 143,216 shares of Class A Common Stock on a cashless basis; and 4) issue Class A Common Stock at the IPO price as consideration for the conversion of all accumulated dividends on the Series A and Series B Preferred Stock through the effective date of the IPO. Assuming a $5.00 IPO price and an October 15, 2003 IPO effective date, the Company will issue 99,047 shares of Class A Common Stock as payment of the accumulated preferred dividends of $495. The Exchange Agreement is to be effective concurrent with the IPO, and is contingent upon the completion of the IPO. A valuation of the warrants being exchanged and the corresponding shares issued for them will be performed to determine if any dividend charge will be required to be recorded as a result of this transaction. The Company has estimated that the fair value of the common stock to be issued to the holder is less than or equal to the fair value of the warrants to be exchanged, and therefore believes no related dividend charge will result from this transaction.


In September 2003, the Company's Board of Directors passed a resolution increasing the number of stock options available for grant by 200,000, to a total authorized amount of 600,000 shares.

In September 2003, the Company's Board of Directors passed a resolution amending the employment agreement of its President and Chief Executive officer to extend the agreement's term until September 30, 2006 and to limit the total annual compensation that may be earned under such agreement to $1,200.

9.         Recent Accounting Pronouncements

In May 2003, the FASB Issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities. For nonpublic entities, mandatorily redeemable financial instruments are subject to the provisions of this Statement for the first fiscal period beginning after December 15, 2003. The Company has not yet evaluated its mandatorily redeemable financial instruments and related financial instruments for purposes of determining the impact of SFAS No. 150. While the Company's Series A and Series B Preferred Stock would be impacted by SFAS No. 150, we have entered into an agreement with the holder of all of our outstanding Series A and Series B Preferred Stock in September 2003 under which the holder has agreed to exchange all of those shares for shares of Class A Common Stock, contingent on the completion of the IPO. See Note 8.

Report of Independent Certified Public Accountants


Hollywood Software, Inc.
Hollywood, California

We have audited the accompanying balance sheets of Hollywood Software, Inc. (the "Company") as of March 31, 2002 and 2003, and the related statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Hollywood Software, Inc. as of March 31, 2002 and 2003, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.



BDO Seidman, LLP
July 3, 2003
Los Angeles, California

                            Hollywood Software, Inc.

                                 Balance Sheets


                                                                                              March 31,
                                                                                        ---------------------------
                                                                                           2002             2003
                                                                                        ----------       ----------
Assets

Current assets
   Cash and cash equivalents                                                            $  235,195       $  262,297
   Accounts receivable, net of allowance for doubtful accounts
     of $0 and $5,325, respectively                                                        187,099          332,322
   Prepaids and other current assets                                                        16,260            9,510
                                                                                        ----------       ----------

Total current assets                                                                       438,554          604,129

Property and equipment, net (Note 3)                                                        45,244           30,678

Capitalized software costs, net (Note 3)                                                   380,407          479,317
                                                                                        ----------       ----------

Total assets                                                                            $  864,205       $1,114,124
                                                                                        ==========       ==========

Liabilities and Stockholders' Equity

Current liabilities
   Accounts payable and accrued expenses (Note 3)                                       $   53,381       $   79,191
   Current portion of notes payable (Note 5)                                                12,500            8,333
   Deferred taxes (Note 6)                                                                   3,200           51,300
   Deferred revenue (Note 3)                                                               459,853          530,124
                                                                                        ----------       ----------

Total current liabilities                                                                  528,934          668,948

Notes payable, net of current portion (Note 5)                                               8,333                -
                                                                                        ----------       ----------

Total liabilities                                                                          537,267          668,948
                                                                                        ----------       ----------

Commitments and contingencies (Note 8)

Stockholders' equity
   Common stock, no par value, 50,000,000 shares authorized,
     10,000,000 shares issued and outstanding as of March 31, 2002 and
     2003                                                                                   20,000           20,000
   Retained earnings                                                                       306,938          425,176
                                                                                        ----------       ----------

Total stockholders' equity                                                                 326,938          445,176
                                                                                        ----------       ----------

Total liabilities and stockholders' equity                                              $  864,205       $1,114,124
                                                                                        ==========       ==========


                                See accompanying notes to financial statements.

                            Hollywood Software, Inc.

                            Statements of Operations


                                                                  Years ended March 31
                                                          ------------------------------------
                                                              2002                      2003
                                                          ------------            ------------
Revenues
   License fees                                           $    296,476            $    546,914
   Maintenance fees                                            474,138                 489,329
   Development fees                                            230,500                 189,205
   Consulting fees                                             890,451                 682,798
                                                          ------------            ------------

Total revenues                                               1,891,565               1,908,246
                                                          ------------            ------------

Costs and operating expenses
   Costs of revenues                                           367,593                 318,710
   Research and development                                    387,477                 289,424
   General and administrative                                1,176,004               1,131,256
                                                          ------------            ------------

Total costs and operating expenses                           1,931,074               1,739,390
                                                          ------------            ------------

Income (loss) from operations                                  (39,509)                168,856

Interest expense                                                (4,769)                 (2,264)

Other income                                                     7,473                     546
                                                          ------------            ------------

Income (loss) before income taxes                              (36,805)                167,138

Income taxes                                                       800                  48,900
                                                          ------------            ------------

Net income (loss)                                         $    (37,605)           $    118,238
                                                          ============            ============

Earning (loss) per share (Note 2):
   Basic                                                  $      (0.00)           $       0.01
                                                          ------------            ------------

   Diluted                                                       (0.00)                   0.01
                                                          ------------            ------------

Weighted average number of shares (Note 2):
   Basic                                                    10,000,000              10,000,000
                                                          ------------            ------------

   Diluted                                                  10,000,000              10,293,167
                                                          ============            ============

                                See accompanying notes to financial statements.

                            Hollywood Software, Inc.

                       Statements of Stockholders' Equity


                                         Common     Retained
                                         Stock      Earnings     Total
                                       ----------   -----------  -------
Balance, April 1, 2001                 $  20,000     $ 344,543   $ 364,543

Net loss                                       -       (37,605)    (37,605)
                                       ---------     ---------   ---------

Balance, March 31, 2002                   20,000       306,938     326,938

Net income                                     -       118,238     118,238
                                       ---------     ---------   ---------

Balance, March 31, 2003                $  20,000     $ 425,176   $ 445,176
                                       =========     =========   =========




                                See accompanying notes to financial statements.

                            Hollywood Software, Inc.

                            Statements of Cash Flows


                                                                        Years ended March 31,
                                                                   ----------------------------
                                                                      2002              2003
                                                                   ---------          ---------
Cash flows from operating activities
   Net income (loss)                                               $ (37,605)         $ 118,238
   Adjustments to reconcile net income (loss) to cash
     provided by operating activities:
     Depreciation                                                     21,020             27,067
     Amortization of software development costs                      129,688            186,837
     Provision for doubtful accounts                                       -              5,325
     Deferred taxes                                                        -             48,100
     Changes in operating assets and liabilities:
       Accounts receivable                                          (104,583)          (150,548)
       Prepaids and other current assets                              13,560              6,750
       Accounts payable and accrued liabilities                      (97,166)            25,810
       Deferred revenue                                               95,645             70,271
                                                                   ---------          ---------

Net cash provided by operating activities                             20,559            337,850
                                                                   ---------          ---------

Cash flows from investing activities
   Purchases of property and equipment                               (14,790)           (12,501)
   Capitalized software development costs                           (204,895)          (285,747)
                                                                   ---------          ---------

Net cash used in investing activities                               (219,685)          (298,248)
                                                                   ---------          ---------

Cash flows from financing activities
   Proceeds from issuance of notes payable                            25,000                  -
   Repayment of notes payable                                         (4,167)           (12,500)
                                                                   ---------          ---------

Net cash provided (used) in financing activities                      20,833            (12,500)
                                                                   ---------          ---------

Net (decrease) increase in cash and cash equivalents                (178,293)            27,102

Cash and cash equivalents, beginning of year                         413,488            235,195
                                                                   ---------          ---------

Cash and cash equivalents, end of year                             $ 235,195          $ 262,297
                                                                   =========          =========

Supplemental cash flow disclosures:
   Interest paid                                                   $   4,769          $   2,264
   Taxes paid                                                              -                  -
                                                                   =========          =========


                                See accompanying notes to financial statements.

                            Hollywood Software, Inc.

                          Notes to Financial Statements

Note 1 - Company Organization and Nature of Operations

Hollywood Software, Inc. ("Company") was incorporated in California in October 1997. The Company is a leading provider of proprietary enterprise software and consulting services for distributors and exhibitors of filmed entertainment in the United States and Canada. Its software applications manage the planning, booking, scheduling, revenue sharing, cash flow, and reporting associated with the distribution and exhibition of theatrical films. Services include strategic and technical consulting, systems implementation and training.

Note 2 - Summary of Significant Accounting Policies

Cash and Cash Equivalents

The Company considers all liquid assets with an initial maturity date that is less than three months from the date of purchase to be cash equivalents.

Concentrations of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash and cash equivalents, to the extent they exceed federal depository insurance limits, and accounts receivable. The Company places its cash with high credit quality financial institutions. As of March 31, 2002 and 2003, uninsured cash balances aggregated $135,195 and $162,297, respectively.

The Company customer base primarily includes film distributors and theatre owners through the United States and Canada. Allowances for doubtful accounts are recorded for estimated losses resulting from the inability of customers to make required payments. The amount of the reserves is based on historical experience and the Company's analysis of the accounts receivable balances outstanding. As of March 31, 2002, four customers accounted for 26%, 24%, 21% and 10% of revenues and three customers accounted for 45%, 23% and 14% of accounts receivable. As of March 31, 2003, three customers accounted for 28%, 14% and 13% of revenues and five customers accounted for 26%, 16%, 15%, 10% and 10% of accounts receivable.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed using the double-declining balance method over the useful lives of the respective assets as follows:

                                            Useful Lives
                                          -----------------

Computer software                               3
Computer equipment                              5
Furniture and fixtures                          7
                                          Lease term or
Leasehold improvements                     useful life

Leasehold improvements are depreciated over the shorter of the lease term or the estimated useful life of the improvement. Maintenance and repair costs are charged to expense as incurred.

                            Hollywood Software, Inc.

                          Notes to Financial Statements


Note 2 - Summary of Significant Accounting Policies (Continued)

Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of

The Company reviews the recoverability of its long-lived assets on a periodic basis in order to identify business conditions which may indicate a possible impairment. The assessment for potential impairment is based primarily on the Company's ability to recover the carrying value of its long-lived assets from expected future undiscounted cash flows. If the total expected future undiscounted cash flows are less than the carrying amount of the assets, a loss is recognized for the difference between the fair value (computed based upon the expected future discounted cash flows) and the carrying value of the assets. No impairment was recorded during the years ended March 31, 2002 and 2003.

Capitalized Software Costs

The Company has adopted SFAS No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed." Software development costs that are incurred subsequent to establishing technological feasibility are capitalized. Amounts capitalized as software development costs are generally amortized on a straight-line basis over five years. The company reviews capitalized software costs for impairment on an annual basis. To the extent that the carrying amount exceeds the estimated net realizable value of the capitalized software cost, an impairment charge is recorded. No impairment was recorded in 2002 and 2003.

During the years ended March 31, 2002 and 2003, the company capitalized $204,895 and $285,747, respectively. Amortization of capitalized software development costs, included in costs of revenues, for the years ended March 31, 2002 and 2003 amounted to $129,688 and $186,837, respectively.

Revenue Recognition

The Company accounts for software revenue recognition in accordance with Statement of Position 97-2, "Software Revenue Recognition," ("SOP 97-2"). The Company's revenues are generated from the following primary sources: i) software licensing, including customer licenses and ASP service agreements, ii) software maintenance contracts, iii) professional consulting services, which includes systems implementation, training, custom software development services and other professional services.


Software licensing revenue is recognized when the following criteria are met: a) persuasive evidence of an arrangement exists, b) delivery has occurred and no significant obligations remain, c) the fee is fixed or determinable and d) collectivity is determined to be probable. Significant upfront fees are received in addition to periodic amounts upon achievement of contractual milestones for licensing of the Company's products. Such amounts are deferred until the revenue recognition criteria has been met, which typically occurs after delivery and acceptance.

                            Hollywood Software, Inc.

                          Notes to Financial Statements


Note 2 - Summary of Significant Accounting Policies (Continued)

For arrangements with multiple elements (e.g. delivered and undelivered products, maintenance and other services), the Company separately negotiates each element of the arrangement based on the fair value of the elements. The fair values for ongoing maintenance and support obligations are based upon separate sales of renewals to customers or upon substantive renewal rates quoted in the agreements. The fair values for services, such as training or consulting, are based upon hourly billing rates of these services when sold separately to other customers.

Customers not wishing to license and operate the Company's software themselves may use the software through an ASP arrangement, in which the Company hosts the application and provides customer access via the internet. Annual minimum ASP service fees are recognized ratably over the contract term. Overage revenues for usage in excess of stated minimums are recognized monthly.

Maintenance services and website subscription fees are recognized ratably over the contract term. Professional consulting services, sales of third party products and resale hardware revenues are recognized as services are provided. Software development revenues are recognized when delivery has occurred and no significant obligations remain.

Deferred revenue is recorded when i) a portion or the entire contract amount cannot be recognized as revenue due to non-delivery or acceptance of licensed software or custom programming, ii) incomplete implementation of ASP service arrangements, or iii) unexpired pro-rata periods of maintenance, minimum ASP service fees or website subscription fees. As license fees, maintenance fees, minimum ASP service fees and website subscription fees are often paid in advance, a portion of this revenue is deferred until the contract ends. Such amounts are included in the Company's balance sheet under the caption "Deferred Revenue," and are recognized as revenue in accordance with the Company's revenue recognition policies described above.

Income Taxes

The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are determined based upon the temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates expected to be in effect in the year in which the temporary differences are expected to reverse. A valuation allowance is established when it is more likely than not that some portion, or all, of the deferred tax asset will not be realized.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Research and Development

Research and development costs are expensed as incurred. Research and development costs amounted to $387,477 and $289,424 for the years ended March 31, 2002 and 2003, respectively.

                            Hollywood Software, Inc.

                          Notes to Financial Statements


Note 2 - Summary of Significant Accounting Policies (Continued)

Advertising Expenses

Advertising costs are expensed as incurred. Advertising costs totaled $17,058 and $7,912 for the years ended March 31, 2002 and 2003, respectively.

Employee Stock Compensation


The Company accounts for its stock option plan in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations. Under the intrinsic value method, the Company recognizes compensation expense on the date of grant only if the estimated fair value of the underlying stock exceeds the exercise price. The Company recorded no stock based employee compensation cost for the years ended March 31, 2002 and 2003.


The Company has adopted the disclosure standards of SFAS No. 123, "Accounting for Stock-Based Compensation", which requires the Company to provide pro forma net income disclosures for employee stock option grants made as if the fair-value-based method of accounting for stock options as defined in SFAS 123 had been applied. The following table illustrates the effect on net income
(loss) if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock based employee compensation for the years ended March 31, 2002 and 2003:


                                                                                  March 31,
                                                                         ---------------------------
                                                                            2002            2003
                                                                         ----------      -----------
Net income (loss), as reported                                           $  (37,605)     $   118,238
Additional stock-based employee compensation expense
   determined under the fair value based method, net of income
   tax benefits                                                             (39,598)         (42,757)
                                                                         ----------      -----------

Pro forma net income (loss)                                              $  (77,203)     $    75,481
                                                                         ==========      ===========

Income (loss) per share:
   As reported:
     Basic                                                               $    (0.00)     $      0.01
                                                                         ==========      ===========

     Diluted                                                             $    (0.00)     $      0.01
                                                                         ==========      ===========

   Pro forma:
     Basic                                                               $    (0.01)     $      0.01
                                                                         ==========      ===========

     Diluted                                                             $    (0.01)     $      0.01
                                                                         ==========      ===========


                            Hollywood Software, Inc.

                          Notes to Financial Statements


Note 2 - Summary of Significant Accounting Policies (Continued)

The fair value of each stock option granted during the year is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions:

                                                         March 31,
                                                  ----------------------
                                                   2002             2003
                                                  ------           ------
Expected life (years)                                10              10
Expected volatility                                   0%              0%
Expected dividend yield                               0%              0%
Risk-free interest rate                            5.33%           5.11%

The weighted-average fair value of options granted during the year totaled $0.05 and $0.00 for March 31, 2002 and 2003, respectively.

Earnings (Loss) Per Share

The Company accounts for earnings per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of basic and diluted earnings per share. Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares outstanding for the reporting period. Diluted earnings per share is computed based on the same shares plus the potential shares issuable upon assumed exercise of outstanding stock options or other security contracts, but does not include the impact of dilutive securities that would be anti-dilutive.

The following table sets forth the computation of basic and diluted earnings
(loss) per share:


                                                                           Year ended March 31
                                                                     -------------------------------
                                                                         2002               2003
                                                                     ------------       ------------
Numerator:

   Net income (loss) available to common shareholders                $    (37,605)      $    118,238
                                                                     ------------       ------------

Denominator:
   Basic earnings per share - weighted average shares                  10,000,000         10,000,000

   Effect of dilutive securities:
     Stock options                                                              -            293,167
                                                                     ------------       ------------

Denominator for diluted earnings per share -
  weighted average shares                                              10,000,000         10,293,167
                                                                     ------------       ------------

Earnings (loss) per share:

     Basic                                                           $      (0.00)      $       0.01
                                                                     ============       ============


     Diluted                                                         $      (0.00)      $       0.01
                                                                     ============       ============



For the years ended March 2002 and 2003, total stock options of 1,790,000 and 1,311,000 were not included in the computation of diluted income (loss) per share because their effect was anti-dilutive.

                            Hollywood Software, Inc.

                          Notes to Financial Statements


Note 2 - Summary of Significant Accounting Policies (Continued)

Recent Accounting Pronouncements

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". This statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002. The Company adopted SFAS No. 146 on January 1, 2003 and it has had no effect on the Company's financial position or operations.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosures" which amends SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS 148 provides alternate methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require more prominent and more frequent disclosures in the financial statement about the effects of stock-based compensation. The Company has adopted the disclosure provision of SFAS 148 for the year ended March 31, 2003.

         In April 2003, the FASB issued Statement of Financial Accounting Standards No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under Statement of Financial Accounting Standards No. 133. SFAS No. 149 clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative as discussed in SFAS No. 133. In addition, it clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, except as specifically noted in SFAS No. 149. SFAS No. 149 should be applied prospectively. At this time, the adoption of SFAS No. 149 is not expected to materially impact the Company's financial condition or results of operations.

         In May 2003, the FASB Issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities. For nonpublic entities, mandatorily redeemable financial instruments are subject to the provisions of this Statement for the first fiscal period beginning after December 15, 2003.
 The Company has not yet evaluated its mandatorily redeemable financial instruments and related financial instruments for purposes of determining the impact of SFAS No. 150.

         In November 2002, the EITF reached a consensus on EITF 00-21, "Revenue Arrangements with Multiple Deliverables," related to the separation and allocation of consideration for arrangements that include multiple deliverables. The EITF requires that when the deliverables included in this type of arrangement meet certain criteria they should be accounted for separately as separate units of accounting. This may result in a difference in the timing of revenue recognition but will not result in a change in the total amount of revenues recognized in a bundled sales arrangement. The allocation of revenues to the separate deliverables is based on the relative fair value of each item. If the fair value is not available for the delivered items then the residual method must be used. This method requires that the amount allocated to the undelivered items in the arrangement is their full fair value. This would result in the discount, if any, being allocated to the delivered items. This consensus is effective prospectively for arrangements entered into in fiscal periods beginning after June 15, 2003. We do not expect the adoption of EITF 00-21 to have a material impact on our consolidated financial statements.

In November 2002, the FASB issued interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees. Including indirect Guarantees of Indebtedness of Others," which disclosures are effective for financial statements for periods ending after December 15, 2002. While the Company has various guarantees included in contracts in the normal course of business, primarily in the form of indemnities, these guarantees would only result in immaterial increases in future costs, but do not represent significant commitments or contingent liabilities of the indebtedness of others.

In January 2003, the FASB issued interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46) which requires the consolidation of variable interest entities, as defined. FIN 46 is applicable immediately for variable interest entities created after January 1, 2003. For variable interest entities created prior to January 1, 2003, the provisions of FIN 46 are applicable no later than July 1, 2003. The Company does not currently believe that any material entities will be consolidated as a result of FIN 46.

Note 3 - Balance Sheet Components

Property and Equipment

Property and equipment consisted of the following as of March 31, 2002 and 2003:

                                                             March 31,
                                                     --------------------------
                                                        2002            2003
                                                     ---------        ---------

Furniture and fixtures                               $   9,426        $   9,426
Computer equipment                                     120,454          131,455
Computer software                                       11,482           12,982
Office furniture                                        10,792           10,792
                                                     ---------        ---------

                                                       152,154          164,655
Less:  Accumulated depreciation                       (106,910)        (133,977)
                                                     ---------        ---------

Total property and equipment, net                    $  45,244        $  30,678
                                                     =========        =========

                            Hollywood Software, Inc.

                          Notes to Financial Statements


Note 3 - Balance Sheet Components (Continued)

Computer equipment consists primarily of costs incurred for computers, servers and backup battery devices used in the Company's operations. Depreciation expense for the years ended March 31, 2002 and 2003 was $21,020 and $27,067, respectively.

Capitalized Software Development Costs

The Company capitalizes the cost of software development in accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed." Capitalized software development costs consisted of the following as of March 31, 2002 and 2003:

                                                             March 31,
                                                     --------------------------
                                                        2002            2003
                                                     ---------        ---------
Development costs                                    $ 648,440        $ 934,187
Less:  Accumulated amortization                       (268,033)        (454,870)
                                                     ---------        ---------

Unamortized development costs, net                   $ 380,407        $ 479,317
                                                     =========        =========

Accounts payable and accrued expenses consisted of the following as of March 31, 2002 and 2003:

                                                                 March 31,
                                                           --------------------
                                                             2002         2003
                                                           -------      -------
Accounts payable                                           $   383      $16,013
Accrued compensation and benefits                           47,265       36,615
Other accrued liabilities                                    5,733       26,563
                                                           -------      -------

Total accounts payable and accrued expenses                $53,381      $79,191
                                                           =======      =======

Accrued compensation and benefits primarily relate to accrued employee vacation costs. Other accrued liabilities relate to general business obligations incurred prior to the balance sheet date, which were paid in subsequent reporting periods.

Deferred Revenues

Deferred revenues consisted of the following as of March 31, 2002 and 2003:

                                                             March 31,
                                                      -------------------------
                                                        2002             2003
                                                      --------         --------
License fees                                          $100,000         $      -
ASP service fees                                        85,687          168,901
Maintenance fees                                       249,749          238,826
Web site subscription fees                              24,417           35,533
Development fees                                             -           86,864
                                                      --------         --------

Total                                                 $459,853         $530,124
                                                      ========         ========

                            Hollywood Software, Inc.

                          Notes to Financial Statements


Note 3 - Balance Sheet Components (Continued)


Deferred revenues represent amounts collected from customers prior to satisfying the Company's revenue recognition criteria.

Note 4 - Line of Credit

In November 2001, the Company received a $200,000 line of credit from Wells Fargo Bank for general corporate purposes. The credit line bears interest at 7.50% per annum. The Company has not borrowed any funds, nor incurred any interest charges under the credit line. The line of credit expires in November 2003.

Note 5 - Notes Payable

In November 2001, the Company incurred a $25,000 term loan from Wells Fargo Bank for the purchase of a battery backup system to mitigate risks from rolling blackouts due to an energy crisis in California. In addition to receivables and other assets of the Company, two shareholders pledged certain personal assets as collateral for the loan. The Company makes monthly payments of principal and interest on the loan, which is schedule to expire in November 2003. The term loan bears interest at 8.25% per annum.

A summary of Notes Payable is as follows:

                                                              March 31,
                                                       ------------------------
                                                         2002            2003
                                                       --------        --------
Notes payable                                          $ 20,833        $  8,333
Less:  Current portion                                  (12,500)         (8,333)
                                                       --------        --------

Notes payable, less current portion                    $  8,333        $      -
                                                       ========        ========

Note 6 - Income Taxes

Provision for income taxes consists of the following:

                                                       Years ended March 31,
                                                    ---------------------------
                                                      2002               2003
                                                    -------             -------
Current:
  Federal                                           $     -             $     -
  State                                                 800                 800

Deferred:
  Federal                                                 -              36,300
  State                                                   -              11,800
                                                    -------             -------

                                                    $   800             $48,900
                                                    =======             =======

                            Hollywood Software, Inc.

                          Notes to Financial Statements


Note 6 - Income Taxes (Continued)

Net deferred tax liabilities consist of the following as of March 31, 2002 and 2003:

                                                             March 31,
                                                     --------------------------
                                                       2002             2003
                                                     ---------        ---------
Deferred tax assets:
    Net operating loss carryforwards                 $  22,200        $  33,200
    Deferred revenues                                  183,200          211,200
    Accounts payable and accruals                       21,300           31,500
                                                     ---------        ---------

Total deferred tax assets                              226,700          275,900
                                                     ---------        ---------

Deferred tax liabilities:
    Accounts receivable                                (74,500)        (132,400)
    Capitalized software costs                        (151,500)        (190,900)
    Depreciation                                        (3,900)          (3,900)
                                                     ---------        ---------

Total deferred tax liabilities                        (229,900)        (327,200)
                                                     ---------        ---------

Net deferred tax liability                           $  (3,200)       $ (51,300)
                                                     =========        =========

At March 31, 2003, the Company has net operating loss carryforwards of approximately $90,000 and $45,000 for Federal and State, respectively, which will expire at various dates through 2020.

Note 7 - Stockholder's Equity

Stock Dividend

On November 7, 2000 the Board of Directors declared a 1,000:1 stock dividend and increased the common shares authorized from 50,000 to 50,000,000 and issued and outstanding from 10,000 shares to 10,000,000 shares. All stock related data in the financial statements reflect the stock dividend for all periods presented. The amendment to the Company's articles of incorporation was filed with the State of California subsequent to March 31, 2003.

Stock Option Plan

In December 2000, the Company adopted the 2000 Stock Option Plan (the "Plan") under which non-qualified stock options may be granted to employees, outside directors and consultants. The purpose of the Plan is to enable the Company to attract, retain and motivate employees, directors, advisors and consultants. The Company has reserved a total of 5,000,000 shares of the Company's common stock for issuance upon the exercise of options granted in accordance with the Plan.

Options granted under the Plan expire in 10 years following the date of grant (5 years for stockholders who own greater than 10% of outstanding stock) and are subject to limitation on transfer. The Plan is administered by the Board of Directors.

                            Hollywood Software, Inc.

                          Notes to Financial Statements


Note 7 - Stockholder's Equity (Continued)

The Plan provides for granting of incentive stock options at not less than 100% of the fair market value of the underlying stock at the grant date. Option grants under the Plan are subject to various vesting provisions, all of which are contingent upon the continuous service of the optionee. Options granted to stockholders who own greater than 10% of the outstanding stock must be issued at prices not less than 100% of the fair market value of the stock on the date of grant as determined by the Company's Board of Directors. Upon a change in control of the Company, all shares granted under the Plan shall immediately vest.

The following table summarizes the activity of the Plan:

                                                      Options        Weighted
                                          Shares      Granted-       Average
                                        Available    Number of    Exercise Price
                                        for Grant     Shares        Per Share
                                        ---------    ---------    --------------
Balances, March 31, 2001                3,379,000    1,621,000          $ .55

Options granted                          (224,000)     224,000          $ .78
Options forfeited                          55,000      (55,000)         $ .60
                                       ----------   ----------          -----

Balances, March 31, 2002                3,210,000    1,790,000          $ .58

Options granted                          (300,000)     300,000          $1.00
                                       ----------   ----------          -----

Balances, March 31, 2003                2,910,000    2,090,000          $ .64
                                       ==========   ==========          =====

The following summarizes stock options outstanding as of March 31, 2003:


                                           Options Outstanding                           Options Exercisable
                      --------------------------------------------------------------   -------------------------
                                                                                                        Weighted
                                                                                                         Average
                                           Weighted Average        Weighted Average        Shares       Exercise
Exercise Prices           Shares             Life (Years)           Exercise Price      Exercisable       Price
------------------    ---------------     -------------------     ------------------   -----------     ----------
$.25                         150,000             7.7                    $.25               75,000        $.25
$.40                         605,000             7.7                    $.40              302,500        $.40
$.50                          24,000             8.2                    $.50                6,000        $.50
$.60                         561,000             7.7                    $.60              280,500        $.60
$.75                         150,000             8.1                    $.75               37,500        $.75
$1.00                        600,000             8.4                    $1.00             137,500        $1.00
                      ---------------     -------------------     ------------------   -----------     ------------
                           2,090,000             8.0                    $.64              839,000        $.57
                      ===============     ===================     ==================   ===========     ============

Note 8 - Commitments and Contingencies

Leases

The Company leases its development and Corporate offices under non-cancelable operating lease agreements, which expire at various dates through August 2005. The lease agreements provide for base rental rates, which increase at defined intervals during the term of the lease. The Company does not account for increasing base rentals using a straight-line method over the lease term as the differences between the straight-line method and cash payment is not material.

                            Hollywood Software, Inc.

                          Notes to Financial Statements


Note 8 - Commitments and Contingencies

The Company's rental expense for operating leases was $67,282 and $79,309 for the years ended March 31, 2002 and 2003, respectively. Future minimum payments under non-cancelable operating leases with initial or remaining terms of one year or more consist of the following at March 31, 2003:

Years ending March 31,                                    Amount
---------------------                                 --------------
       2004                                           $   49,087
       2005                                               28,804
       2006                                               10,944
                                                      --------------

                                                      $   88,835
                                                      ==============

Employee Benefit Plans

The Company's employees are covered by a profit sharing plan qualified under IRS section 401. The plan provides for the Company to make discretionary profit contributions on behalf of eligible employees. The Company made no contributions in 2002 or 2003.

Note 9 - Related Party Transactions

The Company leases office space from a company controlled by the Company's CEO. Office rental rates approximate market value for the size, type and office location. Rents paid under this lease totaled $28,260 and $31,170 for the years ended March 31, 2002 or 2003, respectively.

From time to time, the Company uses an outside contractor related to the Company's president. Rates paid for work provided are consistent with comparable contractors. Fees paid during the years ended March 31, 2002 or 2003 amounted to $11,695 and $47,483, respectively.

                            Hollywood Software, Inc.

                                 Balance Sheets

                                                                           June 30,
                                                                             2003
                                                                           --------
                                                                          (Unaudited)
Assets

Current assets
   Cash and cash equivalents                                               $186,207
   Accounts receivable, net of allowance for doubtful accounts of $5,325    278,377
   Prepaids and other current assets                                          9,485
                                                                           --------

Total current assets                                                        474,069

Property and equipment, net (Note 3)                                         34,178

Capitalized software costs, net (Note 3)                                    435,835
                                                                           --------

Total assets                                                               $944,082
                                                                           ========

Liabilities and Stockholders' Equity

Current liabilities
   Accounts payable and accrued expenses (Note 3)                          $ 76,324
   Current portion of notes payable (Note 5)                                  5,208
   Deferred taxes (Note 6)                                                   41,300
   Deferred revenue (Note 3)                                                478,207
                                                                           --------

Total current liabilities                                                   601,039
                                                                           --------

Total liabilities                                                           601,039
                                                                           --------

Commitments and contingencies

Stockholders' equity
   Common stock, no par value, 50,000,000 shares authorized,
     10,000,000 shares issued and outstanding as of June 30, 2003            20,000
   Retained earnings                                                        323,043
                                                                           --------

Total stockholders' equity                                                  343,043
                                                                           --------

Total liabilities and stockholders' equity                                 $944,082
                                                                           ========


                                 See accompanying notes to financial statements.

                            Hollywood Software, Inc.

                            Statements of Operations
                                  (Unaudited)

                                                   Three Months Ended June 30,
                                                   ----------------------------
                                                       2002            2003
                                                   ------------    ------------
Revenues
   License fees                                    $    201,165    $     95,092
   Maintenance fees                                     126,638         105,664
   Development fees                                      71,855          54,752
   Consulting fees                                      182,648          38,989
                                                   ------------    ------------

Total revenues                                          582,306         294,497
                                                   ------------    ------------

Costs and operating expenses
   Costs of revenues                                    129,868          44,467
   Research and development                              56,325         147,525
   General and administrative                           250,222         215,366
                                                   ------------    ------------

Total costs and operating expenses                      436,415         407,358
                                                   ------------    ------------

Income (loss) from operations                           145,891        (112,861)

Interest expense                                           (440)           (131)

Other income and expenses                                   258             859
                                                   ------------    ------------

Income (loss) before income taxes                       145,709        (112,133)

Provision (benefit) for income taxes                     42,256         (10,000)
                                                   ------------    ------------

Net income (loss)                                  $    103,453    $   (102,133)
                                                   ============    ============

Earning (loss) per share (Note 2):
   Basic                                           $       0.01    $      (0.01)
                                                   ============    ============

   Diluted                                         $       0.01    $      (0.01)
                                                   ============    ============

Weighted average number of shares (Note 2):
   Basic                                             10,000,000      10,000,000
                                                   ============    ============

   Diluted                                           10,293,167      10,000,000
                                                   ============    ============


                                 See accompanying notes to financial statements.

                            Hollywood Software, Inc.

                       Statements of Stockholders' Equity
                                  (Unaudited)

                                        Common        Retained
                                         Stock        Earnings          Total
                                       ---------      ---------       ---------
Balance, April 1, 2003                 $  20,000      $ 425,176       $ 445,176

Net loss                                    --         (102,133)       (102,133)
                                       ---------      ---------       ---------

Balance, June 30, 2003                 $  20,000      $ 323,043       $ 343,043
                                       =========      =========       =========

                            Hollywood Software, Inc.

                            Statements of Cash Flows
                                  (Unaudited)

                                                                                    Three Months Ended
                                                                                         June 30,
                                                                                  ----------------------
                                                                                    2002         2003
                                                                                  ---------    ---------
Cash flows from operating activities
   Net income (loss)                                                              $ 103,453    $(102,133)
   Adjustments to reconcile net income (loss) to cash
     used in operating activities:
     Depreciation                                                                     6,767        7,000
     Amortization of software development costs                                      49,357       43,482
     Deferred taxes                                                                  42,256      (10,000)
     Changes in operating assets and liabilities:
       Accounts receivable                                                         (209,233)      53,945
       Prepaids and other current assets                                              1,835           25
       Accounts payable and accrued liabilities                                      14,505       (2,867)
       Deferred revenue                                                             (82,260)     (51,917)
                                                                                  ---------    ---------

Net cash used in operating activities                                               (73,320)     (62,465)
                                                                                  ---------    ---------

Cash flows from investing activities
   Purchases of property and equipment                                               (8,738)     (10,500)
   Capitalized software development costs                                           (84,674)        --
                                                                                  ---------    ---------

Net cash used in investing activities                                               (93,412)     (10,500)
                                                                                  ---------    ---------

Cash flows from financing activities
   Repayment of notes payable                                                        (3,125)      (3,125)
                                                                                  ---------    ---------

Net cash used in financing activities                                                (3,125)      (3,125)
                                                                                  ---------    ---------

Net decrease in cash and cash equivalents                                          (169,857)     (76,090)

Cash and cash equivalents, beginning of period                                      235,195      262,297
                                                                                  ---------    ---------

Cash and cash equivalents, end of period                                          $  65,388    $ 186,207
                                                                                  =========    =========

Supplemental cash flow disclosures
   Cash paid during the three-months ended for:
      Interest paid                                                               $     440    $     131
      Taxes paid                                                                       --           --
                                                                                  =========    =========

                            Hollywood Software, Inc.

                         Notes to Financial Statements


Note 1 - Company Organization, Nature of Operations and Basis of Presentation

Hollywood Software, Inc. ("Company") was incorporated in California in October 1997. The Company is a leading provider of proprietary enterprise software and consulting services for distributors and exhibitors of filmed entertainment in the United States and Canada. Its software applications manage the planning, booking, scheduling, revenue sharing, cash flow, and reporting associated with the distribution and exhibition of theatrical films. Services include strategic and technical consulting, systems implementation and training.

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements. In the opinion of management, all adjustments and normal recurring accruals considered necessary for a fair presentation have been included. Operating results for the three months ended June 30, 2003 are not necessarily indicative of the results that may be expected for the year ending March 31, 2004. The interim financial statements and notes thereto should be read in conjunction with the Company's audited financial statements and notes thereto for the year ended March 31, 2003.

Note 2 - Summary of Significant Accounting Policies

Cash and Cash Equivalents

The Company considers all liquid assets with an initial maturity date that is less than three months from the date of purchase to be cash equivalents.

Concentrations of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash and cash equivalents, to the extent they exceed federal depository insurance limits, and accounts receivable. The Company places its cash with high credit quality financial institutions. As of June 30, 2003 uninsured cash balances aggregated $86,207.

The Company customer base primarily includes film distributors and theatre owners through the United States and Canada. Allowances for doubtful accounts are recorded for estimated losses resulting from the inability of customers to make required payments. The amount of the reserves is based on historical experience and the Company's analysis of the accounts receivable balances outstanding. As of June 30, 2002, two customers accounted for 34% and 30% of revenues and three customers accounted for 38%, 25%, and 22% of accounts receivable. As of June 30, 2003, two customers accounted for 36% and 14% of revenues and two customers accounted for 58% and 14% of accounts receivable.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed using the double-declining balance method over the useful lives of the respective assets as follows:

                                                         Useful Lives
                                                       -----------------

Computer software                                              3
Computer equipment                                             5
Furniture and fixtures                                         7
                                                         Lease term or
Leasehold improvements                                    useful life

Leasehold improvements are depreciated over the shorter of the lease term or the estimated useful life of the improvement. Maintenance and repair costs are charged to expense as incurred.

                            Hollywood Software, Inc.

                         Notes to Financial Statements


Note 2 - Summary of Significant Accounting Policies (Continued)

Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of

The Company reviews the recoverability of its long-lived assets on a periodic basis in order to identify business conditions which may indicate a possible impairment. The assessment for potential impairment is based primarily on the Company's ability to recover the carrying value of its long-lived assets from expected future undiscounted cash flows. If the total expected future undiscounted cash flows are less than the carrying amount of the assets, a loss is recognized for the difference between the fair value (computed based upon the expected future discounted cash flows) and the carrying value of the assets. No impairment was recorded during the three months ended June 30, 2002 and 2003.

Capitalized Software Costs

The Company has adopted SFAS No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed." Software development costs that are incurred subsequent to establishing technological feasibility are capitalized. Amounts capitalized as software development costs are generally amortized on a straight-line basis over five years. The company reviews capitalized software costs for impairment on an annual basis. To the extent that the carrying amount exceeds the estimated net realizable value of the capitalized software cost, an impairment charge is recorded. No impairment was recorded during the three months ended June 30, 2002 and 2003.

Amortization of capitalized software development costs, included in costs of revenues, for the three months ended June 30, 2002 and 2003 amounted to $49,357 and $43,482, respectively.

Revenue Recognition

The Company accounts for software revenue recognition in accordance with Statement of Position 97-2, "Software Revenue Recognition," ("SOP 97-2"). The Company's revenues are generated from the following primary sources: i) software licensing, including customer licenses and ASP service agreements, ii) software maintenance contracts, iii) professional consulting services, which includes systems implementation, training, custom software development services and other professional services.

Software licensing revenue is recognized when the following criteria are met: a) persuasive evidence of an arrangement exists, b) delivery has occurred and no significant obligations remain, c) the fee is fixed or determinable and d) collectivity is determined to be probable. Significant upfront fees are received in addition to periodic amounts upon achievement of contractual milestones for licensing of the Company's products. Such amounts are deferred until the revenue recognition criteria has been met, which typically occurs after delivery and acceptance.

For arrangements with multiple elements (e.g. delivered and undelivered products, maintenance and other services), the Company separately negotiates each element of the arrangement based on the fair value of the elements. The fair values for ongoing maintenance and support obligations are based upon separate sales of renewals to customers or upon substantive renewal rates quoted in the agreements. The fair values for services, such as training or consulting, are based upon hourly billing rates of these services when sold separately to other customers.

                            Hollywood Software, Inc.

                         Notes to Financial Statements


Note 2 - Summary of Significant Accounting Policies (Continued)

Customers not wishing to license and operate the Company's software themselves may use the software through an ASP arrangement, in which the Company hosts the application and provides customer access via the internet. Annual minimum ASP service fees are recognized ratably over the contract term. Overage revenues for usage in excess of stated minimums are recognized monthly.

Maintenance services and website subscription fees are recognized ratably over the contract term. Professional consulting services, sales of third party products and resale hardware revenues are recognized as services are provided. Software development revenues are recognized when delivery has occurred and no significant obligations remain.

Deferred revenue is recorded when i) a portion or the entire contract amount cannot be recognized as revenue due to non-delivery or acceptance of licensed software or custom programming, ii) incomplete implementation of ASP service arrangements, or iii) unexpired pro-rata periods of maintenance, minimum ASP service fees or website subscription fees. As license fees, maintenance fees, minimum ASP service fees and website subscription fees are often paid in advance, a portion of this revenue is deferred until the contract ends. Such amounts are included in the Company's balance sheet under the caption "Deferred Revenue," and are recognized as revenue in accordance with the Company's revenue recognition policies described above.

Income Taxes

The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are determined based upon the temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates expected to be in effect in the year in which the temporary differences are expected to reverse. A valuation allowance is established when it is more likely than not that some portion, or all, of the deferred tax asset will not be realized.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Research and Development

Research and development costs are expensed as incurred. Research and development costs amounted to $56,325 and $147,525 for the three months ended June 30, 2002 and 2003, respectively.

                            Hollywood Software, Inc.

                         Notes to Financial Statements


Note 2 - Summary of Significant Accounting Policies (Continued)

Advertising Expenses

Advertising costs are expensed as incurred. Advertising costs totaled $282 and $25 for the three months ended June 30, 2002 and 2003, respectively.

Employee Stock Compensation

The Company accounts for its stock option plan in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations. Under the intrinsic value method, the Company recognizes compensation expense on the date of grant only if the current market price of the underlying stock exceeds the exercise price. The Company recorded no stock based employee compensation cost for the three months ended June 30, 2002 and 2003.

The Company has adopted the disclosure standards of SFAS No. 123, "Accounting for Stock-Based Compensation", which requires the Company to provide pro forma net income disclosures for employee stock option grants made as if the fair-value-based method of accounting for stock options as defined in SFAS 123 had been applied. The following table illustrates the effect on net income
(loss) if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock based employee compensation for the three months ended June 30, 2002 and 2003:

                                                                     Three Months Ended
                                                                          June 30,
                                                                 ---------------------------
                                                                      2002          2003
                                                                 -------------   -----------
Net income (loss), as reported                                   $     103,453   $  (102,133)
Additional stock-based employee compensation expense
   determined under the fair value based method, net of income
   tax benefits                                                         (6,413)       (6,413)
                                                                 -------------   -----------

Pro forma net income (loss)                                      $      97,040   $  (108,546)
                                                                 =============   ===========

Income (loss) per share:
   As reported:
     Basic                                                       $        0.01   $     (0.01)
                                                                 =============   ===========

     Diluted                                                     $        0.01   $     (0.01)
                                                                 =============   ===========

   Pro forma:
     Basic                                                       $        0.01   $     (0.01)
                                                                 =============   ===========

     Diluted                                                     $        0.01   $     (0.01)
                                                                 =============   ===========

                            Hollywood Software, Inc.

                         Notes to Financial Statements


Note 2 - Summary of Significant Accounting Policies (Continued)

Earnings (Loss) Per Share

The Company accounts for earnings per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of basic and diluted earnings per share. Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares outstanding for the reporting period. Diluted earnings per share is computed based on the same shares plus the potential shares issuable upon assumed exercise of outstanding stock options or other security contracts, but does not include the impact of dilutive securities that would be anti-dilutive.

The following table sets forth the computation of basic and diluted earnings
(loss) per share:

                                                                            Three Months Ended
                                                                                 June 30,
                                                                       ---------------------------
                                                                           2002           2003
                                                                       ------------   ------------
Numerator:
   Net income (loss) available to common shareholders                  $    103,453   $   (102,133)
                                                                       ------------   ------------

Denominator:
   Basic earnings per share - weighted average shares                    10,000,000     10,000,000

   Effect of dilutive securities:
     Stock options                                                          293,167           --
                                                                       ------------   ------------

Denominator for diluted earnings per share - weighted average shares     10,293,167     10,000,000
                                                                       ------------   ------------

Earnings (loss) per share:
     Basic                                                             $       0.01   $      (0.01)
                                                                       ============   ============

     Diluted                                                           $       0.01   $      (0.01)
                                                                       ============   ============

For the three months ended June 30, 2002 and 2003, total stock options of 1,311,000 and 2,090,000 were not included in the computation of diluted income
(loss) per share because their effect was anti-dilutive.

Recent Accounting Pronouncements

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under Statement of Financial Accounting Standards No. 133. SFAS No. 149 clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative as discussed in SFAS No. 133. In addition, it clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, except as specifically noted in SFAS No. 149. SFAS No. 149 should be applied prospectively. At this time, the adoption of SFAS No. 149 is not expected to materially impact the Company's financial condition or results of operations.

                            Hollywood Software, Inc.

                         Notes to Financial Statements


Note 2 - Summary of Significant Accounting Policies (Continued)

In May 2003, the FASB Issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities. For nonpublic entities, mandatorily redeemable financial instruments are subject to the provisions of this Statement for the first fiscal period beginning after December 15, 2003. The Company has not yet evaluated its mandatorily redeemable financial instruments and related financial instruments for purposes of determining the impact of SFAS No. 150.

In November 2002, the FASB issued interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees. Including indirect Guarantees of Indebtedness of Others," which disclosures are effective for financial statements for periods ending after December 15, 2002. While the Company has various guarantees included in contracts in the normal course of business, primarily in the form of indemnities, these guarantees would only result in immaterial increases in future costs, but do not represent significant commitments or contingent liabilities of the indebtedness of others.

In January 2003, the FASB issued interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46) which requires the consolidation of variable interest entities, as defined. FIN 46 is applicable immediately for variable interest entities created after January 1, 2003. For variable interest entities created prior to January 1, 2003, the provisions of FIN 46 are applicable no later than July 1, 2003. The Company does not currently believe that any material entities will be consolidated as a result of FIN 46.

In November 2002, the EITF reached a consensus on EITF 00-21, "Revenue Arrangements with Multiple Deliverables," related to the separation and allocation of consideration for arrangements that include multiple deliverables. The EITF requires that when the deliverables included in this type of arrangement meet certain criteria they should be accounted for separately as separate units of accounting. This may result in a difference in the timing of revenue recognition but will not result in a change in the total amount of revenues recognized in a bundled sales arrangement. The allocation of revenues to the separate deliverables is based on the relative fair value of each item. If the fair value is not available for the delivered items then the residual method must be used. This method requires that the amount allocated to the undelivered items in the arrangement is their full fair value. This would result in the discount, if any, being allocated to the delivered items. This consensus is effective prospectively for arrangements entered into in fiscal periods beginning after June 15, 2003. We do not expect the adoption of EITF 00-21 to have a material impact on our consolidated financial statements.

                            Hollywood Software, Inc.

                         Notes to Financial Statements


Note 3 - Balance Sheet Components

Property and Equipment

Property and equipment consisted of the following as of June 30, 2003:

                                                                       June 30,
                                                                         2003
                                                                      ---------
Furniture and fixtures                                                $   9,426
Computer equipment                                                      133,056
Computer software                                                        21,881
Office furniture                                                         10,792
                                                                      ---------

                                                                        175,155
Less:  Accumulated depreciation                                        (140,977)
                                                                      ---------

Total property and equipment, net                                     $  34,178
                                                                      =========

Computer equipment consists primarily of costs incurred for computers, servers and backup battery devices used in the Company's operations. Depreciation expense for the three months ended June 30, 2002 and 2003 was $6,767 and $7,000, respectively.

Capitalized Software Development Costs

The Company capitalizes the cost of software development in accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed." Capitalized software development costs consisted of the following as of June 30, 2003:

                                                                       June 30,
                                                                         2003
                                                                      ---------
Development costs                                                     $ 934,187
Less:  Accumulated amortization                                        (498,352)
                                                                      ---------

Unamortized development costs, net                                    $ 435,835
                                                                      =========


Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consisted of the following as of June 30, 2003:

                                                                       June 30,
                                                                        2003
                                                                      ---------

Accounts payable                                                      $     768
Accrued compensation and benefits                                        38,081
Other accrued liabilities                                                37,475
                                                                      ---------

Total accounts payable and accrued expenses                           $  76,324
                                                                      =========

Accrued compensation and benefits primarily relate to accrued employee vacation costs. Other accrued liabilities relate to general business obligations incurred prior to the balance sheet date, which were paid in subsequent reporting periods.

                            Hollywood Software, Inc.

                         Notes to Financial Statements


Note 3 - Balance Sheet Components (Continued)

Deferred Revenues

Deferred revenues consisted of the following as of June 30, 2003:

                                                                       June 30,
                                                                         2003
                                                                      ---------
ASP service fees                                                      $ 122,908
Maintenance fees                                                        217,128
Web site subscription fees                                               27,813
Development fees                                                        110,358
                                                                      ---------

Total                                                                 $ 478,207
                                                                      =========

Deferred revenues represent amounts collected from customers prior to satisfying the Company's revenue recognition criteria.

Note 4 - Line of Credit

In November 2001, the Company entered into a $200,000 line of credit from Wells Fargo Bank for general corporate purposes. The credit line bears interest at 7.50% per annum. The Company has not borrowed any funds, nor incurred any interest charges under the credit line. The line of credit expires in November 2003.

Note 5 - Notes Payable

In November 2001, the Company incurred a $25,000 term loan from Wells Fargo Bank for the purchase of a battery backup system to mitigate risks from rolling blackouts due to an energy crisis in California. In addition to receivables and other assets of the Company, two shareholders pledged certain personal assets as collateral for the loan. The Company makes monthly payments of principal and interest on the loan, which is schedule to expire in November 2003. The term loan bears interest at 8.25% per annum.

A summary of Notes Payable is as follows:

                                                                       June 30,
                                                                         2003
                                                                      ---------
Notes payable                                                         $   5,208
Less:  Current portion                                                   (5,208)
                                                                      ---------

Notes payable, less current portion                                   $    --
                                                                      =========

                            Hollywood Software, Inc.

                         Notes to Financial Statements


Note 6 - Income Taxes

Provision (benefit) for income taxes consists of the following:

                                                     Three Months Ended
                                                          June 30
                                                 -------------------------
                                                   2002             2003
                                                 --------         --------
Current:
  Federal                                        $   --           $   --
  State                                              --               --

Deferred:
  Federal                                          31,692           (6,400)
  State                                            10,564           (3,600)
                                                 --------         --------

                                                 $ 42,256         $(10,000)
                                                 ========         ========

Net deferred tax liabilities consist of the following as of June 30, 2003:

                                                                       June 30,
                                                                         2003
                                                                      ---------
Deferred tax assets:
    Net operating loss carryforwards                                  $  28,300
    Deferred revenues                                                   190,500
    Accounts payable and accruals                                        30,400
                                                                      ---------

Total deferred tax assets                                               249,200
                                                                      ---------

Deferred tax liabilities:
    Accounts receivable                                                (113,000)
    Capitalized software costs                                         (173,600)
    Depreciation                                                         (3,900)
                                                                      ---------

Total deferred tax liabilities                                         (290,500)
                                                                      ---------

Net deferred tax liability                                            $ (41,300)
                                                                      =========

At March 31, 2003, the Company has net operating loss carryforwards of approximately $90,000 and $45,000 for Federal and State, respectively, which will expire at various dates through 2020.

Note 7 - Stockholder's Equity

Stock Dividend

On November 7, 2000 the Board of Directors declared a 1,000:1 stock dividend and increased the common shares authorized from 50,000 to 50,000,000 and issued and outstanding from 10,000 shares to 10,000,000 shares. All stock related data in the financial statements reflect the stock dividend for all periods presented. The amendment to the Company's articles of incorporation was filed with the State of California on July 31, 2003.

                            Hollywood Software, Inc.

                         Notes to Financial Statements


Note 7 - Stockholder's Equity (Continued)

Stock Option Plan

In December 2000, the Company adopted the 2000 Stock Option Plan (the "Plan") under which non-qualified stock options may be granted to employees, outside directors and consultants. The purpose of the Plan is to enable the Company to attract, retain and motivate employees, directors, advisors and consultants. The Company has reserved a total of 5,000,000 shares of the Company's common stock for issuance upon the exercise of options granted in accordance with the Plan.

Options granted under the Plan expire in 10 years following the date of grant (5 years for stockholders who own greater than 10% of outstanding stock) and are subject to limitation on transfer. The Plan is administered by the Board of Directors.

The Plan provides for granting of incentive stock options at not less than 100% of the fair market value of the underlying stock at the grant date. Option grants under the Plan are subject to various vesting provisions, all of which are contingent upon the continuous service of the optionee. Options granted to stockholders who own greater than 10% of the outstanding stock must be issued at prices not less than 100% of the fair market value of the stock on the date of grant as determined by the Company's Board of Directors. Upon a change in control of the Company, all shares granted under the Plan shall immediately vest.

The following table summarizes the activity of the Plan:

                                                           Options      Weighted
                                             Shares        Granted      Exercise
                                            Available      Number      Price Per
                                            for Grant     of Shares      Share
                                            ---------     ---------    ---------

Balances, March 31, 2003                    2,910,000     2,090,000       $.64

Options granted                                  --            --          --
Options forfeited                                --            --          --
                                            ---------     ---------       ----

Balances, June 30, 2003                     2,910,000     2,090,000       $.64
                                            =========     =========       ====

The following summarizes stock options outstanding as of June 30, 2003:

                                    Options Outstanding                   Options Exercisable
                      ------------------------------------------------   ----------------------
                                                                                       Weighted
                                                                                       Average
                                   Weighted Average   Weighted Average     Shares      Exercise
Exercise Prices         Shares       Life (Years)      Exercise Price    Exercisable    Price
---------------       ----------   ----------------   ----------------   -----------   --------
$.25                     150,000          7.5               $ .25            84,375     $ .25
$.40                     605,000          7.5               $ .40           340,313     $ .40
$.50                      24,000          7.9               $ .50             7,500     $ .50
$.60                     561,000          7.5               $ .60           315,564     $ .60
$.75                     150,000          7.8               $ .75            46,875     $ .75
$1.00                    600,000          8.1               $1.00           175,000     $1.00
                      ----------          ---               -----         ---------     -----

                       2,090,000          7.7               $ .64           969,627     $ .57
                      ==========          ===               =====         =========     =====

                            Hollywood Software, Inc.

                         Notes to Financial Statements


Note 8 - Commitments and Contingencies

Leases

The Company leases its development and Corporate offices under non-cancelable operating lease agreements, which expire at various dates through August 2005. The lease agreements provide for base rental rates, which increase at defined intervals during the term of the lease. The Company does not account for increasing base rentals using a straight-line method over the lease term as the differences between the straight-line method and cash payment is not material.

The Company's rental expense for operating leases was $22,080 and $14,768 for the three months ended June 30, 2002 and 2003, respectively. Future minimum payments under non-cancelable operating leases with initial or remaining terms of one year or more consist of the following at June 30, 2003:

Years ending March 31,                                                   Amount
----------------------                                                   -------
  2004 (nine-months)                                                     $35,182
  2005                                                                    28,804
  2006                                                                    10,944
                                                                         -------

                                                                         $74,930
                                                                         =======

Employee Benefit Plans

The Company's employees are covered by a profit sharing plan qualified under IRS section 401. The plan provides for the Company to make discretionary profit contributions on behalf of eligible employees. The Company made no contributions in 2002 or 2003.

Note 9 - Related Party Transactions

The Company leases office space from a company controlled by the Company's CEO. Office rental rates approximate market value for the size, type and office location. Rents paid under this lease totaled $7,938 and $7,065 for the three months ended June 30, 2002 and 2003, respectively.

From time to time, the Company uses an outside contractor related to the Company's president. Rates paid for work provided are consistent with comparable contractors. Fees paid during the three months ended June 30, 2002 or 2003 amounted to $375 and $1,486, respectively.

Note 10 - Subsequent Event

On July 17, 2003, the shareholders entered into an agreement to sell all of the outstanding common stock to Access Integrated Technologies, Inc. The closing of the transaction is subject to several conditions, the principal one of which is the completion of the purchaser's initial public offering.

                          Independent Auditor's Report


Board of Directors
R.E. Stafford, Inc.


We have audited the accompanying combined balance sheet of selected operating locations of R.E. Stafford, Inc. d.b.a. Colo Solutions as of November 27, 2002, and the related combined statements of operations and location equity, and cash flows of selected operating locations for the period January 1, 2002 through November 27, 2002. These financial statements are the responsibility of R.E. Stafford, Inc. management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statements were prepared to present the combined financial position and results of operations of certain selected operating locations sold to Access Integrated Technologies, Inc. pursuant to the purchase agreement described in Note 7, and is not intended to be a complete presentation of the R.E. Stafford, Inc. assets, liabilities, revenues and expenses.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of selected operating locations of R.E. Stafford, Inc. as of November 27, 2002 and the results of their operations and their cash flows for the period January 1, 2002 through November 27, 2002 in conformity with accounting principles generally accepted in the United States of America.


Bray, Beck & Koetter, CPA, P.A.


Melbourne, Florida
August 28, 2003

R.E. STAFFORD, INC. d.b.a. COLO SOLUTIONS

Combined Balance Sheet of Selected Operating Locations

November 27, 2002
--------------------------------------------------------------------------------

ASSETS

Current assets
      Intra-company receivable                                      $     4,222

Property and equipment
      Equipment and improvements                                      1,386,399

      Less: accumulated depreciation                                   (663,281)
                                                                    -----------

          Net property and equipment                                    723,118

Other assets                                                             30,134
                                                                    -----------

Total assets                                                        $   757,474
                                                                    ===========

LIABILITIES AND EQUITY

Liabilities:
Current liabilities:
      Accounts payable and accrued expenses                         $    15,810
      Current portion of capitalized lease obligation                   136,426
      Security deposits                                                 134,605
                                                                    -----------

          Total current liabilities                                     286,841

Long-term debt, net                                                     135,840
                                                                    -----------

          Total liabilities                                             422,681

Equity:
      Location equity                                                   334,793
                                                                    -----------

          Total equity                                                  334,793
                                                                    -----------

Total liabilities and equity                                        $   757,474
                                                                    ===========


See accompanying notes to financial statements.

R.E. STAFFORD, INC. d.b.a. COLO SOLUTIONS

Combined Statement of Operations and Location Equity of Selected Operating Locations

For the Period January 1, 2002 through November 27, 2002
--------------------------------------------------------------------------------

Revenues:
     Colocation income                                                $  831,565
     AC/DC power income                                                  491,843

         Other                                                           116,258
                                                                      ----------

          Total revenues                                               1,439,666

Costs and expenses:

     Colocation expense                                                   20,683
     Utilities                                                            62,291
     Repairs and maintenance                                              29,423
     Sales taxes                                                           3,250
     Rent                                                                185,166
     Sales commission                                                     48,904
     Interest expense                                                     23,470
     Miscellaneous                                                         6,309
     Depreciation and amortization                                       395,742
     General and administrative                                          537,690
                                                                      ----------

          Total costs and expenses                                     1,312,928
                                                                      ----------

Net income                                                               126,738

Location equity, beginning of period                                     208,055
                                                                      ----------

Location equity, end of period                                        $  334,793
                                                                      ==========


See accountant's report and notes to financial statements.

R.E. STAFFORD, INC. d.b.a. COLO SOLUTIONS

Combined Statement of Cash Flows of Selected Operating Locations

For the Period January 1, 2002 through November 27, 2002
--------------------------------------------------------------------------------

Cash flows from operating activities:
     Net income                                                       $ 126,738
     Adjustments to reconcile net income
     to net cash provided by operating activities:
          Depreciation and amortization                                 395,742
          Decrease (Increase) in assets:
               Accounts receivable                                        5,774
               Other assets                                              (3,500)
          Decrease in liabilities:
               Accounts payable and accrued expenses                   (111,748)
                                                                      ---------

               Total adjustments                                        286,268
                                                                      ---------

               Net cash provided by operating activities                413,006

Cash flows from investing activities:
     Purchase of property and equipment                                 (19,798)
                                                                      ---------

               Net cash used by investing activities                    (19,798)

Cash flows from financing activities:
     Repayments of capitalized leases                                   (84,653)
     Intra-company loans, net                                          (308,555)
                                                                      ---------

               Net cash used by financing activities                   (393,208)
                                                                      ---------


Net increase in cash                                                       --


Cash, beginning of period                                                  --
                                                                      ---------


Cash, end of period                                                   $    --
                                                                      =========





Supplemental disclosure of cash flow information:
     Cash paid for interest                                           $  23,470
                                                                      =========


Supplemental schedule of noncash investing and financing activities:
     Equipment acquired through capital leases                        $  33,682
                                                                      =========

See accountant's report and notes to financial statements.

R.E. STAFFORD, INC. d.b.a. COLO SOLUTIONS

Notes to Combined Financial Statement of Selected Operating Locations

November 27, 2002
--------------------------------------------------------------------------------

1.    Accounting policies

      Nature of business and organization and financial statement presentation

      R.E. Stafford, Inc. d.b.a. Colo Solutions (the "Company"), a Florida corporation, was formed in January, 1997, (see selected operating location inception dates below for the purpose of providing managed services and colocation solutions. The Company services include managed hosting with managed services, managed colocation, colocation, and disaster recovery/business continuity within its colocation centers. The Company operates in tier-2 and tier-3 cities across the United States.

      The accompanying financial presentation is limited to presenting the combined financial statements of selected operating locations that, as more fully described in Note 7, were sold to an unrelated party on November 27, 2002. These operating locations and respective operating inception dates are as follows: Little Rock, Arkansas (03/01/01); Manchester, New Hampshire (03/01/01); Portland, Maine (01/22/01); Roanoke, Virginia (10/01/02); Waco, Texas (03/15/01); Wichita, Kansas (06/08/01).

      Property and equipment

      Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed using an accelerated method over estimated useful lives of 5 years.

      Intra-company payable

      All of the selected operating locations of R.E. Stafford, Inc. share the same bank account. All cash transactions and any non-cash transactions processed on behalf of the selected operation locations are recorded through an intra-company account. The balance of the intra-company account represents non interest bearing advances.

      Use of estimates

      The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues and expenses. Accordingly, actual results may differ from estimated amounts.

      S corporation - income tax status

      The Company, with the consent of its shareholders, has elected under the Internal Revenue Code to be an S corporation. In lieu of corporation income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements.

      Advertising

      The Company expenses advertising costs as they are incurred.

      Revenue recognition

      The Company's revenue is derived primarily from its leased facilities which includes recurring fees for occupancy, cross connect fees and power charges. In addition, the Company charges non-recurring fees for build out of the colocation space. All recurring fees are billed monthly at the beginning of each month, revenue is recognized when billed. Revenue from non-recurring fees is recognized when such services are provided.

R.E. STAFFORD, INC. d.b.a. COLO SOLUTIONS

Notes to Combined Financial Statement of Selected Operating Locations

November 27, 2002
--------------------------------------------------------------------------------

2.    Capital leases

      Each of the selected operating locations of R.E. Stafford, Inc. is the lessee of generators from Caterpillar Financial Services Corporation. In addition, five of the selected locations (excluding Wichita, Kansas) lease security systems from ADT Security Systems, Inc. Depreciation of the assets under the capital leases is included in depreciation expense for 2002. Following is a summary of property held under capital leases at November 27, 2002:

          Equipment and improvements                                   $442,698
          Less: Accumulated depreciation                                119,070
                                                                       --------

                                                                       $323,628
                                                                       ========


        Capitalized leases consists of the following:

        Capital leases payable to Caterpillar Financial Services
        Corporation, monthly payments ranging from $1,115 to
        $3,400 including interest ranging from 9.4% to 10.5%,
        through May 2005.                                              $248,238

        Capital leases payable to ADT Security Systems, Inc.,
        monthly payments ranging from $199 to $259 including
        imputed interest ranging from 21.4% to 22.6%, through
        March 2004.                                                      24,028
                                                                       --------

        Total capital leases                                            272,266

        Less current protion                                            136,426
                                                                       --------

        Long-term portion                                              $135,840
                                                                       ========

      Minimum future annual lease payments under capital leases through expiration and in the aggregate are:

      Month ended December 31,            2002                         $ 17,025
      Year ended December 31,             2003                          133,968
                                          2004                          107,762
                                          2005                           40,010
                                                                       --------

      Total minimum lease payments                                      298,765
      Less amount representing interest                                  26,499
                                                                       --------

      Present value of net minimum lease payments                      $272,266
                                                                       ========

R.E. STAFFORD, INC. d.b.a. COLO SOLUTIONS

Notes to Combined Financial Statement of Selected Operating Locations

November 27, 2002
--------------------------------------------------------------------------------


3.    Operating lease commitments

      Each of the selected operating locations of R.E. Stafford, Inc. leases certain facilities under various operating leases. These leases expire on various dates ranging from April, 2005 through March, 2006.

      Minimum future annual rental payments under the operating leases through expiration and in the aggregate are:

      One month ended December 31,        2002                         $ 18,112
      Year ended December 31,             2003                          238,685
                                          2004                          219,281
                                          2005                          162,408
                                          2006                           36,273
                                                                       --------

                                                                       $674,759
                                                                       ========

4.    Major customer - operating lease arrangements

      From January 1, 2002 through November 27, 2002 all revenue from the selected operating locations was derived from KMC Telecom VI, LLC. The Company leases colocation space to KMC that is furnished with certain equipment, power and cabling under terms of various operating leases.

      Minimum future annual rentals to be received under the operating leases through expiration and in the aggregate are:

      One month ended December 31,        2002                       $  134,635
      Year ended December 31,             2003                        1,615,260
                                          2004                        1,615,260
                                          2005                          129,443
                                                                     ----------

                                                                     $3,494,598
                                                                     ==========

      In April 2002, the lease agreement was revised and the lease was executed in the name of Colo Solutions Global Services, Inc. (identical ownership as R.E. Stafford, Inc.). Those cash flows were assigned in their entirety to R.E. Stafford, Inc. d.b.a. Colo Solutions, for the remainder of the KMC Telecom VI, LLC contract period.

R.E. STAFFORD, INC. d.b.a. COLO SOLUTIONS

Notes to Combined Financial Statement of Selected Operating Locations

November 27, 2002
--------------------------------------------------------------------------------


5.    General and administrative

      The intra-company receivable recorded in the accompanying combined financial statements is net of an allocation of general and administrative expenses of R.E. Stafford, Inc. Management believes the below allocation of general and administrative expenses to the acquired locations is reasonable. The expenses were allocated solely at the discretion of management based on relative revenue of each location to the total as follows:

        Total general and administrative expenses                      $922,217
        Revenue of select operating locations as a approximate
          percentage total revenue                                         58.3%
                                                                       --------

        General and administrative allocated to the selected
          operating locations recorded to intra-company account        $537,690
                                                                       ========

6.    Intra-company receivable

      The accompanying combined financial statement includes an intra-company receivable of $4,222 as of November 27, 2002. There are no specified repayment terms and the balance is therefore classified as a current asset.

      R.E. Stafford Inc. maintains a pooled cash account for all locations. All cash transactions and any non-cash transactions processed on behalf of the selected operation locations are recorded through the intra-company account. At November 27, 2002 the balance of the intra-company account represents non interest bearing advances. In addition, R.E. Stafford has obtained financing to fund operations consisting of a line of credit from a bank and loans from a former shareholder which are not allocated to specific locations. The intra-company receivable shown on the balance sheet represents the excess or deficiency in cash flows from each location. Shown below are the total outstanding balances and terms on the bank line of credit and former shareholder loans for R.E. Stafford Inc. as a company. Although not specifically allocated by location, the cash flows from these loans may have been utilized to fund operations of the selected locations identified in the financial statements. At November 27, 2002 R.E. Stafford, Inc. has an outstanding balance of $52,128 on a $500,000 promissory note to a bank. These funds were used to partially finance operations of the selected operating locations, as well as other locations of the Company.

      The significant terms of the loan are as follows:

            Original loan date:                6/28/2000
            Maturity date:                     12/27/2002
            Loan proceeds:                     $500,000
            Balance November 27, 2002:         $52,128
            Interest rate:                     Prime plus 1%
            Repayment terms:                   6 monthly interest payments
                                               beginning 6/28/00 and 23
                                               consecutive principal and
                                               interest payments in the initial
                                               amount of $23,220 beginning
                                               01/27/01 with all outstanding
                                               principal and interest due
                                               12/27/02

            Security:                          All operating equipment owned by
                                               the Company

R.E. STAFFORD, INC. d.b.a. COLO SOLUTIONS

Notes to Combined Financial Statement of Selected Operating Locations

November 27, 2002
--------------------------------------------------------------------------------


6.    Intra-company receivable, continued

      R.E. Stafford, Inc. has the following loans from a former shareholder as of November 27, 2002:

                                                                        Total
                                                                     Outstanding
      Terms                                                            Balance
                                                                     -----------

      Note payable, original amount $225,000 bearing interest at
      12.5%, principal and interest due monthly in the amount of
      $7,527 beginning September 1, 2001 for 36 months.               $141,317
                                                                      ========

      Total long-term debt                                             141,317

      Less current portion                                             100,380
                                                                      --------

      Long-term debt, net of current portion                          $ 40,937
                                                                      ========

      The portion of the outstanding bank loans and former shareholder loans applicable to the selected operating locations, if any, is reflected in the intra-company receivable account as of November 27, 2002.

7.    Disposition of selected locations

      On November 27, 2002, R.E. Stafford, Inc. sold the selected operating locations included in the financial statement as identified in Note 1 to an unrelated entity, Access Integrated Technologies, Inc. The total purchase price was $3,250,000, paid $2,250,000 in cash and $1,000,000 in a 1-year, 9% note due on 11/27/03 with interest paid quarterly. In addition, Access Integrated Technologies, Inc. assumed six leases covering Caterpillar generator equipment leased on behalf of the six operating sites.

8.    Concentration of credit risk

      The majority of the Company's revenue is derived from KMC Telecom VI, LLC. As such, the Company is susceptible to credit risk from such customers.

                          Independent Auditor's Report


Board of Directors
R.E. Stafford, Inc.



We have audited the accompanying combined balance sheet of selected operating locations of R.E. Stafford, Inc. d.b.a. Colo Solutions as of December 31, 2001, and the related combined statements of operations and location equity, and cash flows of selected operating locations from inception (as described in Note 1) through December 31, 2001. These financial statements are the responsibility of R.E. Stafford, Inc. management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statements were prepared to present the combined financial position and results of operations of certain selected operating locations sold to Access Integrated Technologies, Inc. pursuant to the purchase agreement described in Note 8, and is not intended to be a complete presentation of the R.E. Stafford, Inc. assets, liabilities, revenues and expenses.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of selected operating locations of R.E. Stafford, Inc. as of December 31, 2001 and the results of their operations and their cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.


Bray, Beck & Koetter, CPA, P.A.


Melbourne, Florida
March 31, 2003






--------------------------------------------------------------------------------

R.E. STAFFORD, INC. d.b.a. COLO SOLUTIONS

Combined Balance Sheet of Selected Operating Locations

December 31, 2001
--------------------------------------------------------------------------------

ASSETS

Current assets

      Accounts receivable                                       $         9,996

Property and equipment

      Equipment and improvements                                      1,332,919
      Less: accumulated depreciation                                   (267,539)
                                                                ---------------

          Net property and equipment                                  1,065,380

Other assets                                                             26,634
                                                                ---------------

Total assets                                                    $     1,102,010
                                                                ===============

LIABILITIES AND EQUITY

Liabilities:
Current liabilities:

      Accounts payable and accrued expenses                     $       127,558
      Current portion of long-term debt                                 108,657
      Intra-company payable                                             308,555
      Security deposits                                                 134,605
                                                                ---------------

          Total current liabilities                                     679,375

Long-term debt, net                                                     214,580
                                                                ---------------

          Total liabilities                                             893,955

Equity:

      Location equity                                                   208,055
                                                                ---------------


          Total equity                                                  208,055
                                                                ---------------

Total liabilities and equity                                    $     1,102,010
                                                                ===============


See accompanying notes to financial statements.
--------------------------------------------------------------------------------

R.E. STAFFORD, INC. d.b.a. COLO SOLUTIONS

Combined Statement of Operations and Location Equity of Selected Operating Locations

From Inception (Note 1) of Selected Operating Locations Through December 31,
2001
--------------------------------------------------------------------------------

Revenues:
         Colocation income                                      $       949,779
         DC power income                                                490,798
         Installation income                                             76,433
         Other                                                           10,327
                                                                ---------------

                   Total revenues                                     1,527,337

Costs and expenses:

         Cabling supplies                                                 9,839
         Colocation expense                                               7,282
         Utilities                                                       54,659
         Repairs and maintenance                                         75,556
         Miscellaneous taxes                                              3,627
         Rent                                                           149,519
         Sales commission                                               127,299
         Interest expense                                                21,065
         Miscellaneous                                                   11,631
         Depreciation and amortization                                  266,659
         General and administrative                                     592,146
                                                                ---------------

                   Total costs and expenses                           1,319,282
                                                                ---------------

Net income                                                              208,055

Location equity, beginning of period                                       --
                                                                ---------------

Location equity, end of period                                  $       208,055
                                                                ===============



See accompanying notes to financial statements
--------------------------------------------------------------------------------

R.E. STAFFORD, INC. d.b.a. COLO SOLUTIONS

Combined Statement of Cash Flows of Selected Operating Locations

From Inception (Note 1) of Selected Operating Locations Through December 31,
2001
--------------------------------------------------------------------------------

Cash flows from operating activities:

     Net income                                                 $       208,055
     Adjustments to reconcile net income
     to net cash provided by operating activities:
          Depreciation and amortization                                 266,659
          (Increase) in assets:
               Accounts receivable                                       (9,996)
               Other assets                                             (26,634)
          Increase in liabilities:
               Accounts payable and accrued expenses                    127,558
               Security deposits                                        134,605
                                                                ---------------

               Total adjustments                                        492,192
                                                                ---------------

               Net cash provided by operating activities                700,247

Cash flows from investing activities:
     Purchase of property and equipment                                (923,023)
                                                                ---------------

               Net cash provided by investing activities               (923,023)

Cash flows from financing activities:
     Repayments of capitalized leases                                   (85,779)
     Intra-company loans, net                                           308,555
                                                                ---------------

               Net cash provided by financing activities                222,776
                                                                ---------------


Net increase in cash                                                       --


Cash, beginning of period                                                  --
                                                                ---------------



Cash, end of period                                             $          --
                                                                ===============




Supplemental disclosure of cash flow information:
     Cash paid for interest                                     $        21,065
                                                                ===============


Supplemental schedule of noncash investing and financing
  activities:
     Equipment acquired through capital leases                  $       409,016
                                                                ===============




See accompanying notes to financial statements
--------------------------------------------------------------------------------

R.E. STAFFORD, INC. d.b.a. COLO SOLUTIONS

Notes to Combined Financial Statements of Selected Operating Locations

December 31, 2001
--------------------------------------------------------------------------------


1.       Accounting policies

         Nature of business and organization and financial statement presentation

         R.E. Stafford, Inc. d.b.a. Colo Solutions (the "Company"), a Florida corporation, was formed in January, 1997 (see selected location inception dates below), for the purpose of providing managed services and colocation solutions. The Company services include managed hosting with managed services, managed colocation, colocation, and disaster recovery/business continuity within its colocation centers. The Company operates in tier-2 and tier-3 cities across the United States.

         The accompanying financial presentation is limited to presenting the combined financial statements of selected operating locations that, as more fully described in Note 8, were sold to an unrelated party on November 27, 2002. These operating locations and respective operating inception dates are as follows: Little Rock, Arkansas (03/01/01); Manchester, New Hampshire (03/01/01); Portland, Maine (01/22/01); Waco, Texas (03/15/01); Wichita, Kansas (06/08/01).

         Property and equipment

         Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed using an accelerated method over estimated useful lives of 5 years.

         Intra-company payable

         All of the selected operating locations of R.E. Stafford, Inc. share the same bank account. All cash transactions and any non-cash transactions processed on behalf of the selected operation locations are recorded through an intra-company account. The balance of the intra-company account represents non interest bearing advances.

         Use of estimates

         The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues and expenses. Accordingly, actual results may differ from estimated amounts.

         S corporation - income tax status

         The Company, with the consent of its shareholders, has elected under the Internal Revenue Code to be an S corporation. In lieu of corporation income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements.

         Advertising

         The Company expenses advertising costs as they are incurred.

         Revenue recognition

         The Company's revenue is derived primarily from its leased facilities which includes recurring fees for occupancy, cross connect fees and power charges. In addition, the Company charges non-recurring fees for build out of the colocation space. All recurring fees are billed monthly at the beginning of each month, revenue is recognized when billed. Revenue from non-recurring fees is recognized when such services are provided.


--------------------------------------------------------------------------------

R.E. STAFFORD, INC. d.b.a. COLO SOLUTIONS

Notes to Combined Financial Statements of Selected Operating Locations

December 31, 2001
--------------------------------------------------------------------------------

2.       Capital leases

         Each of the selected operating locations of R.E. Stafford, Inc. is the lessee of generators from Caterpillar Financial Services Corporation. In addition, four of the selected locations (excluding Wichita, Kansas) lease security systems from ADT Security Systems, Inc. Depreciation of the assets under the capital leases is included in depreciation expense.

         Following is a summary of property held under capital leases at December 31, 2001:

               Equipment and improvements                        $      409,016
               Less: Accumulated depreciation                            81,803
                                                                 --------------

                                                                 $      327,213
                                                                 ==============

           Capitalized leases consists of the following:

           Capital leases payable to Caterpillar Financial       $      298,959
           Services Corporation, monthly payments ranging from $1,115 to $3,400 including interest ranging from 9.4% to 10.5%, through May 2005.

           Capital leases payable to ADT Security Systems,
           Inc., monthly payments ranging from $199 to $259
           including imputed interest ranging from 21.4% to
           22.6%, through March 2004.                                    24,278
                                                                 --------------

           Total capitalized lease obligations                          323,237

           Less current portion                                         108,657
                                                                 --------------

           Long-term portion                                     $      214,580
                                                                 ==============

         Minimum future annual lease payments under capital leases through expiration and in the aggregate are:

                Year ended December 31,             2002         $      134,938
                                                    2003                106,167
                                                    2004                101,789
                                                    2005                 31,898
                                                                 --------------

                Total minimum lease payments                            374,792
                Less amount representing interest                        51,555
                                                                 --------------

                Present value of net minimum lease payments      $      323,237
                                                                 ==============


--------------------------------------------------------------------------------

R.E. STAFFORD, INC. d.b.a. COLO SOLUTIONS

Notes to Combined Financial Statements of Selected Operating Locations

December 31, 2001
--------------------------------------------------------------------------------


3.       Operating leases

         Each of the selected operating locations of R.E. Stafford, Inc. leases certain facilities under various operating leases. These leases expire on various dates ranging from April, 2005 through March, 2006.

         Minimum future annual rental payments under the operating leases through expiration and in the aggregate are:

                     Year ended December 31,         2002        $      188,441
                                                     2003               208,333
                                                     2004               216,910
                                                     2005               191,244
                                                     2006                36,273
                                                                 --------------

                                                                 $      841,201
                                                                 ==============

         Total rent expense under operating leases for 2001 was $149,519.

4.       Major customer

         Approximately 99% of total revenue from the selected operating locations are derived from KMC Telecom VI, LLC. The Company leases colocation space to KMC that is furnished with certain equipment, power and cabling under terms of various operating leases.

         Minimum future annual rentals to be received under the operating leases through expiration and in the aggregate are:

                     Year ended December 31,         2002        $    1,615,260
                                                     2003             1,615,260
                                                     2004             1,615,260
                                                     2005               129,443
                                                                 --------------

                                                                 $    4,975,223
                                                                 ==============


         In April 2002, the lease agreement was revised and the lease was executed in the name of Colo Solutions Global Services, Inc. (identical ownership as R.E. Stafford, Inc.). Those cash flows were assigned in their entirety to R.E. Stafford, Inc. d.b.a. ColoSolutions for the remainder of the KMC Telecom VI, LLC contract period.


--------------------------------------------------------------------------------

R.E. STAFFORD, INC. d.b.a. COLO SOLUTIONS

Notes to Combined Financial Statements of Selected Operating Locations

December 31, 2001
--------------------------------------------------------------------------------


5.       General and administrative

         The accompanying combined financial statements include an allocation of general and administrative expenses of R.E. Stafford, Inc. Management believes the below allocation of general and administrative expenses to the acquired locations is reasonable. The expenses were allocated solely at the discretion of management based on relative revenue of each location to the total as follows:

               Total general and administrative expenses         $    1,047,136
               Revenue of select operating locations as a
                    approximate percentage total revenue                   56.5%
                                                                 --------------

               General and administrative allocated to the
                    selected operating locations                 $      592,146
                                                                 ==============


6.       Intra-company payable

         The accompanying combined financial statements include an intra-company payable of $308,555 as of December 31, 2001. There are no specified repayment terms and the balance is therefore classified as a current liability.

         R.E. Stafford Inc. maintains a pooled cash account for all locations. All cash transactions and any non-cash transactions processed on behalf of the selected operation locations are recorded thru the intra-company account. At December 31, 2001 the balance of the intra-company account represents non interest bearing advances. In addition, R.E. Stafford has obtained financing to fund operations consisting of a line of credit from a bank and loans from a former shareholder which are not allocated to specific locations. The intercompany payable shown on the balance sheet represents the excess or deficiency in cash flows from each location. Shown below are the total outstanding balances and terms on the bank line of credit and former shareholder loans for R.E. Stafford Inc. as a company. Although not specifically allocated by location, the cash flows from these loans may have been utilized to fund operations of the selected locations identified in the financial statements.

         At December 31, 2001, R.E. Stafford, Inc. has an outstanding balance at December 31, 2001 of $253,799 on a $500,000 promissory note to a bank. These funds were used to partially finance operations of the selected operating locations, as well as other locations of the Company.

         The significant terms of the loan are as follows:

               Original loan date:           6/28/2000
               Maturity date:                12/27/2002
               Loan proceeds:                $500,000
               Balance December 31, 2001:    $253,799
               Interest rate:                Prime plus 1%
               Repayment terms:              6 monthly interest payments
                                             beginning 6/28/00 and 23
                                             consecutive principal and interest
                                             payments in the initial amount of
                                             $23,220 beginning 01/27/01 with all
                                             outstanding principal and interest
                                             due 12/27/02
               Security:                     All operating equipment owned by
                                             the Company


--------------------------------------------------------------------------------

R.E. STAFFORD, INC. d.b.a. COLO SOLUTIONS

Notes to Combined Financial Statements of Selected Operating Locations

December 31, 2001
--------------------------------------------------------------------------------

6.       Intra-company payable, continued

         R.E. Stafford, Inc. has the following loans from a former shareholder as of December 31, 2001:

                                                                      Total
                                                                   Outstanding
         Terms                                                       Balance
                                                                 --------------

         Note payable, original amount $75,000 bearing
         interest at 15%, principal and interest due
         quarterly in the amount of $7,898 beginning May 8,
         1999 until paid in full.                                $        7,609
                                                                 ==============

         Note payable, original amount $225,000 bearing
         interest at 12.5%, principal and interest due
         monthly in the amount of $7,527 beginning September
         1, 2001 for 36 months.                                  $      203,941
                                                                 ==============

         The portion of the outstanding bank loans and former shareholder loans applicable to the selected operating location, if any, is reflected in the intra-company payable account as of September 1, 2001.


7.       Concentration of credit risk

         The majority of the Company's revenue is derived from KMC Telecom VI, LLC. As such, the Company is susceptible to credit risk from such customers.


8.       Subsequent events

         On November 27, 2002, R.E. Stafford, Inc. sold the selected operating locations included in the financial statements to an unrelated entity, Access Integrated Technologies, Inc. The total purchase price was $3,250,000, paid as $2,250,000 in cash and $1,000,000 in a 1-year, 9%
         note due on 11/27/03 with interest paid quarterly. In addition, Access Integrated Technologies, Inc. assumed six leases covering Caterpillar generator equipment leased on behalf of the six sold sites.




--------------------------------------------------------------------------------

                      ACCESS INTEGRATED TECHNOLOGIES, INC.
                PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                 (in thousands, except share and per share data)

                                    Overview

         The following selected unaudited financial data should be read in conjunction with the historical consolidated financial statements of our company, Hollywood SW and ColoSolutions, including the notes thereto, appearing elsewhere in this prospectus. The unaudited pro forma condensed combined information is presented for illustrative purposes only and is not necessarily indicative of the results of operations or financial position that would have occurred if the transactions had been actually completed at the dates indicated, nor is it necessarily indicative of future results of operations or financial position of the combined companies. The unaudited pro forma condensed combined balance sheet has been prepared to reflect the probable acquisition of Hollywood SW by AccessIT as if the acquisition had occurred as of June 30, 2003 by combining the separate balance sheets of AccessIT and Hollywood SW as of that date. The unaudited pro forma condensed combined balance sheet also gives effect to the issuance in July 2003 of $175 of promissory notes with warrants valued at $88, as well as the anticipated repayment of capital lease obligations totaling $437 and the repayment of a $1,000 promissory note. The unaudited proforma condensed balance sheet also gives effect to the conversion of all of the outstanding shares of Series A and Series B redeemable convertible preferred stock, including dividends accrued thereon, as well as the exercise and exchange of certain warrants. The unaudited pro forma condensed combined statement of operations for the year ended March 31, 2003 has been prepared to reflect the probable acquisition of Hollywood SW and the acquisition of ColoSolutions as if these acquisitions had occurred as of April 1, 2002 by combining the separate historical statements of operations of Hollywood SW and AccessIT for the fiscal year ending March 31, 2003 and the historical statement of operations of ColoSolutions for the period from April 1, 2002 through November 27, 2002. The unaudited pro forma condensed combined statement of operations for the three months ended June 30, 2003 has been prepared to reflect the probable acquisition of Hollywood SW as if the acquisition had occurred as of the beginning of the period presented by combining the separate historical statements of operations of Hollywood SW and AccessIT for the three months ended June 30, 2003.

           On July 17, 2003, we entered into an agreement to purchase all of the capital stock of Hollywood SW. The initial purchase consideration includes cash in the amount of $2,500, promissory notes in the aggregate principal amount of $3,000 and 400,000 shares of our restricted Class A Common Stock. The cash consideration will be paid from the proceeds of the sale of 1,200,000 shares of our Class A Common Stock in this offering at an assumed initial public offering price of $5.00 per share, after deducting underwriting discounts, commissions and estimated offering expenses totaling $1,723, and net of direct transaction costs of $155 related to the Hollywood SW acquisition. Hollywood SW is a leading developer of proprietary transactional support software for movie distributors in the United States. The acquisition is contingent on this offering; the company's management, however, believes the acquisition is probable.

         Under the Hollywood SW acquisition agreement, we will initially issue to the sellers an aggregate of 400,000 shares of our Class A Common Stock, less the number of shares to be issued by us, at the direction of the sellers, to certain optionees of Hollywood SW. We will provide the sellers and such optionees with a price guarantee of $3.60 per share because these shares may not be resold during the 18-month lock-up period. In no event, however, will we be required to issue more than 80,000 additional shares of our Class A Common Stock in satisfying the price guarantee. Our price guarantee will operate even if the sellers and optionees do not resell shares when they are able to do so.

         The purchase price for Hollywood SW may increase during each of the three years after the closing of the acquisition if Hollywood SW achieves fixed annual targets of earnings before interest, income taxes, depreciation and amortization expense; any such payment is to be made in the same proportionate combination of cash, promissory notes and shares of our Class A Common Stock as the purchase price payable at closing prior to giving effect to any direct payments of cash and shares to the optionees. Our obligations to repay our promissory notes and to pay any additional purchase price will be secured by a pledge of all of Hollywood SW's capital stock. We have also agreed to certain limitations with respect to the amount and type of indebtedness we incur.

         The acquisition of Hollywood SW is expected to be accounted for using the purchase method of accounting and, accordingly, the assets, liabilities and results of operations of Hollywood SW will be included in the company's consolidated financial statements subsequent to the acquisition date. The unaudited pro forma condensed combined financial statements include adjustments, which are based upon preliminary estimates, to reflect the allocation of the purchase price to the acquired assets and assumed liabilities of Hollywood SW. The preliminary purchase price allocation is subject to revision as more detailed analysis is completed and additional information on the fair values of assets and liabilities becomes available. Any change in fair value of the net assets will change the amount of the purchase price allocable to goodwill. Additionally, changes in working capital from June 30, 2003 through the date the transaction is completed will change the amount of goodwill recorded. The pro forma adjustments related to the purchase price allocation of the acquisition represent management's best estimate of the effect of this transaction. The final purchase accounting adjustments, however, may differ materially from the pro forma adjustments.

         In June and July 2003, we issued a principal amount of $1,055 and $175, respectively, in five-year promissory notes to, among other things, help fund $500 of costs for this offering and re-pay various capital lease obligations. The five-year notes bear interest at 8%, payable quarterly in arrears, are interest only for two years and fully amortize over the remaining three years. The notes include ten-year warrants to purchase an additional 123,000 shares of Class A Common Stock, with exercise prices of $0.05 per share. The warrant portion of the note has been valued and recorded as additional paid-in capital. For pro forma purposes we have assumed that warrants to purchase 460,805 shares of Class A Common Stock attached to the company's one-year and five-year promissory notes, which include 123,000 warrants attached to the June and July 2003 five-year promissory notes, will be exercised as of the offering date.

         On November 27, 2002, we acquired six IDCs from ColoSolutions. We purchased these assets for a total purchase price of $3,550, of which $1,000 was in the form of a one-year promissory note, which is secured by all of the assets purchased by us from ColoSolutions. The one-year note can be prepaid prior to its November 27, 2003 due date without penalty and bears interest at 9% with interest only payments due quarterly in arrears. A portion of the net proceeds of this offering will be used to repay this note.

         The ColoSolutions acquisition was accounted for using the purchase method of accounting and is included in the company's audited March 31, 2003 consolidated financial statements. The unaudited pro forma condensed statement of operations for the year ended March 31, 2003 includes the ColoSolutions historical results of operations from April 1, 2002 to November 27, 2002. The pro forma adjustments described in the accompanying footnotes include certain reclassifications to conform to the company's reporting format.

         In September 2003, in connection with the planned IPO and to simplify our capital structure, we entered into an exchange agreement with MidMark, under which we agreed, upon and subject to the completion of this offering, to issue 2,206,990 shares of Class A Common Stock to MidMark in exchange for all of its outstanding shares of Series A and Series B Preferred Stock, including accrued dividends thereon, and certain warrants. Upon and subject to the completion of this offering, MidMark will (i) convert 8,202,929 shares of its Series A and Series B Preferred Stock into 1,640,585 shares of Class A Common Stock, (ii) exchange warrants exercisable for up to 951,041 shares of Class A Common Stock for 320,000 shares of Class A Common Stock, (iii) exercise a warrant to purchase 143,216 shares of Class A Common Stock on a cashless basis; and (iv) accept 103,189 shares of Class A Common stock as payment for all accumulated dividends on shares of Series A and Series B Preferred Stock held by such stockholder. The 103,189 dividend shares was calculated assuming an IPO effective date of November 5, 2003 and an IPO offering price of $5.00 (rather than the original provision of converting dividends at the original agreement price), and is therefore subject to change. A valuation of the warrants being exchanged and the corresponding shares issued for them will be performed to determine if any dividend charge will be required to be recorded as a result of this transaction. The Company has estimated that the fair value of the common stock to be issued to the holder is less than or equal to the fair value of the warrants to be exchanged, and therefore believes no related dividend will result from this transaction.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               AS OF JUNE 30, 2003

                                 (In thousands)

                                                       Historical                                  Pro Forma
                                               ---------------------------    ---------------------------------------------------
                                                              Hollywood          Notes                Stock
                                                 AccessIT      Software        Issuance              Issuance           Combined
                                               ------------   ------------    -------------       --------------     -------------


Assets
     Current assets
        Cash and cash equivalents                   $  1,407       $186        $       (262) (a)    $         645 (d)     $  1,976
        Accounts receivable                              96        278                    -                     -             374
        Prepaids and other current assets               395         10                    -                     -             405
        Unbilled revenue                                 85          -                    -                     -              85
                                                   --------       ----        -------------         -------------        --------
           Total current assets                       1,983        474                 (262)                  645           2,840

      Property and equipment, net                     4,809         34                    -                     -           4,843
      Capitalized software costs                          -        436                    -                     -             436
      Intangible assets and goodwill, net             2,071          -                    -                 7,312 (e)       9,383
      Deferred costs                                    306          -                    -                     -             306
      Unbilled revenue, net of current portion          486          -                    -                     -             486
      Security deposits                                 469          -                    -                     -             469
                                                   --------       ----        -------------         -------------        --------
           Total assets                            $ 10,124       $944        $        (262)        $       7,957        $ 18,763
                                                   ========       ====        =============         =============        ========

Liabilities and Stockholders' Equity
     Current Liabilities
      Accounts payable and accrued expenses             767         77                    -                     -             844
      Current portion of notes payable                1,325          5                    -                  (491) (f)        839
      Current portion of capital leases                 263          -                 (263) (b)                -               -
      Deferred taxes                                      -         41                    -                     -              41
      Deferred revenue                                   34        478                    -                     -             512
                                                   --------       ----        -------------         -------------        --------
              Total current liabilities               2,389        601                 (263)                 (491)          2,236

      Notes payable, net of current portion           2,165          -                   88 (c)             2,491 (f)       4,744
      Customer security deposits                        153          -                    -                     -             153
      Deferred revenue, net of current portion          280          -                    -                     -             280
      Capital leases, net of current portion            174          -                 (174) (b)                -               -
      Deferred rent expense                             723          -                    -                     -             723
                                                   --------       ----        -------------         -------------        --------
              Total liabilities                       5,884        601                 (349)                2,000           8,136

Mandatorily redeemable convertible
preferred stock
              Series A                                1,105          -                    -                (1,105) (g)           -
              Series B                                2,032          -                    -                (2,032) (g)           -

Stockholders' equity
              Class A common stock                        2         20                    -                   (16) (h)          6
              Class B common stock                        1          -                    -                     -               1
              Additional paid-in capital             11,831          -                   87 (c)             9,433 (h)      21,351
              Deferred stock-based compensation          (5)         -                    -                     -              (5)
              Accumulated deficit                   (10,726)       323                    -                  (323)(i)     (10,726)
                                                   --------       ----        -------------         -------------        --------
              Total stockholders' equity              1,103        343                   87                 9,094          10,627
                                                   --------       ----        -------------         -------------        --------
                   Total liabilities, mandatorily
                   redeemable convertible
                   preferred stock and
                   stockholders' equity            $ 10,124       $944        $        (262)        $       7,957        $ 18,763
                                                   ========       ====        =============         =============        ========

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED MARCH 31, 2003

                      (In thousands, except per share data)

                                                                                Historical
                                                                    ---------------------------------

                                                                       AccessIT        Colo Solutions
                                                                    ---------------   ---------------
Revenue                                                             $        4,228    $          972
Cost of revenues                                                             3,101               601
                                                                    ---------------   ---------------
Gross profit                                                                 1,127               371
Operating expenses
     Research and development                                                    -                 -
     Selling, general and administrative                                     2,305               351
     Non-cash stock-based compensation                                          99                 -
     Depreciation and amortization                                           1,687                 -
                                                                    ---------------   ---------------
         Total operating expenses                                            4,091               351
                                                                    ---------------   ---------------
Loss from operations                                                        (2,964)               20
Interest income                                                                 13                 -
Interest expense                                                              (364)                -
Non-cash interest expense                                                     (282)                -
Other income                                                                     8                 -
                                                                    ---------------   ---------------
Income before income taxes                                                  (3,589)               20
Income tax benefit (expense)                                                   185                 -
                                                                    ---------------   ---------------
Net income (loss)                                                   $       (3,404)   $           20
                                                                    ===============   ===============
Accretion related to redeemable convertible preferred stock                   (628)                -
Accretion of preferred dividends                                              (229)                -
                                                                    ---------------   ---------------
Net income (loss) available to common stockholders                  $       (4,261)   $           20
                                                                    ===============   ===============

         Net Loss per share - Basic and diluted                     $        (1.41)

         Shares used in per share calculation - Basic and diluted        3,027,865

                                                                                              Pro Forma
                                                                    ------------------------------------------------------------
                                                                                                     Notes
                                                                    Adjustments         Combined    Issuance          Combined
                                                                    -----------       -----------  -----------      ------------
Revenue                                                             $        -        $     5,200  $         -      $     5,200
Cost of revenues                                                          (305) (j)         3,397            -            3,397
                                                                    -----------       ------------  -----------     ------------
Gross profit                                                               305              1,803            -            1,803
Operating expenses
     Research and development                                                -                  -            -                -
     Selling, general and administrative                                     -              2,656            -            2,656
     Non-cash stock-based compensation                                       -                 99            -               99
     Depreciation and amortization                                         474  (k,l)       2,161            -            2,161
                                                                    -----------       ------------  -----------     ------------
         Total operating expenses                                          474              4,916            -            4,916
                                                                    -----------       ------------  -----------     ------------
Loss from operations                                                      (169)            (3,113)           -           (3,113)
Interest income                                                              -                 13                            13
Interest expense                                                           (76) (k,m)        (440)         (22) (n)        (462)
Non-cash interest expense                                                    -               (282)        (123) (n)        (405)
Other income                                                                 -                  8            -                8
                                                                    -----------       ------------  -----------     ------------
Income before income taxes                                                (245)            (3,814)        (145)          (3,959)
Income tax benefit (expense)                                                 -                185            -              185
                                                                    -----------       ------------  -----------     ------------
Net income (loss)                                                       $ (245)          $ (3,629)      $ (145)        $ (3,774)
                                                                    ===========       ============  ===========     ============
Accretion related to redeemable convertible preferred stock                  -               (628)           -             (628)
Accretion of preferred dividends                                             -               (229)           -             (229)
                                                                    -----------       ------------  -----------     ------------
Net income (loss) available to common stockholders                      $ (245)          $ (4,486)      $ (145)        $ (4,631)
                                                                    ===========       ============  ===========     ============



                                                                       Historical                    Pro Forma
                                                                    ---------------   ----------------------------------------
                                                                      Hollywood       Stock Issuance             Combined as
                                                                       Software       and Adjustments              Adjusted
                                                                    ---------------   ----------------         --------------
Revenue                                                                    $ 1,908                 $ -                $ 7,108
Cost of revenues                                                               319                   -                  3,716
                                                                    ---------------   -----------------        ---------------
Gross profit                                                                 1,589                   -                  3,392
Operating expenses
     Research and development                                                  289                   -                    289
     Selling, general and administrative                                     1,131                 (27) (o)             3,760
     Non-cash stock-based compensation                                           -                   -                     99
     Depreciation and amortization                                               -               1,027  (p,q)           3,188
                                                                    ---------------   -----------------        ---------------
         Total operating expenses                                            1,420               1,000                  7,336
                                                                    ---------------   -----------------        ---------------
Loss from operations                                                           169              (1,000)                (3,944)
Interest income                                                                  -                   -                     13
Interest expense                                                                (2)               (135) (p)              (599)
Non-cash interest expense                                                        -                   -                   (405)
Other income                                                                     -                   -                      8
                                                                    ---------------   -----------------        ---------------
Income before income taxes                                                     167              (1,135)                (4,927)
Income tax benefit (expense)                                                   (49)                  -                    136
                                                                    ---------------   -----------------        ---------------
Net income (loss)                                                            $ 118            $ (1,135)              $ (4,791)
                                                                    ===============   =================        ===============
Accretion related to redeemable convertible preferred stock                      -                   -                   (628)
Accretion of preferred dividends                                                 -                (216) (q)              (445)
                                                                    ---------------   -----------------        ---------------
Net income (loss) available to common stockholders                           $ 118            $ (1,351)              $ (5,864)
                                                                    ===============   =================        ===============

         Net Loss per share - Basic and diluted                                                                       $ (0.89)

         Shares used in per share calculation - Basic and diluted                            3,572,590 (r)          6,600,455



         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED JUNE 30, 2003

                      (In thousands, except per share data)

                                                                         Historical                     Pro Forma
                                                                       ----------------  ---------------------------------------
                                                                          AccessIT         Notes Issuance           Combined
                                                                       ----------------  -------------------     ---------------
Revenue                                                                $         1,421    $               -      $        1,421
Cost of revenues                                                                   869                    -                 869
                                                                       ----------------  -------------------     ---------------
Gross profit                                                                       552                    -                 552
Operating expenses
     Research and development                                                        -                    -                   -
     Selling, general and administrative                                           558                    -                 558
     Non-cash stock-based compensation                                               6                    -                   6
     Depreciation and amortization                                                 619                    -                 619
                                                                       ----------------  -------------------     ---------------
         Total operating expenses                                                1,183                    -               1,183
                                                                       ----------------  -------------------     ---------------
Loss from operations                                                              (631)                   -                (631)
Interest income                                                                      1                    -                   1
Interest expense                                                                  (116)                   8  (s)           (108)
Non-cash interest expense                                                          (80)                 (30) (s)           (110)
Other income and expenses                                                           (6)                   -                  (6)
                                                                       ----------------  -------------------     ---------------
Income before income taxes                                                        (832)                 (22)               (854)
Income tax benefit                                                                   -                    -                   -
                                                                       ----------------  -------------------     ---------------
Net income (loss)                                                      $          (832)  $              (22)     $         (854)
                                                                       ================  ===================     ===============
Accretion related to redeemable convertible preferred stock                       (226)                   -                (226)
Accretion of preferred dividends                                                   (90)                                     (90)
                                                                       ----------------  -------------------     ---------------
Net income (loss) available to common stockholders                     $        (1,148)  $              (22)     $       (1,170)
                                                                       ================  ===================     ===============

         Net Loss per share - Basic and diluted                                $ (0.38)

         Shares used in per share calculation - Basic and diluted            3,021,577


                                                                        Historical                       Pro Forma
                                                                      ----------------   -----------------------------------------
                                                                         Hollywood        Stock Issuance          Combined as
                                                                         Software         and Adjustments           Adjusted
                                                                      ----------------   -----------------        ----------------
Revenue                                                               $           294    $               -        $         1,715
Cost of revenues                                                                   44                    -                    913
                                                                      ----------------   ------------------       ----------------
Gross profit                                                                      250                    -                    802
Operating expenses
     Research and development                                                     148                    -                    148
     Selling, general and administrative                                          215                   (7) (t)               766
     Non-cash stock-based compensation                                              -                    -                      6
     Depreciation and amortization                                                  -                  257  (t,u)             876
                                                                      ----------------   ------------------       ----------------
         Total operating expenses                                                 363                  250                  1,796
                                                                      ----------------   ------------------       ----------------
Loss from operations                                                             (113)                (250)                  (994)
Interest income                                                                     -                    -                      1
Interest expense                                                                    -                  (37) (v)              (145)
Non-cash interest expense                                                           -                    -                   (110)
Other income and expenses                                                           1                    -                     (5)
                                                                      ----------------   ------------------       ----------------
Income before income taxes                                                       (112)                (287)                (1,253)
Income tax benefit                                                                 10                    -                     10
                                                                      ----------------   ------------------       ----------------
Net income (loss)                                                     $          (102)   $            (287)       $        (1,243)
                                                                      ================   ==================       ================
Accretion related to redeemable convertible preferred stock                         -                    -                   (226)
Accretion of preferred dividends                                                                      (126) (w)              (216)
                                                                      ----------------   ------------------       ----------------
Net income (loss) available to common stockholders                    $          (102)   $            (413)       $        (1,685)
                                                                      ================   ==================       ================

         Net Loss per share - Basic and diluted                                                                   $         (0.26)

         Shares used in per share calculation - Basic and diluted                                3,572,590 (x)          6,594,167

Notes to Unaudited Pro Forma Condensed Combined Balance Sheet as of
June 30, 2003

         The following adjustments were applied to the historical balance sheet to arrive at the pro forma condensed combined balance sheet (in thousands):

         Notes Issuance:

         (a) Represents the following adjustments to cash and cash equivalents:

                 Cash received from issuance of five-year notes                           $        175

                 Cash used to repay existing capital lease obligations                            (437)
                                                                                          --------------
                 Net change in cash and cash equivalents                                  $         262
                                                                                          ==============


         (b) Represents the repayment of capital lease obligations.

         (c) Represents the issuance of $1,230 five-year notes in June and July 2003, of which $175 was issued in July 2003. The notes include ten-year warrants to purchase an additional 123,000 shares of Class A Common Stock, with exercise prices of $0.05. As of June 30, 2003, $1,055 notes and 105,500 warrants were issued and outstanding. In July 2003, in conjunction with the issuance of $175 of the notes, an additional 17,500 warrants were issued. The warrant portion of the notes issued in July was valued at $87.5 and recorded to additional paid-in capital.

         Stock Issuance:

         (d) Represents the following adjustments to cash and cash equivalents:

                 Cash received from initial public offering                               $     6,000
                 Cash paid for underwriting discounts, commissions and estimated
                     offering expenses                                                         (1,723)
                 Cash received from exercise of 460,805 one- and five-year
                     promissory note warrants at an exercise price of $0.05 per share           23
                 Cash consideration for Hollywood SW                                           (2,500)
                 Hollywood SW acquisition costs                                                  (155)
                 Cash paid to repay ColoSolutions one-year note                                (1,000)
                                                                                          ------------
                 Net change in cash and cash equivalents                                  $       645
                                                                                          ============

         (e) Represents the addition of the non-competition intangible asset of $2,500 and the customer contracts intangible asset of $1,500 at their estimated fair value, as well goodwill of $3,312, created in the Hollywood SW acquisition.

         (f) Represents the repayment of the $1,000 ColoSolutions one-year note and the $3,000 note issued as partial consideration for the Hollywood SW acquisition both current and non-current portions, of which $509 has been classified as current.

         (g) Represents the exchange of all outstanding shares of the Series A and Series B mandatorily redeemable preferred stock to Class A Common Stock. (h)

         (h) Represents the following adjustment to common stock and additional paid-in capital:

                                                                                                Additional
                                                                                   Common        paid-in
                                                                                    Stock        capital
                                                                                 -----------------------------
                 Estimated gross proceeds of the public offering                 $       1              5,999
                 Offering related expenses                                                             (1,723)
                 Proceeds from the exercise of 460,805 warrants attached
                    to the one-year and five year promissory notes at
                    an exercise $0.05 per share                                                           23
                 Estimated value of 400,000 shares of common
                    stock to be issued in the acquisition of Hollywood SW                1              1,999
                 Adjustment to accrete the Series A preferred
                    stock to its conversion value of $2,000                                              (895)
                 Adjustment for the exchange of 8,202,929
                    preferred shares (3,226,538 and 4,976,391 shares of Series A and Series B preferred respectively) on a one-for-one basis or 1,640,585 shares of Class A Common Stock after
                    considering the 1-5 Reverse Split.                                   2              4,030
                 Adjustment to accrete value of the Series A and B
                    preferred stock cumulative preferred dividends as of the
                    estimated conversion date.                                                           (516)
                 Issuance of 103,189 shares of common stock as consideration for the conversion of accumulated preferred dividends of
                    $516, the cashless exercise of Contingent
                    warrants to purchase 143,216 shares of Class A Common Stock, and the issuance of 320,000 shares of Class A Common
                    Stock to the series A and B preferred stockholder
                    in exchange for certain warrants.                                                     516
                 Elimination of Hollywood SW historical common stock                    (20)
                                                                                  ----------------------------
                 Net change                                                       $     (16)            9,433
                                                                                  ============================


         (i) Represents an adjustment for the elimination of Hollywood SW historical retained earnings.

Notes to Unaudited Pro Forma Condensed Combined Statement of Operations for the Fiscal Year Ended March 31, 2003:

          The following adjustments were applied to the historical statements of operations to arrive at the pro forma condensed combined statement of operations for the fiscal year ended March 31, 2003 (in thousands):

         (j) Represents the reclassification of $288 of depreciation expense and $17 of interest expense included in ColoSolutions cost of revenues to conform to the company's presentation.

         (k) Represents adjustments for decreased depreciation expense of $173 and an increase in amortization expense of $359 based on the ColoSolutions purchase price allocated to acquired (i) machinery, equipment and leasehold improvements and (ii) customer contracts, respectively. Of the total ColoSolutions purchase price of $3,550, $845 was allocated to property and equipment and $2,705 to customer contracts, both having estimated useful lives of 43 months. Included in the company's historical March 31, 2003 column is $121 and $396 related to ColoSolutions depreciation and amortization, respectively.

         (l) Represents a $59 adjustment for additional interest expense on the ColoSolutions $1,000 one-year promissory note. The interest-only note bears interest at 9%, has a one-year term and is interest-only, payable quarterly in arrears. $31 in interest expense related to the note is included in the company's historical March 31, 2003 column.

         (m) Represents (i) additional interest expense associated with the five-year promissory notes issuance ($98), (ii) the reversal of interest expense related to the repayment of $513 in capital lease obligations from the proceeds of the five-year promissory notes issuance ($76); the capital leases are on various IDC equipment and have interest rates ranging from 7.6% to 16.9% and (iii) additional non-cash interest expense related to the warrant portion of the notes; the warrants are valued at $615 and are amortized to non-cash interest expense to accrete the value of the notes to their face value over the expected five-year term ($123).

         (n) Represents the reclassification of $27 of depreciation expense included in Hollywood SW selling, general and administrative expense to conform to the company's presentation.

         (o) Represents amortization of $1,000 related to Hollywood SW intangibles of $2,500 and $1,500 related to the proposed acquisition including (i) non-competition agreement, over an estimated useful life of 5 years and (ii) customer contracts, over an estimated useful life of 3 years respectively.

         (p) Represents adjustments for (i) additional interest expense from the issuance of $3,000 in notes related to the Hollywood SW acquisition; the notes bear interest at 8% payable quarterly in arrears and fully amortize over 5 years ($225) and (ii) interest expense savings from the repayment of the ColoSolutions one-year note ($90).

         (q) Represents an adjustment for the accretion of value attributed to the Series A and Series B preferred stock dividends through the estimated conversion date of November 5, 2003.

         (r) The pro forma combined basic and diluted net loss per share reflects (i) the issuance of 965,600 shares, at an assumed initial public offering price of $5.00; of the estimated 1,200,000 shares issued in this offering, approximately 234,400 shares or $1,172 will be used for general corporate purposes, (ii) 400,000 shares issued to sellers in conjunction with the Hollywood SW acquisition,
             (iii) the conversion of 8,202,929 shares of Series A and Series B Preferred Stock into 1,640,585 shares of Class A Common Stock, (iv) the exercise of a Contingent B warrant to purchase 143,216 shares of Class A Common Stock on a cashless basis, (v) the issuance of 103,189 shares as payment of all accumulated preferred dividends on shares of Series A and Series B Preferred Stock, and (vi) the exchange of warrants exercisable for up to 951,041 shares of Class A Common Stock for 320,000 shares of Class A Common Stock.

Notes to Unaudited Pro Forma Condensed Combined Statement of Operations for the Three Months Ended June 30, 2003:

          The following adjustments were applied to the historical statements of operations to arrive at the pro forma condensed combined statement of operations for the three months ended June 30, 2003 (in thousands):

         (s) Represents (i) additional interest expense associated with the $1,230 of five-year 8% promissory notes issued in June and July 2003 ($24); nominal interest expense related to the notes issued in June is included in the company's historical June 30, 2003 column,
             (ii) the reversal of interest expense related to the repayment of $437 in capital lease obligations from the proceeds of the five-year promissory notes issuance ($16); the capital leases are on various IDC equipment and have interest rates ranging from 7.6% to 16.9% and (iii) additional non-cash interest expense related to the warrant portion of the notes issued in June and July 2003; the warrants are valued at $615 and are amortized to non-cash interest expense to accrete the value of the notes to their face value over the expected five-year term ($30); nominal non-cash interest expense related to the notes is included in the company's historical June 30, 2003 column.

         (t) Represents the reclassification of $7 of depreciation expense included in Hollywood SW selling, general and administrative expense to conform to the company's presentation.

         (u) Represents amortization of $250 related to Hollywood SW intangibles of $2,500 and $1,500 related to the proposed acquisition including
             (i) non-competition agreement, over an estimated useful life of 5 years and (ii) customer contracts, over an estimated useful life of 3 years respectively.

         (v) Represents adjustments for (i) additional interest expense from the issuance of $3,000 in notes related to the Hollywood SW acquisition; the notes bear interest at 8% payable quarterly in arrears and fully amortize over 5 years ($60) and (ii) interest expense savings from the repayment of the ColoSolutions one-year note ($23).

         (w) Represents an adjustment for the accretion of value attributed to the Series A and Series B preferred stock dividends through the estimated conversion date of November 5, 2003.

         (x) The pro forma combined basic and diluted net loss per share reflects (i) the issuance of 965,600 shares, at an assumed initial public offering price of $5.00; of the estimated 1,200,000 shares issued in this offering, approximately 234,400 shares or $1,172 will be used for general corporate purposes, (ii) 400,000 shares issued to sellers in conjunction with the Hollywood SW acquisition,
             (iii) the conversion of 8,202,929 shares of Series A and Series B Preferred Stock into 1,640,585 shares of Class A Common Stock, (iv) the exercise of a Contingent B warrant to purchase 143,216 shares of Class A Common Stock on a cashless basis, (v) the issuance of 103,189 shares as payment of all accumulated preferred dividends on shares of Series A and Series B Preferred Stock, and (vi) the exchange of warrants exercisable for up to 951,041 shares of Class A Common Stock for 320,000 shares of Class A Common Stock.

================================================================================


You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with any information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of our Class A Common Stock only in jurisdictions where such offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the date of delivery of this prospectus or of any sale of our Class A Common Stock. In this prospectus, "Access Integrated Technologies, Inc.," "we," "us", "the company", "AccessIT" and "our company" refer to Access Integrated Technologies, Inc.


                               TABLE OF CONTENTS


                                                                            Page
                                                                            ----
Prospectus summary ......................................................      1
Risk factors ............................................................      6
Forward-looking statements ..............................................     14
Use of proceeds .........................................................     14
Determination of offering price .........................................     14
Capitalization ..........................................................     15
Dilution ................................................................     16
Dividend policy .........................................................     17
Selected historical and pro forma financial data ........................     18
Management's discussion and analysis of financial condition and results
  of operations..........................................................     22
Business ................................................................     34
Management ..............................................................     48
Related party transactions ..............................................     57
Principal stockholders ..................................................     60
Description of securities ...............................................     62
Shares eligible for future resale .......................................     65
Underwriting ............................................................     67
Transfer agent ..........................................................     69
Legal matters ...........................................................     69
Experts .................................................................     69
Where you can find more information .....................................     69
Index to financial statements ...........................................    F-1


Until _____, 2003, all dealers that buy, sell or trade shares of our Class A Common Stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to such dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments.
================================================================================

================================================================================






                                1,200,000 Shares





                   [Access Integrated Technologies, Inc. LOGO]









                              Class A Common Stock



                                   ----------
                                   PROSPECTUS
                                   ----------




                            JOSEPH GUNNAR & CO., LLC




                             ________________, 2003




================================================================================

                                    PART II

                     Information Not Required in Prospectus


Item 24. Indemnification of Directors and Officers.

   The amended and restated certificate of incorporation and the bylaws of the Registrant provide that the Registrant shall indemnify its officers, directors and certain others to the fullest extent permitted by the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law, or the DGCL, provides in pertinent part as follows:

   (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

   (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

   (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

   (d) Any indemnification under subsections (a) and (b) of this Section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this Section. Such determination shall be made with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (4) by the stockholders.

   (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

   (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

   (g) A corporation shall have power to purchase and maintain insurance on behalf of any person, who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this Section.

   (h) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

   (i) For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation, which imposes duties on, or involves services by, such director, officer, employee, or agent of the corporation, which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Section.

   (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

   As permitted by Section 102(b)(7) of the DGCL, Article Sixteen of the Registrant's amended and restated certificate of incorporation eliminates the personal liability of the Registrant's directors to the Registrant and its stockholders for monetary damages for breaches of their fiduciary duties as a director except, as set forth in said Section 102(b)(7), for (i) any breach of the director's duty of loyalty to the Registrant and its stockholders, (ii) any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (iii) illegal dividend payments, redemptions or repurchases under Section 174 of the DGCL or (iv) any transaction from which the director derives an improper personal benefit.

   Reference is made to Section 7 of the Underwriting Agreement (Exhibit 1.1 hereto), which provides for certain indemnification (or contribution) by the underwriter of the Registrant and certain of its officers and directors.

Item 25. Other Expenses of Issuance and Distribution.

   The following table presents the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the Class A Common Stock being registered. All amounts are estimates except for the SEC registration fee, the NASD filing fee and the American Stock Exchange listing fee.


   SEC registration fee..............................................    $      616
   NASD filing fee...................................................         1,135
   American Stock Exchange listing fee...............................        46,500
   Printing expenses.................................................        75,000
   Legal fees and expenses...........................................       350,000
   Accounting fees and expenses......................................       415,000
   Director's & officer's liability insurance........................       100,000
   Underwriter's counsel fees (including blue sky fees and expenses).        25,000
   Transfer agent fees...............................................         5,000
   Miscellaneous fees and expenses...................................        45,000
                                                                         ----------
    Total:...........................................................    $1,063,251
                                                                         ==========


Item 26. Recent Sales of Unregistered Securities.

Recent Sales of Unregistered Securities

   From August 2000 to May 2002, the Registrant entered into stock purchase agreements with certain investors and issued 1,845,000 shares of Class A Common Stock for an aggregate purchase price of $4,425,250. The Registrant received an executed Accredited Investor Certification from each of the investors and relied on registration exemptions under Rule 506 of Regulation D under, and Section 4(2) of, the Securities Act.

   On August 9, 2000, the Registrant entered into a Restricted Stock Subscription Agreement with Tower Construction Corporation, or Tower, issuing Tower Contracting of Miami, Corporation, or TCM, 150,000 shares of Class A Common Stock valued at $1.50 per share in exchange for certain construction services, or having an aggregate value of $300,000. Under terms of a settlement agreement between the Registrant and Tower, 150,000 shares of Class A Common Stock were returned to the Registrant. The Registrant relied on registration exemptions under Rule 506 of Regulation D under, and Section 4(2) of, the Securities Act.

   On August 30, 2000, the Registrant entered into a Restricted Stock Subscription Agreement with John O'Hara Company, Inc., issuing 40,000 shares of Class A Common Stock valued at $2.50 per share in exchange for certain construction services, or having an aggregate value of $100,000. The Registrant relied on registration exemptions under Rule 506 of Regulation D under, and Section 4(2) of, the Securities Act.

   On September 1, 2000, Fibertech & Wireless, Inc. was merged down and into its majority-owned subsidiary, the Registrant (formerly Access Colo, Inc.), pursuant to which each holder of shares of common stock of Fibertech & Wireless, Inc. was issued 0.6205 shares of common stock of the Registrant. The Registrant relied on registration exemptions under Rule 506 of Regulation D under, and Section 4(2) of, the Securities Act.

   In March and April of 2001, the Registrant entered into stock purchase agreements with Simon D. Figg, Ronald C. Finley, Jr. and Chad A. Littleton, issuing 8,000, 2,000 and 2,000 shares of Class A Common Stock, respectively, valued at $2.50 per share in exchange for certain commissions owed by the Registrant, or having an aggregate value of $30,000. The Registrant relied on registration exemptions under Rule 506 of Regulation D under, and Section 4(2) of, the Securities Act.

   The Registrant and MidMark Equity Partners II, L.P., or MidMark, entered into a Preferred Stock and Warrant Purchase Agreement, dated as of October 10, 2001, whereby MidMark purchased from the Registrant (i) 3,226,538 shares of Series A Preferred Stock and (ii) a contingent warrant to purchase up to 2,151,025 shares of the Class A Common Stock for an aggregate purchase price of $2 million. In connection with this transaction, four of the Registrant's founders returned 2,000,000 shares, in the aggregate, of the Registrant's common stock outstanding consisting of 1,233,333 shares of Class A Common Stock and 766,667 shares of Class B Common Stock. The Registrant received an executed Accredited Investor Certification from MidMark and relied on registration exemptions under Rule 506 of Regulation D under, and Section 4(2) of, the Securities Act.

   The Registrant and MidMark entered into a Preferred Stock and Warrants Purchase Agreement, dated as of November 27, 2002, whereby MidMark purchased from the Registrant (i) 4,976,391 shares of Series B Preferred Stock, (ii) a contingent warrant to purchase up to 1,909,545 shares (and, upon certain conditions, an additional 192,630 shares) of the Class A Common Stock, (iii) a contingent warrant to purchase up to 723,313 shares (and, upon certain conditions, an additional 72,965 shares) of the Class A Common Stock, and (iv) a contingent warrant to purchase up to 502,003 shares of the Class A Common Stock, for an aggregate purchase price of $2.5 million. The Registrant received an executed Accredited Investor Certification from MidMark and relied on registration exemptions under Rule 506 of Regulation D under, and
Section 4(2) of, the Securities Act.

   From December 2001 to February 2002, the Registrant borrowed from, and issued one-year promissory notes (each bearing interest at 8% per year) to, A. Dale Mayo, Brett E. Marks, CMNY Capital II, L.P., or CMNY, MidMark, and several other investors the aggregate principal amount of $1.345 million. In connection with these one-year notes, the Registrant granted to such investors ten-year warrants to purchase up to an aggregate of 126,527 shares of our Class A Common Stock at an exercise price of $.01 per warrant share, or $1,265.27 in the aggregate. The Registrant received an executed Accredited Investor Certification from each of such investors and relied on registration exemptions under Rule 506 of Regulation D under, and Section 4(2) of, the Securities Act.

   From March 2002 to August 2002, the Registrant borrowed from, and issued five-year promissory notes (each bearing interest at 8% per year) to, A. Dale Mayo, Brett E. Marks, CMNY, and several other investors the aggregate principal amount of $3.175 million. In connection with these five-year notes, the Registrant granted to such investors ten-year warrants to purchase up to an aggregate of 1,587,500 shares of our Class A Common Stock at an exercise price of $.01 per warrant share, or $15,875 in the aggregate. The Registrant received an executed Accredited Investor Certification from each of such investors and relied on registration exemptions under Rule 506 of Regulation D under, and Section 4(2) of, the Securities Act.

   On May 9, 2002, one of the investors of the five-year promissory notes exercised his warrants to purchase 25,000 shares of our Class A Common Stock by paying $250.

   In December 2002, the Registrant granted the following shares of its Class A Common Stock as compensation for services rendered: Gary Loffredo -- 100,000; Jeff Butkovsky -- 75,000; Brian Pflug -- 100,000; and Dale Morris -- 25,000.
In connection with the granting of these shares, four of the Registrant's founders returned 300,000 shares, in the aggregate, of the Registrant's common stock outstanding, consisting of 150,000 shares of Class A Common Stock and 150,000 shares of Class B Common Stock.

   In June and July 2003, the Registrant borrowed from, and issued five-year promissory notes to, several other investors the aggregate principal amount of $1.23 million. In connection with these five-year notes, the Registrant granted to such investors ten-year warrants to purchase up to an aggregate of 615,000 shares of our Class A Common Stock at an exercise price of $.01 per warrant share, or $6,150 in the aggregate. The Registrant received an executed Accredited Investor Certification from each of such investors and relied on registration exemptions under Rule 506 of Regulation D and Rule 152 under, and
Section 4(2) of, the Securities Act.


   In August 2003, one of the investors of the one-year promissory notes exercised its attached warrants to purchase 34,508 shares of our Class A Common Stock by paying $345, and two of the investors of the five-year promissory notes exercised their attached warrants to purchase 530,000 shares of our Class A Common Stock by paying $5,300.

   In September 2003, several holders of the Registrant's one-year and five-year notes exercised the warrants attached thereto to purchase an aggregate of 1,538,934 shares of Class A Common Stock by paying $15,389.

   In October 2003, several holders of the Registrant's one-year and five-year notes exercised the warrants attached thereto to purchase an aggregate of 193,083 shares of Class A Common Stock by paying $1,931.

   In September 2003, the Registrant and MidMark entered into an Exchange Agreement, whereby the Registrant agreed to issue, upon and subject to the completion of its initial public offering, 11,034,950 shares of Class A Common Stock to MidMark in exchange for its agreement to (i) convert all of its shares of Series A and Series B Preferred Stock into shares of Class A Common Stock, (ii) exchange warrants exercisable for shares of Class A Common Stock for 1,600,000 shares of Class A Common Stock, (iii) exercise a warrant to purchase up to 723,315 shares of Class A Common Stock (716,080 shares on a cashless-exercise basis) and (iv) to accept 515,945 shares of Class A Common Stock as payment of accrued dividends on shares of Series A and Series B Preferred Stock held by such stockholder.


   The sales of the above securities were determined to be exempt from registration under the Securities Act in reliance on Rule 701 under the Securities Act, Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder as transactions by an issuer not involving any public offering or transactions under compensation benefit plans and contracts relating to compensation as provided under Rule 701. In addition, the purchasers of securities in each such transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates issue in these transactions. All purchasers had adequate access, through their relationships with us, to information about us. The above transactions do not reflect the one-for-five reverse stock split effective as of September 18, 2003.

   Item 27. Exhibits.

Exhibit No.
-----------
   1.1       --    Form of Underwriting Agreement between the Registrant and the underwriter.*
   2.1       --    Stock Purchase Agreement, dated July 17, 2003, between the Registrant and Hollywood Software, Inc. and its stockholders.
   2.2       --    Exchange Agreement, dated as of September 17, 2003, between the Registrant and MidMark Equity Partners II, L.P.
   3.1       --    Amendment to Third Amended and Restated Certificate of Incorporation of the Registrant.
   3.2       --    Bylaws of the Registrant.
   4.1       --    Form of Warrant Agreement (with Warrant Certificates) between the Registrant and the underwriter.*
   4.2       --    Specimen certificates representing Class A Common Stock and the underwriter's Warrants.**
   4.3       --    Promissory note issued by the Registrant to ColoSolutions, Inc., dated November 27, 2002.
   4.4       --    Promissory note issued by the Registrant to holders of ten-year warrants.
   4.5       --    Form of note to be issued by the Registrant to the selling stockholders of Hollywood Software, Inc.
   4.6       --    Form of Pledge and Security Agreement between the Registrant, the selling stockholders of Hollywood SW and the pledge agent.
   5.1       --    Opinion of Kirkpatrick & Lockhart LLP.*
  10.1       --    Employment Agreement, dated as of July 1, 2000 (as amended), between the Registrant and A. Dale Mayo.
  10.2       --    Employment Agreement, dated as of April 10, 2000, between the Registrant and Kevin Farrell.
  10.3       --    Form of Employment Agreements between Hollywood Software, Inc. and David Gajda/Robert Jackovich.
  10.4       --    Amendment to No. 1 to the First Amended and Restated 2000 Stock Option Plan of the Registrant.
  10.5       --    Asset Purchase Agreement, dated as of November 16, 2001, between the Registrant and BridgePoint International
                   (USA), Inc.
  10.6       --    Asset Purchase Agreement, dated as of October 10, 2002, between the Registrant, R.E. Stafford, Inc. d/b/a
                   ColoSolutions and Colo Solutions Global Services, Inc.
  10.7       --    Services Distribution Agreement, dated July 17, 2001, between the Registrant and ManagedStorage International,
                   Inc.

Exhibit No.
-----------
  10.8       --    License Agreement between the Registrant and AT&T Corp., dated July 31, 2001.
  10.9       --    Master Agreement for Colocation Space between the Registrant (by assignment from Colo Solutions Global Services,
                   Inc.) and KMC Telecom VI LLC dated April 11, 2002.
  10.10      --    License Agreement between the Registrant (by assignment from Bridgepoint International (USA), Inc.) and Zone
                   Telecom, Inc. dated February 27, 2001.
  10.11      --    Lease Agreement, dated as of May 23, 2000, between the Registrant (formerly Fibertech & Wireless, Inc.) and 55
                   Madison Associates, LLC.
  10.12      --    Agreement of Lease, dated as of July 18, 2000, between the Registrant and 1-10 Industry Associates, LLC.
  10.13      --    Lease Agreement, dated as of August 28, 2000, between the Registrant (formerly Fibertech & Wireless, Inc.) and
                   RFG Co. Ltd.
  10.14      --    Letter Amendment to the Lease Agreement, dated August 28, 2000, between the Registrant (formerly Fibertech &
                   Wireless, Inc.) and RFG Co. Ltd.
  10.15      --    First Amendment to the Lease, dated August 28, 2000 between the Registrant (formerly Fibertech & Wireless, Inc.)
                   and RFG Co. Ltd. dated October 27, 2000.
  10.16      --    Agreement of Lease, dated as of January 18, 2000, between the Registrant (by assignment from BridgePoint
                   International (Canada), Inc.) and 75 Broad, LLC.
  10.17      --    Additional Space and Lease Modification to the Agreement of Lease, dated as of January 18, 2000, between the
                   Registrant (by assignment from BridgePoint International (Canada), Inc.) and 75 Broad, LLC dated May 16, 2000.
  10.18      --    Second Additional Space and Lease Modification to the Agreement of Lease, dated as of January 18, 2000, between the Registrant (by assignment from BridgePoint International (Canada), Inc.) and 75 Broad, LLC dated August 15,
                   2000.
  10.19      --    Lease Agreement, dated as of January 17, 2001, as amended, between the Registrant (by assignment from R. E.
                   Stafford, Inc. d/b/a ColoSolutions) and Union National Plaza I, Inc.
  10.20      --    Lease Agreement, dated as of February 6, 2001, between the Registrant (by assignment from R. E. Stafford, Inc.
                   d/b/a ColoSolutions) and Granite -- Wall Street Limited Partnership (successor in interest to Duffy Wall Street
                   L.L.C.).
  10.21      --    Indenture Agreement, dated as of May 22, 2001, between the Registrant (by assignment from R. E. Stafford, Inc.
                   d/b/a ColoSolutions) and Research Boulevard Partnership.
  10.22      --    Lease Agreement, dated as of January 22, 2001, between the Registrant (by assignment from ColoSolutions L.L.C.)
                   and 340 Associates, L.L.C.
  10.23      --    Lease Agreement, dated as of September 29, 2002, between the Registrant (by assignment from R. E. Stafford, Inc.
                   d/b/a ColoSolutions) and Jerry J. Howard and Eddy D. Howard.
  10.24      --    Office Lease, dated as of February 22, 2001, between the Registrant (by assignment from R. E. Stafford, Inc. d/
                   b/a ColoSolutions) and One Liberty Place, L. C.
  10.25      --    Commercial Property Lease between Hollywood Software, Inc. and Hollywood Media Center, LLC, dated January 1,
                   2000.
  10.26      --    Lease, dated as of February 1, 1999, between Hollywood Software, Inc. and Spieker Properties, L. P.
  10.27      --    First Amendment to Lease, dated as of February 1, 1999, between Hollywood Software, Inc. and Spieker Properties,
                   L.P. dated May 10, 2000.
  10.28      --    Second Amendment to Lease, dated as of February 1, 1999, between Hollywood Software, Inc. and Spieker
                   Properties, L.P. dated February 16, 2001.
  10.29      --    Third Amendment to Lease, dated as of February 1, 1999, between Hollywood Software, Inc. and EOP-BREA Park
                   Centre, L.P. (successor in interest to Spieker Properties, L.P.), dated June 27, 2002.
  10.30      --    Consulting Agreement between the Registrant (formerly Fibertech & Wireless, Inc.) and Harvey Marks dated June
                   2000.
  10.31      --    Independent Contractor Agreement, dated July 31, 2003, between the Registrant and Kevin Booth.
  10.32      --    Universal Transport Exchange License and Option Agreement, dated August 13, 2003, by and between the Registrant and Universal Access, Inc.

Exhibit No.
-----------
  20.1       --    Audit committee charter.*
  21.1       --    List of subsidiaries.
  23.1       --    Consent of Kirkpatrick & Lockhart LLP (included in Exhibit 5.1).*
  23.2       --    Consent of PriceWaterhouseCoopers LLP.*
  23.3       --    Consent of BDO Seidman, LLP.*
  23.4       --    Consents of Bray, Beck & Koetter.*

---------------
All non-asterisked Exhibits listed above were previously filed on August 6, 2003 or September 22, 2003 with the Securities and Exchange Commission as exhibits to the Registrant's Registration Statement on Form SB-2 (File No. 333-107711) and Amendment No. 1 thereto.

*   Filed herewith.
**  To be filed by amendment.

Item 28. Undertakings.

   Undertakings Required by Regulation S-B, Item 512(a).

   The undersigned Registrant hereby undertakes:

   (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

      (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

      (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

      (iii) Include any additional or changed material information on the plan of distribution.

   (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

   (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

   Undertaking Required by Regulation S-B, Item 512(d).

   The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

   Undertaking Required by Regulation S-B, Item 512(e).

   Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to any arrangement, provision or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   Undertakings Required by Regulation S-B, Item 512(f).

   The undersigned Registrant hereby undertakes that:

   (1) For determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time it was declared effective.

   (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement for the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering of these securities.

                                   SIGNATURES


   In accordance with the requirements of the Securities Act of 1933, the Registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized Amendment No. 2 to this registration statement to be signed on its behalf by the undersigned, in the City of Morristown, State of New Jersey, on the 14th day of October 2003.


                      ACCESS INTEGRATED TECHNOLOGIES, INC.

                      By:  /s/ A. Dale Mayo
                          ---------------------------------------------------
                          A. Dale Mayo, President and Chief Executive Officer


   In accordance with the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to this registration statement was signed by the following persons in the capacities and on the date(s) stated:

/s/ A. Dale Mayo                           Chairman of the Board and                                          October 14, 2003
---------------------------------          President and Chief Executive Officer
A. Dale Mayo                               (Principal Executive Officer)

                   *                       Senior Vice President -- Accounting and Finance (Principal         October 14, 2003
---------------------------------          Financial and Accounting Officer)
Brian D. Pflug

                   *                       Senior Vice President -- Data Center Operations and director       October 14, 2003
--------------------------------
Kevin J. Farrell

                   *                       Senior Vice President -- Business Development and director         October 14, 2003
--------------------------------
Brett E. Marks

                   *                       Senior Vice President -- Business Affairs; General Counsel;        October 14, 2003
--------------------------------           Secretary and director
Gary S. Loffredo

                   *                       Director                                                           October 14, 2003
--------------------------------
Kevin A. Booth

                   *                       Director                                                           October 14, 2003
--------------------------------
Robert Davidoff

                   *                       Director                                                           October 14, 2003
--------------------------------
Wayne L. Clevenger

                   *                       Director                                                           October 14, 2003
--------------------------------
Matthew W. Finlay

                   *                       Director                                                           October 14, 2003
--------------------------------
Gerald C. Crotty


 * By: /s/ A. Dale Mayo
   --------------------
   A. Dale Mayo
   Attorney-In-Fact for such persons